Exhibit 99.5

EXECUTION VERSION

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
Depositor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Master Servicer,

AEGON USA REALTY ADVISORS, LLC,
Special Servicer,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
Trustee,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Certificate Administrator, Paying Agent and Custodian,

and

PARK Bridge Lender Services LLC,
Operating Advisor

POOLING AND SERVICING AGREEMENT
Dated as of June 1, 2018

COMM 2018-HOME Mortgage Trust
Commercial Mortgage Pass-Through Certificates,
Series 2018-HOME

TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms	3
Section 1.02	Certain Calculations	94
Section 1.03	Certain Constructions	98
Section 1.04	Certain Matters Relating to the Whole Loans	99

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans; Assignment of Mortgage Loan Purchase Agreement	99
Section 2.02	Acceptance by Custodian and the Trustee	107
Section 2.03	Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Mortgage Loans	109
Section 2.04	Representations, Warranties and Covenants of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor	117
Section 2.05	Execution and Delivery of Certificates; Issuance of Upper-Tier Regular Interests; Issuance of Lower-Tier Regular Interests	124
Section 2.06	Miscellaneous REMIC Provisions	124

ARTICLE III

ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01	The Master Servicer To Act as Master Servicer; Special Servicer To Act as Special Servicer; Administration of the Mortgage Loans and the Companion Loans	125
Section 3.02	Liability of the Master Servicer and the Special Servicer When Sub- Servicing	131
Section 3.03	Collection of Mortgage Loan and Companion Loan Payments	131
Section 3.04	Collection of Taxes, Assessments and Similar Items; Escrow Accounts	131
Section 3.05	Collection Accounts; Gain-on-Sale Reserve Account; Distribution Accounts; Interest Reserve Account and Whole Loan Collection Accounts	134

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Section 3.06	Permitted Withdrawals from the Collection Accounts, the Whole Loan Collection Accounts and the Distribution Accounts; Trust Ledger	141
Section 3.07	Investment of Funds in the Collection Accounts, the Whole Loan Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the Reserve Accounts	160
Section 3.08	Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage	162
Section 3.09	Enforcement of Due-on-Sale Clauses; Assumption Agreements; Defeasance Provisions	167
Section 3.10	Appraisals; Realization upon Defaulted Loans	172
Section 3.11	Custodian to Cooperate; Release of Mortgage Files	178
Section 3.12	Servicing Fees, Certificate Administrator/Trustee Fees and Special Servicing Compensation	179
Section 3.13	Reports to the Certificate Administrator; Collection Account Statements	187
Section 3.14	Access to Certain Documentation	193
Section 3.15	Title and Management of REO Properties and REO Accounts	201
Section 3.16	Sale of Specially Serviced Loans and REO Properties	206
Section 3.17	Additional Obligations of the Master Servicer and the Special Servicer; Inspections	211
Section 3.18	Authenticating Agent	213
Section 3.19	Appointment of Custodians	213
Section 3.20	Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts	214
Section 3.21	Servicing Advances	214
Section 3.22	Appointment and Replacement of Special Servicer	218
Section 3.23	Transfer of Servicing Between the Master Servicer and the Special Servicer; Record Keeping; Asset Status Report	224
Section 3.24	Special Instructions for the Master Servicer and/or Special Servicer	230
Section 3.25	Certain Rights and Obligations of the Master Servicer and/or the Special Servicer	231
Section 3.26	Modification, Waiver, Amendment and Consents	232
Section 3.27	Certain Intercreditor Matters Relating to the Whole Loans	236
Section 3.28	Directing Holder Contact with the Master Servicer and the Special Servicer	240
Section 3.29	Controlling Class Certificateholders and the Controlling Class Representative; Certain Rights and Powers of the Directing Holder	240
Section 3.30	Rating Agency Confirmation	245
Section 3.31	Appointment and Duties of the Operating Advisor	248
Section 3.32	Delivery of Excluded Information to the Certificate Administrator	253
Section 3.33	Resignation Upon Prohibited Risk Retention Affiliation	253

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ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01	Distributions	254
Section 4.02	Statements to Certificateholders; Reports by Certificate Administrator; Other Information Available to the Holders and Others	260
Section 4.03	Compliance with Withholding Requirements	273
Section 4.04	REMIC Compliance	273
Section 4.05	Imposition of Tax on the Trust Fund	276
Section 4.06	Remittances	277
Section 4.07	P&I Advances	277
Section 4.08	Appraisal Reductions; Collateral Deficiency Amounts	282

ARTICLE V
THE CERTIFICATES

Section 5.01	The Certificates	285
Section 5.02	Registration, Transfer and Exchange of Certificates	290
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates	301
Section 5.04	Appointment of Paying Agent	302
Section 5.05	Access to Certificateholders’ Names and Addresses; Special Notices	302
Section 5.06	Actions of Certificateholders	303
Section 5.07	Rule 144A Information	304
Section 5.08	Voting Procedures	304

ARTICLE VI
THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE DIRECTING HOLDER AND THE OPERATING ADVISOR

Section 6.01	Liability of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor	305
Section 6.02	Merger or Consolidation of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor	305
Section 6.03	Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and Others	306
Section 6.04	Limitation on Resignation of the Master Servicer, the Special Servicer and the Operating Advisor; Termination of the Master Servicer, the Special Servicer and the Operating Advisor	309
Section 6.05	Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer	310
Section 6.06	The Master Servicer or Special Servicer as Owners of a Certificate	311
Section 6.07	The Directing Holder and the Operating Advisor	312
Section 6.08	Rights of Non-Directing Holders	317

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TABLE OF EXHIBITS
Exhibit A-1	Form of Class A Certificate
Exhibit A-2	Form of Class B Certificate
Exhibit A-3	Form of Class C Certificate
Exhibit A-4	Form of Class D Certificate
Exhibit A-5	Form of Class HRR Certificate
Exhibit A-6	Form of Class R Certificate
Exhibit B	Mortgage Loan Schedule
Exhibit C-1	Form of Transferee Affidavit
Exhibit C-2	Form of Transferor Letter
Exhibit C-3	Form of Transferee Certificate for Transfers of HRR Certificates
Exhibit C-4	Form of Transferor Certificate for Transfers of HRR Certificates
Exhibit D-1	Form of Investment Representation Letter
Exhibit D-2	Form of ERISA Representation Letter
Exhibit E	Form of Request for Release
Exhibit F	Securities Legend
Exhibit G	Form of Regulation S Transfer Certificate
Exhibit H	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Certificate to Regulation S Global Certificate during the Restricted Period
Exhibit I	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Certificate to Regulation S Global Certificate after the Restricted Period
Exhibit J	Form of Transfer Certificate for Exchange or Transfer from Regulation S Global Certificate to Rule 144A Global Certificate during the Restricted Period
Exhibit K	Form of Distribution Date Statement
Exhibit L-1A	Form of Investor Certification for Non-Borrower Party (for Persons other than the Controlling Class Representative and/or a Controlling Class Certificateholder)
Exhibit L-1B	Form of Investor Certification for Non-Borrower Party (for the Controlling Class Representative and/or a Controlling Class Certificateholder)
Exhibit L-1C	Form of Investor Certification for Borrower Party (for Persons other than the Controlling Class Representative and/or a Controlling Class Certificateholder)
Exhibit L-1D	Form of Investor Certification for Borrower Party (for the Controlling Class Representative and/or a Controlling Class Certificateholder)
Exhibit L-1E	Form of Notice of Excluded Controlling Class Holder
Exhibit L-1F	Form of Notice of Excluded Controlling Class Holder to Certificate Administrator
Exhibit L-1G	Form of Certification of the Controlling Class Representative
Exhibit L-2	Form of Financial Market Publisher Certification
Exhibit L-3	Form of CREFC® Certification
Exhibit M	Form of Notification from Custodian
Exhibit N-1	Form of Closing Date Custodian Certification
Exhibit N-2	Form of Post-Closing Custodian Certification
Exhibit O	Form of Trustee Backup Certification
Exhibit P	Form of Custodian Backup Certification
Exhibit Q	Form of Certificate Administrator Backup Certification
Exhibit R	Form of Operating Advisor Backup Certification
Exhibit S	[Reserved]

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Exhibit T	Form of Master Servicer Backup Certification
Exhibit U	Form of Special Servicer Backup Certification
Exhibit V	Form of Sub-Servicer Backup Certification
Exhibit W	Form of Sarbanes-Oxley Certification
Exhibit X	Mortgage Loan Seller Sub-Servicers
Exhibit Y	Initial Sub-Servicers
Exhibit Z	Form of NRSRO Certification
Exhibit AA-1	Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit AA-2	Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit BB	Form of Operating Advisor Annual Report
Exhibit CC	Additional Disclosure Notification
Exhibit DD	Form of Power of Attorney by Trustee for Master Servicer
Exhibit EE	Form of Power of Attorney by Trustee for Special Servicer
Exhibit FF	Form of Companion Loan Noteholder Certification
Exhibit GG	[Reserved]
Exhibit HH	[Reserved]
Exhibit II	[Reserved]
Exhibit JJ	[Reserved]
Exhibit KK	[Reserved]
Exhibit LL	Form of Certificate Administrator Receipt of the Class HRR Certificates

TABLE OF SCHEDULES

Schedule I	Directing Holders
Schedule II	Servicing Criteria to be Addressed in Assessment of Compliance
Schedule III	[Reserved]
Schedule IV	Additional Form 10-D Disclosure
Schedule V	Additional Form 10-K Disclosure
Schedule VI	Form 8-K Disclosure Information
Schedule VII	Initial Companion Loan Noteholders
Schedule VIII	Contact Information for the Other 17g-5 Information Provider
Schedule IX	Mortgage Loans With “Performance”, “Earn-Out” or “Holdback” Escrows or Reserves exceeding 10% of the Stated Principal Balance of the Mortgage Pool as of the Cut-off Date

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Pooling and Servicing Agreement, dated as of June 1, 2018, between Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Wells Fargo Bank, National Association, as Master Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor.

PRELIMINARY STATEMENT:

(Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof)

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans.

The Lower-Tier REMIC will hold the Mortgage Loans and certain other related assets subject to this Agreement, and will issue (i) the Lower-Tier Regular Interests set forth in the table below (the “Lower-Tier Regular Interests”), as classes of regular interests in the Lower-Tier REMIC and (ii) the Class LTR Interest as the sole class of residual interests in the Lower-Tier REMIC, which will be represented by the Class R Certificates.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and certain other related assets subject to this Agreement and will issue (i) the Class A, Class B, Class C, Class D and Class HRR Certificates, which are designated as classes of regular interests in the Upper-Tier REMIC, as classes of “regular interests” in the Upper-Tier REMIC and (ii) the Class UTR Interest as the sole class of residual interests in the Upper-Tier REMIC, which will be represented by the Class R Certificates.

The Mortgaged Property that secures the Mortgage Loan identified as Loan No. 1 on the Mortgage Loan Schedule (“The Gateway Mortgage Loan”) also secures (i) eight companion loans to the same Borrower, which are pari passu in right of payment to The Gateway Mortgage Loan (“The Gateway Pari Passu Companion Loans”), and (ii) six companion loans, which are subordinate in right of payment to The Gateway Mortgage Loan (“The Gateway Subordinate Companion Loans” and, together with The Gateway Pari Passu Companion Loans, “The Gateway Companion Loans”) and The Gateway Pari Passu Companion Loans. The Gateway Whole Loan is serviced pursuant to (i) this Agreement and (ii) the related Intercreditor Agreement. The Gateway Companion Loans and all amounts attributable thereto will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Companion Loan Noteholders.

The portfolio of Mortgaged Properties that secures the Mortgage Loan identified as Loan No. 2 on the Mortgage Loan Schedule (the “TriBeCa House Mortgage Loan”) also secures (i) two companion loans to the same Borrower, which are pari passu in right of payment to the TriBeCa House Mortgage Loan (the “TriBeCa House Pari Passu Companion Loans”), and (ii) one companion loan, which is subordinate in right of payment to the TriBeCa House Mortgage Loan (the “TriBeCa House Subordinate Companion Loan” and, together with the

TriBeCa House Pari Passu Companion Loans, the “TriBeCa House Companion Loans”) and the Tribeca House Pari Passu Companion Loans. The TriBeCa House Whole Loan is serviced pursuant to (i) this Agreement and (ii) the related Intercreditor Agreement. The TriBeCa House Companion Loans and all amounts attributable thereto will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the related Companion Loan Noteholders.

The following table sets forth the Class designation and initial Certificate Balance of each Class of Regular Certificates (collectively, the “Corresponding Certificates”) and the corresponding Lower-Tier Regular Interest(s) (the “Corresponding Lower-Tier Regular Interest”) for each Class of Corresponding Certificates.

Corresponding Certificates	Initial Certificate Balance	Corresponding Lower-Tier Regular Interests(1)	Initial Lower-Tier Principal Balance
Class A	$289,200,000	LA	$289,200,000
Class B	$41,600,000	LB	$41,600,000
Class C	$32,000,000	LC	$32,000,000
Class D	$5,627,000	LD	$5,627,000
Class HRR	$21,573,000	LHRR	$21,573,000

(1)	The Lower-Tier Regular Interest that correspond to any particular Class of Regular Certificates also correspond to each other and, accordingly, constitute the Corresponding Lower-Tier Regular Interest with respect to each other.

The Class R Certificates do not have Certificate Balances. The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided that if amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Balance thereof are subsequently recovered (including without limitation after the reduction of the Certificate Balance of such Class to zero), such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01 of this Agreement.

As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $390,000,000.

To the fullest extent permitted by law, any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity and intended tax treatment of the Trust REMICs and causes the maximum amounts to be paid with respect to the holders of the REMIC Regular Interests.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor and the other parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.01     Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“17g-5 Information Provider”: The Certificate Administrator.

“17g-5 Information Provider’s Website”: The internet website of the 17g-5 Information Provider, initially located at www.ctslink.com, under the “NRSRO” tab or other applicable tab of the respective transaction, access to which is limited to the Depositor and to NRSROs who have provided an NRSRO Certification to the 17g-5 Information Provider.

“AB Modified Loan” Any Corrected Mortgage Loan (1) that became a Corrected Mortgage Loan due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Trust or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Acceptable Insurance Default”: With respect to any Mortgage Loan or Whole Loan, any Default arising by reason of the failure of the related Borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the Master Servicer or the Special Servicer, as applicable, has determined, in accordance with the Servicing Standard (and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder (or, if a Control Termination Event has occurred and is continuing, but prior to the occurrence and continuance of a Consultation Termination Event, after consulting with the Directing Holder as provided in Section 6.07) (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)), that either (x) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against by for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (y) such insurance is not available at any rate; provided that the Directing Holder will not have more than 30 days to respond to the Master Servicer’s or the Special Servicer’s, as applicable, request for such consent; provided, further, that upon the Master Servicer’s or the Special Servicer’s, as applicable, determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Master Servicer or the Special Servicer, as applicable, to consult with the Directing Holder, the Master Servicer or the Special Servicer, as applicable, will not be required to do so. In making this determination, the Master Servicer and the Special

Servicer, as applicable, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant.

“Accrued AB Loan Interest”: with respect to any AB Modified Loan and any date of determination, the accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

“Act”: The Securities Act of 1933, as it may be amended from time to time.

“Actual/360 Basis”: The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

“Actual/360 Loans”: The Mortgage Loans indicated as such in the Mortgage Loan Schedule and any related Companion Loan.

“Additional Disclosure Notification”: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached to this Agreement as Exhibit CC.

“Additional Form 10-D Disclosure”: As defined in Section 10.06 of this Agreement.

“Additional Form 10-K Disclosure”: As defined in Section 10.07 of this Agreement.

“Additional Servicer”: Each Affiliate of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Mortgage Loan Seller or the Initial Purchaser (other than an Affiliate of any such party acting in the capacity of a Sub-Servicer), that Services any of the Mortgage Loans, and each Person, other than the Special Servicer, who is not an Affiliate of any of the Master Servicer, the Certificate Administrator, the Trustee, the Mortgage Loan Seller or the Initial Purchaser, who Services 10% or more of the Mortgage Loans (based on their Stated Principal Balance).

“Additional Trust Fund Expense”: Any expense incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of Regular Certificates receiving less than the full amount of principal and/or the Interest Accrual Amount to which they are entitled on any Distribution Date.

“Administrative Cost Rate”: As of any date of determination and with respect to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Advance”: Any P&I Advance or Servicing Advance. For purposes of the Intercreditor Agreements, with respect to any Companion Loan, “Advance” shall have the meaning as specified in the related Other Pooling and Servicing Agreement.

“Advance Interest Amount”: Interest at the Reimbursement Rate on the aggregate amount of P&I Advances and Servicing Advances for which the Master Servicer or the Trustee, as applicable, has not been reimbursed for the number of days from the date on which such Advance was made to the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance; provided that if, during any Collection Period in which an Advance was made, the related Borrower makes payment of an amount in respect of which such Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Master Servicer or the Trustee shall be paid first, from the amount of Default Interest on the related Mortgage Loan (or Whole Loan, with respect to Servicing Advances) actually paid by such Borrower, second, from late payment fees on the related Mortgage Loan (or Whole Loan, with respect to Servicing Advances) actually paid by the related Borrower, and third, upon determining in accordance with the Servicing Standard that such Advance Interest Amount is not recoverable from the amounts described in first or second, from other amounts on deposit in the Collection Account or the Whole Loan Collection Account, as applicable. For purposes of the Intercreditor Agreements, with respect to any Companion Loan, “Advance Interest Amount” shall mean interest payable on Advances as specified in the related Other Pooling and Servicing Agreement.

“Adverse REMIC Event”: Any action, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property”).

“Advisers Act”: As defined in Section 5.02(k)(1) of this Agreement.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee and the Certificate Administrator may obtain and rely on an Officer’s Certificate of the Master Servicer, the Special Servicer, the Operating Advisor or the Depositor to determine whether any Person is an Affiliate of such party.

“Affiliate Ethical Wall”: Reasonable policies and procedures to be maintained by an Affiliate of the Depositor, the Master Servicer, any Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, taking into account the nature of its business, to ensure (1) that such Affiliate will not use Confidential Information received from the Depositor, the Master Servicer, such Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, in a manner that violates any applicable law including, but not limited to, any securities laws and (2) that such Affiliate will not provide to the Depositor, the Master Servicer, such Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, information regarding its decisions relating to Investments in the Certificates from such Affiliate. Under such policies and procedures maintained by such Affiliate, (i) policies and procedures restricting the flow of information exist, and shall be maintained by such Affiliate, between such Affiliate, on the one hand and the Depositor, the Master Servicer, such Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, on the other; (ii) such policies and procedures restricting the flow of information operate in both directions so as to include (a) policies and procedures against the disclosure of Confidential Information from the Depositor, the Master Servicer, such Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, to such Affiliate, except as such disclosure is expressly allowed under this Agreement in such affiliate’s capacity as a Controlling Class Certificateholder or a Directing Holder or otherwise and (b) policies and procedures restricting the disclosure by such Affiliate of information regarding its decisions relating to Investments in Certificates to the Depositor, the Master Servicer, such Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable; (iii) the senior management personnel of such Affiliate who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not use that information to influence Investment Decisions with respect to the Certificates, nor may they pass that information to others for use in such activities, to the extent the use of such Confidential Information violates the securities laws; and (iv) such senior management personnel who have obtained information regarding Investments in the course of their exercise of general managerial responsibilities may not use that information to influence servicing recommendations.

“Affiliated Person”: Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

“Agent Member”: Members of, or Depository Participants in, the Depository.

“Aggregate Principal Distribution Amount”: For any Distribution Date, an amount equal to the sum of the following amounts:

(A)       the Scheduled Principal Distribution Amount for such Distribution Date; and

(B)       the Unscheduled Principal Distribution Amount for such Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date shall be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

(B)       Workout Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Loan Amount”: With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage, Loan Agreement or the Mortgage Loan Schedule.

“A.M. Best”: A.M. Best Company, Inc., or its successor in interest.

“Anticipated Termination Date”: Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c) of this Agreement.

“Applicable Law”: As defined in Section 8.02(f) of this Agreement.

“Applicable Procedures”: As defined in Section 5.02(c)(ii)(A) of this Agreement.

“Applicable State and Local Tax Law”: For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York and Illinois and (b) such state or local tax laws whose applicability shall have been brought to the attention of the Certificate Administrator by either (i) an opinion of counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

“Appraisal”: An appraisal prepared by an Independent MAI appraiser who is licensed or certified to prepare appraisals in the state where the Mortgaged Property is located, as appropriate; provided that each appraiser will be required to represent in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the related Mortgage Loan.

“Appraisal Reduction Amount”: For any Distribution Date and for any Mortgage Loan or any Whole Loan as to which any Appraisal Reduction Event has occurred, an amount calculated by the Master Servicer (and, if no Consultation Termination Event has occurred, in consultation with the Directing Holder, and, if an Operating Advisor Consultation Event has occurred and is continuing, in consultation with the Operating Advisor to the extent set forth in Section 6.07 of this Agreement) as of the first Determination Date that is at least 10 Business Days following the later of (i) the date the Master Servicer receives from the Special Servicer the related Appraisal (and any information reasonably requested by the Master Servicer from the Special Servicer, to the extent such information is in the possession of the Special Servicer, necessary to calculate the Appraisal Reduction Amount) (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) and (ii) the occurrence of such Appraisal Reduction Event equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or the Stated Principal Balance of the applicable Whole Loan, as the case may be, over (b) the excess of (i) the sum of: (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more Appraisals obtained by the Master Servicer or the Special Servicer (the costs of which shall be paid by the Master Servicer as a Servicing Advance), minus such downward adjustments as the Master Servicer or the Special Servicer may make (without implying any obligation to do so) based upon its review of the Appraisals and any other information it deems relevant, or (2) by an internal valuation performed by the Master Servicer or the Special Servicer, plus (B) all escrows, letters of credit and reserves (other than escrows, letters of credit and reserves for taxes and insurance), plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Whole Loan (whether paid or then payable by any insurance company or government authority), over (ii) the sum as of the Due Date occurring in the month of the date of determination of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Whole Loan at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Whole Loan, the weighted average of the Mortgage Rates for the related Mortgage Loan and related Companion Loans) (and any accrued and unpaid interest on any Subordinate Companion Loan), (B) all unreimbursed Servicing Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Reimbursement Rate, in respect of such Mortgage Loan or Whole Loan, (C) any other unpaid Additional Trust Fund Expenses in respect of such Mortgage Loan or Whole Loan (but subject to the provisions of Section 1.02(e)), (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Whole Loan that, if not paid by the related Borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Whole Loan following a default thereunder; provided, without limiting the Master Servicer’s or the Special Servicer’s, as applicable, obligation to order and obtain such Appraisal, if the Master Servicer or the Special Servicer, as applicable, has not obtained an Appraisal or Updated Appraisal, as applicable, referred to above within 60 days of the Appraisal Reduction Event, the Appraisal Reduction Amount shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Whole Loan until such time as such Updated Appraisal referred to above is received and the Appraisal Reduction Amount is recalculated.

Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Mortgage Loan or a Whole Loan or the related REO Property will be reduced to zero as of the date the related Mortgage Loan or Whole Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund. In addition, with respect to any Mortgage Loan or a Whole Loan as to which an Appraisal Reduction Event has occurred, such Mortgage Loan or Whole Loan shall no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Whole Loan has become a Corrected Mortgage Loan (if a

Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

Each Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans and companion loans, as applicable, that comprise such Whole Loan. Any Appraisal Reduction Amount in respect of a Whole Loan (other than a Whole Loan with a related Subordinate Companion Loan) with a Pari Passu Companion Loan shall be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan that is pari passu in right of payment with such Mortgage Loan, if any. Any Appraisal Reduction Amount in respect of a Whole Loan with a related Subordinate Companion Loan shall be allocated first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Mortgage Loan and any related Pari Passu Companion Loans based upon their respective Stated Principal Balances.

“Appraisal Reduction Event”: With respect to any Mortgage Loan or a Whole Loan, the earliest of (i) the date on which such Mortgage Loan or Whole Loan becomes a Modified Mortgage Loan, (ii) the 120th day following the occurrence of any uncured Delinquency in Periodic Payments with respect to such Mortgage Loan or Whole Loan, (iii) the 30th day following the date on which the related Borrower has filed a bankruptcy petition, the 30th day following the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Whole Loan or the 60th day following the related Borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Whole Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Whole Loan becomes a REO Property and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (a) the related Borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect, and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the Master Servicer (who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing)), (b) the related Borrower continues to make its Assumed Scheduled Payment, and (c) no other Appraisal Reduction Event has occurred with respect to such Mortgage Loan or Whole Loan, then an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date (or extended maturity date) and (2) the termination of the refinancing commitment. The Special Servicer shall notify the Master Servicer promptly upon the occurrence of any of the foregoing events with respect to any Specially Serviced Loan.

“Appraised-Out Class”: As defined in Section 4.08(b) of this Agreement.

“Asset Level Basis”: With respect to the Operating Advisor’s evaluation of the Special Servicer’s performance of its duties with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under this Agreement, taking into account the Special Servicer’s specific duties under this Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any assessment of compliance report, attestation report, Major Decision Reporting Package, Asset Status Report (in each case, after the occurrence and continuance of an Operating Advisor Consultation Event), Final Asset Status Report and other information delivered to the Operating Advisor by the Special Servicer or made available to Privileged Persons that are posted on the Certificate Administrator’s Website during the prior calendar year (together with any additional information and material reviewed by the Operating Advisor) (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) pursuant to this Agreement.

“Asset Status Report”: As defined in Section 3.23(e) of this Agreement.

“Assignment of Leases, Rents and Profits”: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assignment of Mortgage”: An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording.

“Assumed Scheduled Payment”: For any Collection Period with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant Periodic Payment or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate) (if any), assuming such Balloon Payment had not become due, after giving effect to any reduction in the principal balance occurring in connection with a prior modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of the Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of the related Servicing Fee Rate).

“Assumption Fees”: Any fees (other than assumption application fees) collected by the Master Servicer or the Special Servicer in connection with an assumption of a Mortgage Loan or Whole Loan or related substitution of a Borrower (or an interest therein) thereunder (in each case, as permitted or set forth in the related Loan Documents or under the provisions of this Agreement).

“Authenticating Agent”: Any authenticating agent appointed by the Certificate Administrator pursuant to Section 3.18 of this Agreement.

“Available Funds”: With respect to any Distribution Date, an amount equal to the sum of (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (including the portion of Loss of Value Payments deposited into the Collection Account pursuant to Section 3.06(e) of this Agreement) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the Master Servicer pursuant to Section 3.17(c)) on deposit in the Collection Account (in each case, exclusive of any amount on deposit in the Collection Account that is held for the benefit of the Companion Loan Noteholders), as of the Master Servicer Remittance Date, exclusive of (without duplication):

(i)       all Periodic Payments and Balloon Payments paid by the Borrowers that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding interest relating to periods prior to, but due after, the Cut-off Date;

(ii)       all unscheduled payments of principal (including Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), unscheduled interest, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

(iii)       all amounts in the Collection Account that are due or reimbursable to any Person other than the Certificateholders pursuant to clauses (ii) through (xv), inclusive, of Section 3.06(a) of this Agreement;

(iv)       with respect to each Actual/360 Loan and any Distribution Date occurring in (1) each February and (2) any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent such amounts are on deposit in the Collection Account pursuant to Section 3.05(e) of this Agreement;

(v)       all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;

(vi)       all amounts deposited in the Collection Account in error; and

(vii)       all Penalty Charges retained in the Collection Account pursuant to Section 3.05(a)(vii) of this Agreement; and

(b)       if and to the extent not already included in clause (a) hereof, the aggregate amount transferred on or before the applicable Determination Date from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date pursuant to Section 3.15(b);

(c)       P&I Advances made by the Master Servicer or the Trustee, as applicable, for such Distribution Date (net of the related Certificate Administrator/Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made);

(d)       with respect to each Actual/360 Loan and for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in such month), the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.05(e) of this Agreement; and

(e)       the aggregate amount of Gain-on-Sale Proceeds transferred to the Lower Tier Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date.

Notwithstanding the investment of funds held in the Collection Account or the Lower-Tier Distribution Account pursuant to Section 3.07 of this Agreement, for purposes of calculating the Available Funds, the amounts so invested shall be deemed to remain on deposit in such account.

“Balloon Loan”: Any Mortgage Loan or Whole Loan that requires a payment of principal on the maturity date in excess of its constant Periodic Payment.

“Balloon Payment”: With respect to each Balloon Loan, the scheduled payment of principal due on the Maturity Date (less principal included in the applicable amortization schedule or scheduled Periodic Payment).

“BANK 2018-BNK11 Pooling and Servicing Agreement”: The pooling and servicing agreement, dated as of April 1, 2018, among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, National Cooperative Bank, N.A., as NCB master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, National Cooperative Bank, N.A., as NCB special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer and entered into in connection with the BANK 2018-BNK11 securitization.

“BANK 2018-BNK12 Pooling and Servicing Agreement”: The pooling and servicing agreement, dated as of May 1, 2018, among Bank of America Merrill Lynch Commercial Mortgage Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer, National Cooperative Bank, N.A., as NCB master servicer and NCB special servicer, AEGON USA Realty Advisors, LLC, as Fair Oaks Mall special servicer,

Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer and entered into in connection with the BANK 2018-BNK12 securitization.

“Base Interest Fraction”: With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A, Class B, Class C, Class D and Class HRR Certificates, a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such Principal Prepayment; provided that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction shall be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be one.

To the extent that the “yield rate” referred to in the immediately preceding paragraph to be provided by the Master Servicer is not provided in the related Loan Documents, such “yield rate” shall be, when compounded monthly, equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the Maturity Date for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield shall be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the Maturity Date for such prepaid Mortgage Loan, the issue with the earlier maturity date shall be selected.

“Bid Allocation”: With respect to the Master Servicer and each Sub-Servicer therefor and the proceeds of any bid pursuant to Section 7.01(a) of this Agreement, the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Master Servicer or such Sub-Servicer therefor, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Master Servicer and all Sub-Servicers therefor as of such date of determination.

“Book-Entry Certificate” shall mean any Certificate registered in the name of the Depository or its nominee.

“Borrower”: With respect to any Mortgage Loan, Companion Loan or Whole Loan, any obligor or obligors on any related Mortgage Note or Mortgage Notes, including in connection with a Mortgage Loan, Companion Loan or Whole Loan that utilizes an indemnity deed of trust (“IDOT”) structure, the borrower and the Mortgaged Property owner / payment guarantor / mortgagor, individually and collectively, as the context may require.

“Borrower Accounts”: As defined in Section 3.07(a) of this Agreement.

“Borrower Party”: A borrower, a mortgagor, a manager of a Mortgaged Property, Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate”: With respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other Person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Breach”: As defined in Section 2.03(e) of this Agreement.

“Business Day”: Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in New York, New York (and if Wells Fargo is the Master Servicer or the Special Servicer, Oakland, California and Charlotte, North Carolina), or the principal cities in which the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator conduct servicing, trust administration or surveillance operations, or (iii) a day on which the Federal Reserve Bank of New York or banking institutions or savings associations in New York, New York (and if Wells Fargo is the Master Servicer or the Special Servicer, Oakland, California and Charlotte, North Carolina), or the principal cities in which the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator are located or conducts servicing, trust administration, certificate transfers or surveillance operations are authorized or obligated by law or executive order to be closed. For purposes of the Intercreditor Agreements, with respect to the obligations of any party to an Other Pooling and Servicing Agreement, “Business Day” shall have the meaning as specified in the related Other Pooling and Servicing Agreement.

“Calculation Rate”: A discount rate appropriate for the type of cash flows being discounted, namely (i) for principal and interest payment on the Mortgage Loan or Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Borrowers on similar non-defaulted debt of the Borrowers as of such date of determination, (2) the applicable Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent related Appraisal (or Updated Appraisal).

“Cash Collateral Account”: With respect to any Mortgage Loan or Whole Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other Loan Document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee, on behalf of the Certificateholders, as successor to the Mortgage Loan Seller. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan Documents and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon in accordance with the terms of the related Mortgage Loan or Whole Loan. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the Collection Account or the applicable Whole Loan Collection Account, as applicable. To the extent not inconsistent with the terms of the related Loan Documents, each such Cash Collateral Account shall be an Eligible Account.

“Cash Collateral Account Agreement”: With respect to any Mortgage Loan or Whole Loan, the cash collateral account agreement, if any, between the related Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

“Certificate”: Any Class A, Class B, Class C, Class D, Class HRR and Class R Certificate issued, authenticated and delivered hereunder.

“Certificate Administrator”: Wells Fargo Bank, National Association, a national banking association, in its capacity as Certificate Administrator, or its successor in interest, or any successor Certificate Administrator appointed as herein provided. Wells Fargo Bank, National Association will perform its obligations as Certificate Administrator hereunder through its Corporate Trust Services division.

“Certificate Administrator Personnel”: The divisions and individuals of the Certificate Administrator who are involved in the performance of the duties of the Certificate Administrator under this Agreement.

“Certificate Administrator/Trustee Fee”: With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the Certificate Administrator/Trustee Fee Rate (adjusted to a monthly rate) multiplied by (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). The Certificate Administrator/Trustee Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement. For the avoidance of doubt, the Certificate Administrator/Trustee Fee with respect to each Mortgage Loan shall be payable from the Lower-Tier REMIC.

“Certificate Administrator/Trustee Fee Rate”: A rate equal to 0.0074% per annum.

“Certificate Administrator’s Website”: The internet website of the Certificate Administrator, initially located at www.ctslink.com.

“Certificate Balance”: With respect to any Class of Sequential Pay Certificates, (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class as specified in the Preliminary Statement to this Agreement and (b) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination less any distributions allocable to principal and any allocations of Realized Losses made thereon on such prior Distribution Date.

“Certificate Custodian”: Initially, the Certificate Administrator; thereafter, any other Certificate Custodian acceptable to the Depository and selected by the Certificate Administrator.

“Certificate Factor”: With respect to any Class of Sequential Pay Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial Certificate Balance.

“Certificate Owner”: With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository) with respect to such Classes. Each of the Trustee, the Certificate Administrator and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Certificate Owner under this Agreement, that such Person execute an Investor Certification.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.02 of this Agreement.

“Certificateholder”: The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to this Agreement, any Certificate registered in the name of or beneficially owned by (i) the Master Servicer, the Special Servicer, any Excluded Special Servicer, the Trustee, the Certificate Administrator, the Depositor, the Mortgage Loan Seller or any Affiliate of any of such Persons or (ii) any Borrower Party, in each case shall be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class Certificates owned by an Excluded Controlling Class Holder shall not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class Certificates owned by the Special Servicer or an Affiliate thereof shall not be deemed to be outstanding as to the Special Servicer or such Affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions shall not apply in the case of the Master Servicer, the Special Servicer, any Excluded Special Servicer, the Trustee, the Certificate Administrator, the Depositor, the Mortgage Loan Seller or any Affiliate of any of such Persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities hereunder or waive a Servicer Termination Event; provided, further that so long as there is no Servicer Termination Event with respect to the Master Servicer or the Special Servicer, the Master Servicer and the Special Servicer or such Affiliate of either shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities hereunder; and provided, further that such restrictions shall not apply to (i) the exercise of the Special Servicer’s, the Master Servicer’s or the Mortgage Loan Seller’s rights, if any, or any of their Affiliates as a member of the Controlling Class or (ii) any Affiliate of the Depositor, the Master Servicer, any Special Servicer, the Trustee or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of an Affiliate Ethical Wall between it and the Depositor, the Master Servicer, such Special Servicer, the Trustee or the Certificate Administrator, as applicable, and any Certificates beneficially owned by such Affiliate shall be deemed to be outstanding. The Trustee and the Certificate Administrator shall each be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificateholder Quorum”: In connection with any solicitation of votes in connection with the replacement of the Special Servicer pursuant to Section 3.22(d) of this Agreement, the holders of Sequential Pay Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates pursuant to Section 4.08 of this Agreement) of all Certificates (other than Class R Certificates) on an aggregate basis.

“Certification Parties”: As defined in Section 10.08 of this Agreement.

“Certifying Certificateholder”: A Certificateholder or Certificate Owner of a Certificate that has provided the Trustee or the Certificate Administrator with an executed Investor Certification.

“Certifying Person”: As defined in Section 10.08 of this Agreement.

“Certifying Servicer”: As defined in Section 10.07 of this Agreement.

“Class”: All of the Certificates that collectively bear the same alphabetical or alphanumeric Class designation or each separately designated Lower-Tier Regular Interest.

“Class A Certificate”: Any one of the Certificates with a “Class A” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class A Pass-Through Rate”: A per annum rate equal to the WAC Rate.

“Class B Certificate”: Any one of the Certificates with a “Class B” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class B Pass-Through Rate”: A per annum rate equal to the WAC Rate.

“Class C Certificate”: Any one of the Certificates with a “Class C” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class C Pass-Through Rate”: A per annum rate equal to the WAC Rate.

“Class D Certificate”: Any one of the Certificates with a “Class D” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class D Pass-Through Rate”: A per annum rate equal to the WAC Rate.

“Class HRR Certificate”: Any one of the Certificates with a “Class HRR” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement.

“Class HRR Pass-Through Rate”: A per annum rate equal to the WAC Rate.

“Class LA Interest,” “Class LB Interest,” “Class LC Interest,” “Class LD Interest,” and “Class LHRR Interest”: Each, a regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01 of this Agreement.

“Class LTR Interest”: The sole class of “residual interest” in the Lower-Tier REMIC, which will be represented by the Class R Certificates.

“Class R Certificate”: Any one of the Certificates with a “Class R” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of the Exhibit set forth next to such Class in the Table of Exhibits of this Agreement. The Class R Certificates have no Pass-Through Rate or Certificate Balance.

“Class UTR Interest”: The sole class of “residual interest” in the Upper-Tier REMIC, which will be represented by the Class R Certificate.

“Clearstream”: Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme.

“Closing Date”: June 19, 2018.

“Code”: The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

“Collateral Deficiency Amount” With respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related Borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties, plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator shall be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount.

“Collection Account”: The trust account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME Collection Account” and which must be an Eligible Account.

“Collection Period”: With respect to any Distribution Date and each Mortgage Loan (including any related Companion Loan), the period that begins on the day immediately following the Due Date for such Mortgage Loan (including any related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any related Companion Loan) relating to such Collection Period on the business day immediately following such day shall be deemed to have been received during such Collection Period and not during any other Collection Period.

“Commission”: The Securities and Exchange Commission.

“Communication Request”: As defined in Section 5.05(a) of this Agreement.

“Companion Loan”: With respect to any Whole Loan, any related mortgage note not included in the Trust that is serviced under this Agreement and that is generally (a) payable on a pari passu basis with the related Mortgage Loan included in the Trust to the extent set forth in the related Intercreditor Agreement or (b) subordinated in right of payment to the related Mortgage Loan included in the Trust to the extent set forth in the related Intercreditor Agreement. The Gateway Companion Loans and the TriBeCa House Companion Loans are the Companion Loans.

“Companion Loan Noteholder”: Any holder of a Companion Loan; provided that for so long as a Companion Loan is included in an Other Securitization, for purposes of providing or distributing any reports, statements, notices or other information required or permitted to be provided to a Companion Loan Noteholder hereunder, “Companion Loan Noteholder” shall also include the related Other Servicer.

“Companion Loan Noteholder Register”: As defined in Section 3.27(b) of this Agreement.

“Companion Loan Rating Agency”: With respect to any Companion Loan, any rating agency that was engaged by a participant in the securitization of such Companion Loan to assign a rating to the related Companion Loan Securities.

“Companion Loan Rating Agency Confirmation”: With respect to any matter involving the servicing and administration of a Companion Loan or REO Loan as to which any Companion Loan Securities exist, confirmation in writing (which may be in electronic form) by each applicable Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of such Companion Loan Securities (if then rated by such Companion Loan Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from a Companion Loan Rating Agency indicating its decision not to review or declining to review the matter for which the Companion Loan Rating Agency Confirmation is sought (such written notice, a “Companion Loan Rating Agency Declination”), or as otherwise provided in Section 3.30 of this Agreement, the requirement for the Companion Loan Rating Agency Confirmation from the applicable Companion Loan Rating Agency with respect to such matter shall not apply.

“Companion Loan Securities”: With respect to any Companion Loan so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities backed by such Companion Loan. Any reference herein to a “series” of Companion Loan Securities shall refer to separate securitizations of one or more of the Companion Loans.

“Companion Loan Service Provider”: With respect to any Pari Passu Companion Loan that has been deposited into a securitization trust, the related Other Trustee, Other Servicer, Other Special Servicer, any sub-servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related Other Pooling and Servicing Agreement.

“Compensating Interest Payment”: An amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary Principal Prepayments received in respect of the Mortgage Loans or Pari Passu Companion Loans (in each case, other than (a) a Specially Serviced Loan or (b) a Mortgage Loan or Companion Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions such that the related Borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment) for the related Distribution Date, and (ii) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at 0.00125% (0.125 basis points per annum)) that is being paid in such Collection Period with respect to the Mortgage Loans or Pari Passu Companion Loans serviced by it (other than a Specially Serviced Loan), (B) all Prepayment Interest Excess received by the Master Servicer during the related Collection Period on the Mortgage Loans or

Pari Passu Companion Loans (other than a Specially Serviced Loan) and (C) to the extent earned on principal prepayments, net investment earnings payable to the Master Servicer for such Collection Period received by the Master Servicer during such Collection Period with respect to the Mortgage Loan or any related Pari Passu Companion Loan, as applicable, subject to such prepayment; provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Loan Documents (a “Prohibited Prepayment”) regarding principal prepayments (other than in connection with (a) a Specially Serviced Loan, (b) subsequent to a default under the related Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (c) at the request of or with the consent of the Special Servicer or, so long as a Control Termination Event has not occurred or is not continuing (other than with respect to the Mortgage Loans other than an Excluded Loan), the Directing Holder, (d) pursuant to applicable law or a court order, (e) in connection with the payment of Insurance and Condemnation Proceeds unless the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Loan Documents and such failure caused the shortfall or (f) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction such that the related Borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer shall pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Companion Loan, otherwise described in clause (i) above in connection with such Prohibited Prepayments. The Master Servicer’s obligation to pay the Compensating Interest Payment, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, shall not be cumulative.

“Condemnation Proceeds”: Any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Borrower in accordance with the terms of the REMIC Provisions and the applicable Loan Documents for the related Mortgage Loan or Whole Loan) or, if applicable, with respect to the Mortgaged Property securing a Whole Loan, any portion of such amounts payable to the holders of the applicable Mortgage Loan.

“Confidential Information”: With respect to each of the Depositor, the Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator, and the Trustee, all material non-public information obtained in the course of and as a result of such Person’s performance of its duties under this Pooling and Servicing Agreement with respect to any Mortgage Loan (or Whole Loan), any Borrower and any Mortgaged Property, unless such information (i) was already in the possession of such Person prior to being disclosed to such Person, (ii) is or becomes available to such Person from a source other than its activities as the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, or (iii) is or becomes generally available to the public other than as a result of a disclosure by the Master Servicer Servicing Personnel, applicable Special Servicer Servicing Personnel, the Operating Advisor Surveillance Personnel, the Certificate Administrator Personnel or the Trustee Personnel.

“Consultation Termination Event”: At any date at which (a) with respect to the Aalto57 Mortgage Loan, when either (i) no Class of Control Eligible Certificates has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) a Holder of the Class D Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder, and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to Section 3.29(g); (b) with respect to the TriBeCa House Whole Loan, when both (i) a TriBeCa House Control Appraisal Period has occurred and is continuing, and (ii) either (A) there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) that is at least equal to 25% of the initial Certificate Balance of that Class or (B) a Holder of the Class D Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder, and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to Section 3.29(g); and (c) with respect to The Gateway Whole Loan, when both (i) a The Gateway Note B Control Appraisal Period has occurred and is continuing and (ii) either (A) there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) that is at least equal to 25% of the initial Certificate Balance of that Class or (B) a Holder of the Class D Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder, and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to Section 3.29(g); provided that a Consultation Termination Event shall not be deemed to be continuing in the event the Certificate Balances of all Classes of Sequential Pay Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Excluded Loans, a Consultation Termination Event shall be deemed to exist.

“Control Eligible Certificates”: Any of the Class D and Class HRR Certificates.

“Control Termination Event”: The occurrence of (a) with respect to the Aalto57 Mortgage Loan, when either (i) the Certificate Balance of the Class D Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class in accordance with Section 4.08(a) hereof) being reduced to less than 25% of the initial Certificate Balance of such Class or (ii) a Holder of the Class D Certificates becoming the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to Section 3.29(g); (b) with respect to the TriBeCa House Whole Loan, when both (i) a TriBeCa House Control Appraisal Period has occurred and is continuing, and (ii) either (A) the Class D Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class in accordance with Section 4.08(a) hereof) being reduced to less than 25% of the initial

Certificate Balance of such Class or (B) a Holder of the Class D Certificates becoming the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to Section 3.29(g); and (c) with respect to The Gateway Whole Loan, when both (i) a The Gateway Note B Control Appraisal Period has occurred and is continuing, and (ii) either (A) the Class D Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class in accordance with Section 4.08(a) hereof) being reduced to less than 25% of the initial Certificate Balance of such Class or (B) a Holder of the Class D Certificates becoming the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to Section 3.29(g); provided that a Control Termination Event shall not be deemed to be continuing in the event the Certificate Balances of all Classes of Sequential Pay Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Excluded Loans, a Control Termination Event shall be deemed to exist.

“Controlling Class”: As of any date of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has a then aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class in accordance with Section 4.08(a) of this Agreement) at least equal to 25% of the initial Certificate Balance of that Class or if no Class of Control Eligible Certificates meets the preceding requirement, the most senior Class of Control Eligible Certificates. The Controlling Class as of the Closing Date will be the Class HRR Certificates; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such Classes, have been reduced to zero, the Controlling Class shall be the most subordinate Class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A, Class B and Class C Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” shall be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

“Controlling Class Certificateholder”: Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

“Controlling Class Representative”: The Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, that (i) absent such selection, (ii) until a Controlling Class Representative is so selected, or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then, in each case, the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class shall, subject to the terms of Section 3.29(b) of this

Agreement, be the Controlling Class Representative; provided, however, that, in the case of this clause (iii), in the event that no one Certificateholder represents that it owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Controlling Class Representative until appointed in accordance with the terms of this Agreement.

The initial Controlling Class Representative on the Closing Date shall be Prima Capital Advisors LLC. The replacement of a Controlling Class Representative shall be governed by the provisions of Section 3.29 of this Agreement. At any time that no Controlling Class Representative has been identified to the Certificate Registrar and the other parties hereto, then there will be deemed to be no Controlling Class Representative for purposes of this Agreement until such time as the Certificate Registrar and the other parties to this Agreement receive notice of a successor Controlling Class Representative.

“Corporate Trust Office”: The offices of: (i) the Trustee located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee – COMM 2018-HOME or (ii) the Certificate Administrator, located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services – COMM 2018-HOME, or, in the case of any surrender, transfer or exchange, located at Wells Fargo Bank, 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479, Attention: Certificate Transfer Services COMM 2018-HOME, or the principal trust office of any successor certificate administrator qualified and appointed pursuant to this Agreement.

“Corrected Mortgage Loan”: As defined under the definition of Specially Serviced Loan.

“Corresponding Certificates”: As defined in the Preliminary Statement with respect to any Corresponding Lower-Tier Regular Interest.

“Corresponding Lower-Tier Regular Interests”: As defined in the Preliminary Statement with respect to any Corresponding Certificates.

“CREFC®”: Commercial Real Estate Finance Council®, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC®” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Certificate Administrator, the Trustee, the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder.

“CREFC® Advance Recovery Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Appraisal Reduction Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available and effective from time to time on the CREFC® Website.

“CREFC® Bond Level File”: The data file in the “CREFC® Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”: The data file in the “CREFC® Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Comparative Financial Status Report”: The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans or Whole Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally. In connection with preparing the CREFC® Comparative Financial Status Report, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending September 30, 2018, and (b) annual financial statements beginning with annual financial statements for the 2018 fiscal year.

“CREFC® Delinquent Loan Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Financial File”: The data file in the “CREFC® Financial File” format substantially in the form of and containing the information called for therein for the Mortgage Loans or Whole Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally. The initial data for this report shall be provided by the Mortgage Loan Seller.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Loan Modification and Corrected Mortgage Loan Report”: The monthly report in the “Historical Loan Modification and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans or Whole Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Intellectual Property Royalty License Fee”: With respect to each Mortgage Loan (other than the portion of an REO Loan related to any Companion Loan) and for any related Interest Accrual Period, the amount of interest accrued during such Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same principal balance, in the same manner, and for the same number of days as any related interest payment with regards to the Mortgage Loan during which such Interest Accrual Period is computed. Any payments of the CREFC® Intellectual Property Royalty License Fee shall be made to “CRE Finance Council” and delivered by wire transfer pursuant to the following instructions (or such other instructions as may hereafter be furnished by CREFC® to the Master Servicer in writing at least two Business Days prior to the Master Servicer Remittance Date):

Account Name: Commercial Real Estate Finance Council (CREFC®)

Bank Name: JPMorgan Chase Bank, National Association

Bank Address: 80 Broadway, New York, NY 10005

Routing Number: 021000021

Account Number: 213597397

“CREFC® Intellectual Property Royalty License Fee Rate”: A rate equal to 0.0005% per annum.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Investor Reporting Package (CREFC® IRP)”:

(a)       The following seven electronic files: (i) CREFC® Loan Setup File, (ii) CREFC® Loan Periodic Update File, (iii) CREFC® Property File, (iv) CREFC® Bond Level File, (v) CREFC® Financial File, (vi) CREFC® Collateral Summary File, and (vii) CREFC® Special Servicer Loan File;

(b)       The following eleven supplemental reports: (i) CREFC® Delinquent Loan Status Report, (ii) CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CREFC® REO Status Report, (iv) CREFC® Operating Statement Analysis Report, (v) CREFC® Comparative Financial Status Report, (vi) CREFC® Servicer Watch List, (vii) CREFC® Loan Level Reserve/LOC Report, (viii) CREFC® NOI Adjustment

Worksheet, (ix) CREFC® Advance Recovery Report, (x) CREFC® Total Loan Report and (xi) CREFC® Reconciliation of Funds Report;

(c)       the following eight templates: (i) CREFC® Appraisal Reduction Template, (ii) CREFC® Servicer Realized Loss Template, (iii) CREFC® Reconciliation of Funds Template, (iv) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (v) CREFC® Historical Liquidation Loss Template, (vi) CREFC® Interest Shortfall Reconciliation Template, (vii) CREFC® Servicer Remittance to Trustee Template and (viii) CREFC® Significant Insurance Event Template; and

(d)       such other reports and data files as CREFC® may designate as part of the “CREFC® Investor Reporting Package (CREFC® IRP)” from time to time generally.

“CREFC® License Agreement”: The License Agreement, in the form set forth on the website of CREFC® on the Closing Date, relating to the use of the CREFC® trademarks and trade names.

“CREFC® Loan Level Reserve/LOC Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve/LOC Report” available and effective from time to time on the CREFC® Website.

“CREFC® Loan Periodic Update File”: The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Loan Periodic Update File” available and effective from time to time on the CREFC® Website and, provided that each CREFC® Loan Periodic Update File shall be accompanied by a CREFC® Advance Recovery Report, if such report is required for a particular month, and all references herein to “CREFC® Loan Periodic Update File” shall be construed accordingly.

“CREFC® Loan Setup File”: The data file substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Loan Setup File” available and effective from time to time on the CREFC® Website.

“CREFC® NOI Adjustment Worksheet”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available and effective from time to time on the CREFC® Website.

“CREFC® Operating Statement Analysis Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available and effective from time to time on the CREFC® Website.

“CREFC® Property File”: The monthly data file substantially in the form of, and containing the information called for, in the downloadable form of the “CREFC® Property File” available and effective from time to time on the CREFC® Website.

“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Watch List”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watch List” available and effective from time to time on the CREFC® Website.

“CREFC® Special Servicer Loan File”: The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Loan File” available and effective from time to time on the CREFC® Website.

“CREFC® Supplemental Servicer Reports”: The CREFC® Delinquent Loan Status Report, the CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, the CREFC® REO Status Report, the CREFC® Servicer Watch List, the CREFC® NOI Adjustment Worksheet, the CREFC® Comparative Financial Status Report, the CREFC® Operating Statement Analysis Report, the CREFC® Loan Level Reserve/LOC Report, the CREFC® Advance Recovery Report and the CREFC® Total Loan Report.

“CREFC® Total Loan Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Total Loan Report” available and effective from time to time on the CREFC® Website.

“CREFC® Website”: The CREFC®’s Website located at www.crefc.org or such other primary website as the CREFC® may establish for dissemination of its report forms.

“Cumulative Appraisal Reduction Amount”: As of any date of determination, the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator shall be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“Custodial Agreement”: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Certificate Administrator, in the form agreed to by the Certificate Administrator and the Custodian, as the same may be amended or modified from time to time in accordance with the terms thereof. No Custodial Agreement will be required if the Custodian is the same party as the Certificate Administrator.

“Custodian”: Any Custodian appointed pursuant to Section 3.19 of this Agreement. If a Custodian is not so appointed, then the Custodian shall be the Certificate

Administrator. The Custodian may (but need not) be the Certificate Administrator, the Trustee or the Master Servicer or any Affiliate of the Certificate Administrator, the Trustee or the Master Servicer. Wells Fargo Bank, National Association will perform its obligations as Custodian hereunder through its Document Custody division.

“Cut-off Date”: With respect to each Mortgage Loan, the close of business on the later of the related Due Date of such Mortgage Loan in June 2018 (or, in the case of any Mortgage Loan that has its first Due Date subsequent to June 2018, the date that would have been its Due Date in June 2018 under the terms of that Mortgage Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan.

“DBRS”: DBRS, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, “DBRS” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of DBRS herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Debt Service Coverage Ratio”: With respect to any Mortgage Loan or Whole Loan as of any date of determination and for any period, the ratio calculated by dividing the net operating income or net cash flow, as applicable, of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended 12-month trailing or one-year period for which data is available from the related Borrower (or year-to-date until such time that data for the trailing 12-month period is available), before payment of any scheduled payments of principal and interest on such Mortgage Loan or Whole Loan but after funding of required reserves and “normalized” information from the CREFC® NOI Adjustment Worksheet for such Mortgaged Property by the Master Servicer or Special Servicer, if applicable, pursuant to Section 3.13 of this Agreement, by the annual debt service required by such Mortgage Loan or Whole Loan. Annual debt service shall be calculated by multiplying the Periodic Payment in effect on such date of determination for such Mortgage Loan or Whole Loan by 12 (or such fewer number of months for which related information is available).

“Default”: An event of default under the Loan Documents for any Mortgage Loan or Whole Loan, or an event which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Loan Documents for such Mortgage Loan or Whole Loan.

“Default Interest”: With respect to any Mortgage Loan or Companion Loan, interest accrued on such Mortgage Loan or Companion Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

“Default Rate”: With respect to each Mortgage Loan or Companion Loan, the per annum rate at which interest accrues on such Mortgage Loan or Companion Loan following any event of default on such Mortgage Loan or Companion Loan, including a default in the payment of a Periodic Payment or a Balloon Payment.

“Defaulted Loan”: A Mortgage Loan or Companion Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or that is more than 60 days delinquent in respect of its Balloon Payment (taking into account any extensions to such 60-day period as provided in the provisos to clause (a) of the definition of “Specially Serviced Loan”), if any, in either case such Delinquency to be determined without giving effect to any grace period permitted by the related Loan Documents and without regard to any acceleration of payments under the related Mortgage Loan or Companion Loan or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

“Defeasance Account”: As defined in Section 3.26(j) of this Agreement.

“Defect”: As defined in Section 2.03(e) of this Agreement.

“Deficient Exchange Act Deliverable”: With respect to the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article X of this Agreement that does not conform to the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

“Delinquency”: Any failure of a Borrower to make a scheduled Periodic Payment or Balloon Payment on a Due Date.

“Delinquent Mortgage Loan”: A Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

“Denomination”: As defined in Section 5.01(a) of this Agreement.

“Depositor”: Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation, and its successors and assigns.

“Depository”: The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 6th day of the calendar month of the related Distribution Date or, if such 6th day is not a Business Day, then the succeeding Business Day, commencing in July 2018.

“Directing Holder”: With respect to (A) any Mortgage Loan (other than The Gateway Mortgage Loan and the TriBeCa House Mortgage Loan) and any related Companion Loan, the Controlling Class Representative, (B) the TriBeCa House Whole Loan, (i) for so long as no TriBeCa House Control Appraisal Period has occurred and is continuing, the TriBeCa House Directing Holder, and (ii) for so long as a TriBeCa House Control Appraisal Period has occurred and is continuing, the Controlling Class Representative, and (C) The Gateway Whole Loan, (i) for so long as no The Gateway Note C Control Appraisal Period has occurred and is continuing, The Gateway Note C Holder, (ii) for so long as a The Gateway Note C Control Appraisal Period has occurred and is continuing, but no The Gateway Note B Control Appraisal Period has occurred and is continuing, The Gateway Note B Holder, and (ii) for so long as a The Gateway Note B Control Appraisal Period has occurred and is continuing, the Controlling Class Representative.

At such time as there is no Controlling Class in accordance with the definition thereof, the Controlling Class Representative shall have no rights under this Agreement.

The identification and contact information of each initial Directing Holder as of the Closing Date is set forth on Schedule I to this Agreement. The parties to this Agreement may rely on such Schedule in accordance with Section 3.29.

For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, Control Termination Event and Consultation Termination Event shall not affect the rights of a Non-Directing Holder. Whenever the term “Directing Holder” is used in this Agreement without further clarification, the parties hereto intend for such reference to mean the applicable Directing Holder under the circumstances.

In the event that no Directing Holder has been appointed or identified to the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or the Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Master Servicer or the Special Servicer, as applicable, then until such time as the new Directing Holder is identified, the Master Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

“Directing Holder Asset Status Report Review Process”: As defined in Section 3.23(e).

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property other than through an Independent Contractor; provided that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate a REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section l.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to any Mortgage Loan, Whole Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Borrower, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, Whole Loan, if applicable, the management or disposition of any REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement; provided that any compensation and other remuneration that the Master Servicer or Certificate Administrator is permitted to receive or retain pursuant to the terms of this Agreement in connection with its respective duties in such capacity as Master Servicer or Certificate Administrator under this Agreement shall not be Disclosable Special Servicer Fees.

“Disclosure Parties”: As defined in Section 3.14(e) of this Agreement.

“Disqualified Non-U.S. Person”: With respect to a Class R Certificate, any Non-U.S. Person or agent thereof other than (a) a Non-U.S. Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or applicable successor Form promulgated by the IRS for the purpose of providing and certifying the information provided on Form W-8ECI as of the Closing Date) or (b) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes.

“Disqualified Organization”: Any of (a) the United States, a State or any political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization (as defined below) or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Code Chapter 1 (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel provided to the Certificate Registrar (which shall be an expense of the Trust) to the effect that any Transfer to such Person may cause any Trust REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. For the purposes of this definition, the terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Accounts”: Collectively, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, each of which may be sub-accounts of a single Eligible Account.

“Distribution Date”: For each Determination Date, the 4th Business Day following such Determination Date in each calendar month, commencing in July 2018. The first Distribution Date shall be July 12, 2018.

“Distribution Date Statement”: As defined in Section 4.02(a) of this Agreement.

“Do Not Hire List”: The list, as may be updated at any time, provided by the Depositor to the Master Servicer, Special Servicer, the Certificate Administrator, Trustee or Operating Advisor, which lists certain parties identified by the Depositor as having failed to comply (after any applicable cure period) with their respective obligations under Article X of this Agreement or as having failed to comply (after any applicable cure period) with any similar Regulation AB reporting requirements under any other securitization transaction.

“Due Date”: With respect to (i) any Mortgage Loan or Whole Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment thereon is scheduled to be first due and (ii) any Mortgage Loan or Whole Loan after the Maturity Date therefor or any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Whole Loan had been scheduled to be first due.

“Early Termination Notice Date”: Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the Cut-off Date.

“EDGAR Compatible Format”: With respect to any document or information, any format compatible with EDGAR, including, without limitation, HTML, Word, Excel or clean and searchable PDFs.

“Eligible Account”: Any of:

(i)       an account or accounts maintained with a depository institution or trust company (A) the short-term unsecured debt obligations or commercial paper of which are rated at least “F1” by Fitch and “P-1” by Moody’s, in the case of accounts in which funds are held for 30 days or less or, (B) in the case of accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A” by Fitch and “A2” by Moody’s,

(ii)       an account or accounts maintained with Wells Fargo Bank, National Association so long as Wells Fargo Bank, National Association’s long-term unsecured debt or deposit accounts are rated at least “A-” by Fitch and “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) or Wells Fargo Bank, National Association’s short-term deposit accounts or short-term unsecured debt rating is rated at least “F1” by Fitch and “P-1” by Moody’s (if the deposits are to be held in the account for 30 days or less),

(iii)       a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, §9.10(b) and the long term unsecured debt obligations of which are rated at least “A2” by Moody’s,

(iv)       such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(iii) above, with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account, or

(v)       any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a Rating Agency Confirmation from each Rating Agency, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

Eligible Accounts may bear interest.

“Eligible Investor”: Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) (except with respect to the Class R Certificates) an Institutional Accredited Investor.

“Eligible Operating Advisor”: An institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agency (including, in the case of Park Bridge Lender Services LLC, this transaction) but has not been special servicer or operating advisor on a transaction for which the Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in Section 2.04(f) of this Agreement, (iii) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, any Borrower Party, the Third-Party Purchaser, the Controlling Class Representative, the Directing Holder, an Other Depositor, Other Trustee, Other Servicer or Other Special Servicer, or an Affiliate of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder or an Other Depositor, Other Trustee, Other Servicer or Other Special Servicer, or any of their respective affiliates (including Risk Retention Affiliates), (iv) that has not been paid by the Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer, (v) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, and (vi) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Operating Advisor.

“Environmental Insurance Policy”: With respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

“Environmental Report”: The environmental audit report or reports with respect to each Mortgaged Property delivered to the Mortgage Loan Seller in connection with the related Mortgage Loan.

“ERISA”: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“ERISA Plan”: As defined in Section 5.02(k) of this Agreement.

“Escrow Account”: As defined in Section 3.04(b) of this Agreement. Any Escrow Account may be a sub-account of the related Cash Collateral Account.

“Escrow Payment”: Any payment made by any Borrower to the Master Servicer pursuant to the related Mortgage, Cash Collateral Account Agreement, Lock-Box Agreement, Loan Agreement or other Loan Document for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments, environmental remediation and similar items in respect of the related Mortgaged Property or related to the satisfaction of closing conditions for the related Mortgage Loan.

“Euroclear”: Euroclear Bank, as operator of the Euroclear System and its successors in interest.

“Excess Prepayment Interest Shortfall”: With respect to any Distribution Date, the aggregate amount, if any, by which the Prepayment Interest Shortfalls with respect to all Principal Prepayments received with respect to the Mortgage Loans and Companion Loans during the related prepayment period exceed the Compensating Interest Payment.

“Excess Servicing Fee Rate”: With respect to each Mortgage Loan and any Companion Loan (and any successor REO Loan with respect thereto), a rate per annum equal to 0%.

“Excess Servicing Fee Right”: With respect to each Mortgage Loan and any Companion Loan (and any successor REO Loan with respect thereto), the right to receive Excess Servicing Fees. In the absence of any transfer of the Excess Servicing Fee Right, the Master Servicer shall be the owner of such Excess Servicing Fee Right.

“Excess Servicing Fees”: With respect to each Mortgage Loan and any Companion Loan (and any successor REO Loan with respect thereto), that portion of the Servicing Fee that accrues at a per annum rate equal to the Excess Servicing Fee Rate.

“Exchange Act”: The Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Excluded Controlling Class Holder”: With respect to any Excluded Controlling Class Mortgage Loan, the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, in either case that is a Borrower Party with respect to such Excluded Controlling Class Mortgage Loan. Immediately upon obtaining actual knowledge of any such party becoming an “Excluded Controlling Class Holder”, the Controlling Class Representative or Controlling Class Certificateholder, as applicable, shall provide notice in the form of Exhibit L-1E hereto to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator, which such notice shall be physically delivered in accordance with Section 11.05 of this Agreement and shall specifically identify the Excluded Controlling Class Holder and the subject Excluded Controlling Class Mortgage Loan. Additionally, any Excluded Controlling Class Holder shall also send to the Certificate Administrator a notice substantially in the form of Exhibit L-1F hereto, which such notice shall provide each of the CTSLink User ID’s associated with such Excluded Controlling Class Holder, and which such notice shall direct the Certificate Administrator to restrict such Excluded Controlling Class Holder’s access to the Certificate Administrator’s Website as provided in this Agreement. As of the Closing Date, there are no Excluded Controlling Class Holders related to the Trust.

“Excluded Controlling Class Mortgage Loan”: Any Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder is a Borrower Party. As of the Closing Date, there are no Excluded Controlling Class Mortgage Loans related to the Trust.

“Excluded Information”: With respect to any Excluded Controlling Class Mortgage Loan, any information and reports solely relating to such Excluded Controlling Class Mortgage Loan(s) and/or the related Mortgaged Properties that is segregated on the Certificate Administrator’s Website, including, without limitation, any Asset Status Reports, Final Asset Status Reports or summaries thereof, or any appraisals, inspection reports (related to Specially Serviced Loans conducted by the Special Servicer or the Excluded Special Servicer), recoverability officer’s certificates, the Operating Advisor Annual Reports, any determination of the Special Servicer’s net present value calculation, any appraisal reduction amount calculations, environmental assessments, seismic reports and property condition reports and such other information and reports designated as Excluded Information (other than such information with respect to such Excluded Controlling Class Mortgage Loan(s) that is aggregated with information of other Mortgage Loans at a pool level) by the Master Servicer, the Special Servicer and the Operating Advisor, as the case may be. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any Excluded Controlling Class Mortgage Loan) shall not be considered “Excluded Information”. Any Excluded Information to be delivered to the Certificate Administrator by the Master Servicer, the Special Servicer or the Operating Advisor shall be delivered in accordance with Section 3.32 hereof. For the avoidance of doubt, the

Certificate Administrator’s obligation to segregate any information delivered to it under the “Excluded Information” tab on the Certificate Administrator’s Website shall be triggered solely by such information being delivered in the manner provided in Section 3.32 hereof.

“Excluded Loan”: With respect to the Controlling Class Representative, any Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, the Controlling Class Representative or the holder of the majority of the Controlling Class is a Borrower Party.

“Excluded Special Servicer”: With respect any Excluded Special Servicer Mortgage Loan, a special servicer that is not a Borrower Party and satisfies all of the eligibility requirements applicable to the special servicer set forth in this Agreement.

“Excluded Special Servicer Mortgage Loan”: Any Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Special Servicer has obtained knowledge that it is a Borrower Party.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“FHLMC”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Final Asset Status Report”: With respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the Special Servicer to the Directing Holder that does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan) required to be delivered by the Special Servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Asset Status Report Review Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the Special Servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in in accordance with the procedures described in Section 3.23(e). Each Final Asset Status Report shall be labeled or otherwise identified or communicated as being final.

“Final Recovery Determination”: With respect to any Specially Serviced Loan, REO Loan or any Mortgage Loan subject to repurchase by the Mortgage Loan Seller pursuant to Section 2.03(e) of this Agreement, or in the case of a Whole Loan, subject to a purchase pursuant to the applicable Intercreditor Agreement, or any Mortgage Loan or Whole Loan subject to purchase pursuant to any related mezzanine intercreditor agreement, the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Purchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Master Servicer (or in the case of a Specially Serviced Loan or REO Loan, the Special Servicer), in its reasonable judgment, and, if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder, as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Certificate Administrator, the Operating Advisor and the Custodian (and the Master Servicer, if the certificate is from the Special Servicer), expects to be finally recoverable. If no Control Termination Event has occurred and is continuing, the Directing

Holder shall have ten (10) Business Days to review and approve each such recovery determination; provided that if the Directing Holder fails to approve or disapprove any recovery determination within ten (10) Business Days of receipt of the initial recovery determination, such consent shall be deemed given. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as the Master Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

“Financial Market Publisher”: BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation or any successor entities thereof.

“Fitch”: Fitch Ratings, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“FNMA”: The Federal National Mortgage Association or any successor thereto.

“Form 8-K”: A current report on Form 8-K under the Exchange Act or such successor form as the Commission may specify from time to time.

“Form 8-K Disclosure Information”: As defined in Section 10.09 of this Agreement.

“GACC”: German American Capital Corporation, in its capacity as the Mortgage Loan Seller, and its successors in interest.

“Gain-on-Sale Proceeds”: With respect to any Mortgage Loan or Companion Loan, the excess of (i) Net Liquidation Proceeds of such Mortgage Loan, Companion Loan or related REO Property, over (ii) the amount that would have been received if a principal payment and all other amounts due in full had been made with respect to such Mortgage Loan or Companion Loan on the Due Date immediately following the date on which such proceeds were received.

“Gain-on-Sale Reserve Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(i) of this Agreement for the Certificateholders and, in the case of a Companion Loan, the Companion Loan Noteholders, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME and, if applicable, Companion Loan Noteholders, Gain-on-Sale Reserve Account.” The Gain-on-Sale Reserve Account must be an Eligible Account or a sub-account of an Eligible Account and will be an asset of the Lower-Tier REMIC.

“General Special Servicer”: As defined in Section 3.22(h) of this Agreement.

“Global Certificates”: Each of the Regulation S Global Certificates or Rule 144A Global Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

“Grantor Trust Provisions”: Subpart E of part I of subchapter J of the Code and Treasury Regulations Section 301.7701-4(c).

“Hazardous Materials”: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder”: With respect to any Certificate, a Certificateholder; with respect to any Lower-Tier Regular Interest, the Trustee.

“HRR Certificate”: Individually and collectively, the Class D and Class HRR Certificates.

“Impermissible Operating Advisor Affiliate”: As defined in Section 3.33.

“Impermissible Risk Retention Affiliate”: As defined in Section 3.33.

“Impermissible TPP Affiliate”: As defined in Section 3.33.

“Indemnification Agreement”: The agreement dated as of the Pricing Date, between GACC, the Depositor and the Initial Purchaser.

“Indemnified Party”: As defined in Section 8.05(d), Section 8.05(g) or Section 8.05(h), as applicable, of this Agreement, as the context requires.

“Indemnifying Party”: As defined in Section 8.05(d), Section 8.05(g) or Section 8.05(h), as applicable, of this Agreement, as the context requires.

“Independent”: When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Directing Holder, the Controlling Class Representative, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Contractor”: Either (i) any Person that would be an “independent contractor” with respect to the applicable Trust REMIC within the meaning of Section 856(d)(3)

of the Code if such Trust REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that such Trust REMIC does not receive or derive any income from such Person and the relationship between such Person and such Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer or the Special Servicer, as applicable, the Certificate Administrator and the Trustee has been delivered to the Certificate Administrator to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer or the Special Servicer, as applicable, on behalf of itself, the Certificate Administrator and the Trustee has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

“Individual Certificate”: Any Certificate in definitive, fully registered physical form without interest coupons.

“Initial Delivery Date”: As defined in Section 3.23(e).

“Initial Purchaser”: Deutsche Bank Securities Inc. and its successors in interest.

“Initial Resolution Period”: As defined in Section 2.03(e) of this Agreement.

“Inquiries”: As defined in Section 4.02(c) of this Agreement.

“Institutional Accredited Investor”: An institution that is an “accredited investor” within the meaning of Rule 501(a)(l), (2), (3) or (7) under the Act.

“Insurance Proceeds”: Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan or Whole Loan (including any amounts paid by the Master Servicer pursuant to Section 3.08 of this Agreement).

“Intercreditor Agreement”: With respect to any Whole Loan, the related intercreditor, co-lender or similar agreement in effect from time to time by and between (a) the holder of the related Mortgage Loan(s) and the holder of the related Subordinate Companion Loan(s) relating to the relative rights of such holders or (b) the holders of the related Mortgage Loan and the related Pari Passu Companion Loan(s) relating to the relative rights of such holders. The intercreditor or co-lender agreements related to each of The Gateway Whole Loan and the TriBeCa House Whole Loan shall each be an Intercreditor Agreement.

“Interest Accrual Amount”: With respect to any Distribution Date and any Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Balance outstanding immediately prior to such Distribution Date. Calculations of interest due in respect of such Classes of Regular Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“Interest Accrual Period”: With respect to each Class of Regular Certificates, for each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

“Interest Distribution Amount”: With respect to any Distribution Date and with respect to each Class of Regular Certificates, an amount equal to (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date pursuant to Section 4.01(i).

“Interest Reserve Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(e) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Interest Reserve Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Interest Reserve Account shall be an asset of the Lower-Tier REMIC.

“Interest Shortfall”: On any Distribution Date for any Class of Regular Certificates, the amount of interest required to be distributed to the Holders of such Class pursuant to Section 4.01(b) of this Agreement on such Distribution Date minus the amount of interest actually distributed to such Holders pursuant to such Section, if any.

“Interested Person”: As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Excluded Special Servicer, if any, the Certificate Administrator, the Trustee, the Operating Advisor, the Controlling Class Representative, the Directing Holder, any Companion Loan Noteholder, any Certificateholder, any Borrower, the Mortgage Loan Seller, any holder of a related mezzanine loan, any Manager, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.15 of this Agreement, or any Person known to a Servicing Officer of the Special Servicer to be an Affiliate of any of them, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan.

“Investment”: Any direct or indirect ownership interest in any security, note or other financial instrument related to the Certificates or issued or executed by a Borrower, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”: As defined in Section 3.07(a) of this Agreement.

“Investment Decisions”: Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Master Servicer or any Affiliate thereof, any Special Servicer or any Affiliate thereof, the Operating Advisor or any Affiliate thereof or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, or the Trustee or any Affiliate thereof, as applicable, or any Person on whose behalf the Master Servicer or any Affiliate thereof, any Special Servicer or any Affiliate thereof, the Operating Advisor or any Affiliate thereof or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, or the Trustee or any Affiliate thereof, as applicable, has discretion in connection with Investments.

“Investment Representation Letter”: As defined in Section 5.02(c)(i)(A) of this Agreement.

“Investor Certification”: A certificate (which may be in electronic form) substantially in the form of Exhibit L-1A, Exhibit L-1B, Exhibit L-1C or Exhibit L-1D to this Agreement or in the form of an electronic certification on the Certificate Administrator’s Website (which may be a “click-through confirmation”), representing (i) that such Person executing the certificate is a Certificateholder or the Directing Holder (in each case, to the extent such Person is not a Certificateholder), a beneficial owner of a Certificate, a prospective purchaser of a Certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such Person is a Person who is not a Borrower Party, in which case such Person shall have access to all the reports and information made available to Certificateholders via the Certificate Administrator’s Website hereunder, or (b) such Person is a Borrower Party in which case (1) if such Person is the Directing Holder or a Controlling Class Certificateholder, such Person shall have access to all the reports and information made available to Certificateholders via the Certificate Administrator’s Website hereunder other than any Excluded Information as set forth herein, or (2) if such Person is not the Directing Holder or a Controlling Class Certificateholder, such Person shall only receive access to the Distribution Date Statements prepared by the Certificate Administrator, (iii) that such Person has received a copy of the final Offering Circular and (iv) such Person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) shall be permitted to obtain, upon reasonable request in accordance with Section 4.02(b) of this Agreement any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the Certificate Administrator’s Website on account of it constituting Excluded Information) from the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the Master Servicer or Special Servicer, as applicable and (ii) shall be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

“Investor Q&A Forum”: As defined in Section 4.02(c) of this Agreement.

“Investor Registry”: As defined in Section 4.02(d) of this Agreement.

“IRS”: The Internal Revenue Service.

“Late Collections”: With respect to any Mortgage Loan or Whole Loan, all amounts received thereon during any Collection Period (or the related grace period), whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Whole Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period (including any grace period applicable under the original Mortgage Loan or Whole Loan), whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Proceeds or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Whole Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan or Whole Loan by reason of default) on a Due Date in a previous Collection Period and not previously recovered. The term “Late Collections” shall specifically exclude Penalty Charges.

“Liquidation Expenses”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in connection with the liquidation of any Mortgage Loan or Whole Loan or the liquidation of a REO Property or the sale of any Mortgage Loan or Whole Loan pursuant to Section 3.16 or Section 9.01 of this Agreement (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes).

“Liquidation Fee”: A fee payable to the Special Servicer (i) with respect to each Specially Serviced Loan or REO Loan, or (ii) with respect to each Mortgage Loan repurchased by a Mortgage Loan Seller (except as specified in the following paragraph), in each case as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower, a loan purchaser or Mortgage Loan Seller, as applicable, or any Liquidation Proceeds with respect thereto (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to:

(a)         the lesser of:

(i)          the product of 0.50% (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate liquidation fee equal to $25,000) and the proceeds of such full, partial or discounted payoff or the Net Liquidation Proceeds related to such liquidated or repurchased Mortgage Loan or Specially Serviced Loan, as the case may be, in each case exclusive of any portion of such payoff or Net Liquidation Proceeds that represents Penalty Charges;

(ii)         $1,000,000; and

(iii)        any applicable cap pursuant to Section 3.12(c) of the Servicing Agreement;

provided that the total amount of a Liquidation Fee payable by the Trust with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan.

No Liquidation Fee shall be payable:

(a) with respect to clause (v) of the definition of Liquidation Proceeds;

(b) with respect to (i) any Whole Loan with a related Subordinate Companion Loan, in connection with the purchase of such Whole Loan by the holders of a Subordinate Companion Loan or (ii) any existing mezzanine indebtedness or any mezzanine indebtedness that may exist on a future date, in connection with the purchase of the related Mortgage Loan by a mezzanine lender, in each case described in clause (b)(i) or (ii) above, if the purchase of the Mortgage Loan occurred within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable; provided, that even if the purchase occurs before such expiration the Liquidation Fee shall be payable to the extent paid by, and collected from, the related Borrower or the related mezzanine lender;

(c) the purchase of the related Mortgage Loan by the related Companion Loan Noteholder pursuant to the related Intercreditor Agreement within 90 days after the first time that such Companion Loan Noteholder’s option to purchase such Mortgage Loan becomes exercisable;

(d) in the case of a repurchase or replacement of a Mortgage Loan (other than an REO Loan) by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, if the Mortgage Loan Seller repurchases or replaces such Mortgage Loan within the Initial Resolution Period (and giving effect to any applicable Resolution Extension Period);

(e) with respect to any Companion Loan that is the subject of an Other Securitization, to the Special Servicer under this Agreement in connection with (A) a repurchase or replacement of such Companion Loan by the Mortgage Loan Seller due to a breach of a representation or warranty or a document defect under the related mortgage loan purchase agreement related to the Other Pooling and Servicing Agreement prior to the expiration of the cure period (including any applicable extension thereof) set forth therein or (B) a purchase of the Companion Loan pursuant to a clean-up call or similar liquidation under the related Other Pooling and Servicing Agreement;

(f) in connection with the purchase of any Defaulted Loan by the Special Servicer, the Directing Holder or their respective Affiliates (except in the case of the Directing Holder (or its affiliate), if such purchase occurs more than 90 days after the transfer of the Defaulted Loan to special servicing);

(g) in connection with a Loss of Value Payment by a Mortgage Loan Seller, if the Mortgage Loan Seller makes such Loss of Value Payment within the Initial Resolution Period (and giving effect to any applicable extension period beyond the end of the Initial Resolution Period set forth in Section 2.03(e) of this Agreement); provided that, with respect to a Companion Loan and any related Loss of Value Payment made after such Initial Resolution Period and any such extension period, a Liquidation Fee shall only be payable to the Special

Servicer to the extent that (i) the Special Servicer is enforcing the Mortgage Loan Seller’s obligations under the Mortgage Loan Purchase Agreement with respect to such Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the Other Special Servicer relating to such Companion Loan or otherwise prohibited from being paid to the Special Servicer (in each case, under the related Other Pooling and Servicing Agreement); and

(h) if a Mortgage Loan or Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within 3 months following the related maturity date as a result of the related Mortgage Loan or Whole Loan being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Loan Documents and (z) other appropriate fees in connection with such liquidation).

“Liquidation Proceeds”: Cash amounts (other than Insurance Proceeds and Condemnation Proceeds and REO Proceeds) received by or paid to the Master Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan, through trustee’s sale, foreclosure sale, disposition of REO Property or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the sale of a Defaulted Loan; (iv) the repurchase of a Mortgage Loan (or related REO Loan) by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; (v) the purchase of all the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01 of this Agreement; (vi) with respect to any existing mezzanine indebtedness or any mezzanine indebtedness that may exist on a future date, the purchase of the related Mortgage Loan by a mezzanine lender; (vii) in the case of a Mortgage Loan that is part of a Whole Loan, the purchase of such Mortgage Loan by a related Companion Loan Noteholder, or the applicable designee, as applicable, pursuant to the related Intercreditor Agreement; or (viii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with Section 3.06(e) of this Agreement (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the Mortgage Loan Seller).

“Loan Agreement”: With respect to any Mortgage Loan or Whole Loan, the loan agreement, if any, between the related Originator and the Borrower, pursuant to which such Mortgage Loan was made.

“Loan Documents”: With respect to any Mortgage Loan or Whole Loan, the documents executed or delivered in connection with the origination or any subsequent modification of such Mortgage Loan or Whole Loan or subsequently added to the related Mortgage File.

“Loan Number”: With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

“Lock-Box Account”: With respect to any Mortgaged Property, if applicable, any account created pursuant to the related Loan Documents to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Whole Loan and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts in accordance with the terms of the related Mortgage Loan or Whole Loan.

“Lock-Box Agreement”: With respect to any Mortgage Loan or Whole Loan, the lock-box agreement, if any, between the related Originator and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

“Loss of Value Payment”: As defined in Section 2.03(e) of this Agreement.

“Loss of Value Reserve Fund”: The “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.05(d) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part of any Trust REMIC.

“Lower-Tier Distribution Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Lower-Tier Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Lower-Tier Distribution Account shall be an asset of the Lower-Tier REMIC.

“Lower-Tier Distribution Amount”: As defined in Section 4.01(a).

“Lower-Tier Principal Balance”: With respect to any Class of Lower-Tier Regular Interests, initially will equal the original principal balance set forth in the Preliminary Statement herein, and from time to time will equal such amount reduced by the amount of distributions of the Lower-Tier Distribution Amount allocable to principal and Realized Losses allocable thereto in all prior periods as described in Section 4.01(e) of this Agreement, such that at all times the Lower-Tier Principal Balance of a Lower-Tier Regular Interest shall equal the Certificate Balance of the Corresponding Certificates.

“Lower-Tier Regular Interests”: The Class LA Interest, Class LB Interest, Class LC Interest, Class LD Interest and Class LHRR Interest issued by the Lower-Tier REMIC and held by the Trustee as assets of the Upper-Tier REMIC. Each Lower-Tier Regular Interest (i) is designated as a “regular interest” in the Lower-Tier REMIC, (ii) relates to its Corresponding Certificates, (iii) is uncertificated, (iv) has an initial Lower-Tier Principal Balance as set forth in the Preliminary Statement herein, (v) has a Pass-Through Rate equal to the WAC Rate, (vi) has a “latest possible maturity date,” within the meaning of Treasury Regulations Section 1.860G-1(a), that is the Rated Final Distribution Date and (vii) is entitled to the distributions in the amounts and at the times specified in Section 4.01(d) of this Agreement.

“Lower-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Mortgage Loans, collections thereon, the Trust’s interest in any REO Property acquired in respect thereof, amounts related thereto held from time to time in the Collection Account and the Lower-Tier Distribution Account, the REO Account (to the extent of the Trust Fund’s interest therein), related amounts in the Interest Reserve Account, amounts held from time to time in the Gain-on-Sale Reserve Account (to the extent of the Trust Fund’s interest therein) in respect thereof and all other property included in the Trust Fund (other than the Loss-of-Value Reserve Fund) that is not in the Upper-Tier REMIC.

“MAI”: Member of the Appraisal Institute.

“Major Decision”: Shall mean any of the following:

(1) With respect to each Mortgage Loan and Whole Loan (other than (a) the TriBeCa House Whole Loan for so long as no TriBeCa House Control Appraisal Period is continuing, and (b) The Gateway Whole Loan for so long as no The Gateway Note B Control Appraisal Period is continuing):

(a)         (i) any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Whole Loan, (ii) any extension of the Maturity Date of any Mortgage Loan or Whole Loan or (iii) any modification, waiver, consent or amendment of a Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (A) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the Borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the Mortgage Loan Documents other than direct, non-callable obligations of the United States would be permitted or (C) a modification that would permit a principal prepayment instead of defeasance if the applicable Mortgage Loan Documents do not otherwise permit such principal prepayment;

(b)         any property management company changes for which the lender is required to consent or approve under the Loan Documents;

(c)         any determination of an Acceptable Insurance Default;

(d)         any modification, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement related to a Mortgage Loan, or any action to enforce rights with respect to the Mortgage Loan;

(e)         any sale of a Defaulted Loan or an REO Property (in each case, other than in connection with the termination of the Trust Fund), in each case for less than the applicable Purchase Price;

(f)          any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(g)         requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower’s ability to make any payments with respect to a Mortgage Loan or any Whole Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of such conditions to the release set forth in the related Mortgage Loan Documents that do not include any approval or exercise of lender discretion)) and such release is made as required by the related Mortgage Loan Documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(h)         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or direct or indirect interests in the Borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(i)          releases of any material amount from any escrow accounts, reserve accounts or letters of credit, in each case, held as performance escrows (or reserves) or earn-out escrows (or reserves), including, without limitation, with respect to certain Mortgage Loans identified on Schedule IX hereto, other than those required pursuant to the specific terms of the related Mortgage Loan or Whole Loan and for which there is no lender discretion;

(j)          any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related Borrower or guarantor releasing such Borrower or guarantor from liability under a Mortgage Loan or Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Whole Loan and for which there is no lender discretion;

(k)         any exercise of a material remedy with respect to a Mortgage Loan or a Whole Loan following a default or event of default of such Mortgage Loan or Whole Loan;

(l)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans or Whole Loan as come into and continue in default;

(m)        any consent to incurrence of additional debt by a Borrower or mezzanine debt by a direct or indirect parent of a Borrower, to the extent that the mortgagee’s approval is required under the related Mortgage Loan Documents; and

(n)         consents involving leasing activities (to the extent lender approval is required under the related Mortgage Loan Documents) if (1) such lease involves a ground lease or lease of an outparcel, (2) such lease affects an area equal to or greater than the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area of the related Mortgaged Property, or (c) such transaction is not a routine leasing matter for a customary lease of space for parking, office, retail, warehouse, industrial and/or manufacturing purposes;

(2) With respect to the TriBeCa House Whole Loan for so long as no TriBeCa House Control Appraisal Period is continuing, each TriBeCa House Major Decision; and

(3) With respect to The Gateway Whole Loan for so long as no The Gateway Note B Control Appraisal Period is continuing, each The Gateway Major Decision.

For the avoidance of doubt, the Directing Holder shall have no consent and/or consultation rights regarding Major Decisions with respect to any Excluded Loans under this Agreement.

With respect to any Whole Loan, for so long as the holder of the related Companion Loan is the “Controlling Holder”, the “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement, then with respect to such Whole Loan, the term “Major Decision” shall mean “Major Decision”, “Major Action” or any analogous concept under the related Intercreditor Agreement.

“Major Decision Reporting Package”: As defined in Section 6.07(a).

“Management Agreement”: With respect to any Mortgage Loan or Whole Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

“Manager”: With respect to any Mortgage Loan or Whole Loan, any property manager for the related Mortgaged Properties.

“Master Servicer”: Wells Fargo Bank, National Association, a national banking association, or its successor in interest, or any successor master servicer appointed as provided herein.

“Master Servicer Remittance Date”: With respect to any Distribution Date, the Business Day preceding such Distribution Date.

“Master Servicer Servicing Personnel”: The divisions and individuals of the Master Servicer who are involved in the performance of the duties of the Master Servicer under this Agreement.

“Master Servicer Termination Event”: As defined in Section 7.01(a) of this Agreement.

“Master Servicer Website”: The internet website maintained by the Master Servicer; initially located at “www.wellsfargo.com/com/comintro”.

“Master Servicing Fee”: With respect to each Mortgage Loan and for any Distribution Date, an amount per interest accrual period related to such Mortgage Loan equal to the product of (i) the respective Master Servicing Fee Rate (adjusted to a monthly rate) and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). For the avoidance of doubt, with respect to any Subordinate Companion Loan, no Master Servicing Fee shall accrue or be payable on the principal balance thereof.

“Master Servicing Fee Rate”: With respect to each Mortgage Loan, the rate per annum set forth on Exhibit B to this Agreement.

“Material Breach”: As defined in Section 2.03(e) of this Agreement.

“Material Defect”: As defined in Section 2.03(e) of this Agreement.

“Maturity Date”: With respect to any Mortgage Loan or Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Companion Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

“Modification Fees”: With respect to any Mortgage Loan or Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, consent fees, assumption application fees, defeasance fees and fees similar to the foregoing). For the avoidance of doubt, Special Servicing Fees, Workout Fees and Liquidation Fees due to the Special Servicer in connection with a modification, restructure, extension, waiver or amendment shall not be considered Modification Fees. For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related Borrower shall be subject to a cap of 1.0% of the outstanding principal balance of such Mortgage Loan or Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap shall exist in connection with the amount of

Modification Fees which may be collected from the related Borrower with respect to any Specially Serviced Loan or REO Loan.

“Modified Mortgage Loan”: Any Specially Serviced Loan which has been modified by the Special Servicer pursuant to Section 3.26 of this Agreement in a manner that:

(a)         reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Whole Loan), including any reduction in the Periodic Payment;

(b)         except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely), of the property to be released; or

(c)         in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: With respect to any Mortgage Loan or Companion Loan, collectively, the mortgage documents listed in Section 2.01(a)(i) through Section 2.01(a)(xx) of this Agreement pertaining to such particular Mortgage Loan or Companion Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement; provided that whenever the term “Mortgage File” is used to refer to documents actually received by the Depositor, Trustee, or Custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

“Mortgage Loan”: Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 of this Agreement and from time to time held in the Trust Fund. The Mortgage Loans originally so transferred, assigned and held are identified on the Mortgage Loan Schedule as of the Closing Date. Such term shall include any REO Loan, Specially Serviced Loan or any Mortgage Loan that has been defeased in whole or in part. Such term shall not include Companion Loans.

“Mortgage Loan Purchase Agreement”: The Mortgage Loan Purchase Agreement dated and effective the Pricing Date, between GACC and the Depositor.

“Mortgage Loan Schedule”: The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached as Exhibit B to this Agreement, which list shall set forth the following information with respect to each Mortgage Loan:

(a)         the Loan Number;

(b)         the Mortgaged Property name;

(c)         the street address (including city, state and zip code) of the related Mortgaged Property;

(d)         the Mortgage Rate in effect as of the Cut-off Date;

(e)         the original principal balance;

(f)          the Stated Principal Balance as of the Cut-off Date;

(g)         the Maturity Date for each Mortgage Loan;

(h)         the Due Date;

(i)          the amount of the Periodic Payment due on the first Due Date following the Cut-off Date;

(j)          the Servicing Fee Rate;

(k)         whether the Mortgage Loan is an Actual/360 Loan;

(l)          whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan;

(m)        whether the Mortgage Loan is part of a Whole Loan;

(n)         whether the Mortgage Loan is secured in any part by a leasehold interest; and

(o)         whether the Mortgage Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required. A comparable list shall be prepared with respect to each Companion Loan.

“Mortgage Loan Seller Sub-Servicer”: A Servicing Function Participant or Sub-Servicer required to be retained by the Master Servicer by a Mortgage Loan Seller, as listed on Exhibit X to this Agreement, or any successor thereto.

“Mortgage Loan Seller”: GACC.

“Mortgage Note”: With respect to any Mortgage Loan or Companion Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan or Companion Loan including any amendments or modifications, or any renewal or substitution notes, as of such date.

“Mortgage Pool”: All of the Mortgage Loans and any successor REO Loans, collectively. The Mortgage Pool does not include the Companion Loans or any related REO Loans.

“Mortgaged Property”: The underlying property securing a Mortgage Loan including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial, multifamily or manufactured housing community property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

“Mortgage Rate”: With respect to each Mortgage Loan or any related Companion Loan, as applicable, and any Interest Accrual Period, the per annum rate at which interest accrues on such Mortgage Loan or Companion Loan, as applicable, during such period (in the absence of a default), as set forth in the related Mortgage Note from time to time, without giving effect to any Default Rate.

“Net Condemnation Proceeds”: Condemnation Proceeds, to the extent such proceeds are not to be applied to the restoration, preservation or repair of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Loan Documents or other documents included in the Mortgage File or in accordance with the Servicing Standard.

“Net Default Interest”: With respect to any Distribution Date, an amount equal to the sum of (i) the amount of the aggregate collected Default Interest allocable to the Mortgage Loans received during the preceding Collection Period, minus (ii) any portions thereof withdrawn from (A) the Collection Account pursuant to Section 3.06(a)(ix) of this Agreement for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred on the related Mortgage Loan during or prior to such Collection Period and (B) each Whole Loan Collection Account pursuant to Section 3.06(b)(ix) for Advance Interest Amounts and unreimbursed Additional Trust Fund Expenses incurred on the related Whole Loan during or prior to such Collection Period.

“Net Insurance Proceeds”: Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Loan Documents or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

“Net Liquidation Proceeds”: The Liquidation Proceeds received with respect to any Mortgage Loan or Whole Loan net of the amount of (i) Liquidation Expenses incurred with respect thereto and (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Net Mortgage Rate”: With respect to any Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan, the aggregate of the applicable Servicing Fee Rate, Certificate Administrator/Trustee Fee Rate, Operating Advisor Fee Rate, CREFC® Intellectual Property Royalty License Fee Rate. The “Net Mortgage Rate” for purposes of calculating Pass-Through Rates and Withheld Amounts shall be the Net Mortgage Rate of such Mortgage Loan without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Borrower.

Notwithstanding the foregoing, if any such Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of such Mortgage Loan for any Interest Accrual Period will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan at the related Net Mortgage Rate during such Interest Accrual Period; provided, however, that with respect to each such Mortgage Loan, the Net Mortgage Rate for the one-month period (i) prior to the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) shall be determined net of any Withheld Amounts from that month and (ii) preceding the Due Date in March (or February if the related Distribution Date is the final Distribution Date) (commencing in 2019), shall be determined inclusive of the Withheld Amounts, if applicable, from the immediately preceding February, and, if applicable, January.

“Net Prepayment Interest Excess”: The excess amount, if any, that the aggregate of all Prepayment Interest Excess for all Mortgage Loans or Companion Loans that the Master Servicer is servicing exceeds the aggregate of all Compensating Interest Payments for such Mortgage Loans or Companion Loans as of any related Distribution Date.

“Net Prepayment Interest Shortfall”: With respect to the Mortgage Loans or Companion Loans that the Master Servicer is servicing, the aggregate Prepayment Interest Shortfalls in excess of the Compensating Interest Payments on such Mortgage Loan or Companion Loan.

“Net REO Proceeds”: With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.15(b) of this Agreement.

“New Lease”: Any lease of a REO Property entered into on behalf of the Lower-Tier REMIC if such Trust REMIC has the right to renegotiate the terms of such lease, including any lease renewed or extended on behalf of such Trust REMIC.

“Non-Directing Holder”: With respect to any Companion Loan, the “Non-Directing Holder”, “Non-Controlling Note Holder” or any analogous concept under the related Intercreditor Agreement.

“Non-Reduced Certificates”: As of any date of determination, any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) distributed to the Holders of such Class of Certificates as of such date of determination, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of such date of determination and (z) any Realized Losses previously allocated to such Class of Certificates as of such date of determination, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to that Class of Certificates as of such date of determination.

“Non-U.S. Person”: A person that is not a U.S. Person.

“Nonrecoverable Advance”: Any Nonrecoverable P&I Advance, Nonrecoverable Servicing Advance or Nonrecoverable Workout-Delayed Reimbursement Amounts.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which the Master Servicer, the Special Servicer, in each case in accordance with the Servicing Standard and Sections 4.07(c), or the Trustee, in its good faith business judgment, as applicable, determines would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan or REO Loan, which shall be evidenced by an Officer’s Certificate as provided by Section 4.07(c) of this Agreement.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or a Whole Loan or any REO Property that the Master Servicer, the Special Servicer, in each case in accordance with the Servicing Standard and Section 3.21(d) of this Agreement, or the Trustee, in its good faith business judgment, as applicable, determines would not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan, Whole Loan or REO Loan, which shall be evidenced by an officer certificate as provided by Section 3.21(d) of this Agreement. Any such determination made by any such party shall be conclusive and binding on the Certificateholders and may, in all cases, be conclusively relied upon by the Master Servicer, the Special Servicer and the Trustee, as applicable.

“Nonrecoverable Workout-Delayed Reimbursement Amounts”: Any Workout-Delayed Reimbursement Amounts when the Person making such determination in accordance with the procedures specified for Nonrecoverable Servicing Advances or Nonrecoverable P&I

Advances, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late payments or any other recovery on or in respect of the related Mortgage Loan, Whole Loan or REO Loans or (b) has determined that such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and REO Properties and from general principal collections in the Collection Account.

“Notice of Termination”: Any of the notices given to the Trustee, the Certificate Administrator and the Master Servicer by the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01(c) of this Agreement.

“NRSRO”: Any nationally recognized statistical ratings organization.

“NRSRO Certification”: A certification (a) executed by a NRSRO in favor of the 17g-5 Information Provider substantially in the form attached hereto as Exhibit Z or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s Website, in either case in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency under this Agreement, or that such NRSRO has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan, or that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 of the Exchange Act, such NRSRO has access to the Depositor’s 17g-5 website and such NRSRO will keep such information confidential, except to the extent such information has been made available to the general public.

“Officer’s Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Master Servicer, Special Servicer, Additional Servicer or Operating Advisor customarily performing functions similar to those performed by any of the above designated officers, any Servicing Officer and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer, as the case may be.

“Offering Circular”: Means the Offering Circular, dated the Pricing Date, pursuant to which the Certificates will be offered for sale.

“Offsetting Modification Fees”: With respect to any Mortgage Loan or Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Trust, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced

Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Whole Loan or REO Loan at a time when such Mortgage Loan, Whole Loan or REO Loan was a Specially Serviced Loan.

“Operating Advisor”: Park Bridge Lender Services LLC, a New York limited liability company, or its successors in interest and assigns, or any successor Operating Advisor appointed as herein provided.

“Operating Advisor Annual Report”: As defined in Section 3.31(c) of this Agreement.

“Operating Advisor Consultation Event”: The event that occurs when either (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition thereof).

“Operating Advisor Consulting Fee”: A fee for each Major Decision on which the Operating Advisor has consulting rights equal to $10,000 with respect to any Mortgage Loan or such lesser amount as the related Borrower agrees to pay, payable pursuant to Section 3.06 of this Agreement; provided, no such fee shall be payable unless paid by the related Borrower. The Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided, that the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor prior to any such waiver or reduction. No Operating Advisor Consulting Fee shall be payable with respect to any Subordinate Companion Loan.

“Operating Advisor Fee”: With respect to each Mortgage Loan (excluding any Companion Loans) and any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the applicable Operating Advisor Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Operating Advisor under this Agreement. The Operating Advisor Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement. For the avoidance of doubt, the Operating Advisor Fee shall be payable from the Lower-Tier REMIC. For the avoidance of doubt, no Operating Advisor Fee shall accrue on the principal balance of, or be payable with respect to, any Companion Loan.

“Operating Advisor Fee Rate”: For each Interest Accrual Period, a per annum rate equal to 0.0036% with respect to all Mortgage Loans (excluding any Companion Loans). At any time there is no Operating Advisor, the Operating Advisor Fee Rate shall be 0%.

“Operating Advisor Standard”: The requirement that the Operating Advisor shall act solely on behalf of the Trust and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Whole Loan for the benefit of the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and Companion Loan Noteholders constituted a single lender, taking into account the pari passu nature of any related pari passu Companion Loan (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and not to Holders of any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the Borrowers, property managers, the Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Directing Holder, any Certificateholder, or any of their respective affiliates.

“Operating Advisor Surveillance Personnel”: The divisions and individuals of the Operating Advisor who are involved in the performance of the duties of the Operating Advisor under this Agreement.

“Operating Advisor Termination Event”: As defined in Section 7.07(a) of this Agreement.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Certificate Administrator and the Trustee, except that any opinion of counsel relating to (a) qualification of any Trust REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of any Trust REMIC, (b) compliance with the REMIC Provisions (including application of the definition of “Independent Contractor”), or (c) a resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04(b) of this Agreement, must be an opinion of counsel who is Independent of the Depositor, the Master Servicer and the Special Servicer.

“Originator”: Any of (i) the Mortgage Loan Seller and (ii) with respect to any Mortgage Loan acquired by the Mortgage Loan Seller, the originator of such Mortgage Loan.

“Other 17g-5 Information Provider”: The applicable other “17g-5 information provider” under an Other Pooling and Servicing Agreement relating to a Companion Loan. The Depositor shall inform the other parties hereto of the name and contact information for any Other 17g-5 Information Provider existing as of the Closing Date. The name and contact information of any such Other 17g-5 Information Provider as of the Closing Date is set forth on Schedule VIII hereto. Each party hereto shall be entitled to conclusively rely upon the information set forth on Schedule VIII until such party receives notice of any change thereto.

“Other Asset Representations Reviewer”: The applicable other “asset representations reviewer” under an Other Pooling and Servicing Agreement relating to a Companion Loan.

“Other Custodian”: The applicable other “custodian” under an Other Pooling and Servicing Agreement relating to a Companion Loan.

“Other Depositor”: The applicable other “depositor” under an Other Pooling and Servicing Agreement relating to a Companion Loan.

“Other Exchange Act Reporting Party”: With respect to any Other Securitization that is subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or filing of Form 8-K, Form 10-D and Form 10-K with respect to such Other Securitization, as identified in writing to the parties to this Agreement; and, with respect to any Other Securitization that is not subject to the reporting requirements of the Exchange Act and for the purposes of Sections 10.07, 10.08, 10.09 and 10.16 only, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or dissemination of periodic distribution date statements or similar reports, as identified in writing to the parties to this Agreement.

“Other Operating Advisor”: The applicable other “operating advisor” or “trust advisor” under an Other Pooling and Servicing Agreement relating to a Companion Loan.

“Other Pooling and Servicing Agreement”: A pooling and servicing agreement or other applicable servicing agreement relating to a Companion Loan. The Other Pooling and Servicing Agreements related to the Trust as of the Closing Date are with respect to The Gateway Whole Loan, the BANK 2018-BNK11 Pooling and Servicing Agreement and the BANK 2018-BNK12 Pooling and Servicing Agreement.

“Other Securitization”: Any commercial mortgage securitization trust that holds a Companion Loan. The initial Other Securitizations related to the Trust as of the Closing Date is with respect to The Gateway Companion Loans, the BANK 2018-BNK11 securitization and the BANK 2018-BNK12 securitization. With respect to each Companion Loan that is included in a future securitization, such future securitization shall also be an Other Securitization.

“Other Servicer”: The applicable other “master servicer” under an Other Pooling and Servicing Agreement relating to a Companion Loan.

“Other Special Servicer”: The applicable other “special servicer” under an Other Pooling and Servicing Agreement relating to a Companion Loan.

“Other Trustee”: The applicable other “trustee” or, if applicable, the other “certificate administrator” or, if applicable, the other “custodian” under an Other Pooling and Servicing Agreement relating to a Companion Loan.

“Ownership Interest”: Any record or beneficial interest in a Class R Certificate.

“P&I Advance”: As to any Mortgage Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.07 of this Agreement. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of interest thereon at the Reimbursement Rate. Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any delinquent payment amounts due on any Companion Loan.

“P&I Advance Determination Date”: With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

“Pari Passu Companion Loan”: With respect to any Whole Loan, any related mortgage note not included in the Trust that is serviced under this Agreement and that is generally payable on a pari passu basis with the related Mortgage Loan included in the Trust to the extent set forth in the related Intercreditor Agreement. The Gateway Pari Passu Companion Loans and the TriBeCa House Pari Passu Companion Loans are the only Pari Passu Companion Loans.

“Pari Passu Companion Loan Noteholder”: Any holder of a Pari Passu Companion Loan.

“Pari Passu Whole Loan”: Any Whole Loan serviced under this Agreement that is divided into one or more notes, which includes a mortgage note that is included in the Trust and one or more pari passu mortgage notes not included in the Trust. References herein to a Pari Passu Whole Loan shall be construed to refer to the aggregate indebtedness under the related notes. The Gateway Whole Loan and the TriBeCa House Whole Loan are the only Pari Passu Whole Loans.

“Pass-Through Rate”: With respect to each Class of Regular Certificates set forth below, the following rates:

Class	Pass-Through Rate
Class A	Class A Pass-Through Rate
Class B	Class B Pass-Through Rate
Class C	Class C Pass-Through Rate
Class D	Class D Pass-Through Rate
Class HRR	Class HRR Pass-Through Rate

The Class R Certificates will not have a Pass-Through Rate.

“Paying Agent”: The paying agent appointed pursuant to Section 5.04 of this Agreement.

“PCAOB”: The Public Company Accounting Oversight Board.

“Penalty Charges”: With respect to any Mortgage Loan or Companion Loan (or successor REO Loan), any amounts collected thereon from the Borrower that represent default charges, penalty charges, late fees and/or Default Interest, and excluding any Yield Maintenance Charge.

“Percentage Interest”: As to any Certificate (except the Class R Certificates), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class R Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance of such Class of Certificates. With respect to the Class R Certificate, the percentage interest is set forth on the face thereof.

“Performing Loan”: A Mortgage Loan or Whole Loan that is not a Specially Serviced Loan or REO Loan.

“Performing Party”: As defined in Section 10.12 of this Agreement.

“Periodic Payment”: With respect to any Mortgage Loan or Companion Loan (other than any REO Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Periodic Payment due on a Balloon Loan), which is payable by the related Borrower on such Due Date under the related Mortgage Note. The Periodic Payment with respect to an REO Loan is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

“Permitted Investments”: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless the Rating Agency shall have provided a Rating Agency Confirmation relating to the Certificates and Companion Loan Securities:

(A)     direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, any agency or instrumentality of the United States of America shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by the Rating Agency to any Certificate (or, insofar as there is then outstanding any class of Companion Loan Securities that are then rated by such Rating Agency, such class of securities) as evidenced in writing, other than (a) unsecured senior debt obligations of the U.S. Treasury (direct or fully funded obligations), U.S. Department of Housing and Urban Development public housing agency bonds, Federal Housing Administration debentures, Government National Mortgage Association guaranteed mortgage-backed securities or participation certificates, RefCorp debt obligations and SBA-guaranteed participation certificates and guaranteed pool certificates and (b) Farm Credit System consolidated systemwide bonds and notes, Federal Home Loan Banks’ consolidated debt obligations, Freddie Mac debt obligations, and Fannie Mae debt obligations rated at least “A-1” by S&P, if such obligations mature in sixty (60) days or less, or rated at least “AA-”, “A-1+” or (with respect to money market fund investments only) “AAAm” by S&P, if such obligations mature in 365 days or less;

(B)      repurchase agreements or obligations specified in clause (A) of this definition, with a party agreeing to repurchase such obligations (1) in the case of such investments with maturities of thirty (30) days or less, the short-term obligations of which are rated at least “F1” by Fitch and in the highest short-term rating category by Moody’s or the long-term obligations of which are rated at least “A” by Fitch and “A2” by Moody’s, (2) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, the short-term obligations of which are rated at least “F1+” by Fitch and in the highest short-term rating category by Moody’s or the long-term obligations of which are rated at least “AA-” by Fitch and “A2” by Moody’s, (3) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, the short-term obligations of which are rated at least “F1+” by Fitch in the highest short-term rating category by Moody’s and the long-term obligations of which are rated at least “AA-” by Fitch, and “Aa3” by Moody’s , and (4) in the case of such investments with maturities of more than six (6) months, the short-term obligations of which are rated at least “F1+” by Fitch and in the highest short-term rating category by Moody’s and the long-term obligations of which are rated “AA-” by Fitch and “Aaa” by Moody’s, (or, in the case of any such Rating Agency as set forth above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency relating to the Certificates and any Companion Loan Securities);

(C)      federal funds, unsecured uncertificated certificates of deposit, time deposits, demand deposits and bankers’ acceptances of any bank or trust company organized under the laws of the United States or any state thereof, (1) in the case of such investments with maturities of thirty (30) days or less, the short-term obligations of which are rated at least “F1” by Fitch and in the highest short-term rating category by Moody’s or the long-term obligations of which are rated at least “A” by Fitch and “A2” by Moody’s, (2) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, the short-term obligations of which are rated at least “F1+” by Fitch and in the highest short-term rating category by Moody’s or the long-term obligations of which are rated at least “AA-” by Fitch and “A2” by Moody’s, (3) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, the short-term obligations of which are rated at least “F1+” by Fitch and in the highest short-term rating category by Moody’s and the long-term obligations of which are rated at least “AA-” by Fitch and “Aa3” by Moody’s, and (4) in the case of such investments with maturities of more than six (6) months, the short-term obligations of which are rated at least “F1+” by Fitch and in the highest short-term rating category by Moody’s and the long-term obligations of which are rated “AA-” by Fitch and “Aaa” by Moody’s (or, in the case of any such Rating Agency as set forth above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency relating to the Certificates and any Companion Loan Securities);

(D)           commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) (1) in the case of such investments with maturities of thirty (30) days or less, the short-term obligations of which corporation are rated at least in the highest short-term debt rating category of Moody’s and “F1” by Fitch or the long-term obligations of which corporation are rated at least “A” by Fitch, (2) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, the short-term obligations of which are rated at least in the highest short-term debt rating category of Moody’s and “F1+” by Fitch, or the long-term obligations of which are rated at least “AA-” by Fitch (with a short-term rating of “F1” by Fitch), and “A2” by Moody’s, (3)(A) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, the short-term obligations of which are rated at least “P1” by Moody’s, and the long-term obligations of which corporation are rated at least “Aa3” by Moody’s, and (B) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, the short-term obligations of which are rated at least “F1+” by Fitch, or the long-term obligations of which corporation are rated at least “AA-” by Fitch (with a short-term rating of “F1” by Fitch), and (4)(A) in the case of such investments with maturities of more than six (6) months, the short-term obligations of which are rated at least “P1” by Moody’s, and the long-term obligations of which are rated at least “Aaa” by Moody’s, and (B) in the case of such investments with maturities of more than six (6) months, the short-term obligations of which are rated at least “F1+” by Fitch, or the long-term obligations of which are rated at least “AA-” by Fitch (with a short-term rating of “F1” by Fitch) (or, in the case of any such Rating Agency as set forth above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency relating to the Certificates and any Serviced Companion Loan Securities);

(E)            (1) units of taxable money market mutual funds, issued by regulated investment companies, which seek to maintain a constant net asset value per share (including the Federated Prime Obligation Money Market Fund, US Bank Long Term Eurodollar Sweep or the Wells Fargo Money Market Funds) so long as any such fund is rated “Aaa-mf” by Moody’s and in the highest short-term unsecured debt ratings category by Fitch or otherwise acceptable to such Rating Agency, in any such case, as confirmed in a Rating Agency Confirmation) relating to the Certificates and any Companion Loan Securities, or (2) units of money market funds that (a) have substantially all of its assets invested continuously in the types of investments referred to in clause (A) above, (b) has net assets of not less than $5,000,000,000, and (c) has a rating of “Aaa-mf” by Moody’s and has the highest rating obtainable for money market funds from Fitch or otherwise acceptable to such Rating Agency, in any such case, as confirmed in a Rating Agency Confirmation);

(F)      an obligation or security that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (B) – (E) above, and is the subject of a Rating Agency Confirmation relating to the Certificates and any Companion Loan Securities from the Rating

Agency for which the minimum rating(s) set forth in the applicable clause is not satisfied with respect to such obligation or security; or

(G)      any other obligation or security other than one listed in clauses (A) – (E) above, that is the subject of a Rating Agency Confirmation relating to the Certificates and any Companion Loan Securities from each and every Rating Agency;

provided, however, that with respect to any Permitted Investment for which a rating by S&P is required as set forth above, such rating must be an unqualified rating (i.e., one with no qualifying suffix), with the exception of ratings with regulatory indicators, such as the (sf) subscript, and unsolicited ratings; provided, further, that each investment described hereunder shall not (A) evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) be purchased at a price greater than par, (C) be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on “prohibited transactions” under Section 860F of the Code or (D) have an “r” highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than thirty (30) days and (Z) except in the case of a Permitted Investment described in clause (E) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread and moves proportionately with that index; and provided, further, that each investment described hereunder must be a “cash flow investment” (within the meaning of the REMIC Provisions).

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Whole Loan or REO Property, in each case, in accordance with Article III of this Agreement.

“Permitted Transferee”: With respect to a Class R Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R Certificate to such Person will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person, (d) a Plan or any Person investing the assets of a Plan, (e) an entity treated as a domestic partnership for U.S. federal income tax purposes, one or more of the direct or indirect beneficial owners (other than through a U.S. corporation) of which is (or is permitted under the applicable partnership agreement to be) a Disqualified Non-U.S. Person or (f) a U.S. Person with respect to whom income on the Class R Certificate is attributable to a fixed base or foreign permanent establishment, within the meaning of an applicable income tax treaty, of such transferee or any other U.S. Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: As defined in Section 5.02(k) of this Agreement.

“Plan Fiduciary”: As defined in Section 5.02(k) of this Agreement.

“Prepayment Assumption”: The assumption that each Mortgage Loan does not prepay prior to its respective Maturity Date.

“Prepayment Interest Excess”: With respect to any Distribution Date, the aggregate amount, with respect to all Mortgage Loans or Companion Loans serviced by the Master Servicer that were subject to Principal Prepayment in full or in part, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or Special Servicer for application to such Mortgage Loans or Companion Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loans or Companion Loans on the amount of such Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds after the Due Date relating to such Collection Period and accruing in the manner set forth in the related Loan Documents, to the extent such interest is collected by the Master Servicer or the Special Servicer (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected).

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan or Companion Loan serviced by the Master Servicer that was subject to a Principal Prepayment in full or in part and which did not include a full month’s interest, or as to which Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or Special Servicer for application to such Mortgage Loan or Companion Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period, the amount of interest that would have accrued at the Net Mortgage Rate for such Mortgage Loan or Companion Loan on the amount of such Principal Prepayment, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment, Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds, as applicable, were applied to the unpaid principal balance of the Mortgage Loan or Companion Loan and ending on (and including) the day immediately preceding such Due Date (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected).

“Prepayment Premium”: Any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable on a Mortgage Loan or Companion Loan by a Borrower as the result of a Principal Prepayment thereon, not otherwise due thereon, in respect of principal or interest, which is intended to compensate the holder of the related Mortgage Note for prepayment.

“Pricing Date”: June 1, 2018.

“Primary Servicing Fee Rate”: With respect to each Mortgage Loan, the rate per annum set forth on Exhibit B to this Agreement. For the avoidance of doubt, the Primary Servicing Fee Rate includes any fee rate payable to a Mortgage Loan Seller Sub-Servicer.

“Prime Rate”: The “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, Eastern edition (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time. The Certificate Administrator shall notify in writing the Master Servicer and the Special Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

“Principal Distribution Amount”: For any Distribution Date and the Sequential Pay Certificates, the sum of (i) the Aggregate Principal Distribution Amount for such Distribution Date and (ii) the Principal Shortfall, if any, for the prior Distribution Date.

“Principal Prepayment”: Any payment of principal made by a Borrower on a Mortgage Loan or Companion Loan which is received in advance of its scheduled due date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Shortfall”: For any Distribution Date, the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Sequential Pay Certificates in respect of such Principal Distribution Amount.

“Privileged Information”: Any (i) correspondence or other communications between a Directing Holder and the Special Servicer related to any Specially Serviced Loan (other than any applicable Excluded Loan) or the exercise of the consent or consultation rights of a Directing Holder under this Agreement or any related Intercreditor Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the Special Servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report. The Master Servicer, the Special Servicer and the Operating Advisor shall be entitled to rely on any identification of materials as “attorney-client privileged” without liability for any such reliance hereunder.

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as

evidenced by officer’s certificate (which will be required to include a certification that it is based on the advice of counsel (which will be an additional expense of the Trust)) and delivered to each of the Master Servicer, the Special Servicer, the Directing Holder (other than with respect to any applicable Excluded Loan) with respect to such Mortgage Loan, the Operating Advisor, Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”: The Depositor and its designees, the Initial Purchaser, the Mortgage Loan Seller, the Master Servicer, the Special Servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the Trustee, the Certificate Administrator, any Additional Servicer designated by the Master Servicer or the Special Servicer, the Operating Advisor, any Affiliate of the Operating Advisor designated by the Operating Advisor, any Companion Loan Noteholder who provides a certification substantially in the form of Exhibit FF hereto, any Person (including the Directing Holder) who provides the Certificate Administrator with an Investor Certification and any NRSRO (including the Rating Agency) that provides the Certificate Administrator with a NRSRO Certification, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s Website; provided, however, that in no event may a Borrower Party (other than a Borrower Party that is the Special Servicer) be entitled to receive (i) if such party is the Directing Holder or any Controlling Class Certificateholder, any Excluded Information via the Certificate Administrator’s Website (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Holder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement.

Notwithstanding anything to the contrary in this Agreement, if the Special Servicer obtains knowledge that it is a Borrower Party, the Special Servicer shall nevertheless be a Privileged Person; provided that the Special Servicer (i) shall not directly or indirectly provide any information solely related to the related Excluded Special Servicer Mortgage Loan (which may include any Asset Status Reports, Final Asset Status Reports (or summaries thereof)) to (A) the related Borrower Party, (B) any of the Special Servicer’s employees or personnel or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (C) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) shall maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above; provided, further, that nothing in this Agreement shall be construed as an obligation of the Master Servicer or the Certificate Administrator to restrict the Special Servicer’s access to any information on the Master Servicer’s website or the Certificate Administrator’s Website and in no case shall the Master Servicer or the Certificate Administrator be held liable if the Special Servicer accesses any of the items listed in the definition of Excluded Information relating to the Excluded Special Servicer Mortgage Loans.

“Prohibited Party”: Any proposed Servicing Function Participant that is listed on the Depositor’s Do Not Hire List.

“Property Protection Expenses”: With respect to any Mortgage Loan or Whole Loan, any costs and expenses incurred by the Master Servicer or the Special Servicer pursuant to Section 3.04, Section 3.08(a), Section 3.10, Section 3.11, Section 3.15(a), Section 3.15(b),

Section 3.15(c), 0 or Section 3.24(a) of this Agreement or indicated herein as being payable as a Servicing Advance or as a cost or expense of the Trust Fund (and, in the case of the Whole Loans, the Companion Loan Noteholders but subject to the provisions of Section 1.02(e)) or the Lower-Tier REMIC or Upper-Tier REMIC to be paid out of the Collection Account.

“PTCE”: Prohibited Transaction Class Exemption.

“Purchase Price”: With respect to (i) any Mortgage Loan to be repurchased or purchased pursuant to Section 2.03(e) or Section 9.01 of this Agreement, or (ii) any Specially Serviced Loan or any REO Loan to be sold pursuant to Section 3.16 of this Agreement, an amount, calculated by the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans or REO Loans), as applicable, equal to:

(a)         the outstanding principal balance of such Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this definition, any related Companion Loan) as of the date of purchase; plus

(b)         all accrued and unpaid interest on such Mortgage Loan (or any related REO Loan) (including, to the extent required pursuant to the final sentence of this definition, any related Companion Loan) at the related Mortgage Rate in effect from time to time to but not including the Due Date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, but excluding any Default Interest; plus

(c)         all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and all Special Servicing Fees (whether paid or unpaid) and Workout Fees allocable to such Mortgage Loan; plus

(d)         any Liquidation Fee due pursuant to Section 3.12 of this Agreement allocable to such Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this definition, any related Companion Loan) (which shall not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period under Section 2.03 of this Agreement); plus

(e)         all Additional Trust Fund Expenses allocable to such Mortgage Loan; plus

(f)          if such Mortgage Loan (or related REO Loan) is being purchased or substituted by a Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, to the extent not otherwise included in the amount described in clause (c) of this definition, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation, including, without duplication, any such expenses previously reimbursed from the Collection Account or the applicable Whole Loan Collection Account, as applicable, plus accrued and unpaid interest thereon at the Reimbursement

Rate, to the extent payable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee.

For purposes of this Agreement, (i) the “Purchase Price” in respect of a Companion Loan that is purchased by the Mortgage Loan Seller shall be the purchase price paid by the Mortgage Loan Seller under the related Other Pooling and Servicing Agreement or the applicable servicing agreement, and (ii) with respect to a sale of an REO Property securing a Whole Loan, the term Mortgage Loan or REO Loan shall be construed to include any related Companion Loans.

“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans (or, in the case of the Operating Advisor, that is in the business of performing the duties of an operating advisor), and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, or by any Person or Persons who directly or indirectly own equity ownership interests in the Master Servicer, the Special Servicer or the Operating Advisor, as applicable.

“Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Insurer”: As used in Section 3.08 of this Agreement,

(i) in the case of each Mortgage Loan or Pari Passu Whole Loan, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated (a) at least “A3” by Moody’s (or, if not rated by Moody’s, an equivalent rating by (x) at least two NRSROs (which may include S&P, DBRS and/or Fitch) or (y) one NRSRO (which may include S&P, DBRS and/or Fitch) and A.M. Best) and (b) at least “A” by Fitch (or, if not rated by Fitch, at least “A-” or an equivalent (or higher) rating by (x) at least two NRSROs (which may include S&P, DBRS and/or Moody’s) or (y) one NRSRO (which may include S&P, DBRS and/or Moody’s) and AM Best), and

(ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(d) of this Agreement, a company that shall have a claims paying ability rated at least equal to any one of the following: (1) “A-” or better by S&P, (2) “A3” or better by Moody’s or (2) “A-” or better by Fitch, , or, in the case of clauses (i) and (ii), such other rating as to which the related Rating Agency (and, if applicable, the related Companion Rating Agency) has provided a Rating Agency Confirmation relating to the Certificates and any Companion Loan Securities (subject to the foregoing exceptions).

“Qualified Mortgage”: A Mortgage Loan that is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

“Qualified Replacement Special Servicer”: A replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in this Agreement, (ii) is not the Operating Advisor or an affiliate of the Operating Advisor, (iii) is not obligated to pay the Operating Advisor (x) any fees or otherwise compensate the Operating Advisor in respect of its obligations under this Agreement, or (y) for the appointment of the successor special servicer or the recommendation by the Operating Advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the Operating Advisor other than compensation that is not material and is unrelated to the Operating Advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the Operating Advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) (A) has been appointed as a special servicer on a transaction level basis on the closing date of a commercial mortgage backed securities transaction and, as of the date of such determination, is the special servicer of such securitization, with respect to which Moody’s rated one or more classes of certificates and one or more classes of such certificates are still outstanding and rated by Moody’s and (B) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (vii) currently has a special servicer rating of at least “CSS3” from Fitch.

“Qualified Substitute Mortgage Loan”: A substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution shall be permitted) replacing a Mortgage Loan with respect to which a Material Breach or Material Defect exists that must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the Removed Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a fixed Mortgage Rate not less than the Mortgage Rate of the Removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan); (iii) have the same Due Date and a grace period no longer than that of the Removed Mortgage Loan; (iv) accrue interest on the same basis as the Removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the Removed Mortgage Loan; (vi) have a then-current loan to value ratio equal to or less than the lesser of (1) the loan to value ratio for the Removed Mortgage Loan as of the Closing Date and (2) 75%, in each case using the “value” for the Mortgaged Property as determined using an Appraisal prepared in accordance with the requirements of the FIRREA; (vii) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (viii) have an Environmental Report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Servicing File; (ix) have a then-current Debt Service Coverage Ratio at least equal to the greater of (1) the original Debt Service Coverage Ratio of the Removed Mortgage Loan as of the Closing Date and (2) 1.25x; (x) be determined by an Opinion of Counsel (at the Mortgage Loan Seller’s expense) to be a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date or an amortization period that extends to a date that is after the date that is two years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the Replaced Mortgage Loan; (xiii) not be substituted for a Removed Mortgage Loan unless the Certificate Administrator and the Trustee have received a Rating Agency Confirmation from the Rating Agency (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the Mortgage Loan Seller); (xiv) have been approved, so long as no Control Termination Event has occurred and is not continuing, by the Directing Holder; (xv) prohibit defeasance within two years after the Closing Date; (xvi) not be substituted for a Removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the cost of the Mortgage Loan Seller); (xvii) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; and (xviii) be current in the payment of all scheduled payments of principal and interest then due. In the event that one or more mortgage loans are substituted for one or more Removed Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (ii) through (xviii) above, except the rates referred to in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Rate shall be lower than the highest Pass-Through Rate (that is a fixed rate not subject to a cap equal to the WAC Rate) of any Class of Sequential Pay Certificates having an outstanding Certificate Balance. When a Qualified Substitute Mortgage Loan is substituted for a Removed Mortgage Loan, the Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Certificate Administrator, the Operating Advisor, the Trustee and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder.

“RAC No-Response Scenario”: As defined in Section 3.30(a).

“Rated Final Distribution Date”: The Distribution Date in April 2033. The Class R Certificates will not have a Rated Final Distribution Date.

“Rating Agency”: Fitch; provided, that with respect to any matter affecting any Whole Loan, “Rating Agency” shall also refer to any rating agency engaged to rate the Companion Loan Securities related to such Whole Loan.

“Rating Agency Confirmation” shall mean, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from such Rating Agency with respect to such matter. At any time during which no Certificates are rated by a Rating Agency, no Rating Agency Confirmation shall be required from that Rating Agency. With respect to any matter affecting any Pari Passu

Companion Loan, any Rating Agency Confirmation shall also refer to a comparable confirmation from the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan with respect to such rating organizations’ respective ratings of such securities.

“Rating Agency Q&A Forum and Document Request Tool”: As defined in Section 3.14(d) of this Agreement.

“Real Property”: Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

“Realized Loss”: With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Certificate Balance of the Sequential Pay Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, aggregated Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

“Reassignment of Assignment of Leases, Rents and Profits”: As defined in Section 2.01(a)(viii) of this Agreement.

“Record Date”: With respect to each Distribution Date, the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Regular Certificates”: The Class A, Class B, Class C, Class D and Class HRR Certificates.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Regulation D”: Regulation D under the Act.

“Regulation S”: Regulation S under the Act.

“Regulation S Global Certificate”: Each of the Class A, Class B, Class C, Class D and Class HRR Certificates issued as such on the Closing Date and registered in the name of a nominee of the Depository, interest in which is to be held by Regulation S Investors.

“Regulation S Investor”: With respect to a transferee of an interest in a Regulation S Global Certificate, a transferee that acquires such interest pursuant to Regulation S.

“Regulation S Transfer Certificate”: As defined in Section 5.02(c)(i)(B) of this Agreement.

“Regulatory Agencies” As defined in the definition of “Risk Retention Rule”.

“Reimbursement Rate”: The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.21(e) and P&I Advances in accordance with Section 4.07(h), which rate per annum shall equal the Prime Rate. Interest at the Reimbursement Rate will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which such amounts are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or servicing expenses incurred or the first Master Servicer Remittance Date after a determination of non-recoverability, as the case may be, is made; provided that such interest at the Reimbursement Rate will continue to accrue to the extent funds are not available in the Collection Accounts for such reimbursement of such Advance; provided, further, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan until after the related Due Date has passed and any applicable Grace Period has expired or (ii) if the related Periodic Payment is received after the Determination Date but on or prior to the Business Day immediately prior to the related Distribution Date.

“Relevant Distribution Date”: With respect to (a) any Significant Obligor with respect to the Trust, the Distribution Date, and (b) any “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization holding a Companion Loan, the “Distribution Date” (or analogous concept) under the related Other Pooling and Servicing Agreement.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee on Schedule II to this Agreement). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, the term “Relevant Servicing Criteria” refers to the items of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code and the REMIC Provisions.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Removed Mortgage Loan”: A Mortgage Loan which is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualified Substitute Mortgage Loans are substituted.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(a)         except as provided in Section 856(d)(4) or Section 856(d)(6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(b)         any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and Section 856(d)(5) of the Code;

(c)         any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

(d)         any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(e)         rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

“REO Account”: As defined in Section 3.15(b) of this Agreement.

“REO Loan”: Any Mortgage Loan or Whole Loan as to which the related Mortgaged Property has become an REO Property.

“REO Proceeds”: With respect to any REO Property and the related REO Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Loan which do not constitute Liquidation Proceeds.

“REO Property”: A Mortgaged Property title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

“Replacement Mortgage Loan”: Any Qualified Substitute Mortgage Loan that is substituted for one or more Removed Mortgage Loans.

“Reporting Servicer”: As defined in Section 10.08 of this Agreement.

“Repurchase Communication”: For purposes of Section 2.03(d) of this Agreement only, any communication, whether oral or written, which need not be in any specific form.

“Repurchase”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Recipient”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Rejection”: As defined in Section 2.03(d) of this Agreement.

“Repurchase Request Withdrawal”: As defined in Section 2.03(d) of this Agreement.

“Request for Release”: A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E to this Agreement.

“Requesting Holders”: As defined in Section 4.08(b) of this Agreement.

“Requesting Investor”: As defined in Section 5.05(a) of this Agreement.

“Reserve Accounts”: With respect to any Mortgage Loan or Whole Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Whole Loan and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Loan Documents for the related Mortgage Loan or Whole Loan.

“Responsible Officer”: When used with respect to the Trustee or the Certificate Administrator, any officer of the Trustee or the Certificate Administrator, as the case may be, assigned to the Corporate Trust Office of such party; in each case, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Master Servicer by the Trustee and the Certificate Administrator, as such list may from time to time be amended.

“Restricted Certificate”: As defined in Section 5.02(k) of this Agreement.

“Restricted Mezzanine Holder”: A holder of a related mezzanine loan (a) that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan or (b) as to which a Default under the Loan Documents for any Mortgage Loan or Whole Loan has occurred giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan.

“Restricted Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the Initial Purchaser and any other distributor (as defined in Regulation S) of the Certificates and (b) the Closing Date.

“Retained Certificates”: The HRR Certificates.

“Retained Fee Rate” With respect to each Mortgage Loan and any Companion Loan (and any successor REO Loan with respect thereto), a rate per annum equal to the Servicing Fee Rate (subject to the rights of the Mortgage Loan Seller Sub-Servicers identified on Exhibit X to this Agreement) minus 0.0125%.

“Retained Interest Safekeeping Account”: An account maintained by the Certificate Administrator, which account shall be deemed to be owned by the Holder(s) of the Retained Certificates in proportions equal to their respective Percentage Interests.

“Retaining Parties”: Any Holder of a Retained Certificate and any successor Holder of such Retained Certificate.

“Retaining Sponsor”: GACC.

“Risk Retention Affiliate” or “Risk Retention Affiliated”: An “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Risk Retention Rule.

“Risk Retention Rule”: The Credit Risk Retention regulations, 79 Fed. Reg. 77601, pages 77740-77766 (Dec. 24, 2014), jointly promulgated by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission, and the Department of Housing and Urban Development (the “Regulatory Agencies”) to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934 (as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), as such regulations may be amended from time to time by such Regulatory Agencies, and subject to such clarification and interpretation as have been provided by such Regulatory Agencies, whether in the adopting release, or as may be provided by any such Regulatory Agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein.

“Rule 144A”: Rule 144A under the Act.

“Rule 144A Global Certificate”: Each of the Class A, Class B, Class C, Class D and Class HRR Certificates issued as such on the Closing Date and registered in the name of a nominee of the Depository, interest in which is to be held by Qualified Institutional Buyers.

“Rule 15Ga-1 Notice”: As defined in Section 2.03(d) of this Agreement.

“Rule 15Ga-1 Notice Provider”: As defined in Section 2.03(d) of this Agreement.

“S&P”: S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or its successor in interest. If neither such rating agency nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Sarbanes Oxley Act”: The Sarbanes Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes Oxley Certification”: With respect to an Other Securitization, the certification required to be filed together with such Other Securitization’s Exchange Act report on Form 10-K pursuant to Rule 13a-14 and Rule 15d-14 of the Exchange Act.

“Scheduled Principal Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of the following: (a) all Periodic Payments (excluding Balloon Payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced pursuant to Section 4.07 in respect of a preceding Distribution Date (and not previously distributed to Certificateholders), prior to, the related Collection Period, and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent either (i) paid by the Borrower as of the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the Master Servicer Remittance Date) or (ii) advanced by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.07 in respect of such Distribution Date, and (b) all Balloon Payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above.

“Securities Legend”: As defined in Section 5.02(c)(iii) of this Agreement.

“Sequential Pay Certificate”: The Class A, Class B, Class C, Class D and Class HRR Certificates.

“Service(s)(ing)”: In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is referenced in the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

“Servicer Termination Event”: A Master Servicer Termination Event or Special Servicer Termination Event, as applicable.

“Servicing Advance”: All customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer, Certificate Administrator, or the Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan and any related Companion Loan), in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) a Mortgaged Property securing a Mortgage Loan or an REO Property, including, in the case of each of such clause (a) and clause (b), but not limited to, (x) the cost of (i) compliance with the Master Servicer’s obligations set forth in Section 3.04, (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) – (vi) of the definition of “Liquidation Proceeds,” (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (y) any amount specifically designated herein to be paid as a “Servicing Advance”. Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property. None of the Master Servicer, the Special Servicer or the Trustee shall make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Companion Loan under the related Intercreditor Agreement or this Agreement.

“Servicing Compensation”: With respect to any Collection Period, the related Servicing Fee, Net Prepayment Interest Excess, if any, and any other fees, charges or other amounts payable to the Master Servicer under this Agreement for such period.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan or Companion Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) the respective Servicing Fee Rate (adjusted to a monthly rate) and (ii) the Stated Principal Balance of such Mortgage Loan or Companion Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan or Pari

Passu Companion Loan on such Due Date). The Servicing Fee shall be calculated in accordance with the provisions of Section 1.02(a) of this Agreement. For the avoidance of doubt, with respect to each Mortgage Loan, the Servicing Fee shall be deemed payable from the Lower-Tier REMIC.

“Servicing Fee Amount”: With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan or Pari Passu Companion Loan, (a) the Stated Principal Balance of such Mortgage Loan or Pari Passu Companion Loan as of the end of the immediately preceding Collection Period and (b) the difference between the Servicing Fee Rate for such Mortgage Loan or Pari Passu Companion Loan over the servicing fee rate (if any) applicable to such Mortgage Loan or Pari Passu Companion Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan or Pari Passu Companion Loan. With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan or Pari Passu Companion Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan or Pari Passu Companion Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan or the Pari Passu Whole Loan.

“Servicing Fee Rate”: (A) With respect to each Mortgage Loan, the sum of the Master Servicing Fee Rate and the related Primary Servicing Fee Rate, if any, which rates per annum are set forth on Exhibit B to this Agreement, (B) with respect to each Gateway Companion Loan, 0.00125%, and (C) with respect to each TriBeCa House Companion Loan, 0.00125%.

“Servicing File”: As defined in the Mortgage Loan Purchase Agreement.

“Servicing Function Participant”: Any Person, other than the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans (based on their Stated Principal Balance) or the Master Servicer has assumed responsibility for the servicing activity, as provided for under Regulation AB.

“Servicing Officer”: Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans and/or Companion Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Certificate Administrator, the Operating Advisor and the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Servicing Standard”: With respect to the Master Servicer and the Special Servicer, to diligently service and administer the applicable Mortgage Loans and any related Companion Loans, Specially Serviced Loans and REO Loans for which each is responsible in the best interests of and for the benefit of all of the Certificateholders and, in the case of any

Whole Loan, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and Companion Loan Noteholders constituted a single lender (and with respect to any Whole Loan with any related Subordinate Companion Loan(s), taking into account the subordinate nature of such Subordinate Companion Loan(s)), as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of this Agreement, the applicable Loan Documents and any related Intercreditor Agreement, and to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(a)         the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(b)         the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned, if any, by the Master Servicer or the Special Servicer, as the case may be.

In either case, with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Whole Loans or, in the case of Defaulted Loans, the maximization of timely recovery of principal and interest on a net present value basis (determined in accordance with the Loan Documents or, if the Loan Documents are silent, at the Calculation Rate) on the applicable Mortgage Loans or Whole Loans, and the best interests of the Trust and the Certificateholders and, in the case of any Whole Loan, the related Companion Loan Noteholders, (as a collective whole as if such Certificateholders and Companion Loan Noteholders, as applicable, constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the pari passu or subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment in either case, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any potential conflict of interest arising from (a) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of the Master Servicer or the Special Servicer, may have with the related Borrower, the Mortgage Loan Seller, any other party to this Agreement or any Affiliate of the foregoing; (b) the ownership of any Certificate or any interest in any Companion Loan or any mezzanine loan or subordinate debt relating to a Mortgage Loan by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (c) the Master Servicer’s obligation, if any, to make Advances; (d) the Master Servicer’s or the Special Servicer’s, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction; (e) the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or mortgaged properties by the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable; (f) any debt that the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable, has extended to any Borrower or an Affiliate of any Borrower (including, without limitation, any mezzanine financing); (g) any option to purchase any Mortgage Loan or the related Companion Loan the Master Servicer or Special Servicer, as the case may be, or any of its affiliates may have; or

(h) any obligation of the Master Servicer, the Special Servicer or one of their respective Affiliates, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or the Special Servicer or one of their respective affiliates is a Mortgage Loan Seller).

“Servicing Transfer Event”: An event specified in the definition of Specially Serviced Loan.

“Significant Obligor”: (a) Any obligor (as defined in Item 1101(i) of Regulation AB) or group of affiliated obligors on any Mortgage Loan or group of Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by principal balance as of the Cut-off Date); or (b) any single Mortgaged Property or group of Mortgaged Properties securing any Mortgage Loan or group of cross-collateralized and/or cross-defaulted Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by principal balance as of the Cut-off Date). For the avoidance of doubt, there are no Significant Obligors relating to the Trust.

“Significant Obligor NOI Quarterly Filing Deadline”:  With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year), the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date on which financial statements for such calendar quarter are required to be delivered to the related lender under the related Loan Documents. The parties to this Agreement acknowledge that in the event the Mortgaged Property securing any related Companion Loan is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization that includes such Companion Loan, the date on which such quarterly financial statements are required to be delivered to the related lender under the related Mortgage Loan documents is, with respect to net operating income information, for (A) each Gateway Companion Loan, 30 days following the end of each fiscal quarter, and (B) each TriBeCa House Companion Loan, 30 days following the end of each fiscal quarter.

“Significant Obligor NOI Yearly Filing Deadline”:  With respect to each calendar year, the date that is the 90th day after the end of such calendar year.

“Similar Law”: As defined in Section 5.02(k) of this Agreement.

“Sole Certificateholder”: Any Holder (or Holders, provided they act in unanimity) holding 100% of the then outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class R Certificates) or an assignment of the Voting Rights thereof; provided, that the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero.

“Special Notice”: Any (a) notice transmitted to Certificateholders pursuant to Section 5.05(c) of this Agreement, (b) notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer pursuant to Section 3.22(d) of this Agreement, (c) notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor pursuant to Section 7.07(b) of this Agreement and (d) notice transmitted to Certificateholders pursuant to Section 3.22(c) of this Agreement.

“Special Servicer”: With respect to (i) each of the Mortgage Loans (other than any Excluded Special Servicer Mortgage Loan) and any related Companion Loans, AEGON USA Realty Advisors, LLC, an Iowa limited liability company, in its capacity as special servicer, or its successor in interest, or if any successor Special Servicer is appointed as herein provided, such successor Special Servicer, and (ii) with respect to any Excluded Special Servicer Mortgage Loan, if any, the related Excluded Special Servicer appointed pursuant to Section 3.22(j) of this Agreement, as applicable and as the context may require.

“Special Servicer Servicing Personnel”: The divisions and individuals of any Special Servicer who are involved in the performance of the duties of such Special Servicer under this Agreement.

“Special Servicer Termination Event”: As defined in Section 7.01(b) of this Agreement.

“Special Servicing Compensation”: With respect to any Mortgage Loan and any related Companion Loan, any of the Special Servicing Fee, Workout Fee, Liquidation Fee and any other fees, charges or other amounts which shall be due to the Special Servicer that are expressly provided for in Section 3.12 of this Agreement.

“Special Servicing Fee”: With respect to each Specially Serviced Loan (or REO Loan) for each calendar month (or portion thereof), the fraction of the Special Servicing Fee Rate applicable to such month, or portion thereof (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Stated Principal Balance of such Specially Serviced Loan as of the Due Date (without giving effect to all payments of principal on such Specially Serviced Loan or REO Loan on such Due Date) in the Collection Period prior to such Distribution Date (or, in the event that a Principal Prepayment in full or an event described in clauses (i)-(vii) under the definition of Liquidation Proceeds has occurred with respect to any such Specially Serviced Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Proceeds event in a month consisting of 30 days). For the avoidance of doubt, the Special Servicing Fee shall be deemed to be paid from the Lower-Tier REMIC with respect to the Mortgage Loans.

“Special Servicing Fee Rate”: A rate equal to 0.25% per annum.

“Specially Serviced Loan”: Subject to Section 3.23 of this Agreement, any Mortgage Loan or Companion Loan with respect to which:

(a)         either (i) with respect to such Mortgage Loan or Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Companion Loan at its Maturity Date or, if the Maturity Date of such Mortgage Loan or Companion Loan has been extended in accordance herewith, a payment default occurs on such Mortgage Loan or Companion Loan at its extended Maturity Date or (ii) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, that if (A) the related Borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect, and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent, application for refinancing or similar document that is, in each case, binding upon an acceptable lender or a signed purchase agreement reasonably acceptable to the Master Servicer (who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), (B) the related Borrower continues to make its Assumed Scheduled Payment, and (C) no other Servicing Transfer Event shall have occurred with respect to such Mortgage Loan or Companion Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related Maturity Date or extended Maturity Date and (2) the termination of such transaction document;

(b)         any Periodic Payment (other than a Balloon Payment or any other payment due under clause (a)(i) above in this definition), or any amount due on a monthly basis as an Escrow Payment or reserve funds, is 60 days or more delinquent;

(c)         the Master Servicer determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Companion Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related Borrower within 60 days or, except as provided in clause (a)(ii) above, in the case of a Balloon Payment, for at least 30 days;

(d)         the related Borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(e)         the related Borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower of or relating to all or substantially all of its property;

(f)          the related Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(g)         a default, of which the Master Servicer or Special Servicer has notice (other than a failure by such related Borrower to pay principal or interest) and which in the opinion of the Master Servicer materially and adversely affects the interests of the Certificateholders or any holder of a Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Loan Documents for such Mortgage Loan or Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(h)         the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (a) through (h), a “Servicing Transfer Event”);

provided, that such Mortgage Loan or Companion Loan will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (i) with respect to the circumstances described in clauses (a) and (b) above, when the related Borrower thereunder has brought such Mortgage Loan or Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of such Mortgage Loan or Companion Loan, (ii) with respect to the circumstances described in clauses (c), (d), (e), (f) and (h) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer, or (iii) with respect to the circumstances described in clause (g) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause such Mortgage Loan or Companion Loan to continue to be characterized as a Specially Serviced Loan.

Notwithstanding the foregoing, the Special Servicer may elect to deliver a written notice to the Master Servicer that a Mortgage Loan should be a Specially Serviced Loan as a result of reasonably foreseeable default under clause (c) above. Upon receipt of any such written notice, the Master Servicer shall deliver an Officer’s Certificate to each of the depositor and the special servicer with its determination of whether to transfer such Mortgage Loan to special servicing under clause (c) above and the reasons for such determination, and such determination will be conclusive with respect to a servicing transfer at that time.

If a Servicing Transfer Event exists with respect to any Mortgage Loan included in a Whole Loan, then it will also be deemed to exist with respect to the related Companion Loans, and vice versa.

“Startup Day”: In the case of the Upper-Tier REMIC and the Lower-Tier REMIC, the day designated as such pursuant to Section 2.06(a) of this Agreement.

“Stated Principal Balance”: With respect to any Mortgage Loan, the Companion Loan or Whole Loan, as applicable, on any date of determination, the principal balance as of the Cut-off Date of such Mortgage Loan, Companion Loan or Whole Loan (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 of this Agreement to, principal of or with respect to such Mortgage Loan, the Companion Loan or Whole Loan, as applicable, that are distributed to the Certificateholders on such Distribution Date or Companion Loan Noteholders on the related remittance date in the same calendar month as such Distribution Date or applied to any other payments required under this Agreement or related Intercreditor Agreement on or prior to such Distribution Date, and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan, Companion Loan or Whole Loan during the related Collection Period.

A Mortgage Loan or any related REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which Liquidation Proceeds, if any, are to be (or, if no such Liquidation Proceeds are received, would have been) distributed to Certificateholders. The Stated Principal Balance of any Mortgage Loan or Whole Loan with respect to which the Master Servicer or Special Servicer has made a Final Recovery Determination is zero.

“Sub-Servicer”: Any Person engaged by the Master Servicer or the Special Servicer (including, for the avoidance of doubt, each Mortgage Loan Seller Sub-Servicer and any primary servicer) to perform servicing activities with respect to one or more Mortgage Loans or REO Loans.

“Sub-Servicing Agreement”: The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of the Mortgage Loans as provided in Section 3.01(c) of this Agreement.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer or a Servicing Function Participant.

“Subordinate Companion Loan”: With respect to any Whole Loan, any related subordinated loan not included in the Trust, which is subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement. The Gateway Subordinate Companion Loans and the TriBeCa House Subordinate Companion Loan are the only Subordinate Companion Loans related to the Trust.

“Subsequent Asset Status Report”: As defined in Section 3.23(e).

“Substitution Shortfall Amount”: In connection with the substitution of one or more Replacement Mortgage Loans for one or more Removed Mortgage Loans, the amount, if any, by which the Purchase Price or aggregate Purchase Price, as the case may be, for such Removed Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate initial Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

“Tax Returns”: The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss

Allocation, or any successor forms, to be filed by the Certificate Administrator on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal law or Applicable State and Local Tax Law.

“Terminated Party”: As defined in Section 7.01(e) of this Agreement.

“Terminating Party”: As defined in Section 7.01(e) of this Agreement.

“Termination Date”: The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01 of this Agreement.

“The Gateway Companion Loans”: As defined in the Preliminary Statement.

“The Gateway Directing Holder”: Has the meaning given “Controlling Note Holder” in related Intercreditor Agreement with respect to The Gateway Whole Loan.

“The Gateway Major Decisions”: Has the meaning given “Major Decisions” in the related Intercreditor Agreement with respect to The Gateway Whole Loan.

“The Gateway Mortgage Loan”: As defined in the Preliminary Statement.

“The Gateway Note B Control Appraisal Period”: Has the meaning given “Note B Control Appraisal Period” in the related Intercreditor Agreement with respect to The Gateway Whole Loan.

“The Gateway Note B Holder”: The holder or holders of a majority of Note B ( as defined in the related Intercreditor Agreement with respect to The Gateway Whole Loan).

“The Gateway Note C Control Appraisal Period”: Has the meaning given “Note C Control Appraisal Period” in the related Intercreditor Agreement with respect to The Gateway Whole Loan.

“The Gateway Note C Holder”: The holder or holders of a majority of Note C ( as defined in the related Intercreditor Agreement).

“The Gateway Pari Passu Companion Loans”: As defined in the Preliminary Statement.

“The Gateway Service Providers”: With respect to The Gateway Companion Loans, the related Other Trustee, Other Servicer, Other Special Servicer and any related sub-servicer, as applicable, and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related Other Pooling and Servicing Agreement.

“The Gateway Subordinate Companion Loans”: As defined in the Preliminary Statement.

“The Gateway Whole Loan”: The Gateway Companion Loans, together with The Gateway Mortgage Loan. References herein to The Gateway Whole Loan shall be construed to refer to the aggregate indebtedness under the related notes with respect to The Gateway Mortgage Loan and The Gateway Companion Loans.

“Third Party Appraiser”: A Person performing an Appraisal.

“Third-Party Purchaser”: PCSD PR Cap IV NR Reten Private Limited, a Singapore private limited company, or any Person that purchases the HRR Certificates in accordance with this Agreement and applicable laws and regulations.

“Third Party Reports”: With respect to any Mortgaged Property, the related Appraisal, Phase I environmental report, Phase II environmental report, seismic report, engineering report, structural report, property condition report or similar report, if any.

“Transaction Parties”: As defined in Section 5.02(k)(1) of this Agreement.

“Transfer”: Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R Certificate.

“Transfer Restriction Period”: The period from the Closing Date to the earlier of:

(a) the latest of (i) the date on which the aggregate unpaid principal balance of all outstanding Mortgage Loans has been reduced to 33.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the aggregate Certificate Balance of the Sequential Pay Certificates has been reduced to 33.0% of the aggregate Certificate Balance of the Sequential Pay Certificates as of the Closing Date; and (iii) two years after the Closing Date;

(b) the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in §244.7(b)(8)(i) of the Risk Retention Rule; or

(c) the date on which the Risk Retention Rule has been officially repealed or abolished in its entirety or officially determined by the relevant governmental authority to be no longer applicable to this securitization transaction or the HRR Certificates.

provided, that the termination of the Transfer Restriction Period shall be effective without the written consent of the Retaining Sponsor.

“Transferee Affidavit”: As defined in Section 5.02(l)(ii) of this Agreement.

“Transferor Letter”: As defined in Section 5.02(l)(ii) of this Agreement.

“TriBeCa House Companion Loans”: As defined in the Preliminary Statement.

“TriBeCa House Control Appraisal Period”: Has the meaning given “Control Appraisal Period” in the related Intercreditor Agreement with respect to the TriBeCa House Whole Loan.

“TriBeCa House Directing Holder”: Has the meaning given “Controlling Note Holder” in related Intercreditor Agreement with respect to the TriBeCa House Whole Loan.

“TriBeCa House Major Decisions”: Has the meaning give “Major Decisions” in the related Intercreditor Agreement with respect to the TriBeCa House Whole Loan.

“TriBeCa House Mortgage Loan”: As defined in the Preliminary Statement.

“TriBeCa House Pari Passu Companion Loans”: As defined in the Preliminary Statement.

“TriBeCa House Service Providers”: With respect to the TriBeCa House Companion Loans, the related Other Trustee, Other Servicer, Other Special Servicer and any related sub-servicer, as applicable, and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related Other Pooling and Servicing Agreement.

“TriBeCa House Subordinate Companion Loan”: As defined in the Preliminary Statement.

“TriBeCa House Whole Loan”: The TriBeCa House Companion Loans, together with the TriBeCa House Mortgage Loan. References herein to the TriBeCa House Whole Loan shall be construed to refer to the aggregate indebtedness under the related notes with respect to the TriBeCa House Mortgage Loan and the TriBeCa House Companion Loans.

“Trust” or “Trust Fund”: The corpus of the trust created hereby and to be administered hereunder, consisting of (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Companion Loan Noteholder therein): (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreement relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Seller regarding its Mortgage Loans; (xiii) the Lower-Tier Regular Interests; and (xiv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).

“Trust Ledger”: Amounts deposited in the Collection Account or a Whole Loan Collection Account and attributable to the Mortgage Loans or related Whole Loan, respectively, which are maintained pursuant to Section 3.06(a) and Section 3.06(b) of this Agreement, as applicable, and held on behalf of the Trustee on behalf of the Certificateholders or held on behalf of the Trustee on behalf of the Certificateholders and related Companion Loan Noteholders, as applicable.

“Trust REMICs”: The Lower-Tier REMIC and the Upper-Tier REMIC.

“Trustee”: Wilmington Trust, National Association, in its capacity as Trustee, or its successor in interest, or any successor Trustee appointed as herein provided.

“Trustee Personnel”: The divisions and individuals of the Trustee who are involved in the performance of the duties of the Trustee under this Agreement.

“UCC”: Uniform Commercial Code.

“Unliquidated Advance”: Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to Section 3.06(a) of this Agreement, as applicable, but that has not been recovered from the related Borrower or otherwise from collections on or the proceeds of the Mortgage Loan or the applicable Whole Loan or REO Property in respect of which the Advance was made.

“Unscheduled Payments”: With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds, Net Condemnation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Purchase Price of any Mortgage Loan that is repurchased or purchased pursuant to Section 2.03(e), Section 3.16 or Section 9.01 of this Agreement, the Substitution Shortfall Amount with respect to any substitution pursuant to Section 2.03(g) of this Agreement and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums or Yield Maintenance Charges, if any) during such Collection Period.

“Updated Appraisal”: An Appraisal of a Mortgaged Property or REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date and in accordance with Appraisal Institute standards, the costs of which shall be paid as a Servicing Advance by the Master Servicer. Updated Appraisals shall be conducted by an Independent MAI appraiser selected by the Special Servicer.

“Unscheduled Principal Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, the aggregate of the following: (a) all Principal Prepayments received on such Mortgage Loan on or prior to the Determination Date and (b) the principal portion of any other collections (exclusive of payments by Borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided, that all such Liquidation Proceeds and Insurance Proceeds and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

“Upper-Tier Distribution Account”: The segregated non-interest bearing trust account or sub-account created and maintained by the Certificate Administrator pursuant to Section 3.05(f) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Upper-Tier Distribution Account” and which must be an Eligible Account or a sub-account of an Eligible Account. The Upper-Tier Distribution Account shall be an asset of the Upper-Tier REMIC.

“Upper-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests, the Upper-Tier Distribution Account and amounts held therein from time to time.

“U.S. Person”: A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificateholder or Class of Certificateholders. At all times during the term of this Agreement, the percentage of Voting Rights assigned to each Class shall be: (a) 100% to be allocated among the Certificateholders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(a) and the Operating Advisor pursuant to Section 7.07(a), taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Certificates pursuant to Section 4.08(a) hereof) of their Certificates, and (b) 0%, in the case of the Class R Certificates.

“WAC Rate”: With respect to any Distribution Date, a per annum rate equal to the fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Rate for each such Mortgage Loan as of the first day of the related Collection Period and (ii) the Stated Principal Balance of each such Mortgage Loan as of the first day of the related Collection Period, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the first day of the related

Collection Period (after giving effect to any payments received during any applicable grace period).

“Whole Loan”: Any whole loan serviced under this Agreement that is divided into one or more notes, which includes a mortgage note that is included in the Trust and (a) one or more Subordinate Companion Loans not included in the Trust and/or (b) one or more pari passu mortgage notes not included in the Trust. References herein to a Whole Loan shall be construed to refer to the aggregate indebtedness under the related notes. The Gateway Whole Loan and the TriBeCa House Whole Loan are the only Whole Loans.

“Whole Loan Collection Account”: With respect to each Whole Loan, the separate account or sub-account created and maintained by the Master Servicer pursuant to Section 3.05(g) on behalf of the Certificateholders and the related Companion Loan Noteholders, which shall be entitled “Wells Fargo Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Whole Loan Collection Account.” Amounts in any Whole Loan Collection Account applicable to the related Companion Loans shall not be assets of the Trust Fund, but instead shall be held by the Master Servicer on behalf of the Trust Fund (in respect of amounts reimbursable therefrom) and, the related Companion Loan Noteholders. Any such account or sub-account shall be an Eligible Account or a sub-account of an Eligible Account (including a sub-account of the Collection Account).

“Whole Loan Remittance Amount”: For each distribution date that a Master Servicer is required to make a distribution to a Companion Loan Noteholder pursuant to Section 3.05(h) and with respect to each Whole Loan and related Mortgaged Property (if it becomes a REO Property), any amount received by the Master Servicer (or, with respect to a REO Property, the Special Servicer) during the related Collection Period that is payable to the Companion Loan Noteholder(s) pursuant to the related Intercreditor Agreement or to be remitted to the Collection Account.

“Whole Loan Remittance Date”: With respect to any Companion Loan, (x) prior to contribution of such Companion Loan to an Other Securitization, a date as set forth in the related Intercreditor Agreement (or if no such date is specified, the Master Servicer Remittance Date) and (y) following contribution of such Companion Loan to an Other Securitization, the Business Day immediately succeeding the “determination date” set forth in the related Other Pooling and Servicing Agreement, or such earlier date as required by the related Intercreditor Agreement; provided, however, that, unless otherwise required under the related Intercreditor Agreement, no remittance is required to be made until two (2) Business Days after receipt of the related Periodic Payment with respect to the related Whole Loan.

“Whole Loan REO Account”: As defined in Section 3.15(b) of this Agreement.

“Whole Loan Special Servicer”: Any Person responsible for performing the duties of Special Servicer hereunder with respect to a Whole Loan or any related REO Property.

“Withheld Amount”: With respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, and with respect to each Distribution Date occurring in January of each calendar year that is not a leap year and February of each calendar year, unless in either case such Distribution Date is the final Distribution Date, an amount equal to one day’s interest at the Net Mortgage Rate on the respective Stated Principal Balance as of the Due Date in the month preceding the month in which such Distribution Date occurs, to the extent that a Periodic Payment or a P&I Advance is made in respect thereof.

The Withheld Amount for each applicable Distribution Date for each Mortgage Loan that does not accrue interest on a 30/360 basis will be equal to 1/31 of the interest accrued in respect of the immediately preceding Due Date, to the extent a Periodic Payment or P&I Advance is made in respect thereof.

“Workout-Delayed Reimbursement Amounts”: With respect to any Mortgage Loan or, with respect to Servicing Advances, any Whole Loan, the amount of any Advance made with respect to such Mortgage Loan or Whole Loan on or before the date such Mortgage Loan or Whole Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan or Whole Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related Borrower to pay such amount under the terms of the modified Loan Documents.

“Workout Fee”: An amount equal to the lesser of (1) 0.50% of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Defect or a Material Breach shall not be considered a prepayment for purposes of this definition), Balloon Payments and payments at maturity, but excluding late payment charges and Default Interest) received on a Specially Serviced Loan that becomes a Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan, pursuant to Section 3.12(c) of this Agreement and (2) $1,000,000, in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that in the event the Workout Fee with respect to a Corrected Mortgage Loan is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan (including any related Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that Corrected Mortgage Loan (including any related Companion Loan) to be equal to $25,000; provided, further, that the Workout Fee with respect to any Corrected Mortgage Loan shall be capped in accordance with Section 3.12(c) of this Agreement; provided, further that no Workout Fee shall be payable by the Trust with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (c) of the definition of “Specially Serviced Loan” (and no other clause of such definition) and no event of default actually occurs, unless the Mortgage Loan or Companion Loan is modified by the Special Servicer in accordance with the terms of this Agreement; provided, further that if a Mortgage Loan or Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 4 months following the related maturity date as a result of the related Mortgage Loan or Companion Loan being refinanced or otherwise repaid in full, the Special Servicer shall not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related Borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Loan Documents and (z) other appropriate fees in connection with such workout. After receipt by the Special Servicer of Workout Fees with respect to a Corrected Mortgage Loan in an amount equal to $25,000, the total amount of Workout Fees in excess of such $25,000 payable by the Trust with respect to such Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) shall be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to such Corrected Mortgage Loan; provided that the Special Servicer shall be entitled to collect such Workout Fees from the Trust until such time it has been fully paid such reduced amount. For the avoidance of doubt, the Mortgage Loan Seller will be required to pay a Workout Fee in connection with a repurchase or substitution to the extent the Special Servicer was entitled to such a fee and such fee was unpaid immediately prior to such repurchase or substitution or was previously paid by the Trust and was not reimbursed by the related Borrower immediately prior to such repurchase or substitution. In furtherance of the foregoing, upon a Specially Serviced Loan becoming a Corrected Mortgage Loan, the Special Servicer shall provide the Master Servicer with a calculation of the total amount of Workout Fees expected to be payable by the Trust with respect to such Corrected Mortgage Loan throughout its term (which calculation shall be reasonably acceptable to the Master Servicer) and the total amount of related Offsetting Modification Fees received by the Special Servicer.

“Yield Maintenance Charge”: With respect to any Mortgage Loan or Companion Loan, the yield maintenance charge set forth in the related Loan Documents; provided that, amounts shall be considered Yield Maintenance Charges pursuant to the allocation set forth under Section 1.02(f) or Section 1.02(g), as applicable.

Section 1.02     Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:

(a)         All calculations of interest with respect to the Mortgage Loans and Companion Loans (other than the Actual/360 Loans) and of Advances in respect thereof provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Loans and of Advances provided in respect thereof provided for herein shall be made as set forth in the Loan Documents for such Mortgage Loans and, if applicable, Companion Loans, with respect to the calculation of the related Mortgage Rate. The Servicing Fee, the Certificate Administrator/Trustee Fee, the CREFC® Intellectual Property Royalty License Fee and the Operating Advisor Fee for each Mortgage Loan or Whole Loan, as applicable, shall accrue on the same basis as interest accrues on such Mortgage Loan or Whole Loan, as applicable.

(b)         Any Mortgage Loan or Whole Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Certificate Administrator; provided, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan or Whole Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) of this Agreement to reduce the Stated Principal Balance of such Mortgage Loan or Whole Loan on which interest accrues.

(c)         Except as otherwise provided in the related Loan Documents or related Intercreditor Agreement, any amounts received in respect of a Mortgage Loan or Whole Loan as to which a default has occurred and is continuing in excess of Periodic Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan or Whole Loan prior to the application to late fees.

(d)         Allocations of payments between a Mortgage Loan and the related Companion Loans in a Whole Loan shall be made in accordance with the related Intercreditor Agreement.

(e)         If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Paying Agent, as applicable, primarily to the administration of the Trust Fund, any Trust REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this Agreement states that any expense is solely “an expense of the Trust Fund” or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any Companion Loan Noteholder and such Companion Loan Noteholder shall not suffer any adverse consequences as a result of the payment of such expense.

(f)          All amounts collected by or on behalf of the Trust in respect of any Mortgage Loan (other than an REO Loan) in the form of payments from the related Borrower, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (exclusive, if applicable, in the case of a Mortgage Loan that is part of a Whole Loan, of any amounts payable to the holder of the related Companion Loan, pursuant to the related Intercreditor Agreement) shall be allocated to amounts due and owing under the related Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Loan Documents and, with respect to any Mortgage Loan that is part of a Whole Loan, the related Intercreditor Agreement; provided that, absent such express provisions, all such amounts collected (exclusive, if applicable, in the case of a Mortgage Loan that is part of a Whole Loan, of any amounts payable to the holder of the related Companion Loan pursuant to the related Intercreditor Agreement) shall be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan in the following order of priority:

(i)           as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to such Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Mortgage Loan;

(ii)          as a recovery of Nonrecoverable Advances and any interest at the Reimbursement Rate thereon to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

(iii)       to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable Mortgage Loan Interest Accrual Period, over (B) the sum of (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below on earlier dates) and (y) Accrued AB Loan Interest;

(iv)       to the extent not previously allocated pursuant to clause (i) above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if such Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

(v)       as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent that collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)       as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

(vii)      as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

(viii)     as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

(ix)        as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan;

(x)        as a recovery of any Assumption Fees and Modification Fees then due and owing under such Mortgage Loan;

(xi)       as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

(xii)      as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC Provisions, payments or proceeds received (or receivable by exercise of the Mortgage Loan Seller’s rights under the related Loan Documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan (or Whole Loan) exceeds 125% or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the Stated Principal Balance of the Mortgage Loan (or Whole Loan) in the manner permitted by the REMIC Provisions.

(g)       Collections by or on behalf of the Trust in respect of any REO Property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of an REO Property related to a Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan pursuant to the related Intercreditor Agreement) shall be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan in the following order of priority:

(i)        as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to such Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid Additional Trust Fund Expenses with respect to such Mortgage Loan;

(ii)       as a recovery of Nonrecoverable Advances and any interest at the Reimbursement Rate thereon to the extent previously allocated to principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

(iii)      to the extent not previously allocated pursuant to clause (i) above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest) to the extent of the excess of (A) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable Mortgage Loan Interest Accrual Period, over (B) the sum of (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with Appraisal Reduction Amounts (to the extent that collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause (v) below or clause (v) on Section 1.02(f) on earlier dates) and (y) Accrued AB Loan Interest;

(iv)      to the extent not previously allocated pursuant to clause (i)-(ii) above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

(v)       as a recovery of (i) accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.07(d) of this Agreement in connection with related Appraisal Reduction

Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent that collections have not theretofore been allocated as a recovery of accrued and unpaid interest pursuant to this clause (v) or clause (v) on Section 1.02(f) on earlier dates);

(vi)       as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under the related Mortgage Loan;

(vii)      as a recovery of any late payment charges and Default Interest then due and owing under the related Mortgage Loan;

(viii)     as a recovery of any Assumption Fees and Modification Fees then due and owing under the related Mortgage Loan; and

(ix)        as a recovery of any other amounts then due and owing under the related Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

(h)       The applications of amounts received in respect of any Mortgage Loan pursuant to paragraph (f) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard. The applications of amounts received in respect of any Mortgage Loan, or any REO Property pursuant to paragraph (g) of this Section 1.02 shall be determined by the Special Servicer in accordance with the Servicing Standard.

(i)         All net present value calculations and determinations made hereunder with respect to the Mortgage Loans or a Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made in accordance with the Loan Documents or, if the Loan Documents are silent, using the Calculation Rate.

Section 1.03       Certain Constructions. For purposes of this Agreement, reference to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A, Class B, Class C, Class D and Class HRR Certificates. For purposes of this Agreement, each Class of Sequential Pay Certificates shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero. For purposes of this Agreement, the Class R Certificates shall be outstanding so long as the Trust Fund has not been terminated pursuant to Section 9.01 of this Agreement or any other Class of Certificates remains outstanding.

Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, each reference to any action by the Master Servicer or Special Servicer that is subject to the consent or approval of the Directing Holder, or consultation with the Directing Holder or the Operating Advisor, shall in each case be further subject to the determination by the Master Servicer or Special Servicer that taking or refraining from taking the action as proposed by the Directing Holder or the Operating Advisor or not taking such action as proposed by the Master Servicer or Special Servicer if the Directing Holder fails to grant its consent or approval, or if the Directing Holder or the Operating Advisor, as applicable, fail to express their concurrence, to any action proposed to be taken by the Master Servicer or Special Servicer, in each case, is consistent with the Servicing Standard. In each case, (a) if the response by the

Directing Holder or the Operating Advisor hereunder is inconsistent with the Servicing Standard, the Master Servicer or the Special Servicer shall take such action as is consistent with the Servicing Standard, and (b) if the Master Servicer or Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, in the case of any Whole Loan, the related Companion Loan Noteholders, (as a collective whole as if such Certificateholders and Companion Loan Noteholders, as applicable, constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and the Master Servicer or Special Servicer, as applicable, has made a reasonable effort to contact the Directing Holder or the Operating Advisor, as applicable, it may take such action without waiting for a response from the Directing Holder or the Operating Advisor, as applicable; provided that the Special Servicer or Master Servicer, as applicable, shall provide the Directing Holder or the Operating Advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Section 1.04       Certain Matters Relating to the Whole Loans. In connection with the securitization of any Companion Loan while it is a Companion Loan, upon the request of (and at the expense of) the related Companion Loan Noteholders, each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, as applicable, shall use reasonable efforts to cooperate with such Companion Loan Noteholders in attempting to cause the related Borrower to provide information relating to the related Whole Loan and the related notes, and that such holders reasonably determine to be necessary or appropriate, for inclusion in any disclosure document(s) relating to such Other Securitization.

Article II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01       Conveyance of Mortgage Loans; Assignment of Mortgage Loan Purchase Agreement. (a)  The Depositor, concurrently with the execution and delivery hereof on the Closing Date, does hereby establish a trust designated as “COMM 2018-HOME Mortgage Trust,” appoint the Trustee as trustee of the Trust Fund and sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and a security interest in all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts and all other assets to the extent included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date and, in the case of a Mortgage Loan included in a Whole Loan, is subject to the related Intercreditor Agreement. Transfer. The Depositor, concurrently with the execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein), for the benefit of the Certificateholders and the Companion Loan Noteholders, all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase Agreement as provided therein (excluding Sections 6(e)-(g) of the Mortgage Loan

Purchase Agreement, the representations, warranties and covenants in favor of the Depositor set forth in clause (viii) of Section 4(b) of the Mortgage Loan Purchase Agreement and the Depositor’s rights and remedies with respect to a breach thereof, and excluding the Depositor’s rights and remedies under the Indemnification Agreement) to the extent related to any Mortgage Loan. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts relating to the Mortgage Loans to be transferred to and held in the name of the Master Servicer on behalf of the Trustee as successor to the Mortgage Loan Seller.

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 2.01(a) serve as an assignment and assumption agreement between the Depositor, as the assignor, and the Trustee on behalf of the Trust, as the assignee. Accordingly, the Depositor hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Trustee all right, title and interest of the Depositor in, to and arising out of the related Intercreditor Agreement and the Trustee on behalf of the Trust hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of the Depositor with respect to related Intercreditor Agreement from and after the Closing Date. In addition, the Trustee acknowledges that any such Mortgage Loan that is part of a Whole Loan shall be serviced pursuant to the terms of this Agreement.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian, with copies to the Master Servicer and the Special Servicer, the following documents or instruments with respect to each Mortgage Loan and each Companion Loan (which, except for the Mortgage Note referred to in clause (i) below, relate to the Whole Loan) so assigned (provided, the original of documents specified in clauses (xviii) and (xix) shall be delivered to the Master Servicer):

(i)       (A) the original Mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank and further showing a complete, unbroken chain of endorsement from the Originator or to the order of the Trustee in the following form: “Pay to the order of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, without recourse”; and (B) in the case of each related Companion Loan, a copy of the executed Mortgage Note for such Companion Loan;

(ii)      (A) the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, (B) if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Whole Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

(iii)     an original or copy (if the Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an Assignment of Mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME” (in such capacity and, with respect to any Whole Loan, on behalf of any related Companion Loan Noteholders);

(iv)      (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan or Whole Loan to the most recent assignee thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME” (in such capacity and, with respect to any Whole Loan, on behalf of any related Companion Loan Noteholders), which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(v)       (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan or Whole Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the Mortgage Loan Seller (or its agent) at the time the Mortgage Files were delivered to the Custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the Trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Mortgage Loan Seller, an assignment of UCC financing statement by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME” (in such capacity and, with respect to any Whole Loan, on behalf of any related Companion Loan Noteholders); provided that other evidence of filing or recording reasonably acceptable to the Trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC financing statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)       the original or a copy of the Loan Agreement relating to such Mortgage Loan, if any;

(vii)      the original or a copy of the lender’s title insurance policy (which may be in electronic form) issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or, subject to Section 2(d) of the Mortgage Loan Purchase Agreement, a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or, subject to Section 2(d) of the Mortgage Loan Purchase Agreement, an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)     (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan or Whole Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (a “Reassignment of Assignment of Leases, Rents and Profits”) (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME” (in such capacity and, with respect to any Whole Loan, on behalf of any related Companion Loan Noteholders), which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(ix)        the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Whole Loan and copies of Environmental Reports;

(x)        copies of the currently effective Management Agreements, if any, for the Mortgaged Properties;

(xi)       if the Borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the Borrower is a lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)       if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the Trustee;

(xiii)      if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME” (in such capacity and, with respect to any Whole Loan, on behalf of any related Companion Loan Noteholders));

(xiv)      originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Mortgage Note or any related security document have been modified or the Mortgage Loan or Whole Loan has been assumed;

(xv)       the original or a copy of any guaranty of the obligations of the Borrower under the Mortgage Loan or Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan or Whole Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

(xvi)      the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related Borrower if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Borrower pursuant to such power of attorney;

(xvii)     with respect to each Whole Loan, a copy of the related Intercreditor Agreement and, if applicable, a copy of the related Other Pooling and Servicing Agreement;

(xviii)    the original of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Whole Loan;

(xix)       the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Whole Loan which entitles the Master Servicer on behalf of the Trust and the Companion Loan Noteholders (with respect to any Whole Loan) to draw thereon; and

(xx)       with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement.

The original assignments referred to in clauses (iii), (iv)(B), (viii)(B) and (xv)(B), may be in the form of one or more instruments in recordable form in any applicable filing or recording offices.

With respect to Whole Loans, except for the Mortgage Note referred to in clause (i)(B) of the second preceding paragraph, only a single original set of the Loan Documents specified above is required to be delivered.

With respect to the Mortgage Loans, within 45 days after the Closing Date or, without limiting the requirements of the third paragraph of (b), after such later date on which the Mortgage Loan Seller has received all the missing recording/filing information, the Mortgage Loan Seller will, or will at the expense of the Mortgage Loan Seller retain a third party vendor to, (1) complete (to the extent necessary) and submit for recording in favor of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME” (and with respect to a Whole Loan, the related Companion Loan Noteholders) in the appropriate public recording office (a) each Assignment of Mortgage referred to in Section 2.01(a)(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(a)(viii)(B) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in Section 2.01(a)(v)(B) and (xiii) which has not yet been submitted for filing or recording. Each such document shall reflect that the recorded original should be returned by the public recording office to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following recording, and each such document shall reflect that the file copy thereof should be returned to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, the Custodian shall use commercially reasonable efforts to obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. In the event that any such document or instrument in respect of any Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute thereof or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Custodian or such other third party vendor as retained by the Mortgage Loan Seller for recording or filing, as appropriate, at such Mortgage Loan Seller’s expense (as set forth in the Mortgage Loan Purchase Agreement). In the event that the Mortgage Loan Seller receives the original recorded or filed copy, the Mortgage Loan Seller will, promptly upon receipt of the original recorded or filed copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of

Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable.

If a Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in Section 2.01(a)(vii) solely because such policy has not yet been issued, the delivery requirements of this Section 2.01 will be deemed to be satisfied as to such missing item, and such missing item will be deemed to have been included in the related Mortgage File by delivery to the Custodian of a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Mortgage Loan Seller will be required to deliver to the Custodian, promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof). Copies of recorded or filed Assignments of Mortgage, Reassignments of Assignment of Leases, Rents and Profits and UCC assignments of financing statements shall be held by the Custodian.

Subject to the third preceding paragraph, all original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor or the Master Servicer (or a sub-servicer on its behalf), as the case may be, in trust for the benefit of the Certificateholders and, insofar as they also relate to the Companion Loans, on behalf of and for the benefit of the related Companion Loan Noteholders. In the event that any such original document, or in the case of a Companion Loan, the original Mortgage Note, is required pursuant to the terms of this Section to be a part of a Mortgage File in order to effectuate the purposes of this Agreement, such document shall be delivered promptly to the Custodian.

(b)       In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to deliver to and deposit with or cause to be delivered to and deposited with, (i) the Custodian, on or before the Closing Date, subject to Section 2.01(a), for each Mortgage Loan so assigned the Mortgage Note (or a copy of the Mortgage Note evidencing each related Companion Loan), the original or a copy of the related Mortgage, the original or a copy of the title policy for each Mortgage Loan (subject to the second-to-last paragraph under Section 2.01(a)), a copy of the related ground lease (or, with respect to a leasehold interest with respect to a space lease or air rights, a copy of the related space lease or air rights lease), if applicable, for each Mortgage Loan and an original of any letters of credit held by the lender as beneficiary or assigned as security for the Mortgage Loan, and, except as otherwise provided in the following paragraph, within 30 days following the Closing Date, the remaining applicable documents referred to in Section 2.01(a) for each such Mortgage Loan or Companion Loan, in each case, with copies to the Master Servicer and (ii) the Master Servicer, on or before the Closing Date, all documents and records that are part of each applicable Servicing File. If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in favor of the Certificate Administrator, the Trustee and the Custodian.

If the Mortgage Loan Seller or the Depositor cannot deliver, or cause to be delivered, as to any Mortgage Loan (subject to any qualifications provided for herein), the original or a copy of any of the documents and/or instruments referred to in Section 2.01(a)(ii), Section 2.01(a)(iii), Section 2.01(a)(iv), Section 2.01(a)(v), Section 2.01(a)(viii), Section 2.01(a)(xiv) and Section 2.01(a)(xvi) and the UCC financing statements and UCC assignments of financing statements referred to in Section 2.01(a)(xiii), with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2.01 shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, the applicable title insurance company or the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 60 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Custodian within 180 days after the Closing Date (or within such longer period after the Closing Date so long as the Mortgage Loan Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder’s or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

(c)       Notwithstanding anything herein to the contrary, with respect to the documents referred to in Section 2.01(a)(xviii) and Section 2.01(a)(xix) of this Agreement, the Master Servicer shall hold the original of each such document in trust on behalf of the Trust in order to draw on such letter of credit on behalf of the Trust and the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01 of this Agreement by delivering the original of each such document to the Master Servicer, who shall forward a copy of the applicable document to the Custodian. The Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter of credit (which amendment shall change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust. In the event that the documents specified in Section 2.01(a)(xix) of this Agreement are missing with respect to any Mortgage Loan because the related assignment or amendment documents have not been completed, the Mortgage Loan Seller shall take all necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

Section 2.02       Acceptance by Custodian and the Trustee. By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders and Companion Loan Noteholders.

The Custodian hereby certifies to each of the Directing Holder, the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Mortgage Loan Seller that except as identified in the Custodian’s closing date certification, which shall be delivered no later than two Business Days after the Closing Date substantially in the form attached as Exhibit N-1 to this Agreement, (i) each Mortgage Note (or copy thereof, with respect to any Companion Loan) is in its possession and has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan and (ii) each of the documents specified in Section 2.01(a)(ii), Section 2.01(a)(vii), Section 2.01(a)(xi) and Section 2.01(a)(xviii) of this Agreement have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. If the Custodian does not send a closing date certification on the Closing Date, it shall send an email confirmation to the Trustee that it has received all of the Mortgage Notes (or copies or lost note affidavits as permitted), subject to any exceptions noted therein, on the Closing Date.

On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Mortgage Loan Seller has repurchased or substituted for the last affected Mortgage Loan), the Custodian shall review each Mortgage File and shall certify to each of the Controlling Class Representative, the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Mortgage Loan Seller in the form attached as Exhibit N-2 to this Agreement that all documents (other than documents referred to in clauses (xviii) and (xix) of Section 2.01(a) of this Agreement, which shall be delivered to the Master Servicer, and the documents referred to in clauses (iii), (iv)(B), (v)(B) and (viii)(B) of Section 2.01(a) of this Agreement and the assignments of financing statements referred to in clause (xiii) of Section 2.01(a) of this Agreement, which shall be delivered for filing or recording by the Mortgage Loan Seller as provided herein) referred to in Section 2.01(a) above (in the case of the documents referred to in Section 2.01(a)(iv), Section 2.01(a)(vi), Section 2.01(a)(viii), Section 2.01(a)(ix), Section 2.01(a)(x), Section 2.01(a)(xi), Section 2.01(a)(xii) through Section 2.01(a)(xvi), Section 2.01(a)(xviii) and Section 2.01(a)(xix) of this Agreement, as identified to it in writing as a document required to be delivered by the Mortgage Loan Seller) and any original recorded documents included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn in any materially adverse manner or mutilated or otherwise defaced, the Custodian shall promptly so notify (in the form attached as Exhibit M to this Agreement) the Trustee, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Mortgage Loan Seller by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall or shall cause the Mortgage Loan Seller to deliver to the Custodian an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form constitutes a Material Defect, the Depositor shall cause the Mortgage Loan Seller to cure, repurchase or substitute for the related Mortgage Loan in the manner provided in Section 2.03(e) of this Agreement. None of the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

Contemporaneously with its execution of this Agreement, the Depositor shall cause the Mortgage Loan Seller to deliver a power of attorney substantially in the form of Exhibit C to the Mortgage Loan Purchase Agreement to the Master Servicer and Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. Pursuant to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will be required to effect (at the expense of the Mortgage Loan Seller) the assignment and recordation of its respective Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

In reviewing any Mortgage File pursuant to Section 2.01 or Section 2.02 of this Agreement, the Master Servicer shall have no responsibility to cause the Custodian or Trustee to, and the Custodian or Trustee will have no responsibility to, examine any opinions or determine whether any document is legal, valid, binding, sufficient, duly authorized or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

The Custodian shall hold that portion of the Trust Fund delivered to the Custodian consisting of “instruments” (as such term is defined in Section 9-102 of the Uniform Commercial Code as in effect in Minnesota on the date hereof) in Minnesota and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Minnesota unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Minnesota) that if the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

Section 2.03       Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Mortgage Loans. (a)  The Depositor hereby represents and warrants that:

(i)       The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii)      The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

(iii)     This Agreement has been duly and validly executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv)     The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any law, order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor’s assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement;

(v)      The certificate of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

(A)       to acquire, own, hold, sell, transfer, assign, pledge and otherwise deal with the following: (I) “fully-modified pass-through” certificates (“GNMA

Certificates”) issued and guaranteed as to timely payment of principal and interest by the Government National Mortgage Association (“GNMA”), a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development organized and existing under Title III of the National Housing Act of 1934; (II) Guaranteed Mortgage Pass-Through Certificates (“FNMA Certificates”) issued and guaranteed as to timely payment of principal and interest by FNMA; (III) Mortgage Participation Certificates (“FHLMC Certificates”) issued and guaranteed as to timely payment of interest and ultimate or full payment of principal by FHLMC; (IV) any other participation certificates, pass-through certificates or other obligations or interests backed directly or indirectly by mortgage loans and issued or guaranteed by GNMA, FNMA or FHLMC (collectively with the GNMA Certificates, FNMA Certificates and FHLMC Certificates, the “Agency Securities”); (V) mortgage-backed securities, which securities need not be issued or guaranteed, in whole or in part, by any governmental entity, issued by one or more private entities (hereinafter referred to as “Private Securities”); (VI) mortgage loans secured by first, second or more junior liens on one-to-four family residential properties, multifamily properties that are either rental apartment buildings or projects containing five or more residential units or commercial properties, regardless of whether insured or guaranteed in whole or in part by any governmental entity, or participation interests or stripped interests in such mortgage loans (“Mortgage Loans”); (VII) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing (“Contract”); and (VIII) receivables of third-parties or other financial assets of third-parties, either fixed or revolving, that by their terms convert into cash within a finite time period (“Other Assets”);

(B)       to loan its funds to any person under loan agreements and other arrangements which are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

(C)       to authorize, issue, sell and deliver bonds or other evidences of indebtedness that are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

(D)       to authorize, issue, sell and deliver certificates evidencing beneficial ownership interests in pools of Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets; and

(E)       to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

Capitalized terms defined in this clause (v) shall apply only to such clause;

(vi)         There is no action, suit, proceeding or investigation pending or threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement;

(vii)      No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Depositor of or compliance by the Depositor with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date; and

(viii)     The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof.

(b)       The Depositor hereby represents and warrants with respect to each Mortgage Loan that:

(i)        Immediately prior to the transfer and assignment to the Trustee by the Depositor, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Depositor had good title to, and was the sole owner of, the Mortgage Loan and had full right to transfer and sell the Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(ii)        The Depositor is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

(iii)      The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee; and

(iv)      No claims have been made by the Depositor under the lender’s title insurance policy, and the Depositor has not done anything which would impair the coverage of such lender’s title insurance policy.

(c)       It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Custodian until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, any Companion Loan Noteholders, Certificate Administrator, the Trustee, the Custodian, the Master Servicer and the Special Servicer.

(d)       If the Master Servicer or the Special Servicer (i) receives a Repurchase Communication of a request or demand for repurchase or replacement of a Mortgage Loan because of a Breach or a Defect (each as defined below) (any such request or demand, a “Repurchase Request”, and the Master Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); (ii) receives a Repurchase Communication of a withdrawal of a Repurchase Request by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”), (iii) receives a Repurchase Communication that any Mortgage Loan that was subject to a Repurchase Request has been repurchased or replaced (a “Repurchase”), or (iv) receives a Repurchase Communication of the rejection of a Repurchase Request (a “Repurchase Request Rejection”), then such Person shall deliver written notice of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection (each such notice, a “Rule 15Ga-1 Notice”) to the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller, in each case within ten Business Days from such party’s receipt of a Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, as applicable; provided however, if the Master Servicer or the Special Servicer receives notice of a Repurchase Request Withdrawal or Repurchase Request Rejection from the Special Servicer or the Master Servicer, as applicable, then such receiving party shall have no obligation to deliver such notice to any other party.

Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, as applicable, was received and (iii) in the case of a Repurchase Request, (A) the identity of the Person making such Repurchase Request, (B) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (C) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

No Person that is required to provide a Rule 15Ga-1 Notice pursuant to this Section 2.03(d) (a “Rule 15Ga-1 Notice Provider”) shall be required to provide any information in a Rule 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. The Mortgage Loan Purchase Agreement will provide that (i) any Rule 15Ga-1 Notice provided pursuant to this Section 2.03(d) is so provided only to assist the Mortgage Loan Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to this Section 2.03(d) by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to the Mortgage Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

In the event that the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor or the Custodian receives a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, then such party shall promptly forward such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal to the Master Servicer, if relating to a Performing Loan, or to the Special Servicer, if relating to a Specially Serviced Loan or REO Property, and include the following statement in the related correspondence: “This is a “Repurchase Request [Withdrawal]” under Section 2.03(d) of the Pooling and Servicing Agreement relating to the COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME requiring action by you as the recipient of such Repurchase Request or Repurchase Request Withdrawal thereunder”. Upon receipt of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal by the Master Servicer or the Special Servicer, as applicable, such party shall be deemed to be the Repurchase Request Recipient of such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal, and such party shall comply with the procedures set forth in this Section 2.03(d) with respect to such Repurchase Request or Repurchase Request Withdrawal. In no event shall the Custodian, by virtue of this provision, be required to provide any notice other than as set forth in Section 2.02 of this Agreement in connection with its review of the Mortgage File.

(e)       A “Defect” shall exist with respect to a Mortgage Loan if any document constituting a part of the related Mortgage File has not been delivered within the time periods provided for in the Mortgage Loan Purchase Agreement, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule. A “Breach” shall mean a breach of any representation or warranty of the Mortgage Loan Seller made pursuant to the Mortgage Loan Purchase Agreement with respect to any Mortgage Loan. If any party hereto discovers or receives notice of a Defect or a Breach, then such party shall give prompt written notice thereof to the Mortgage Loan Seller, the other parties hereto, the related Companion Loan Noteholder (if any) and, for so long as no Consultation Termination Event has occurred and is continuing, the applicable Directing Holder. The Special Servicer shall determine if any such Defect or Breach materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in any Mortgage Loan or Mortgaged Property, or causes the related Mortgage Loan to be other than a Qualified Mortgage, any such Defect, a “Material Defect,” or any such Breach, a “Material Breach,” as the case may be; provided, that if any of the documents specified in Section 2.01(a)(i), Section 2.01(a)(ii), Section 2.01(a)(vii), Section 2.01(a)(xi) and Section 2.01(a)(xviii) of this Agreement are not delivered as required in the Mortgage Loan Purchase Agreement, it shall be deemed a Material Defect. The Custodian, the Certificate Administrator and the Trustee shall not be required to make any such determination. If such Defect or Breach has been determined to be a Material Defect or a Material Breach, then the Special Servicer shall (i) give prompt written notice thereof (which notice shall be accompanied by a written demand to cure, repurchase or substitute in accordance with the applicable Mortgage Loan Purchase Agreement) to the Mortgage Loan Seller, the applicable Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the other parties hereto, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), and the related Companion Loan Noteholder (if any), and (ii) request that the Mortgage Loan Seller, not later than 90 days from the Mortgage Loan Seller’s receipt of such notice of such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days after the Mortgage Loan Seller or any party hereto discovering such Material Defect or Material Breach, provided that the Mortgage Loan Seller has received notice in accordance with the terms of the Mortgage Loan Purchase Agreement) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price in conformity with the Mortgage Loan Purchase Agreement, or (iii) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (provided that, in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account (or, with respect to any Whole Loan, the applicable Whole Loan Collection Account) any Substitution Shortfall Amount in connection therewith; provided that if (i) such Material Defect or Material Breach is capable of being cured but not within the Initial Resolution Period or, with respect to the immediately preceding proviso, the time period set forth therein, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan’s not being a Qualified Mortgage, (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period and (iv) the Mortgage Loan Seller has delivered to the Master Servicer, the Special Servicer, the Certificate Administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the Trustee, the Operating Advisor and, prior to the occurrence of a Consultation Termination Event, the applicable Directing Holder, an officer’s certificate that describes the reason the cure was not effected within the initial 90-day period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualified Substitute Mortgage Loan. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan and such Material Breach or Material Defect will be considered cured if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a Mortgage Loan Seller, in connection with a Material Defect or a Material Breach (or an allegation of a Material Defect or a Material Breach) pertaining to a Mortgage Loan, makes a cash payment pursuant to an agreement or a settlement between the Mortgage Loan Seller and the Special Servicer on behalf of the Trust (and with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing) (each such payment, a “Loss of Value Payment”) with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.06(e) of this Agreement. In connection with any such determination with respect to any Performing Loan, the Master Servicer shall promptly provide the Special Servicer, but in any event within the time frame and in the manner set forth in Section 3.23, with the Servicing File and all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically) relating to such Mortgage Loan or Whole Loan, as applicable, and reasonably requested by the Special Servicer pursuant to Section 2.03 in order to permit the Special Servicer to calculate the Loss of Value Payment. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Defect in lieu of any obligation of the Mortgage Loan Seller to otherwise cure such Material Breach or Material Defect or repurchase or substitute for the affected Mortgage Loan based on such Material Breach or Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between the Mortgage Loan Seller and the Trust, provided, that (i) prior to any such agreement or settlement nothing in this paragraph shall preclude the Mortgage Loan Seller or the Trustee from exercising any of its rights related to a Material Defect or a Material Breach in the manner and timing set forth in the Mortgage Loan Purchase Agreement or this Section 2.03 (excluding this paragraph) (including any right to cure, repurchase or substitute for such Mortgage Loan); (ii) such Loss of Value Payment shall not be greater than the Purchase Price of the affected Mortgage Loan; and (iii) a Material Defect or a Material Breach as a result of a Mortgage Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment.

If any Breach pertains to a representation or warranty to the effect that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Mortgage Loan Seller may cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are incurred as a result of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, the Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Borrower, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the related Borrower shall promptly be returned to the Mortgage Loan Seller.

(f)       In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.03, (A) the Custodian, the Master Servicer (with respect to any Performing Loan) and the Special Servicer (with respect to any Specially Serviced Loan) shall each tender to the Mortgage Loan Seller all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and other documents pertaining to such Mortgage Loan possessed by it (other than attorney-client communications that are privileged communications), upon delivery (i) to each of the Master Servicer or the Special Servicer, as applicable, of a trust receipt and (ii) to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price or the Substitution Shortfall Amount from the Mortgage Loan Seller, (B) each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Mortgage Loan Seller, as the case may be, to the Mortgage Loan Seller as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of such Mortgage Loan to the extent such ownership was transferred to the Trustee (provided, that the Master Servicer or Special Servicer, as applicable, shall use reasonable efforts to cooperate in furnishing necessary information to the extent in its possession to the Mortgage Loan Seller in connection with such Mortgage Loan Seller’s preparation of such endorsement or assignment) and (C) the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause a release of, any escrow payments and reserve funds held by the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, as applicable, or on the Trustee’s, the Certificate Administrator’s, the Master Servicer’s and the Special Servicer’s, as applicable, behalf, in respect of such Mortgage Loan to the Mortgage Loan Seller.

(g)       The Special Servicer shall, for the benefit of the Certificateholders and the Trustee, use reasonable efforts to enforce the obligations of the Mortgage Loan Seller under Section 6 of the Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in accordance with the Servicing Standard. The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, pursuant to Section 3.06 of this Agreement (with respect to the related Mortgage Loan), out of the related Purchase Price or Substitution Shortfall Amount, as applicable, to the extent that such expenses are a specific component thereof; and second, if at the conclusion of such enforcement action it is determined that the amounts described in clause first are insufficient, then pursuant to Section 3.06 of this Agreement, out of general collections on the Mortgage Loans on deposit in the Collection Account in each case with interest thereon at the Reimbursement Rate from the time such expense was incurred to, but excluding, the date such expense was reimbursed. To the extent the Mortgage Loan Seller prevails in such proceeding, such Mortgage Loan Seller shall be entitled to reimbursement from the Trust for all necessary and reasonable costs and expenses incurred in connection with such proceeding, including reasonable attorneys’ fees.

So long as document exceptions are outstanding, on each anniversary of the Closing Date, the Custodian shall prepare and forward to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Controlling Class Representative (as identified to the Custodian by the Certificate Administrator) and the Mortgage Loan Seller, a document exception report setting forth the then current status of any Defects related to the Mortgage Files pertaining to the Mortgage Loans sold by such Mortgage Loan Seller.

As to any Qualified Substitute Mortgage Loan, the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties) shall direct the Mortgage Loan Seller to deliver to the Custodian for such Qualified Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Mortgage Note endorsed as required by Section 2.01(a)(i) hereof. Periodic Payments due with respect to Qualified Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the Mortgage Loan Seller on the next succeeding Distribution Date. For the month of repurchase or substitution, distributions to Certificateholders will include the Periodic Payment(s) due on the related Removed Mortgage Loan, if and to the extent received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and such Mortgage Loan Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

In any month in which a Mortgage Loan Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Removed Mortgage Loans, the Master Servicer will determine the applicable Substitution Shortfall Amount and promptly notify the Certificate Administrator thereof. Promptly upon receipt of such notice, the Certificate Administrator shall direct such Mortgage Loan Seller to deposit into the Collection Account and/or the applicable Whole Loan Collection Account, as applicable, cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualified Substitute Mortgage Loans, without any reimbursement thereof. The Certificate Administrator shall also direct such Mortgage Loan Seller to give written notice to the Depositor, the Trustee and the Master Servicer of such deposit. The Certificate Administrator shall cause its Distribution Date Statement to reflect the removal of each Removed Mortgage Loan and, if applicable, the substitution of the Qualified Substitute Mortgage Loan. Upon any such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects.

It is understood and agreed that Section 6 of the Mortgage Loan Purchase Agreement provides the sole remedy available to the Certificateholders and the Trustee on behalf of the Certificateholders respecting any Breach (including a Breach with respect to a Mortgage Loan failing to constitute a Qualified Mortgage) or any Defect.

(h)       In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor’s representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense and shall not be required to obtain any consent from the Master Servicer, the Special Servicer or the Directing Holder, unless such defense results in any liability of the Master Servicer, the Special Servicer or the Directing Holder, as applicable.

(i)        If for any reason a Mortgage Loan Seller fails to fulfill its obligations under the Mortgage Loan Purchase Agreement with respect to any Mortgage Loan, the Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall use reasonable efforts in enforcing any obligation of such Mortgage Loan Seller (including but not limited to) to cure, repurchase or substitute for such Mortgage Loan under the terms of the Mortgage Loan Purchase Agreement all at the expense of such Mortgage Loan Seller.

Section 2.04       Representations, Warranties and Covenants of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor. (a) The Master Servicer, as Master Servicer, hereby represents and warrants with respect to itself to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Certificate Administrator, the Special Servicer and the Operating Advisor and the Companion Loan Noteholders, as of the Closing Date, that:

(i)       The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)       The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not (A) violate the Master Servicer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or its financial condition;

(iii)      The Master Servicer has the full corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)      This Agreement, assuming due authorization, execution and delivery by the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)       The Master Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Master Servicer’s reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)       No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii)       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions of the Master Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

(viii)    Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans or Whole Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by this Agreement or the Master Servicer self-insures for such risks in compliance with the requirements of Section 3.08(d) of this Agreement; and

(ix)       To the actual knowledge of the Master Servicer, the Master Servicer is not a Risk Retention Affiliate of the Third-Party Purchaser.

(b)       The Special Servicer, as Special Servicer, hereby represents and warrants to and covenants with the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Companion Loan Noteholders, as of the Closing Date, that:

(i)       The Special Servicer is it is an Iowa limited liability company, duly organized, validly existing, and in good standing under the laws of Iowa, and the Special Servicer is in compliance with the laws of each state (within the United States of America) in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)      The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

(iii)     The Special Servicer has the full corporate power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)     This Agreement, assuming due authorization, execution and delivery by the Trustee, the Operating Advisor, the Certificate Administrator, the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)       The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Special Servicer’s reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)       No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vii)       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder; and

(viii)      Each officer and employee of the Special Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans or Whole Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by this Agreement or the Special Servicer self-insures for such risks in compliance with the requirements of Section 3.08(d) of this Agreement.

(c)       [Reserved].

(d)       The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Companion Loan Noteholders as of the Closing Date, that:

(i)       The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement;

(ii)       This Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iii)       Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-Trustee or separate Trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound which, in the Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

(iv)       The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Trustee or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Trustee or its properties;

(v)       No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date or which, if not obtained, would have a materially adverse effect on the Trustee’s ability to perform its obligations hereunder;

(vi)       To the best of the Trustee’s knowledge, no litigation is pending or threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement or the Indemnification Agreement, dated as of the Pricing Date, among the Trustee, the Depositor and the Initial Purchaser; and

(vii)      To the actual knowledge of the Trustee, the Trustee is not a Risk Retention Affiliate of the Third-Party Purchaser.

(e)        The Certificate Administrator hereby represents and warrants to the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor and the Companion Loan Noteholders, as of the Closing Date, that:

(i)         The Certificate Administrator is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement;

(ii)       This Agreement has been duly authorized, executed and delivered by the Certificate Administrator and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Certificate Administrator in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iii)      Neither the execution and delivery of this Agreement by the Certificate Administrator nor the consummation by the Certificate Administrator of the transactions herein contemplated to be performed by the Certificate Administrator, nor compliance by the Certificate Administrator with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law, governmental rule, regulation, judgment, decree or order binding on the Certificate Administrator or its properties or the organizational documents of the Certificate Administrator or the terms of any material agreement, instrument or indenture to which the Certificate Administrator is a party or by which it is bound which, in the Certificate Administrator’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement;

(iv)      The Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Certificate Administrator or any law, order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that are likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement;

(v)       No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Certificate Administrator of or compliance by the Certificate Administrator with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date or which, if not obtained, would have a materially adverse effect on the Certificate Administrator’s ability to perform its obligations hereunder;

(vi)      To the best of the Certificate Administrator’s knowledge, no litigation is pending or threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement or the Indemnification Agreement, dated as of the Pricing Date, between the Certificate Administrator, the Depositor and the Initial Purchaser; and

(vii)     To the actual knowledge of the Certificate Administrator, the Certificate Administrator is not a Risk Retention Affiliate of the Third-Party Purchaser.

(f)       The Operating Advisor hereby represents and warrants to the Trustee, the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer and the Companion Loan Noteholders, as of the Closing Date, that:

(i)       The Operating Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement;

(ii)     The execution and delivery of this Agreement by the Operating Advisor, and the performance and compliance with the terms of this Agreement by the Operating Advisor, do not (A) violate the Operating Advisor’s organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Operating Advisor or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or its financial condition;

(iii)    The Operating Advisor has the full limited liability company power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance by it of this Agreement, and has duly executed and delivered this Agreement;

(iv)    This Agreement, assuming due authorization, execution and delivery by the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, and the Depositor, constitutes a valid, legal and binding obligation of the Operating Advisor, enforceable against the Operating Advisor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)     The Operating Advisor is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Operating Advisor’s reasonable judgment, is likely to materially and adversely affect the financial condition or operations of the Operating Advisor or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)      No litigation is pending or, to the best of the Operating Advisor’s knowledge, threatened against the Operating Advisor which would prohibit the Operating Advisor from entering into this Agreement or, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Operating Advisor to perform its obligations under this Agreement or the financial condition of the Operating Advisor;

(vii)       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Operating Advisor, or compliance by the Operating Advisor with, this Agreement or the consummation of the transactions of the Operating Advisor contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Operating Advisor to perform its obligations hereunder;

(viii)      The Operating Advisor possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to this Agreement over the life of the Trust Fund; and

(ix)         The Operating Advisor is an Eligible Operating Advisor.

(g)         It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor, the Companion Loan Noteholders and the Master Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Certificate Administrator, the Master Servicer, Special Servicer, the Operating Advisor, the Companion Loan Noteholders or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto, the Companion Loan Noteholders and the Mortgage Loan Seller.

Section 2.05       Execution and Delivery of Certificates; Issuance of Upper-Tier Regular Interests; Issuance of Lower-Tier Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 of this Agreement and, concurrently with such delivery, (i) acknowledges and hereby declares that it holds the Mortgage Loans for the benefit of (y) the Holders of the Class R Certificates (in respect of the Class LTR Interest) and (z) the Holder of the Lower-Tier Regular Interests; (ii) in exchange for the Mortgage Loans, acknowledges the issuance of the Lower-Tier Regular Interests and the Class LTR Interest represented by the Class R Certificates; (iii) acknowledges the contribution by the Depositor of the Lower-Tier Regular Interests to the Upper-Tier REMIC and hereby declares that it holds the Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Regular Certificates; and (iv) in exchange for the Lower-Tier Regular Interests, has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, the Regular Certificates and the Class UTR Interest represented by the Class R Certificates, in authorized denominations; and the Depositor hereby acknowledges the receipt by it or its designees of the Certificates, which Certificates evidence ownership of the entire Trust Fund.

Section 2.06       Miscellaneous REMIC Provisions.   (a)  The Lower-Tier Regular Interests issued hereunder are hereby designated as the “regular interests” in the Lower-Tier

REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LTR Interest, represented by the Class R Certificates, is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Regular Certificates are hereby designated as “regular interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class UTR Interest, represented by the Class R Certificates, is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code. The “latest possible maturity date” of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Section 860G(a)(l) of the Code is the Rated Final Distribution Date.

(b)       None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

Article III

ADMINISTRATION AND SERVICING
OF THE TRUST FUND

Section 3.01       The Master Servicer To Act as Master Servicer; Special Servicer To Act as Special Servicer; Administration of the Mortgage Loans and the Companion Loans.  (a) The Master Servicer (generally with respect to Mortgage Loans and any related Companion Loans that are not Specially Serviced Loans) and the Special Servicer (generally with respect to Specially Serviced Loans and REO Loans), each as an independent contractor servicer, shall service and administer the Mortgage Loans and any related Companion Loans on behalf of the Trust Fund and the Trustee (as Trustee for the Certificateholders) and, in the case of any Whole Loan, the related Companion Loan Noteholder(s), (as a collective whole as if such Certificateholders and Companion Loan Noteholder(s), as applicable, constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), in each case, in accordance with the Servicing Standard.

The Master Servicer’s or Special Servicer’s liability for actions and omissions in its capacity as Master Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes; provided, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or Special Servicer of the collectability of the Mortgage Loans or the Companion Loans. Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01, to the related sub-servicing agreement with each sub-servicer and to Section 3.02 of this Agreement), to do or cause to be done any and all things in connection with such servicing and administration that it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan and, in the case of any Whole Loan, in the best interests of the Certificateholders and the Companion Loan Noteholder(s), as a collective whole as if such Certificateholders and (with respect to a Whole Loan) Companion Loan Noteholder(s) constituted a single lender (and with respect to any Whole Loan with any related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) to prepare, execute and deliver, on behalf of the Certificateholders and Companion Loan Noteholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to such Mortgage Loans and the Mortgaged Properties. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Section 3.03, Section 3.09, Section 3.10, Section 3.24, Section 3.25, Section 3.26 and Section 3.27 hereof. The Master Servicer (with respect to Mortgage Loans and any related Companion Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans) shall provide to the Borrowers related to such Mortgage Loans that it is servicing any reports required to be provided to them pursuant to the related Loan Documents. Subject to Section 3.11 of this Agreement, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and Special Servicer, as applicable, any powers of attorney (substantially in the form attached hereto as Exhibit DD or Exhibit EE, as applicable, or such other form as mutually agreed to by the Trustee and the Master Servicer or the Special Servicer, as applicable) and other documents (including but not limited to other powers of attorney) prepared by the Master Servicer and Special Servicer, as applicable, and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer, as applicable, to carry out their servicing and administrative duties hereunder. The Trustee shall not be held liable for any misuse of any such power of attorney or such other documents by the Master Servicer and Special Servicer, as applicable. Notwithstanding anything contained herein to the contrary, none of the Master Servicer or the Special Servicer shall, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or the Special Servicer’s, as the case may be, representative capacity (unless prohibited by any requirement of the applicable jurisdiction in which any such action, suit or proceeding is brought and if so prohibited, in the manner required by such jurisdiction (provided that the Master Servicer or the Special Servicer, as applicable, shall then provide five (5) Business Days’ written notice to the Trustee of the initiation of such action, suit or proceeding (or such shorter time period as is reasonably required in the judgment of the Master Servicer or the Special Servicer, as applicable, made in accordance with the Servicing Standard) prior to filing such action, suit or proceeding), and shall not be required to obtain the Trustee’s consent or indicate the Master Servicer’s or the Special Servicer’s, as applicable, representative capacity); or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

(b)       Unless otherwise provided in the related Mortgage Note or related Intercreditor Agreement, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan or Companion Loan, as applicable, on a date other than a Due Date to the Stated Principal Balance of such Mortgage Loan or Companion Loan, as applicable, as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Mortgage Note or related Intercreditor Agreement, the Master Servicer shall apply any amounts received on U.S. Treasury obligations in respect of a Mortgage Loan or Companion Loan, as applicable, being defeased pursuant to its terms to the Stated Principal Balance of and interest on such Mortgage Loan or Companion Loan, as applicable, as of the Due Date immediately following the receipt of such amounts.

(c)       The Master Servicer and the Special Servicer, may enter into Sub-Servicing Agreements with third parties with respect to any of its respective obligations hereunder, provided that (i) any such agreement requires the Sub-Servicer to comply in all material respects with all of the applicable terms and conditions of this Agreement and shall be consistent with the provisions of this Agreement, the terms of the respective Loan Documents and, in the case of a Companion Loan, the related Intercreditor Agreement, (ii) if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, any such agreement provides that (x) the failure of such Sub-Servicer to comply with any of the requirements under Article X of this Agreement applicable to such Sub-Servicer, including the failure to deliver any reports or certificates at the time such report or certification is required under Article X and (y) the failure of such Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor shall constitute an event of default by such Sub-Servicer upon the occurrence of which (following the expiration of any applicable grace period) the Master Servicer shall (and the Depositor may) immediately terminate the related Sub-Servicer under the related Sub-Servicing Agreement, which termination shall be deemed for cause, (iii) no Sub-Servicer retained by the Master Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan or Companion Loan, as applicable, or foreclose any Mortgage without the approval of the Master Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Section 3.09, Section 3.10, Section 3.24, Section 3.25, Section 3.26, Section 3.27, (as applicable), (iv) such Sub-Servicing Agreement shall be consistent with the Servicing Standard, (v) such Sub-Servicing Agreement shall be terminable if at any time the related Sub-Servicer is a Risk Retention Affiliate of the Third-Party Purchaser and such Sub-Servicer is a servicer as contemplated by Item 1108(a)(2) of Regulation AB, and (vi) with respect to any Sub-Servicing Agreement entered into after the Closing Date, if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, such Sub-Servicer, at the time the related Sub-Servicing Agreement is entered into, is not a Prohibited Party. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or Subcontractors so long as the related agreements or arrangements with such agents or Subcontractors are consistent with the provisions of this Section 3.01(c) (including, for the avoidance of doubt, that no such agent or Subcontractor is a Prohibited Party, if such agent or Subcontractor would be a Servicing Function Participant, at the time the related sub-servicing agreement is entered into). Any monies received by a Sub-Servicer pursuant to a Sub-Servicing agreement (other than sub-servicing fees) shall be deemed to be received by the Master Servicer on the date received by such Sub-Servicer.

Any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, shall provide that it may be assumed or terminated by the Trustee (in its sole discretion, but must be assumed with respect to the Mortgage Loan Seller Sub-Servicer so long as such Mortgage Loan Seller Sub-Servicer is not in default under the applicable Sub-Servicing Agreement) if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, respectively, or any successor Master Servicer or Special Servicer, as applicable, without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.02 (it being understood that any such obligations shall be the obligations of the terminated Master Servicer or Special Servicer, as applicable, only).

Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans or the Companion Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such Sub-Servicer alone, and the Trustee, the Certificate Administrator, the Trust Fund, the Operating Advisor, the Certificateholders and, if applicable, Companion Loan Noteholders shall not be deemed parties thereto and shall have no claims, rights (except as specified below), obligations, duties or liabilities with respect to the Sub-Servicer, except as set forth in Section 3.01(c)(ii) and Section 3.01(d).

Any Sub-Servicing Agreement as to which a Mortgage Loan Seller required the Master Servicer to enter into shall provide that the Master Servicer (and any successor Master Servicer) or Trustee may only terminate the Mortgage Loan Seller Sub-Servicer for cause pursuant to such Sub-Servicing Agreement and as otherwise specified in such Sub-Servicing Agreement.

Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein, without the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Master Servicer or the Special Servicer, as applicable, shall monitor the performance and enforce the obligations of each Mortgage Loan Seller Sub-Servicer and each Sub-Servicer that it retains under a related Sub-Servicing Agreement, except that the Master Servicer shall only be required to use commercially reasonable efforts to cause the Mortgage Loan Seller Sub-Servicer to comply with Article X hereof. No Sub-Servicer shall be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the Master Servicer or Special Servicer, as applicable. The Master Servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Except with respect to the Special Servicer, no party shall enter into a Sub-Servicing Agreement with a Sub-Servicer that is a Risk Retention Affiliate of the Third-Party Purchaser if such Sub-Servicer would be a servicer as contemplated by Item 1108(a)(2) of Regulation AB. Notwithstanding the preceding sentence, the parties to this Agreement, absent actual knowledge to the contrary, may conclusively rely upon a representation of the Mortgage Loan Seller Sub-Servicer that such Sub-Servicer is not, to its actual knowledge, a Risk Retention Affiliate of the Third-Party Purchaser. If at any time a party to this transaction obtains actual knowledge that such Sub-Servicer is a servicer as contemplated by Item 1108(a)(2) of Regulation AB and is a Risk Retention Affiliate of the Third-Party Purchaser, such party shall terminate such Sub-Servicer in accordance with the related Sub-Servicing Agreement.

(d)       If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer, or if the Trustee or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, to the extent necessary to permit the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee, the successor Master Servicer or such successor Special Servicer, as applicable, succeed to all of the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c). In such event, such successor shall be deemed to have assumed all of the Master Servicer’s or the Special Servicer’s interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to such successor, except that the Master Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the succession of such successor.

If the Trustee or any successor Master Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Master Servicer or the Special Servicer, as applicable, then upon request of such successor, the Master Servicer or Special Servicer, as applicable, shall at its own expense (except (i) in the event that the Special Servicer is terminated pursuant to Section 3.22(b), at the expense of the Certificateholders effecting such termination, as applicable; or (ii) in the event that the Master Servicer or the Special Servicer is terminated pursuant to Section 6.04(c), at the expense of the Trust) deliver to such successor all documents and records relating to any Sub-Servicing Agreement and the Mortgage Loans and/or the Companion Loans, as applicable, then being serviced hereunder or thereunder and an accounting of amounts collected and held by it, if any, and shall otherwise use commercially reasonable efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to such successor. The Master Servicer shall not be required to assume the obligations of the Special Servicer and nothing in this paragraph shall imply otherwise.

(e)       The parties hereto acknowledge that each Whole Loan is subject to the terms and conditions of the related Intercreditor Agreement. The parties hereto further recognize the respective rights and obligations of each Companion Loan Noteholder under the related Intercreditor Agreement, including, without limitation with respect to (A) the allocation of collections (and all other amounts received in connection with the related Whole Loan) on or in respect of the related Mortgage Loan and (B) the allocation of Default Interest on or in respect of the related Mortgage Loan.

Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s and the Special Servicer’s obligations and responsibilities hereunder and the Master Servicer’s and the Special Servicer’s authority with respect to the Whole Loans are limited by and subject to the terms of the related Intercreditor Agreement.

If any Mortgage Loan included in any Whole Loan is no longer part of the Trust Fund and the servicing and administration of such Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, the Master Servicer and, if such Whole Loan is then being specially serviced hereunder, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except that such Whole Loan and the related Mortgaged Property shall be serviced as if they were the sole assets serviced and administered thereunder and the sole source of funds thereunder and except that there shall be no further obligation of any Person to make P&I Advances. All amounts due the Master Servicer, the Trustee and the Special Servicer (including Advances and interest thereon) pursuant to this Agreement and the applicable Intercreditor Agreement shall be paid to the Master Servicer, the Trustee and the Special Servicer by the successor Master Servicer or Special Servicer, as applicable, or as an Additional Trust Fund Expense on the first Master Servicer Remittance Date following termination. In addition, until such time as a separate servicing agreement with respect to such Whole Loan and any related REO Property has been entered into and, notwithstanding that neither such Mortgage Loan nor any related REO Property is part of the Trust Fund, the Custodian shall continue to hold the Mortgage File and the Master Servicer and, if applicable, the Special Servicer shall (subject to the preceding sentence) continue to service such Whole Loan or any related REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement. Nothing herein shall be deemed to override the provisions of an Intercreditor Agreement with respect to the rights of the related noteholders thereunder and with respect to the servicing and administrative duties and obligations with respect to such Whole Loans. In the event of any inconsistency or discrepancy between the provisions, terms or conditions of an Intercreditor Agreement related to a Whole Loan and the provisions, terms or conditions of this Agreement, the related Intercreditor Agreement shall govern, and as to any matter on which such Intercreditor Agreement is silent or makes reference to this Agreement, this Agreement shall govern.

(f)       Except as otherwise expressly set forth in this Agreement, Wells Fargo Bank, National Association acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) Wells Fargo Bank, National Association, acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) Wells Fargo Bank, National Association, acting in any other capacity hereunder, except, in the case of either clause (a) or clause (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Wells Fargo Bank, National Association, or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers, provided in any event, however, the knowledge of employees performing special servicing functions shall not be imputed to employees performing master servicing functions, and the knowledge of employees performing master servicing functions shall not be imputed to employees performing special servicing functions.

Section 3.02       Liability of the Master Servicer and the Special Servicer When Sub-Servicing. Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer, as applicable, and any Person acting as sub-servicer (or its agents or Subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee (on behalf of the Certificateholders), the Certificateholders the Certificateholders and, with respect to the Whole Loans, the Companion Loan Noteholders, for the servicing and administering of the Mortgage Loans and Companion Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or Subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or the Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans and Companion Loans. Each of the Master Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer or the Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

Section 3.03       Collection of Mortgage Loan and Companion Loan Payments. The Master Servicer (with respect to all the Mortgage Loans and any related Companion Loans (other than Specially Serviced Loans) that the Master Servicer is servicing) and the Special Servicer (with respect to Specially Serviced Loans) shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and any related Companion Loans each is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures; provided, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans or the Companion Loans. With respect to each Performing Loan, the Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to collect income statements and rent rolls from Borrowers as required by the Loan Documents and the terms hereof. The Master Servicer shall provide at least 90 days’ notice (with a copy to the Special Servicer) to the Borrowers of Balloon Payments coming due on Performing Loans. Consistent with the foregoing, the Master Servicer (with respect to each Performing Loan) or the Special Servicer (with respect to Specially Serviced Loans) may in their discretion waive any late payment charge or Default Interest it is entitled to receive in connection with any delinquent Periodic Payment or Balloon Payment with respect to any Mortgage Loan or Companion Loan that it is servicing. In addition, the Special Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans and the Companion Loans as are permitted or required under this Agreement.

Section 3.04       Collection of Taxes, Assessments and Similar Items; Escrow Accounts.  (a)  The Master Servicer, in the case of all Mortgage Loans that it is servicing, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto. With respect to each Specially Serviced Loan, the Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to collect income statements and rent rolls from Borrowers as required by the Loan Documents. The Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all Mortgage Loans that it is servicing, shall use reasonable efforts consistent with the Servicing Standard to, from time to time, (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect, or, if the Special Servicer, to use reasonable efforts to cause the Master Servicer to effect, payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Loan Documents for the related Mortgage Loan or Companion Loan. If a Borrower under a Mortgage Loan fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Servicing Advance unless the Master Servicer determines in accordance with the Servicing Standard that such Advance would be a Nonrecoverable Advance (provided that with respect to advancing insurance premiums or delinquent tax assessments the Master Servicer shall comply with the provisions of the second to last paragraph in Section 3.21(d) of this Agreement). The Master Servicer shall be entitled to reimbursement of Servicing Advances, with interest thereon at the Reimbursement Rate, that it makes pursuant to this Section 3.04 of this Agreement from amounts received on or in respect of the related Mortgage Loan or Whole Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders or Companion Loan Noteholders, be added to the amount owing under the related Mortgage Loans or Companion Loans, notwithstanding that the terms of such Mortgage Loans or Companion Loans so permit.

(b)       The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan or any Companion Loan that it is servicing constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited within two (2) Business Days after receipt of properly identified funds and maintained in accordance with the requirements of the related Mortgage Loan or Whole Loan, as applicable, and in accordance with the Servicing Standard. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments to the extent required pursuant to Section 3.07(b) of this Agreement and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan or Whole Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Loan Documents require it to be held in an account that is not an Eligible Account); provided, if the ratings of the financial institution holding such account are downgraded to a ratings level below that of an Eligible Account (except to the extent the related Loan Documents require it to be held in an account that is not an Eligible Account), the Master Servicer shall have 30 days (or such longer time as confirmed by a Rating Agency Confirmation, obtained at the expense of the Master Servicer relating to the Certificates and any related Companion Loan Securities) to transfer such account to an Eligible Account. Escrow Accounts shall be entitled, “Wells Fargo Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME and Various Borrowers and, if applicable, Companion Loan Noteholders”. Withdrawals from an Escrow Account may be made by the Master Servicer only:

(i)       to effect timely payments of items constituting Escrow Payments for the related Mortgage;

(ii)      to transfer funds to the Collection Account and/or the applicable Whole Loan Collection Account (or any sub-account thereof) to reimburse the Master Servicer or the Trustee for any Servicing Advance (with interest thereon at the Reimbursement Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan and/or Whole Loan, as applicable, which represent late collections of Escrow Payments thereunder;

(iii)     for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and/or Whole Loan, as applicable, and the Servicing Standard;

(iv)     to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan and/or Whole Loan, as applicable;

(v)      to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Loan Documents for such Mortgage Loan or Whole Loan, or otherwise to the Master Servicer; or

(vi)     to remove any funds deposited in an Escrow Account that were not required to be deposited therein or to refund amounts to Borrowers determined to be overages.

(c)      The Master Servicer shall, as to each Mortgage Loan and each Companion Loan that it is servicing, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, for such Mortgage Loans and Companion Loans that require the related Borrower to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Loan Documents for such Mortgage Loan and Companion Loan (or, if such Mortgage Loan or Companion Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to comply with the requirement of the related Loan Documents that the Borrower make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.21 of this Agreement, the Master Servicer shall timely make a Servicing Advance with respect to the Mortgage Loans and any related Companion Loans that it is servicing, if any, to cover any such item which is not so paid, including any penalties or other charges arising from the Borrower’s failure to timely pay such items.

Section 3.05       Collection Accounts; Gain-on-Sale Reserve Account; Distribution Accounts; Interest Reserve Account and Whole Loan Collection Accounts. (a)  The Master Servicer shall establish and maintain a Collection Account, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests with respect to the Mortgage Loans that it is servicing. The Collection Account shall be established and maintained as an Eligible Account. Amounts attributable to the Companion Loans will not be assets of the Trust Fund.

Within two (2) Business Days following receipt of properly identified funds, the Master Servicer shall deposit or cause to be deposited in the Collection Account the following payments and collections received or made by or on behalf of it on or with respect to the Mortgage Loans subsequent to the Cut-off Date:

(i)       all payments on account of principal on the Mortgage Loans (other than any Mortgage Loan related to a Whole Loan), including the principal component of all Unscheduled Payments;

(ii)      all payments on account of interest on the Mortgage Loans (other than any Mortgage Loan related to a Whole Loan) (net of the related Servicing Fees), including Prepayment Premiums, Default Interest, Yield Maintenance Charges and the interest component of all Unscheduled Payments;

(iii)     any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement, in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(iv)     all Net REO Proceeds withdrawn from the related REO Account (other than the Whole Loan REO Account) pursuant to Section 3.15(b) of this Agreement;

(v)      any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to the Mortgage Loans (other than any Mortgage Loan related to a Whole Loan), to the extent not permitted to be retained by the Master Servicer as provided herein;

(vi)     all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (other than any Mortgage Loan related to a Whole Loan) or any REO Property (other than a REO Property related to a Whole Loan), other than Gain-on-Sale Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01 of this Agreement, together with any amounts representing recoveries of Nonrecoverable Advances, including any recovery of Unliquidated Advances, in respect of the related Mortgage Loans (other than any Mortgage Loan related to a Whole Loan); provided, that any Liquidation Proceeds related to a sale, pursuant to Section 3.16 hereof or pursuant to the related Intercreditor Agreement, of a Mortgage Loan included in a Whole Loan shall be deposited directly into the Collection Account and applied solely to pay expenses relating to that Mortgage Loan and to Available Funds;

(vii)       Penalty Charges on the Mortgage Loans (other than any Mortgage Loan related to a Whole Loan) to the extent required to offset interest on Advances and Additional Trust Fund Expenses pursuant to Section 3.12(d) of this Agreement;

(viii)      any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.08(b) of this Agreement in connection with losses resulting from a deductible clause in a blanket or master force-placed policy in respect of the Mortgage Loans (other than any Mortgage Loan related to a Whole Loan);

(ix)        any other amounts required by the provisions of this Agreement (including without limitation any amounts to be transferred from the Whole Loan Collection Account pursuant to Section 3.06(b)(i)(B) and, with respect to the Companion Loans or any mezzanine indebtedness that may exist on a future date, all amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Intercreditor Agreement or mezzanine intercreditor agreement, as applicable, other than in respect of a Whole Loan) to be deposited into the Collection Account by the Master Servicer or Special Servicer;

(x)        any Compensating Interest Payments in respect of the Mortgage Loans that the Master Servicer is servicing (other than any Mortgage Loan related to a Whole Loan) pursuant to Section 3.17(c) of this Agreement;

(xi)        any Loss of Value Payments, as set forth in Section 3.06(e) of this Agreement; and

(xii)        in the case of any Mortgage Loan that is part of a Whole Loan, the amounts to be withdrawn from the related Whole Loan Collection Account and deposited into the Collection Account pursuant to Section 3.06(b)(i).

In the case of Gain-on-Sale Proceeds, the Master Servicer shall make appropriate ledger entries received with respect thereto, which the Master Servicer shall hold for (i) the Trustee for the benefit of the Lower-Tier Regular Interests, (ii) for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests and (iii) for the benefit of any Companion Loan Noteholder entitled thereto. Any Gain-on-Sale Proceeds shall be identified separately from any other amounts held in the Collection Account (with amounts attributable to each Class or Classes and any Companion Loan also identified separately).

The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing,

payments in the nature of late payment charges (subject to Section 3.12 and the related Intercreditor Agreement), Assumption Fees, assumption application fees, Modification Fees and consent fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans that it is servicing as additional compensation.

If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

Upon receipt of any of the amounts described in clauses (i), (ii), (v) and (vi) above with respect to any Specially Serviced Loan which is not a REO Loan, the Special Servicer shall remit such amounts within one Business Day after receipt thereof (except, if such amounts are not properly identified, the Special Servicer shall promptly identify such amounts and shall remit such amounts within one Business Day after such identification) to the Master Servicer for deposit into the Collection Account in accordance with the second paragraph of this Section 3.05 of this Agreement, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a REO Property (other than any REO Property related to the Whole Loans) shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.15(b) of this Agreement. With respect to any related Whole Loan, the Special Servicer shall comply with Section 3.05(g) of this Agreement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier.

(b)       The Certificate Administrator shall establish and maintain the Lower-Tier Distribution Account in its own name for the benefit of the Trustee, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Lower-Tier Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

(c)       With respect to each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator on or before the Master Servicer Remittance Date the funds then on deposit in the Collection Account after giving effect to withdrawals of funds pursuant to Section 3.06(a) of this Agreement and deposits from the Whole Loan Collection Account pursuant to Section 3.06 of this Agreement. Upon receipt from the Master Servicer of such amounts held in the Collection Account, the Certificate Administrator shall deposit in (A) the Lower-Tier Distribution Account (i) the amount of Available Funds to be distributed pursuant to Section 4.01 of this Agreement on such Distribution Date and (ii) the amount of Gain-on-Sale Proceeds allocable to any Mortgage Loan to be deposited into the Lower-Tier Distribution Account (which the Certificate Administrator shall then deposit in the Gain-on-Sale Reserve Account) pursuant to Section 3.06 of this Agreement, and (B) the Interest Reserve Account as part of the Lower-Tier REMIC, the amount of any Withheld Amounts to be deposited pursuant to Section 3.05(e) of this Agreement.

(d)       If any Loss of Value Payments are received in connection with a Material Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(e) of this Agreement, the Special Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the “Loss of Value Reserve Fund”) to be held for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it. The Certificate Administrator shall account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any Trust REMIC. Furthermore, for all federal tax purposes, the Certificate Administrator shall (i) treat amounts paid out of the Loss of Value Reserve Fund through the Collection Account to the Certificateholders as contributed to and distributed by the Trust REMICs and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to a Mortgage Loan Seller as distributions by the Trust Fund to such Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The Mortgage Loan Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon.

(e)       The Certificate Administrator shall establish and maintain the Interest Reserve Account in its own name for the benefit of the Trustee, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Interest Reserve Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

On each Master Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, unless in either case such Master Servicer Remittance Date is the final Master Servicer Remittance Date, the Certificate Administrator shall calculate the Withheld Amounts. On each such Master Servicer Remittance Date, the Certificate Administrator shall, with respect to each Mortgage Loan that does not accrue interest on the basis of a 360-day year of twelve 30-day months, withdraw or be deemed to withdraw from the Lower-Tier Distribution Account and deposit or be deemed to deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts calculated in accordance with the previous sentence. If the Certificate Administrator shall deposit in the Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account any provision herein to the contrary notwithstanding. On or prior to the Master Servicer Remittance Date in March of each calendar year (or in February if the final Distribution Date will occur in such month), the Certificate Administrator shall transfer to the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

(f)       The Certificate Administrator shall establish and maintain the Upper-Tier Distribution Account in its own name for the benefit of the Trustee and for the benefit of the Certificateholders. The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account or a sub-account of an Eligible Account. Promptly on each Distribution Date, the Certificate Administrator shall withdraw or be deemed to withdraw from the Lower-

Tier Distribution Account and deposit or be deemed to deposit in the Upper-Tier Distribution Account on or before such date the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date to be distributed in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a) and Section 4.01(c) of this Agreement on such date.

(g)       With respect to each Whole Loan or any related REO Property, the Master Servicer shall maintain, or cause to be maintained, a Whole Loan Collection Account in which the Master Servicer shall deposit or cause to be deposited within two Business Days following receipt of properly identified funds the following payments and collections received or made by or on behalf of it on such Whole Loan or REO Property subsequent to the Cut-off Date:

(i)       all payments on account of principal on such Whole Loan, including the principal component of Unscheduled Payments;

(ii)      all payments on account of interest on such Whole Loan (net of the related Servicing Fees), including Prepayment Premiums, Default Interest, Yield Maintenance Charges and the interest component of all Unscheduled Payments;

(iii)     any amounts required to be deposited pursuant to Section 3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in such Whole Loan Collection Account;

(iv)     all Net REO Proceeds withdrawn from the related REO Account in respect of such Whole Loan pursuant to Section 3.15(b);

(v)      any amounts received from Borrowers which represent recoveries of Property Protection Expenses and are allocable to such Whole Loan, to the extent not permitted to be retained by the Master Servicer as provided herein;

(vi)     all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of such Whole Loan or any related REO Property (other than Gain-on-Sale Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01), together with any amounts representing recoveries of Nonrecoverable Advances, including any recovery of Unliquidated Advances, in respect of such Whole Loan; provided, that any Liquidation Proceeds related to a sale pursuant to Section 3.16 hereof or pursuant to the related Intercreditor Agreement of a Mortgage Loan included in a Whole Loan shall be deposited directly into the Collection Account and applied solely to pay expenses relating to that Mortgage Loan and to Available Funds and any Liquidation Proceeds related to a sale of a related Companion Loan included in a Whole Loan shall be deposited into the Whole Loan Collection Account and applied solely to pay expenses relating to that Companion Loan and to pay amounts due to the related Companion Loan Noteholder;

(vii)    Penalty Charges on such Whole Loan to the extent required to offset interest on Advances and debt service advances made by a Companion Loan Service Provider and Additional Trust Fund Expenses pursuant to Section 3.12(d);

(viii)        any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.08(b) in connection with losses resulting from a deductible clause in a blanket or master force placed policy in respect of such Whole Loan;

(ix)         any other amounts required by the provisions of this Agreement (including with respect to the Companion Loans or any mezzanine indebtedness that may exist on a future date, all amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Intercreditor Agreement or mezzanine intercreditor agreement, as applicable) to be deposited into the applicable Whole Loan Collection Account by the Master Servicer or the Special Servicer;

(x)          any cure payments remitted by any Companion Loan Noteholder pursuant to the related Intercreditor Agreement; and

(xi)          any Compensating Interest Payments in respect of such Whole Loan pursuant to Section 3.17(c).

The foregoing requirements for deposits into the applicable Whole Loan Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, assumption application fees, Modification Fees, consent fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited into the applicable Whole Loan Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Whole Loans as additional compensation. If the Master Servicer deposits in the applicable Whole Loan Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Whole Loan Collection Account, any provision herein to the contrary notwithstanding.

Each Whole Loan Collection Account shall be maintained as a segregated account, separate and apart from any trust fund created for mortgage backed securities of other series and the other accounts of the Master Servicer; provided, that such Whole Loan Collection Account may be a sub-account of the Master Servicer’s Collection Account or may be maintained on a ledger basis but shall, for purposes of this Agreement, be treated as a separate account. Each Whole Loan Collection Account shall be established and maintained as an Eligible Account or as a sub-account of an Eligible Account.

Upon receipt of any of the foregoing amounts described in clauses (i), (ii), (v) and (vi) above with respect to each Whole Loan for so long as it is a Specially Serviced Loan but is not a REO Loan, the Special Servicer shall remit within one Business Day such amounts to the Master Servicer for deposit into the applicable Whole Loan Collection Account in accordance with the first paragraph of this Section 3.05(g), unless the Special Servicer determines, consistent with the applicable Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a REO Property related to any Whole Loan shall initially be deposited by the Special Servicer into the related Whole Loan REO Account and remitted to the Master Servicer for deposit into the applicable Whole Loan Collection Account pursuant to Section 3.15(b). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer (A) with respect to any Specially Serviced Loan shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier and (B) with respect to any REO Loan shall deposit such check into the applicable Whole Loan REO Account.

(h)       Except as otherwise set forth in Section 3.06(b), with respect to each Due Date and any related Companion Loan, on each Whole Loan Remittance Date, the Master Servicer shall remit, from amounts on deposit in the applicable Whole Loan Collection Account in accordance with Section 3.06(b)(i)(A), to the applicable Companion Loan Noteholder by wire transfer in immediately available funds to the account of such Companion Loan Noteholder or an agent therefor appearing on the Companion Loan Noteholder Register on the related date such amounts as are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first class mail to the address of such Companion Loan Noteholder or its agent appearing on the Companion Loan Noteholder Register) the portion of the applicable Whole Loan Remittance Amount allocable to such Companion Loan Noteholder.

(i)       Prior to the Master Servicer Remittance Date relating to any Collection Period in which Gain-on-Sale Proceeds are received, the Certificate Administrator shall establish and maintain the Gain-on-Sale Reserve Account, which may have one or more sub-accounts, to be held in its own name for the benefit of the Trustee, for the benefit of the Certificateholders, and with respect to each Whole Loan, the related Companion Loan Noteholders, and the Trustee as holder of the Lower-Tier Regular Interests. Each account that constitutes a Gain-on-Sale Reserve Account shall be an Eligible Account or a sub-account of an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account or, if allocable to any Whole Loan, the Master Servicer shall withdraw from the applicable Whole Loan Collection Account, and remit to the Certificate Administrator (i) in the case of the Mortgage Loans (other than the Whole Loans), for deposit in the Lower-Tier Distribution Account, as applicable (which the Certificate Administrator shall then deposit in the Gain-on-Sale Reserve Account), and (ii) in the case of the Whole Loans, for deposit in the Gain-on-Sale Reserve Account, all Gain-on-Sale Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date which are allocable to a Mortgage Loan or Whole Loan; provided that on the Business Day prior to the final Distribution Date, the Certificate Administrator shall withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier Distribution Account (after allocation to any related Companion Loan as provided in Section 4.01(d)), for distribution on such Distribution Date, any and all amounts then on deposit in the Gain-on-Sale Reserve Account attributable to the Mortgage Loans.

(j)       Funds in the Collection Account, the Whole Loan Collection Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the

REO Account may be invested in Permitted Investments in accordance with the provisions of Section 3.07 of this Agreement; provided, however, that for so long as Wells Fargo Bank, National Association is the Certificate Administrator, funds on deposit in the Distribution Accounts, the Interest Reserve Account and the Gain-on-Sale Reserve Account shall not be invested.

The Master Servicer shall give written notice to the Depositor, the Trustee, the Certificate Administrator and the Special Servicer of the location and account number of the Collection Account and, if applicable, the Whole Loan Collection Accounts as of the Closing Date and shall notify the Depositor, the Special Servicer, the Certificate Administrator and the Trustee, as applicable, in writing on or prior to the Closing Date and prior to any subsequent change thereof. In addition, the Master Servicer shall provide notice to each affected holder of a Companion Loan of the location and account number of the relevant Whole Loan Collection Account as well as notice in writing on or prior to the Closing Date and prior to any subsequent change thereof. The Certificate Administrator shall give written notice to the Depositor, the Trustee, the Special Servicer and the Master Servicer of the location and account number of the Interest Reserve Account and the Distribution Accounts as of the Closing Date and shall notify the Depositor, the Trustee, the Special Servicer and the Master Servicer, as applicable, in writing prior to any subsequent change thereof.

Section 3.06       Permitted Withdrawals from the Collection Accounts, the Whole Loan Collection Accounts and the Distribution Accounts; Trust Ledger. (a)  The Master Servicer shall maintain a separate Trust Ledger with respect to the Mortgage Loans that it is servicing on which it shall make ledger entries as to amounts deposited (or credited) or withdrawn (or debited) with respect thereto. On each Master Servicer Remittance Date (or such other date as may be specified below or on which funds are available for such purpose as specified below), with respect to each Mortgage Loan (other than any Mortgage Loan related to a Whole Loan unless otherwise specified in clauses (i), (ii), (v), (vi), (x), (xi), (xii), (xiii), (xv), (xvi) and (xvii) of this (a)), the Master Servicer shall make withdrawals from amounts allocated thereto in the Collection Account (and may debit the Trust Ledger) for the purposes listed below (the order set forth below not constituting an order of priority for such withdrawals):

(i)       on or before 3:00 p.m. (New York City time) on each Master Servicer Remittance Date, to remit to the Certificate Administrator the amounts to be deposited into the Lower-Tier Distribution Account (including any amount transferred from the Whole Loan Collection Account in respect of each Mortgage Loan that is part of a Whole Loan) (including without limitation the aggregate of the Available Funds, Prepayment Premiums, Yield Maintenance Charges and Gain-on-Sale Proceeds) which the Certificate Administrator shall then deposit into the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account, pursuant to Section 3.05(f), Section 3.05(e) and Section 3.05(i) of this Agreement, respectively;

(ii)      to pay (A) itself unpaid Servicing Fees (or, with respect to any Excess Servicing Fee Rights, to pay any Excess Servicing Fees to the holder of such Excess Servicing Fee Rights pursuant to Section 3.12(a) of this Agreement); the Operating Advisor, unpaid Operating Advisor Fees; and the Special Servicer, unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Mortgage Loan, Specially Serviced Loan and REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan), as applicable, the Master Servicer’s, the Operating Advisor’s or Special Servicer’s, as applicable, rights to payment of Servicing Fees, Operating Advisor Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Loan or REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan), as applicable, being limited to amounts received on or in respect of such Mortgage Loan, Specially Serviced Loan or REO Loan, as applicable (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) the Special Servicer, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Loan or REO Loan, as applicable, remaining unpaid out of general collections on the Mortgage Loans, Specially Serviced Loans and REO Properties, but in the case of each Whole Loan, only to the extent that amounts on deposit in the applicable Whole Loan Collection Account are insufficient therefor (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the related Companion Loan Noteholders), and (C) the Operating Advisor, any unpaid Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fees were received from the related Borrower);

(iii)       to reimburse the Trustee or itself, in that order, for unreimbursed P&I Advances (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (v) below, and exclusive of the Mortgage Loans or REO Loans included in the Whole Loans) the Master Servicer’s or the Trustee’s right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections for the applicable Mortgage Loan (exclusive of the Mortgage Loan or REO Loan included in the Whole Loan; provided, that to the extent such amounts are insufficient to repay such P&I Advances on any Mortgage Loan as to which there is a related Subordinate Companion Loan, such P&I Advances may be reimbursed, on a pro rata basis with any reimbursement to the related Companion Loan Service Provider for unreimbursed principal and/or interest advances with respect to any related Pari Passu Companion Loan, from collections on the related Whole Loan allocable to such Subordinate Companion Loan) during the applicable period; provided, further, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from amounts recovered on the related Mortgage Loan intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

(iv)       to reimburse the Trustee or itself, in that order, (with respect to any Mortgage Loan or REO Property) (exclusive of the Mortgage Loans or REO Loans included in the Whole Loans or any REO Property securing any Whole Loan), for unreimbursed Servicing Advances, the Master Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, payments received from the related Borrower which represent reimbursements of such Servicing Advances, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds with respect to the applicable Mortgage Loan or REO Property; provided, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from amounts recovered on the related Mortgage Loan intended by the modified loan documents to be applied to reimburse such Workout-Delayed Reimbursement Amount and then from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below;

(v)       (A) to reimburse the Trustee or itself, in that order (with respect to any Mortgage Loan or REO Property), (1) with respect to Nonrecoverable Advances, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds, if any, received on the related Mortgage Loan and related REO Properties, second, out of the principal portion of general collections on the Mortgage Loans and REO Properties, and then, to the extent the principal portion of general collections is insufficient and with respect to such deficiency only, subject to any election at its sole discretion (or at the Trustee’s sole discretion for the reimbursement of the Trustee) to defer reimbursement thereof pursuant to this Section 3.06(a) of this Agreement, out of other collections on the Mortgage Loans and REO Properties and (2) with respect to the Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to the preceding clause (1) above, but in the case of either clause (1) or (2) above with respect to each Whole Loan, only to the extent that amounts on deposit in the applicable Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion (or such other amount as may be set forth in the related Intercreditor Agreement) of such amount representing Servicing Advances allocable to the related Companion Loans from the related Companion Loan Noteholders), and (B) to pay itself or the Special Servicer out of general collections on the Mortgage Loans and REO Properties, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Collection Account of all amounts received in connection therewith, but in the case of each Whole Loan, only to the extent that amounts on deposit in the applicable Whole Loan Collection Account are insufficient therefor (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the related Companion Loan Noteholders);

(vi)       at such time as it reimburses the Trustee or itself, in that order (with respect to any Mortgage Loan or REO Property), for (1) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any Advance Interest Amounts accrued and payable thereon, (2) any unreimbursed Servicing Advances (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) made with respect to a Mortgage Loan or REO Property pursuant to clause (iv) above, to pay itself or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (3) any Nonrecoverable P&I Advances made with respect to a Mortgage Loan or REO Property and any Nonrecoverable Servicing Advances made with respect to a Mortgage Loan or REO Property or any Workout-Delayed Reimbursement Amounts pursuant to clause (v) above, to pay itself or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon, in each case, first, from Penalty Charges as provided in Section 3.12(d) and then, from general collections, but in the case of a Whole Loan only to the extent that such Nonrecoverable Advance has been reimbursed and only to the extent that amounts on deposit in the applicable Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount representing Advance Interest Amounts on Servicing Advances allocable to the related Companion Loans from the related Companion Loan Noteholders);

(vii)       to reimburse itself, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the Mortgage Loan Seller or any other obligation of the Mortgage Loan Seller under Section 6 of the Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the performance of its duties under Section 2.03 of this Agreement or out of the enforcement of the repurchase or substitution obligation of the Mortgage Loan Seller or any other obligation of the Mortgage Loan Seller under Section 6 of the Mortgage Loan Purchase Agreement, together with interest thereon at the Reimbursement Rate, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan exclusive of any Mortgage Loan included in the Whole Loan) subject to the following: (a) if the Purchase Price is paid for such Mortgage Loan, then such Person’s right to reimbursement shall be limited to that portion of the Purchase Price that represents such expense in accordance with clause (f) of the definition of Purchase Price, or (b) if no Purchase Price is paid or if an amount less than the Purchase Price is paid and proceedings are instituted to enforce the Mortgage Loan Seller’s payment or performance pursuant to the Mortgage Loan Purchase Agreement or if a Loss of Value Payment is made, then such Person shall be entitled to reimbursement from the Trust following the adjudication of such proceedings in favor of such Mortgage Loan Seller, settlement of the Breach or Defect claim, or payment of such Loss of Value Payment, as the case may be;

(viii)    to pay itself all Prepayment Interest Excesses on the Mortgage Pool (exclusive of any Mortgage Loan or REO Loan included in the Whole Loan) not required to be used pursuant to Section 3.17(c) of this Agreement;

(ix)       (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of this Agreement, (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Collection Account as provided in Section 3.12(b) of this Agreement (but only to the extent of the net investment earnings with respect to such Collection Account for any period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date) and (2) Penalty Charges on the Mortgage Loans that are non-Specially Serviced Loans (exclusive of any Mortgage Loan or REO Loan included in a Whole Loan), but only to the extent collected from the related Borrower and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.12 and/or pay or reimburse the Trust for Additional Trust Fund Expenses incurred with respect to such Mortgage Loan during or prior to the related Collection Period (including Special Servicing Fees, Workout Fees or Liquidation Fees); and (B) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.12(b), Net Default Interest and any other Penalty Charges on Specially Serviced Loans (exclusive of any Mortgage Loan or REO Loan included in the Whole Loan), but only to the extent collected from the related Borrower and only to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances or Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees or Liquidation Fees), all in accordance with Section 3.12;

(x)        to pay itself, the Special Servicer, the Depositor, the Operating Advisor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) of this Agreement (and in the case of a Whole Loan, only to the extent that such amounts on deposit in the applicable Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the related Companion Loan Noteholders)); provided, that for the purposes of allocating Additional Trust Fund Expenses, (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xi)       to pay for the cost of the Opinions of Counsel contemplated by Sections 3.10(d), 3.10(e), 3.15(a), 3.15(b) and 11.08 of this Agreement (and in the case of a Whole Loan, only to the extent that such amounts on deposit in the applicable Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the related Companion Loan Noteholders)); provided, that for the purposes of allocating Additional Trust Fund Expenses, (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xii)       to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Lower-Tier REMIC, the Upper-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor pursuant to this Agreement, except to the extent such amounts relate solely to the Whole Loans, in which case, such amounts will be reimbursed, first, out of the related Whole Loan Collection Account from collections on the related Companion Loan and the related Mortgage Loan on a pro rata basis by principal balance, and second, to the extent any such costs and expenses remain unreimbursed, out of the Collection Account; provided, that for the purposes of allocating Additional Trust Fund Expenses, (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xiii)       to reimburse the Trustee, the Custodian or the Certificate Administrator out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund, except to the extent such amounts relate solely to a Whole Loan, in which case, such amounts will be reimbursed first, from the applicable Whole Loan Collection Account(s) in accordance with Section 3.06(b) and then, out of general collections on the Mortgage Loans; provided, that for the purposes of allocating Additional Trust Fund Expenses, (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xiv)       to pay any Person permitted to purchase a Mortgage Loan under Section 3.16 of this Agreement with respect to each Mortgage Loan (exclusive of any Mortgage Loan included in the Whole Loan), if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

(xv)       (A) to pay to itself, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(a) of this Agreement and (B) to reimburse or pay any party to this Agreement any unpaid expenses specifically reimbursable from the Collection Account under this Agreement (and, in the case of an amount specifically related to a Whole Loan, only to the extent that such amounts on deposit in the applicable Whole Loan Collection Account are insufficient therefor after taking into account any allocation set forth in the related Intercreditor Agreement (provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the related Companion Loan Noteholders)), it being acknowledged that this clause (xv) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made; provided, that (i) any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xvi)      to withdraw from the Collection Account any sums deposited therein in error and pay such sums to the Persons entitled thereto (including any amounts relating to a Mortgage Loan that is part of a Whole Loan);

(xvii)     to pay from time to time to itself in accordance with Section 3.07(b) of this Agreement any interest or investment income earned on funds deposited in the Collection Account;

(xviii)    to transfer Gain-on-Sale Proceeds allocable to Mortgage Loans to the Lower-Tier Distribution Account for deposit by the Certificate Administrator into the Gain-on-Sale Reserve Account in accordance with Section 3.05(i) of this Agreement;

(xix)       to pay itself, the Special Servicer or the Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or substituted (i.e., replaced) by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase or substitution, and, in the case of a substitution, with respect to the related Qualified Substitute Mortgage Loan(s), all Periodic Payments due thereon during or prior to the month of substitution, in accordance with the third paragraph of Section 2.03(g) of this Agreement;

(xx)        to pay to the Certificate Administrator, the Trustee, the Custodian or any of their directors, officers, employees, representatives and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(d) of this

Agreement; provided, that any amounts so paid shall be deemed allocated, (a) if relating to a particular Mortgage Loan, to such Mortgage Loan and (b) if not related to any particular Mortgage Loan, pro rata, among all Mortgage Loans based on the respective Stated Principal Balances of the Mortgage Loans;

(xxi)       pursuant to the CREFC® License Agreement, to pay the CREFC® Intellectual Property Royalty License Fee to CREFC® on a monthly basis; and

(xxii)      to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

The Master Servicer shall pay to the Special Servicer from the Collection Account amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Loan and any related Companion Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

The Master Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, reflecting amounts allocable to each Mortgage Loan, and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Collection Account or the Trust Ledger. Upon written request, the Master Servicer shall provide to the Certificate Administrator such records and any other information in the possession of the Master Servicer to enable the Certificate Administrator to determine the amounts attributable to (i) the Lower-Tier REMIC with respect to the Mortgage Loans and (ii) the Companion Loans.

The Master Servicer shall pay to the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer, the Other Trustee, the Other Servicer or the Other Special Servicer, from the Collection Account amounts permitted to be paid to such Person therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee, a responsible officer of the Other Trustee, a Responsible Officer of the Certificate Administrator, a certificate of an officer of the Operating Advisor, a certificate of a Servicing Officer or a certificate of the Other Servicer or Other Special Servicer, as applicable, describing the item and amount to which such Person is entitled (unless such payment to the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer, the Other Trustee, the Other Servicer or Other Special Servicer, as the case may be, is specifically required pursuant to this Agreement and the timing and the amount of payment is specified in, or calculable pursuant to, this Agreement, in which case a certificate is not required). The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

The Trustee, the Certificate Administrator, the Custodian, the Special Servicer, the Master Servicer, CREFC® and the Operating Advisor shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income),

Certificate Administrator/Trustee Fees, Special Servicing Compensation (including investment income), the CREFC® Intellectual Property Royalty License Fee, Operating Advisor Fees, Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fees are actually received from the Borrowers), Advances, Advance Interest Amounts (for each of such Persons other than CREFC®), their respective indemnification payments (if any) pursuant to Section 6.03, Section 8.05 or Section 11.02 of this Agreement (for each of such Persons other than CREFC®), their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement. For the avoidance of doubt, any fees or expenses (including legal fees) for which a party is to be indemnified pursuant to Section 6.03 herein may be submitted directly to the Trust Fund and paid from amounts on deposit in the Collection Account on behalf of such party pursuant to this Agreement. In addition, the Certificate Administrator, the Trustee, the Special Servicer, the Master Servicer and the Operating Advisor shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement and payment of any federal, state or local taxes imposed on any Trust REMIC.

Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans (or with respect to Servicing Advances, the Whole Loans) deposited in the Collection Account and available for distribution on the next Distribution Date, the Master Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(a) or Section 3.06(b) of this Agreement immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the Collection Period ending on the then-current Determination Date for successive one-month periods for a total period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months). If the Master Servicer or the Trustee makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion to elect to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized (in its sole discretion) to wait for principal collections on the Mortgage Loans and Companion Loans to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (or portion thereof) until the end of such Collection Period; provided, the Master Servicer or the Trustee shall use reasonable efforts to give notice of its election to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), at least 15 days prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless (1) the Master Servicer or the Trustee determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Trustee that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Trustee has not timely received from the Certificate Administrator information requested by the Master Servicer or the Trustee to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Trustee shall give notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement). Neither the Master Servicer nor the Trustee shall have any liability for any loss, liability or expense resulting from any notice provided to the Rating Agency contemplated by the immediately preceding sentence.

The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this Section 3.06(a) or to comply with the terms of this Section 3.06(a) and the other provisions of this Agreement that apply once such an election, if any, has been made. If the Master Servicer or the Trustee, as applicable, determines, in its sole discretion, that it should recover the Nonrecoverable Advances without deferral as described above, then the Master Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Reimbursement Rate from all amounts in the Collection Accounts for such Distribution Date. Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest at the Reimbursement Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Master Servicer’s or the Trustee’s, as applicable, election to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and, as applicable, the Companion Loan Noteholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders or the Companion Loan Noteholders. Nothing herein shall be deemed to create in the Certificateholders or the Companion Loan Noteholders a right to prior payment of distributions over the Master Servicer’s or the Trustee’s, as applicable, right to reimbursement for Advances (deferred or otherwise). In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard and neither the Master Servicer, the Trustee nor the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Companion Loan Noteholders for any such election that such party makes as contemplated by this Section 3.06(a) or for any losses, damages or other adverse economic or other effects that may arise from such an election.

None of the Master Servicer, the Special Servicer or the Trustee shall be permitted to reverse any other Person’s determination, or to prohibit any such other authorized

Person from making a determination, that an Advance constitutes, or would constitute a Nonrecoverable Advance.

If the Master Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any Advance Interest Amount), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay the Advance Interest Amount, would be included in Available Funds for any subsequent Distribution Date and, second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay the Advance Interest Amount, would be included in Available Funds for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay the Advance Interest Amount, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or the Advance Interest Amount is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of the Advance Interest Amount.

(b)       The Master Servicer shall maintain a separate Trust Ledger with respect to each Whole Loan that it is servicing on which it shall make ledger entries as to amounts deposited (or credited) or withdrawn (or debited) with respect thereto. On each Master Servicer Remittance Date (or such other date as may be specified below or on which funds are available for such purpose as specified below), with respect to each Whole Loan, the Master Servicer shall make withdrawals from amounts allocated thereto in the related Whole Loan Collection Account (and may debit the Trust Ledger) for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)         to make remittances each month in an aggregate amount of immediately available funds equal to the allocable portion of the applicable Whole Loan Remittance Amount (A) to the related Companion Loan Noteholders within the time frame specified in, and otherwise in accordance with Section 3.05(h) and (B) to the Collection Account for the benefit of the Trust in respect of amounts allocable to the related Mortgage Loan, in each case in accordance with the related Intercreditor Agreement (after taking into account the amounts permitted to be withdrawn from the Whole Loan Collection Account pursuant to this Section 3.06(b)) provided that Liquidation Proceeds relating to the repurchase of any Companion Loan by the related seller thereof shall be remitted solely to the holder of such Companion Loan, as the case may be, and Liquidation Proceeds relating to the repurchase of a Mortgage Loan related to a Whole Loan by the Mortgage Loan Seller shall be remitted solely to the Collection Account;

(ii)       to pay (A) to itself unpaid Servicing Fees (or, with respect to any Excess Servicing Fee Rights, to pay any Excess Servicing Fees to the holder of such Excess Servicing Fee Rights pursuant to Section 3.12(a) of this Agreement) and to the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Whole Loan or related REO Loan, as applicable, the Master Servicer’s or the Special Servicer’s, as applicable, rights to payment of Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees, as applicable, pursuant to this clause (ii)(A) with respect to such Whole Loan or related REO Loan, as applicable, being limited to amounts received on or in respect of such Whole Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), or such REO Loan (whether in the form of REO Proceeds, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to the Special Servicer, each month to the extent not covered by clause (ii)(A) above, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Whole Loan or related REO Loan, as applicable, remaining unpaid out of general collections in the Collection Account as provided in Section 3.06(a)(ii) of this Agreement;

(iii)      to reimburse the Trustee or itself, in that order, for unreimbursed P&I Advances with respect to the applicable Mortgage Loan and to reimburse the related Companion Loan Service Provider for unreimbursed principal and/or interest advances with respect to the applicable Companion Loan, the Master Servicer’s, the Trustee’s and the applicable Companion Loan Service Provider’s right to reimbursement pursuant to this clause (iii) being limited to amounts received in the applicable Whole Loan Collection Account which represent Late Collections received in respect of such Mortgage Loan or Companion Loan, as applicable (as allocable thereto pursuant to the related Loan Documents and the related Intercreditor Agreement), during the applicable period; provided, that to the extent such amounts are insufficient to repay such P&I Advances on any Mortgage Loan as to which there is a related Subordinate Companion Loan, such P&I Advances may be reimbursed, from collections on the related Whole Loan allocable to such Subordinate Companion Loan; provided, further, that if such P&I Advance on the applicable Mortgage Loan becomes a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed in accordance with clause (v) below;

(iv)      to reimburse the Trustee or itself, in that order, as applicable (with respect to such Whole Loan or REO Property), for unreimbursed Servicing Advances with respect to such Whole Loan or related REO Property, the Master Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments by the applicable Borrower with respect to such Servicing Advance, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds and REO Proceeds with respect to such Whole Loan; provided, that if such Servicing Advance becomes a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed in accordance with clause (v) below;

(v)       (A) to reimburse the Trustee or itself, in that order, (with respect to such Whole Loan or related REO Property), as applicable (x) with respect to Nonrecoverable

Advances, first, out of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and REO Proceeds received on the related Whole Loan and related REO Properties, and second, out of general collections in the Collection Account as provided in Section 3.06(a) and (y) with respect to the Workout-Delayed Reimbursement Amounts, first, out of the principal portion of the general collections on the Whole Loan and related REO Properties, net of such amounts being reimbursed pursuant to the subclause first in the preceding clause (x) above and second out of general collections in the Collection Account as provided in Section 3.06(a); provided that in the case of both clause (x) and clause (y) of this clause (v), prior to making any reimbursement from general collections, such reimbursements shall be made first, from collections on, and proceeds of the applicable Subordinate Companion Loan, if any, and then from collections on, and proceeds of the related Mortgage Loan, or in the case of a Pari Passu Whole Loan with a Pari Passu Companion Loan, on a pro rata basis as between the Mortgage Loan and any related Pari Passu Companion Loans (based on the Mortgage Loan’s Stated Principal Balance or related Pari Passu Companion Loan’s principal balance) and then from general collections of the Trust (provided that, in the case of a Servicing Advance that is a Nonrecoverable Advance, the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the related Companion Loan Noteholders) or (B) to pay itself or the Special Servicer out of general collections on such Whole Loan and related REO Properties, any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Whole Loan or related REO Property and the deposit into the applicable Whole Loan Collection Account of all amounts received in connection therewith; provided that, notwithstanding the foregoing, such party’s rights to reimbursement pursuant to this clause (v) with respect to any such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount that is a P&I Advance, being limited (except to the extent set forth in Section 3.06(a)) to amounts on deposit in the applicable Whole Loan Collection Account that were received in respect of the particular Mortgage Loan (as allocable thereto pursuant to the related Loan Documents and the related Intercreditor Agreement) in the related Whole Loan as to which such Nonrecoverable Advance or such Workout-Delayed Reimbursement Amount were incurred (provided, that to the extent such amounts are insufficient to repay such Advances on any Mortgage Loan as to which there is a related Subordinate Companion Loan, such P&I Advances may be reimbursed from collections on the related Whole Loan allocable to such Subordinate Companion Loan);

(vi)       at such time as it reimburses the Trustee or itself, in that order, as applicable, for (A) any unreimbursed P&I Advance with respect to the applicable Mortgage Loan (including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) or any unreimbursed principal and/or interest advance with respect to the related Companion Loan pursuant to clause (iii) above, to pay itself, the Trustee or such Companion Loan Service Provider, as applicable, any Advance Interest Amounts accrued and payable thereon, (B) any unreimbursed Servicing Advances

(including any such Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest Amounts accrued and payable thereon or (C) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer, the Trustee or any Companion Loan Service Provider, as the case may be, any Advance Interest Amounts accrued and payable thereon, with such amounts payable in the case of clauses (A), (B) and (C) above, first, from Penalty Charges pursuant to Section 3.12(d), then, from collections on, and proceeds of the applicable Subordinate Companion Loan, if any, and then, from collections on, and proceeds of on a pro rata basis as between the Mortgage Loan and any related other Pari Passu Companion Loans (based on the Mortgage Loan’s Stated Principal Balance or related Pari Passu Companion Loan’s principal balance), provided that, notwithstanding the foregoing, such party’s rights to reimbursement pursuant to this clause (vi) with respect to any such interest on P&I Advances (including any such P&I Advance that is a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount) being limited to amounts on deposit in the applicable Whole Loan Collection Account that were received in respect of the particular Mortgage Loan (as allocable thereto pursuant to the related Loan Documents and the related Intercreditor Agreement) in the related Whole Loan as to which such advance relates (provided, that any Mortgage Loan as to which there is a related Subordinate Companion Loan, such interest on P&I Advances may be reimbursed from collections on the related Whole Loan allocable to such Subordinate Companion Loan);

(vii)       to reimburse itself, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as the case may be, as applicable, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect with respect to the Mortgage Loan giving rise to a repurchase obligation of the Mortgage Loan Seller under Section 6 of the Mortgage Loan Purchase Agreement or, with respect to a Companion Loan, under the related mortgage loan purchase agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to such Whole Loan being limited to that portion of the Purchase Price paid for the related Mortgage Loan that represents such expense in accordance with clause (e) of the definition of Purchase Price (or, with respect to a Companion Loan, a comparable expense);

(viii)      to pay itself all Prepayment Interest Excesses on any related Mortgage Loan or Companion Loan included in the Whole Loans not required to be used pursuant to Section 3.17(c) of this Agreement;

(ix)        (A) to pay itself, as additional servicing compensation in accordance with Section 3.12(a), (1) interest and investment income earned in respect of amounts relating to such Whole Loan held in the applicable Whole Loan Collection Account as provided in Section 3.07(b) (but only to the extent of the net investment earnings with respect to such Whole Loan Collection Account for any period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date) and (2) any Penalty Charges on the related Mortgage Loan and Companion Loan (except to the extent prohibited by the related Intercreditor Agreement and other than Specially Serviced Loans) but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the Whole Loans have been paid and are not needed to pay Advance Interest Amounts, interest on debt service advances made by the related Companion Loan Service Provider and/or Additional Trust Fund Expenses in accordance with Section 3.12 and the related Intercreditor Agreement; and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.12, the portion of any Penalty Charges on the related Mortgage Loan and Companion Loan (except to the extent prohibited by the related Intercreditor Agreement), during the period it is a Specially Serviced Loan (but only to the extent collected from the related Borrower and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and are not needed to pay interest on Advances, interest on debt service advances made by the related Companion Loan Service Provider and/or Additional Trust Fund Expenses in accordance with Section 3.12 and the related Intercreditor Agreement);

(x)       to recoup any amounts deposited in such Whole Loan Collection Account in error;

(xi)      to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03(a) or 6.03(b), to the extent that such amounts relate to such Whole Loan;

(xii)     to pay for the cost of the Opinions of Counsel contemplated by Section 3.10(d), 3.10(e), 3.15(a), 3.15(b) and 11.08 to the extent that such opinions specifically relate to such Whole Loan;

(xiii)    to pay out of general collections on such Whole Loan and related REO Property any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that neither the Master Servicer, the Special Servicer, the Certificate Administrator nor the Trustee is liable therefor pursuant to this Agreement and only to the extent that such amounts relate to the related Mortgage Loan or to the related Companion Loans (but only to the extent that any related Companion Loan is included in a REMIC);

(xiv)    to reimburse the Trustee and the Certificate Administrator out of general collections on such Whole Loan and related REO Properties for expenses incurred by and reimbursable to it by the Trust Fund specifically related to such Whole Loan;

(xv)     to pay any Person permitted to purchase a Mortgage Loan under Section 3.16 with respect to the Mortgage Loan included in such Whole Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

(xvi)    to deposit in the Interest Reserve Account the amounts with respect to the Mortgage Loan included in such Whole Loan required to be deposited in the Interest Reserve Account pursuant to Section 3.05(e);

(xvii)     to pay to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Depositor, as the case may be, to the extent that such amounts relate to the Mortgage Loan included in such Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.06(b), it being acknowledged that this clause (xvii) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement or in the related Intercreditor Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made;

(xviii)    to pay the Mortgage Loan Seller with respect to the Mortgage Loan included in such Whole Loan, if any, previously purchased or substituted (i.e., replaced) by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase or substitution, and, in the case of a substitution, with respect to the related Qualified Substitute Mortgage Loan(s), all Periodic Payments due thereon during or prior to the month of substitution, in accordance with the third paragraph of Section 2.03(g); and

(xix)       to clear and terminate such Whole Loan Collection Account at the termination of this Agreement pursuant to Section 9.01.

In the case of the amounts payable as set forth above in this Section 3.06(b) with respect to any Whole Loan, if such amount is not specifically payable, pursuant to the terms of this Agreement or the related Intercreditor Agreement, out of collections or proceeds allocable to any particular note that is a part of such Whole Loan, such amount shall be paid from collections on, and proceeds of the related Subordinate Companion Loan, if any, and then, from collections on, and proceeds of, on a pro rata basis as between, the related Mortgage Loan and any related Pari Passu Companion Loans (based on the related Mortgage Loan’s principal balance or the related Pari Passu Companion Loan’s principal balance), and then, to the extent provided for in this Agreement, from general collections.

The Master Servicer shall keep and maintain separate accounting records, on a loan by loan and property by property basis when appropriate, for the purpose of justifying any withdrawal from any Whole Loan Collection Account. All withdrawals with respect to any Whole Loan shall be made first, from the applicable Whole Loan Collection Account and then, from the Master Servicer’s Collection Account to the extent permitted by Section 3.06(a). Upon request, the Master Servicer shall provide to the Certificate Administrator such records and any other information in the possession of the Master Servicer to enable the Certificate Administrator to determine the amounts attributable to the Lower-Tier REMIC and the Companion Loans.

The Master Servicer shall pay to the Special Servicer from the Whole Loan Collection Accounts amounts permitted to be paid to it therefrom promptly upon receipt of a certificate of a Servicing Officer of such Special Servicer describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan included in the

Whole Loan and related REO Loan, on a loan by loan and property by property basis, for the purpose of justifying any request for withdrawal from any Whole Loan Collection Account.

Any permitted withdrawals under this Section 3.06(b) with respect to reimbursement for advances or other amounts payable to an Other Trustee shall, if applicable, also be deemed to be a permitted withdrawal for similar amounts owed to the fiscal agent of the Other Trustee, if any.

Notwithstanding anything to the contrary contained herein, with respect to each Companion Loan, the Master Servicer shall withdraw from the related Whole Loan Collection Account and remit to the related Companion Loan Noteholders, within (x) with respect to any Subordinate Companion Loan, if required pursuant to the terms of the related Intercreditor Agreement, two (2) Business Days of receipt of properly identified funds and (y) with respect to any Pari Passu Companion Loan, one (1) Business Day of receipt of properly identified funds, any amounts that represent Late Collections or Principal Prepayments on such Companion Loan or any successor REO Loan with respect thereto, that are received by the Master Servicer prior to 3:00 p.m. (New York City time) on any given Business Day (and to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such Late Collections or Principal Prepayments to the related Companion Loan Noteholders within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds) (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Intercreditor Agreement or this Agreement), unless such amount would otherwise be included in the monthly remittance to the holder of such Companion Loan for such month.

If the Master Servicer fails, as of 5:00 p.m. (New York City time) on any Master Servicer Remittance Date, any related Whole Loan Remittance Date or any other date a remittance is required to be made, as applicable, to remit to the Certificate Administrator (in respect of the related Mortgage Loan) or the Companion Loan Noteholders (in respect of any related Companion Loan) any amounts required to be so remitted hereunder by such date (including any P&I Advance pursuant to Section 4.07 and any Gain-on-Sale Proceeds allocable to the Companion Loans pursuant to Section 4.01(d)(i)), the Master Servicer shall pay to the Certificate Administrator (in respect of the Mortgage Loan) or the Companion Loan Noteholders (in respect of the Companion Loan), for the account of the Certificate Administrator (in respect of the Mortgage Loan) or the Companion Loan Noteholders (in respect of the Companion Loans), interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until (but not including) the date such late payment is received by the Certificate Administrator or the Companion Loan Noteholders, as applicable.

(c)       On each Master Servicer Remittance Date, all net income and gain realized from investment of funds to which the Master Servicer or the Special Servicer is entitled pursuant to Section 3.07(b) of this Agreement shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable.

(d)       With respect to the Whole Loans, if amounts required to pay the expenses allocable to any related Companion Loan exceed amounts on deposit in the Whole Loan

Collection Account, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may seek reimbursement from the Trust Fund with respect to such expenses allocable to such Companion Loan. The Master Servicer or Special Servicer, as applicable, shall seek (on behalf of the Trust Fund, subject to the related Intercreditor Agreement) payment or reimbursement from the holder of the related Subordinate Companion Loan, if any, and then for the pro rata portion of such expenses allocable to a related Pari Passu Companion Loan from the related Companion Loan Noteholder or, if such Companion Loan has been deposited into a securitization, out of general collections in the collection account established pursuant to the related Other Pooling and Servicing Agreement.

(e)      If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then the Special Servicer shall (provided that, (1) with respect to clause (iv) below, the Special Servicer shall have provided notice to the Master Servicer of the occurrence of such liquidation event and (2) with respect to clause (v) below, the Certificate Administrator shall have provided the Master Servicer and the Special Servicer with five Business Days’ prior notice of such final Distribution Date), transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)       to reimburse the Master Servicer or the Trustee, in accordance with Section 3.06(a) of this Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with the Advance Interest Amount);

(ii)      to pay, in accordance with Section 3.06(a) of this Agreement, or to reimburse the Trust for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense;

(iii)     to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, as the case may be (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Loan;

(iv)      following the occurrence of a liquidation event with respect to such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i)-(iii) as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Mortgage Loan or REO Loan; and

(v)       On the final Distribution Date after all distributions have been made as set forth in clauses (i)-(iv) above, to the Mortgage Loan Seller, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Mortgage Loan Seller that was used pursuant to clauses (i)-(iii) to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, Additional Trust

Fund Expenses or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (i)-(iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the related Mortgage Loan or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Collection Account pursuant to clause (iv) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the Mortgage Loan or REO Loan for which such Loss of Value Payments are being transferred to the Collection Account to cover an item contemplated by clauses (i)-(iv) of the prior paragraph.

(f)       The Certificate Administrator may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes (the order set forth below shall not indicate any order of priority), in each case to the extent not previously paid from the Collection Account:

(i)       to make deposits of the Lower-Tier Distribution Amount and the amount of any Prepayment Premium and Yield Maintenance Charges distributable pursuant to Section 4.01(a) of this Agreement in the Upper-Tier Distribution Account, and to make distributions on the Class R Certificates in respect of the Class LTR Interest pursuant to Section 4.01(a) of this Agreement;

(ii)       to pay itself, the Trustee and the Custodian respective portions of any accrued but unpaid Trustee/Certificate Administrator Fees;

(iii)       to pay itself an amount equal to all net income and gain realized from investment of funds in the Lower-Tier Distribution Account pursuant to Section 3.07(b) of this Agreement;

(iv)       to pay to itself, the Trustee, the Custodian or any of their directors, officers, employees, representatives and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b), Section 8.05(c) and Section 8.05(d) of this Agreement;

(v)       to recoup any amounts deposited in the Lower-Tier Distribution Account in error; and

(vi)       to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

(g)       The Certificate Administrator may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

(i)       to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or Section 9.01 of this Agreement (in the case of Holders of the Class R Certificates, in respect of the Class UTR Interest), as applicable;

(ii)       to recoup any amounts deposited in the Upper-Tier Distribution Account in error; and

(iii)       to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01 of this Agreement.

Section 3.07       Investment of Funds in the Collection Accounts, the Whole Loan Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the Reserve Accounts. (a)  The Master Servicer (with respect to the Collection Account, and any Whole Loan Collection Account and any Borrower Accounts (as defined below and subject to the second succeeding sentence)), the Special Servicer (with respect to any REO Account and any Loss of Value Reserve Fund) and the Certificate Administrator (with respect to the Distribution Accounts, the Interest Reserve Account and the Gain-on-Sale Reserve Account) may direct any depository institution maintaining the Collection Account, any Whole Loan Collection Account, the Gain-on-Sale Reserve Account, any Borrower Accounts, any REO Account, any Loss of Value Reserve Fund, the Interest Reserve Account and the Distribution Accounts (each such account, for purposes of this Section 3.07, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any investment of funds on deposit in an Investment Account by the Master Servicer, the Special Servicer or the Certificate Administrator shall be documented in writing and shall provide evidence that such investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the “Borrower Accounts”), the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent that the Master Servicer is required to do so under the terms of the respective Loan Documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Certificate Administrator shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer or the Special Servicer, with respect to any REO Accounts, as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Certificate Administrator or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. Neither the Certificate Administrator nor the Trustee shall have any responsibility or liability with respect to the investment directions of the Master Servicer, the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment directions of the Special Servicer, the Certificate Administrator, the Trustee, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Special Servicer shall have no responsibility or liability with respect to the investment directions of the Master Servicer, the Certificate Administrator, the Trustee, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer or the Certificate Administrator, as applicable) shall:

(x)       consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)       demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer or the Certificate Administrator, as applicable) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

(b)       All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the related Loan Documents for the Mortgage Loan or applicable law, (ii) any REO Account and the Loss of Value Reserve Fund, which shall be for the benefit of the Special Servicer or (iii) the Gain-on-Sale Reserve Account, the Interest Reserve Account and the Distribution Accounts, which shall be for the benefit of the Certificate Administrator) and, if held in the Collection Account, any Whole Loan Collection Account, REO Account or Distribution Account shall be subject to withdrawal by the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, in accordance with Section 3.06 or Section 3.15(b) of this Agreement, as applicable. The Master Servicer, or with respect to any REO Account or Loss of Value Reserve Fund, the Special Servicer, or with respect to the Gain-on-Sale Reserve Account, the Distribution Accounts, the Certificate Administrator, shall deposit from its own funds into the Collection Account, applicable Whole Loan Collection Account, any REO Account or Loss of Value Reserve Fund, the Gain-on-Sale Reserve Account, the Interest Reserve Account or the Distribution Accounts, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, that the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Borrower Account immediately upon realization of such loss the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested at the direction of or for the benefit of the Borrower under the terms of the related Loan Documents for the Mortgage Loan, Whole Loan or applicable law; provided that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company has satisfied the qualifications set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) 30 days prior to such insolvency.

(c)       Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, in either case as a result of an action or inaction of the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, the Trustee may, and upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If the Trustee takes any such action, (i) the Master Servicer, if such Permitted Investment was for the benefit of the Master Servicer, (ii) the Special Servicer, if such Permitted Investment was for the benefit of the Special Servicer or (iii) the Certificate Administrator, if such Permitted Investment was for the benefit of the Certificate Administrator, shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith.

Section 3.08       Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage. (a)  In the case of each Mortgage Loan and any related Companion Loans (but excluding any REO Loan), the Master Servicer shall use commercially reasonable efforts consistent with the Servicing Standard to cause the related Borrower, with respect to the Mortgage Loans and any related Companion Loans that it is servicing, to maintain the following insurance coverage (including identifying the extent to which such Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, the Master Servicer will itself cause to be maintained with Qualified Insurers) for the related Mortgaged Property: (x) except where the Loan Documents permit a Borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or Whole Loan, as applicable, and (ii) the Stated Principal Balance of such Mortgage Loan or Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (y) all other insurance coverage (including, but not limited to, coverage for acts of terrorism) that is required, subject to applicable law, under the related Loan Documents; provided, that:

(i)       the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and (x) such insurance policy was in effect at the time of the origination of the related Mortgage Loan or Whole Loan, as applicable, or (y) such insurance policy was required by the related Loan Documents and is available at commercially reasonable rates, provided that the Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(ii)       if and to the extent that any Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the Master Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers;

(iii)       the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to cause any Borrower to maintain the insurance required to be maintained under the Loan Documents; provided, that this clause shall not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy, as provided herein;

(iv)       except as provided below (including under clause (vi) below), in no event shall the Master Servicer be required to cause the Borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such Borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Master Servicer or the Special Servicer, as applicable);

(v)       to the extent that the Master Servicer itself is required to maintain insurance that the Borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available to the Master Servicer on a force-placed basis at commercially reasonable rates, and only to the extent the Trust as lender has an insurable interest thereon; and

(vi)       any explicit terrorism insurance requirements contained in the related Loan Documents shall be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Master Servicer or the Special Servicer, as applicable, with the consent of, if no Control Termination Event has occurred and is continuing, the Directing Holder, and after consultation with the Operating Advisor pursuant to Section 6.07, has consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Loan Documents) in writing of that provision in accordance with the Servicing Standard); provided that the Master Servicer or the Special Servicer, as applicable, shall promptly notify the other servicer in writing of such waiver.

The Master Servicer shall notify the Special Servicer, the Certificate Administrator, the Trustee and the Directing Holder if the Master Servicer determines in accordance with the Servicing Standard that a Borrower under a Mortgage Loan has failed to maintain insurance required under the Loan Documents and such failure materially and adversely affects the interests of the Certificateholders or if a Borrower under a Mortgage Loan has notified the Master Servicer in writing that the Borrower does not intend to maintain such insurance and that the Master Servicer has determined in accordance with the Servicing Standard that such failure materially and adversely affects the interests of the Certificateholders.

Subject to Section 3.15(b) of this Agreement, with respect to each REO Property, the Special Servicer shall use reasonable efforts and only if the Trustee has an insurable interest, consistent with the Servicing Standard, to maintain (subject to the right of the Special Servicer to direct the Master Servicer to make a Servicing Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer shall make such Servicing Advance) with Qualified Insurers to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest, (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan, REO Loan or the

Whole Loan, as applicable (or such greater amount of coverage required by the related Loan Documents (unless such amount is not available or, if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1.0 million per occurrence, and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months; provided, that the Special Servicer shall not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard.

All such insurance policies maintained as described above shall contain (if they insure against loss to property) a “standard” mortgagee clause, with loss payable to the Master Servicer (on behalf of the Trustee on behalf of Certificateholders and, with respect to a Whole Loan, the related Companion Loan Noteholders), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (on behalf of Certificateholders and, with respect to a Whole Loan, the related Companion Loan Noteholders) (in the case of insurance maintained in respect of an REO Property). Any amounts collected by the Master Servicer or Special Servicer, as applicable, under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account (or, in the case of the Whole Loans, in the applicable Whole Loan Collection Account), subject to withdrawal pursuant to Section 3.06 of this Agreement, in the case of amounts received in respect of a Mortgage Loan and any related Companion Loan, or in the applicable REO Account of the Special Servicer, subject to withdrawal pursuant to Section 3.15 of this Agreement, in the case of amounts received in respect of a REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders or Companion Loan Noteholders, be added to the Stated Principal Balance of the related Mortgage Loan or Whole Loan, notwithstanding that the terms of such Mortgage Loan or Whole Loan so permit; provided, that this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust Fund to enforce any obligations of the related Borrower under such Mortgage Loan and any related Companion Loan. Any costs incurred by the Master Servicer in maintaining any such insurance policies in respect of the Mortgage Loans or Specially Serviced Loans (other than REO Properties) (i) if the Borrower defaults on its obligation to do so, shall be advanced by the Master Servicer as a Servicing Advance and will be charged to the related Borrower and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such insurance policies with respect to REO Properties shall be an expense of the Trust Fund (and in the case of any Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement) payable out of the related REO Account (or Whole Loan REO Account, as applicable) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance (or paid from the Collection Account if the Master

Servicer determines such Advance would be a Nonrecoverable Advance, subject to Section 3.21(d) of this Agreement).

(b)       If either:

(x) the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans and any related Companion Loans or REO Properties, as applicable, then, to the extent such policy

(i)       is obtained from a Qualified Insurer, and

(ii)       provides protection equivalent to the individual policies otherwise required, or

(y) the Master Servicer or the Special Servicer (or, in each case, its corporate parent), as applicable, has long-term unsecured debt obligations or deposit accounts that are rated not lower than “A3” by Moody’s and “A-” by Fitch, and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.

Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan or REO Property thereunder a hazard insurance policy complying with the requirements of Section 3.08(a) of this Agreement, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, in the case of a Whole Loan, in the related Whole Loan Collection Account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Whole Loan, as applicable (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer and Special Servicer shall prepare and present, on behalf of itself, the Trustee, Certificateholders and, if applicable the Companion Loan Noteholders, claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy. If the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property securing a Mortgage Loan or REO Property to be covered by such “force-placed” insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid as a Servicing Advance.

(c)       With respect to each Mortgage Loan and any related Companion Loan that is subject to an Environmental Insurance Policy, if the Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Master Servicer shall notify the Special Servicer to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. With respect to each Specially Serviced Loan and REO Property that is subject to an Environmental Insurance Policy, if the Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust, on behalf of the Certificateholders and, if applicable, the Companion Loan Noteholders (giving due regard to the junior nature of the related Subordinate Companion Loan, if any), is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental Insurance Policy described above (whether by the Master Servicer or Special Servicer) shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance.

(d)       The Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or REO Properties as to which it is the Special Servicer are included in the Trust Fund) keep in force with a Qualified Insurer, a fidelity bond in such form and amount as are consistent with the Servicing Standard. The Master Servicer and Special Servicer, as applicable, shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer and Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days’ prior written notice to the Trustee. So long as the long-term unsecured debt obligations or deposit accounts of the Master Servicer (or its corporate parent if such insurance is guaranteed by its parent) or the Special Servicer (or its corporate parent), as applicable, are rated not lower than “A2” by Moody’s and “A-” by Fitch, the Master Servicer or the Special Servicer, as applicable, may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

The Master Servicer and Special Servicer, as applicable, shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with their servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days’ prior written notice to the Trustee. So long as the long-term unsecured debt obligations or deposit accounts of the Master Servicer (or its corporate parent if such insurance is guaranteed by its parent) or the Special Servicer (or its corporate parent), as applicable, are rated not lower than “A2” by Moody’s and “A-” by Fitch, the Master Servicer or the Special Servicer, as applicable, may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

Section 3.09       Enforcement of Due-on-Sale Clauses; Assumption Agreements; Defeasance Provisions.  (a) If any Mortgage Loan or Whole Loan contains a provision in the nature of a “due-on-sale” clause (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the Borrower or its owners), which by its terms:

(i)       provides that such Mortgage Loan or Whole Loan will (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (including, without limitation, the sale, transfer, pledge or hypothecation of direct or indirect interests in the Borrower or its owners),

(ii)       provides that such Mortgage Loan or Whole Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, or

(iii)       provides that such Mortgage Loan or Whole Loan may be assumed or transferred without the consent of the mortgagee, provided certain conditions set forth in the Loan Documents are satisfied,

then, the Master Servicer (with respect to Performing Loans, to the extent such action is not a Major Decision) or the Special Servicer (with respect to Specially Serviced Loans) shall determine, in each case in a manner consistent with the Servicing Standard, on behalf of the Trustee as the mortgagee of record, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Whole Loan (x) to accelerate the payments thereon or (y) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) waive any right to exercise such rights; provided that, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to itself taking such an action, the Master Servicer or the Special Servicer, as applicable, shall obtain, prior to the occurrence and continuance of a Control Termination Event, the prior written consent (or deemed consent) of the Directing Holder pursuant to Section 6.07 (or (A)(1) after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event and (2) other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder pursuant to Section 6.07 and (B) after the occurrence and during the continuance of an Operating Advisor Consultation Event, upon consultation with the Operating Advisor pursuant to Section 6.07), and (ii) the Master Servicer or the Special Servicer processing such action, prior to consenting to such action, shall obtain, a Rating Agency Confirmation from each Rating Agency with respect to the Certificates and Companion Loan Securities, if any.

The Master Servicer or the Special Servicer processing such action shall notify the Trustee, the Certificate Administrator, the Directing Holder and the Master Servicer or the Special Servicer, as applicable, that any such assumption or substitution agreement has been completed by forwarding to the Custodian (with a copy to the Master Servicer, the Certificate Administrator, the Trustee and the Directing Holder, as applicable) the original copy (if available, and otherwise, a copy ) of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. To the extent not precluded by the Loan Documents, neither the Master Servicer nor the Special Servicer shall approve an assumption or substitution without requiring the related Borrower to pay any fees owed to the Rating Agency associated with the approval of such assumption or substitution. However, if the related Borrower is required but fails to pay such fees, such fees shall be an expense of the Trust Fund (and in the case of any Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement); provided that in the case of a Whole Loan the Master Servicer or the Special Servicer processing such action shall be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Trust Fund the rights of the Trust Fund under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loan from the holders of such Companion Loan.

Notwithstanding anything herein to the contrary, with respect to any applicable Excluded Loan relating to the Controlling Class Representative (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in Section 6.07 for consulting with the Operating Advisor.

(b)       If any Mortgage Loan or Whole Loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms:

(i)       provides that such Mortgage Loan or Whole Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any direct or indirect ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners),

(ii)       requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners), or

(iii)       provides that such Mortgaged Property may be further encumbered without the consent of the mortgagee (including, without limitation, any mezzanine financing of the Borrower or the Mortgaged Property or any sale or transfer of preferred equity in the Borrower or its owners), provided certain conditions set forth in the Loan Documents are satisfied, then, the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans) shall determine, in each case in a manner consistent with the Servicing Standard, on behalf of the Trustee as the mortgagee of record, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Whole Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) grant or waive its right to exercise such rights; provided that, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to itself taking such an action, the Master Servicer or the Special Servicer, as applicable, shall obtain, prior to the occurrence and continuance of a Control Termination Event, the prior written consent (or deemed consent) of the Directing Holder pursuant to Section 6.07 (or (A)(1) after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event and (2) other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder pursuant to Section 6.07 and (B) after the occurrence and during the continuance of an Operating Advisor Consultation Event, upon consultation with the Operating Advisor pursuant to Section 6.07), and (ii) the Master Servicer or the Special Servicer processing such action, prior to consenting to such action, shall obtain, a Rating Agency Confirmation from each Rating Agency with respect to the Certificates and Companion Loan Securities, if any.

The Master Servicer or the Special Servicer processing such action shall notify the Trustee, the Certificate Administrator, the Directing Holder and the Master Servicer or the Special Servicer, as applicable, that the creation of any lien or other encumbrance has been completed by forwarding to the Custodian (with a copy to the Master Servicer, the Certificate Administrator, the Trustee and the Directing Holder, as applicable) the original copy (if available, and otherwise, a copy) of the document creating such lien or encumbrance, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. To the extent not precluded by the Loan Documents, neither the Master Servicer nor the Special Servicer shall approve the creation of any lien or other encumbrance without requiring the related Borrower to pay any fees owed to the Rating Agency associated with the approval of such lien or encumbrance. However, if the related Borrower is required but fails to pay such fees, such fees shall be an expense of the Trust Fund (and in the case of any Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement); provided that in the case of a Whole Loan the Master Servicer or the Special Servicer processing such action shall be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Trust Fund the rights of the Trust Fund under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loan from the holders of such Companion Loan.

Notwithstanding anything herein to the contrary, with respect to any applicable Excluded Loan relating to the Controlling Class Representative (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in Section 6.07 for consulting with the Operating Advisor.

(c)       Notwithstanding any other provision of this Agreement, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any “due-on-sale” or “due-on-encumbrance” clause relating to any Mortgage Loan without, if no Control Termination Event has occurred and is continuing, the consent of the Directing Holder. The Directing Holder shall have 10 Business Days (or longer period provided by the related Intercreditor Agreement) after receipt of notice along with the Special Servicer’s recommendation and analysis with respect to such waiver and any additional information the Directing Holder may reasonably request from the Special Servicer of a proposed waiver or consent under any “due-on-sale” or “due-on-encumbrance” clause in which to grant or withhold its consent (provided that if the Special Servicer fails to receive a response to such notice from the Directing Holder in writing within such period, then the Directing Holder shall be deemed to have consented to such proposed waiver or consent).

(d)       The Master Servicer and the Special Servicer, as applicable, shall provide copies of any waivers it effects pursuant to Section 3.09(a) or (b) of this Agreement to the other party, the 17g-5 Information Provider (who shall promptly post such waivers to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and the related Other 17g-5 Information Provider (if any) with respect to each Mortgage Loan or Whole Loan.

(e)       Nothing in this Section 3.09 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

(f)       In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) of this Agreement shall contain any terms that are different from, any term of any Mortgage Loan or the related Mortgage Note, other than pursuant to Section 3.26 hereof, as applicable.

(g)       With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance:

(i)       Subject to the consent rights and processes set forth in Section 6.07 with respect to Major Decisions, the Master Servicer shall process all defeasances of Mortgage Loans and Companion Loans in accordance with the terms of the related Loan Documents, and shall be entitled to any defeasance fees paid relating thereto (provided that for the avoidance of doubt, any such defeasance fee shall not include the Special Servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the Special Servicer is entitled to under this Agreement).

(ii)       If such Mortgage Loan or Whole Loan requires that the lender purchase the required government securities, then the Master Servicer shall purchase, or shall cause the purchase of, such obligations on behalf of the Trust, at the related Borrower’s expense, in accordance with the terms of such Mortgage Loan; provided that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable government securities have been identified.

(iii)       To the extent not inconsistent with such Mortgage Loan or Whole Loan, the Master Servicer shall require the related Borrower to provide an Opinion of Counsel (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority perfected security interest in the defeasance collateral (including the government securities) and the assignment of the defeasance collateral is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to the Rating Agency.

(iv)       To the extent not inconsistent with such Mortgage Loan or Whole Loan, the Master Servicer shall require a certificate at the related Borrower’s expense from an Independent certified public accountant certifying to the effect that the government securities will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan or Whole Loan in compliance with the requirements of the terms of the related Loan Documents.

(v)       Prior to permitting the release of any Mortgaged Property through defeasance, the Master Servicer shall obtain, at the related Borrower’s expense, a Rating Agency Confirmation.

(vi)       Prior to permitting release of any Mortgaged Property through defeasance, the Master Servicer shall require an Opinion of Counsel to the effect that such release will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions; provided that to the extent not inconsistent with the Mortgage Loan or Whole Loan, the related Borrower shall pay the cost related to the Opinion of Counsel (and shall otherwise be a Servicing Advance).

(vii)       No defeasance shall occur on or prior to the second anniversary of the Startup Day of the Trust REMICs, or in the case of any Companion Loan, the later of the second anniversary of the Startup Day of the Trust REMICs and the second anniversary of the startup day of any REMIC holding such Companion Loan.

(viii)       The Trustee shall at the expense of the related Borrower (to the extent not inconsistent with the related Loan Documents) hold the U.S. government securities as pledgee for the benefit of the Certificateholders and, if applicable, the Companion Loan Noteholders, and the Certificate Administrator shall apply payments of principal and interest received on the government obligations to the Collection Account (or Whole Loan Collection Account) in respect of the defeased Mortgage Loan or Whole Loan according to the payment schedule existing immediately prior to the defeasance.

(ix)       The Master Servicer shall, in accordance with the Servicing Standard, enforce provisions in the Mortgage Loans that it is servicing requiring Borrowers to pay all reasonable expenses associated with a defeasance.

(x)       To the extent not inconsistent with such Mortgage Loan, or to the extent the related Loan Documents provide the lender with discretion, the Master Servicer shall require a single purpose entity, formed solely for the purpose of owning and pledging the government securities related to one or more of the Mortgage Loans, to act as a successor borrower.

(xi)       The Master Servicer may accept as defeasance collateral of any “government security,” within the meaning of Treasury Regulation’s Section 1.860G-(2)(a)(8)(ii), notwithstanding any more restrictive requirements in the Loan Documents; provided, that the Master Servicer has received an Opinion of Counsel that acceptance of such defeasance collateral will not cause an Adverse REMIC Event.

(xii)       Neither the Master Servicer nor the Special Servicer shall charge a fee for defeasance in excess of that permitted under the Loan Documents in the event that the Loan Documents provide for such a fee limitation.

(h)       When the Special Servicer’s consent is requested under this Section 3.09, such consent shall be deemed given 15 Business Days (or such longer time period pursuant to the terms of the related Intercreditor Agreement but not less than five (5) Business Days after the time period set forth therein for Directing Holder approval) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably requested by the Special Servicer.

Section 3.10       Appraisals; Realization upon Defaulted Loans. (a) Contemporaneously with the earliest of (i) the effective date of any (A) modification of the Maturity Date or extended Maturity Date, a Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Whole Loan or any other term of a Mortgage Loan or Whole Loan, (B) extension of the Maturity Date or extended Maturity Date of a Mortgage Loan or Whole Loan as described below in Section 3.26 of this Agreement, or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan or Whole Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension is not granted, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer shall use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) within 60 days of such request, the cost of which shall constitute a Servicing Advance; provided, that the Special Servicer shall not be required to obtain an Updated Appraisal pursuant to clauses (i) through (iv) above with respect to any Mortgaged Property for which there exists an Appraisal or Updated Appraisal which is less than nine months old unless the Special Servicer has actual knowledge of a material adverse change in circumstances that, consistent with the Servicing Standard, would call into question the validity of such Appraisal or Updated Appraisal. For so long as such Mortgage Loan or Whole Loan is a Specially Serviced Loan, (i) the Special Servicer shall, within 30 days of the end of each 9-month period following the related Appraisal Reduction Event, use commercially reasonable efforts to order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall constitute a Servicing Advance and (ii) the Master Servicer shall recalculate the Appraisal Reduction Amount prior to the Special Servicer granting extensions beyond one year or any subsequent extension after granting a one year extension with respect to the same Mortgage Loan or Whole Loan. Subject to any required consent from the Directing Holder and the Operating Advisor pursuant to Section 6.07, nothing herein is intended to limit the Special Servicer’s ability to pursue multiple strategies contemporaneously if the Special Servicer deems such actions appropriate under the Servicing Standard. The Special Servicer shall update, in accordance with the timing described above, each Updated Appraisal for so long as an Appraisal Reduction Event exists with respect to the related Mortgage Loan or Whole Loan and the Master Servicer shall recalculate the Appraisal Reduction Amount based on such Updated Appraisal and receipt of information reasonably requested by the Master Servicer from the Special Servicer to the extent such information is in the possession of the Special Servicer, reasonably necessary to calculate the Appraisal Reduction Amount. The Special Servicer shall send all such letter updates and Updated Appraisals to the Master Servicer, the Trustee, the Operating Advisor, the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the related Companion Loan Noteholder (if any) and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder.

The Special Servicer shall monitor each Specially Serviced Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if, in the Special Servicer’s judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage Loan or Whole Loan) as are consistent with the Servicing Standard. If, in the Special Servicer’s judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Loan has not been released from the Trust Fund pursuant to any provision hereof, and except as otherwise specifically provided in Section 3.09(a) and 3.09(b) of this Agreement, the Special Servicer may, to the extent consistent with the Asset Status Report (and with the consent of the Directing Holder, if no Control Termination Event has occurred and is continuing) and with the Servicing Standard, accelerate such Specially Serviced Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders and, if applicable, Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders, constituted a single lender) (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) on a present value basis (discounting at the related Calculation Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section 3.26 hereof. In connection with causing the Trust to foreclose on collateral that consists of multiple properties held for sale to customers by the related Borrower (such as unsold condominium units in a single project), the Special Servicer directing such foreclosure shall consider the effect of the bidding price for the properties on the tax basis of such properties if such properties are likely to be treated in the hands of the Trust as properties held for sale to customers. The Master Servicer shall pay the costs and expenses in any such proceedings as a Servicing Advance unless the Master Servicer or the Special Servicer, as applicable, determines, in its good faith judgment, that such Servicing Advance would constitute a Nonrecoverable Advance; provided, if such Servicing Advance would constitute a Nonrecoverable Advance but the Special Servicer determines that such payment would be in the best interests of the Certificateholders and, if applicable, Companion Loan Noteholders (as a collective whole as if such Certificateholders and Companion Loan Noteholders, as applicable, constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) (with the Master Servicer permitted to conclusively rely upon any such determination by the Special Servicer), the Special Servicer shall direct the Master Servicer to make such payment from the Collection Account (or, if applicable, the applicable Whole Loan Collection Account), which payment shall be an Additional Trust Fund Expense. The Trustee shall be entitled to conclusively rely upon any determination of the Master Servicer or Special Servicer that a Servicing Advance, if made, would constitute a Nonrecoverable Advance. If the Master Servicer does not make such Servicing Advance in violation of the second preceding sentence, the Trustee shall make such Servicing Advance, unless the Trustee determines that such Servicing Advance would be a Nonrecoverable Advance. The Master Servicer and the Trustee, as applicable, shall be entitled to reimbursement of Servicing Advances (with interest at the Reimbursement Rate) made pursuant to this paragraph to the extent permitted by Section 3.06 of this Agreement.

(b)       If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if (i) the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or (ii) if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Trustee and the Certificate Administrator.

(c)       In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee (on behalf of the Trust Fund), or to its nominee (which shall not include the Special Servicer) or a separate Trustee or co-Trustee on behalf of the Trustee as Holder of the Lower-Tier Regular Interests and the Certificateholders and, if applicable, the Companion Loan Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Whole Loan, as applicable, such Mortgage Loan or Whole Loan, as applicable, shall (except for purposes of Section 9.01 of this Agreement) be considered to be a REO Loan until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan or Whole Loan, as applicable, shall be considered to be an outstanding Mortgage Loan or Whole Loan, as applicable:

(i)       it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

(ii)       subject to Section 1.02(g) of this Agreement, Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Mortgage Note(s) in accordance with the terms of such Mortgage Note(s) and any applicable Intercreditor Agreement. In the absence of such terms, Net REO Proceeds shall, subject to Section 1.02(g) of this Agreement, be deemed to have been received first, in payment of the accrued interest that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second, in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan or Companion Loan, as applicable, deemed to be due and payable in accordance with the terms of such Mortgage Note(s) and such amortization schedule until such principal has been paid in full and then to other amounts due under such Mortgage Loan or Companion Loan, as applicable. If such Net REO Proceeds exceed the Periodic Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan or Companion Loan, as applicable.

(d)       Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

(i)       such personal property is incident to real property (within the meaning of Section 856(e)(l) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

(ii)       the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC) to the effect that the holding of such personal property by the Lower-Tier REMIC will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding (and such Opinion of Counsel may be premised on the designation hereby of any such personal property as being deemed part of an “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) with the owner of such personal property for federal income tax purposes to be designated at such time).

(e)       Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund (and in the case of any Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement)) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(f)       Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not cause the Trustee, on behalf of the Trust Fund, to obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, to obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise cause the Trustee to acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund, the Certificateholders or Companion Loan Noteholders, if applicable, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits (which report shall be an expense of the Trust), performed within six months prior to any such acquisition of title or other action that:

(i)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to the Whole Loans, the Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(ii)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Whole Loan, the Companion Loan holders), as a collective whole as if such Certificateholders and, if applicable, Companion Loan holders constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), to take such actions with respect to the affected Mortgaged Property.

In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders and, if applicable, the Companion Loan Noteholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

(g)       The environmental assessment contemplated by Section 3.10(f) of this Agreement shall be prepared within three months (or as soon thereafter as practicable) of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. Upon the written direction of the Special Servicer and delivery by the Special Servicer to the Master Servicer of pertinent back-up information the Master Servicer shall advance the cost of preparation of such environmental assessments as a Servicing Advance unless the Master Servicer determines, in its good faith judgment, that such Servicing Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Servicing Advances (with interest at the Reimbursement Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06. The Special Servicer shall provide written reports and a copy of any environmental assessments in electronic format to the Directing Holder (if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer, the related Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Loan or defaulted Companion Loan as to which the environmental testing contemplated by Section 3.10(f) of this Agreement has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of (i) satisfaction of both such conditions, (ii) repurchase of the related Mortgage Loan by the Mortgage Loan Seller or (iii) release of the lien of the related Mortgage on such Mortgaged Property.

(h)       If the Special Servicer determines pursuant to Section 3.10(f)(i) of this Agreement that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund (and with respect to the Whole Loans, the Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(f)(ii) of this Agreement that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund (and with respect to the Whole Loans, the Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall (with the consent of the Directing Holder (if no Control Termination Event has occurred and is continuing) and after consultation with the Operating Adviser pursuant to Section 6.07) take such action as it deems to be in the best economic interest of the Trust Fund (and with respect to the Whole Loans, the Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), but only if the Certificate Administrator has mailed notice to the Holders of the Regular Certificates and the related Companion Loan Noteholders of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Certificate Administrator does not receive, within 30 days of such notification, instructions from the Holders of Regular Certificates entitled to a majority of the Voting Rights and, with respect to Whole Loans, the applicable Companion Loan Noteholders directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgaged Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee and the Certificate Administrator setting forth the basis for such determination, then the Special Servicer may take or cause to be taken such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(g) at the direction of the Certificateholders or with respect to any Whole Loan, at the direction of the Certificateholders and the related Companion Loan Noteholders unless the Certificateholders and, with respect to any Companion Loan, the Companion Loan Noteholders agree to indemnify the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer with respect to such action or inaction. The Master Servicer shall advance the cost of any such compliance, containment, clean-up or remediation as a Servicing Advance unless the Master Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

(i)       The Special Servicer shall notify the Master Servicer of any Mortgaged Property which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan and any related Companion Loan which is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Borrower, in the manner required by applicable law, such information and the Master Servicer shall report, via Form 1099C or Form 1099A, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer. The Master Servicer shall deliver a copy of any such report to the Trustee and the Certificate Administrator.

(j)       The costs of any Updated Appraisal obtained pursuant to this Section 3.10 shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable from the Collection Account or, with respect to the Whole Loans, first, from the applicable Whole Loan Collection Account and second, to the extent amounts in the Whole Loan Collection Accounts are insufficient therefor, from the Collection Account in accordance with Section 3.06(a); provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the related Companion Loan Noteholders.

Section 3.11       Custodian to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan or Whole Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or the applicable Whole Loan Collection Account, as applicable, pursuant to Section 3.05 of this Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the related Mortgage File. Any expense incurred in connection with any instrument of satisfaction or deed of reconveyance that is not paid by the related Borrower shall be chargeable to the Trust Fund. The Master Servicer agrees to use reasonable efforts in accordance with the

Servicing Standard to enforce any provision in the relevant Loan Documents that require the Borrower to pay such amounts. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be an expense of the Custodian.

From time to time upon request of the Master Servicer or the Special Servicer and delivery to the Custodian of a Request for Release, the Custodian shall promptly release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or the Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan or the Whole Loan into a REO Property, or in the event of a substitution of a Mortgage Loan pursuant to Section 2.03 of this Agreement, or receipt by the Custodian of a certificate of a Servicing Officer stating that such Mortgaged Property was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or the applicable Whole Loan Collection Account, as applicable, have been so deposited, or that such Mortgage Loan or Whole Loan has become a REO Property, or that the Master Servicer has received a Qualified Substitute Mortgage Loan and the applicable Substitution Shortfall Amount, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or the Special Servicer, as applicable.

Within five (5) Business Days (or, in case of an emergency, within such shorter period as is reasonable under the circumstances) after receipt of a written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans) any court pleadings, requests for a trustee’s sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, that the proposed action is consistent with the Servicing Standard and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.12       Servicing Fees, Certificate Administrator/Trustee Fees and Special Servicing Compensation.  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan and Companion Loan. The Master Servicer’s rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement or as provided in the second succeeding paragraph with respect to the Excess Servicing Fee.

In addition, the Master Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent not prohibited by applicable law and the related Loan Documents and any related Intercreditor Agreement, (i) all investment income earned on amounts on deposit in the Collection Account (and with respect to each Whole Loan, the related Whole Loan Collection Account) and certain Reserve Accounts (to the extent consistent with the related Loan Documents); (ii) any Net Default Interest and any other Penalty Charges collected by the Master Servicer or the Special Servicer during a Collection Period accrued on any Performing Loan (and the related Companion Loan, if applicable), in each case, remaining after application thereof during such Collection Period to pay the Advance Interest Amount relating to such Performing Loan and to pay or reimburse the Trust for any unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) relating to such Performing Loan incurred during or prior to such Collection Period, and, in the case of the Whole Loans, to the extent allocated to the related Mortgage Loan in the related Intercreditor Agreement and as further described in Section 3.12(d); (iii) any amounts collected for checks returned for insufficient funds (with respect to any Performing Loan or Specially Serviced Loan); and (iv) 100% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and any related Companion Loan) that are non-Specially Serviced Loans that do not involve a Major Decision, 50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and any related Companion Loan) that are non-Specially Serviced Loans that involve one or more Major Decisions (whether or not processed by the Special Servicer), 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee shall not include the Special Servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the Special Servicer is entitled to under this Agreement), 100% of Assumption Fees with respect to Mortgage Loans (and any related Companion Loan) that do not involve a Major Decision, 50% of Assumption Fees with respect to Mortgage Loans (and any related Companion Loan) that involve one or more Major Decisions (whether or not processed by the Special Servicer), 100% of beneficiary statement charges or demand fees to the extent such beneficiary statements or demands are prepared by the Master Servicer (but not including Prepayment Premiums or Yield Maintenance Charges), 100% of assumption application fees with respect to Mortgage Loans (and any related Companion Loan) for which the Master Servicer is processing the underlying assumption-related transaction (whether or not the consent of the Special Servicer is required), and 0% of assumption application fees with respect to Specially Serviced Loans, in each case to the extent received and not required to be deposited or retained in the Collection Account (or Whole Loan Collection Account), in each case pursuant to Section 3.05 of this Agreement. The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.06(a)(viii) or 3.07(b) of this Agreement, as applicable, to withdraw from the Collection Account and to receive from any Borrower Accounts (to the extent not payable to the related Borrower under the Mortgage Loan or applicable law), Net Prepayment Interest Excess, if any, that accrue on the Mortgage Loans that it is servicing and any interest or other income earned on deposits therein.

Notwithstanding anything to the contrary, the Master Servicer and the Special Servicer will each be entitled to charge the related Borrower reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Loan Documents and are actually paid by or on behalf of the related Borrower.

With respect to any of the preceding fees as to which both the Master Servicer and the Special Servicer are entitled to receive a portion thereof, the Master Servicer and the Special Servicer shall each have the right, in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the

Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Master Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee shall not have any right to share in any part of the other party’s portion of such fee. If the Master Servicer decides not to charge any fee, the Special Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Special Servicer would have been entitled if the Master Servicer had charged a fee and the Master Servicer shall not be entitled to any of such fee charged by the Special Servicer.

The Master Servicer and any successor holder of the Excess Servicing Fee Rights that relate to the Mortgage Loans (and any successor REO Loans with respect to such Mortgage Loans) shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Act and any applicable state securities laws and is otherwise made in accordance with the Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit AA-1 hereto and (iii) the prospective transferee shall have delivered to the Master Servicer and the Depositor a certificate substantially in the form attached as Exhibit AA-2 hereto. None of the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification. The Master Servicer and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and the Master Servicer hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Initial Purchaser, the Certificate Administrator, the Trustee, the Master Servicer, the Certificate Registrar, the Operating Advisor and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose such information in any manner that could result in a violation of any provision of the Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Certificate pursuant to the Act. From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Master Servicer with respect to the related Mortgage Loan or successor REO Loan with respect thereto to which the Excess Servicing Fee Right relates, shall pay, out of each amount paid to the Master Servicer as Servicing Fee with respect to such Mortgage Loan or REO Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one Business Day following the payment of such Servicing Fee to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master

Servicer. The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. None of the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Depositor, the Special Servicer or the Trustee shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

As compensation for its activities hereunder on each Distribution Date, the Certificate Administrator shall be entitled with respect to each Mortgage Loan to its portion of the Certificate Administrator/Trustee Fee, which shall be payable from amounts on deposit in the Lower-Tier Distribution Account. The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Certificate Administrator/Trustee Fee. The Certificate Administrator’s rights to the Certificate Administrator/Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations under this Agreement.

Except as otherwise provided herein, the Master Servicer shall pay all of its overhead expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it (but excluding Mortgage Loan Seller Sub-Servicers). Except as otherwise provided herein, the Trustee and the Certificate Administrator shall each pay all expenses incurred by it in connection with its activities hereunder.

(b)       As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Loan and REO Loan to the Special Servicing Compensation, which shall be payable from amounts on deposit in the Collection Account or the Whole Loan Collection Account, as applicable, as set forth in Section 3.06 of this Agreement. The Special Servicer’s rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as Special Servicing Compensation, to the extent permitted by applicable law and the related Loan Documents, (i) any Net Default Interest and any other Penalty Charges collected by the Master Servicer or the Special Servicer during a Collection Period accrued on any Specially Serviced Loan remaining after application thereof during such Collection Period (and in the case of the Whole Loans, as set forth in and subject to the terms of the related Intercreditor Agreement and Section 3.12(d) herein) to pay the Advance Interest Amount relating to such Specially Serviced Loan and any unreimbursed Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) incurred during or prior to such Collection Period on such related Specially Serviced Loan (but not nonsufficient funds check fees and the like, which shall be paid to the Master Servicer) as further described below in this subsection (b); (ii) 100% of any Modification Fees and consent fees (or similar fees) related to any Specially Serviced Loan or REO Loan; (iii) 50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Companion Loans) that are non-Specially Serviced Loans that involve one or more Major Decisions (whether or not processed by the Special Servicer); (iv) 100% of Assumption Fees on any Specially Serviced Loan or REO Loan; (v) 50% of Assumption Fees with respect to Mortgage Loans (and any related Companion Loan) that involve one or more Major Decisions (whether or not processed by the Special Servicer); (vi) any interest or other income earned on deposits in the REO Accounts; (vii) 100% of assumption application fees received with respect to Mortgage Loans (and any related Companion Loan) that are Performing Loans for which the Special Servicer is processing the underlying assumption-related transaction and 100% of assumption application fees received with respect to Specially Serviced Loans; and (viii) 100% of beneficiary statement charges or demand fees to the extent such beneficiary statements or demands are prepared by the Special Servicer (but not including Prepayment Premiums or Yield Maintenance Charges).

Notwithstanding anything to the contrary, the Master Servicer and the Special Servicer will each be entitled to charge the related Borrower reasonable review fees in connection with any borrower request.

With respect to any of the preceding fees as to which both the Master Servicer and the Special Servicer are entitled to receive a portion thereof, the Master Servicer and the Special Servicer shall each have the right, in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Master Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee shall not have any right to share in any part of the other party’s portion of such fee. If the Master Servicer decides not to charge any fee, the Special Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Special Servicer would have been entitled if the Master Servicer had charged a fee and the Master Servicer shall not be entitled to any of such fee charged by the Special Servicer.

Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it.

(c)       In addition, a Workout Fee will be payable to the Special Servicer with respect to each Mortgage Loan and any related Companion Loan that ceases to be a Specially Serviced Loan pursuant to the definition thereof. As to each such Mortgage Loan or Whole Loan, the Workout Fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Whole Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan or Whole Loan will cease to be payable if such loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes a REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Whole Loans again ceases to be a Specially Serviced Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans that cease to be a Specially Serviced Loan during the period that it had responsibility for servicing such Specially Serviced Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

A Liquidation Fee will be payable to the Special Servicer, except as described below, with respect to (i) each Mortgage Loan repurchased by a Mortgage Loan Seller after the Initial Resolution Period (and giving effect to any Resolution Extension Period) in accordance with Section 2.03(e) of this Agreement, (ii) each Specially Serviced Loan as to which the Special Servicer obtains a full, partial or discounted payoff from the related Borrower, and (iii) any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any Liquidation Proceeds. As to each such Mortgage Loan repurchased by a Mortgage Loan Seller after the Initial Resolution Period (and giving effect to any Resolution Extension Period) in accordance with Section 2.03(e) of this Agreement or Specially Serviced Loan and REO Property, the Liquidation Fee will be payable from the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds to the extent set forth in the definition of “Liquidation Fee” herein. With respect to any future mezzanine debt, to the extent not prohibited by the Loan Documents, the Master Servicer or Special Servicer, as applicable, shall require that the related mezzanine intercreditor agreement provide that if a Mortgage Loan is purchased by the related mezzanine lender on a date that is more than 90 days following the date that the related option first becomes exercisable, such mezzanine lender shall be required to pay a Liquidation Fee equal to the amount that the Special Servicer would otherwise be entitled to under this Agreement with respect to a liquidation of such Mortgage Loan (provided, that such Liquidation Fee shall in all circumstances be payable by the related mezzanine lender and shall not, under any circumstances, be payable out of the Trust unless the Master Servicer fails to require the related mezzanine intercreditor agreement to require the mezzanine lender to pay such amounts in breach of its obligation to do so under this paragraph). If Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or any Specially Serviced Loan. If (i) the Special Servicer resigns or has been terminated, and (ii) either prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder or the Special Servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Trust with respect to each Mortgage Loan, Whole Loan or REO Loan through the period such Mortgage Loan is an asset of the Trust shall be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Whole Loan or REO Loan shall be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Whole Loans or REO Loans shall not be taken into account (and any

Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer or Other Special Servicer shall also not be taken into account).

The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, any amounts, other than management fees in respect of REO Properties, due and owing to any of its sub-servicers, any amounts due and owing to any of its Affiliates, and the premiums for any blanket insurance policy obtained by it insuring against hazard losses pursuant to Section 3.08 of this Agreement, except to the extent such premiums are reimbursable pursuant to Section 3.08 of this Agreement), if and to the extent such expenses are not expressly payable directly out of the Collection Account or if a Whole Loan is involved, the applicable Whole Loan Collection Account or the applicable REO Account or as a Servicing Advance, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any Person (including, without limitation, the Trust, any Borrower, any Manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Whole Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.12; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees.

(d)       In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan or, unless prohibited by the related Intercreditor Agreement to be so applied, any Companion Loan, during the related Collection Period shall be applied (as between Default Interest and late payment charges, in the priority set forth in the definition of “Advance Interest Amount”) to reimburse (i) the Master Servicer or the Trustee for interest on Advances at the Reimbursement Rate with respect to such Mortgage Loan that accrued in the period that such Penalty Charges were collected and advance interest to any related Companion Loan Service Provider for any debt service advance made by such party with respect to any related Companion Loan that accrued in the period that such Penalty Charges were collected, (ii) the Trust Fund for all interest on Advances with respect to such Mortgage Loan or Whole Loan previously paid to the Master Servicer, the Trustee or to any Companion Loan Service Provider pursuant to Section 3.06(a)(vi) or Section 3.06(b)(vi) of this Agreement and (iii) the Trust Fund for any Additional Trust Fund Expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Whole Loan paid in the Collection Period that such Penalty Charges were collected and not previously paid out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of Penalty Charges the Master Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan without any such application.

(e)       The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be entitled to reimbursement from the Trust Fund (and, prior to recovery from the Trust Fund, in the case of any Whole Loans, subject to the related Intercreditor Agreement, first, from the related Subordinate Companion Loan up to the full principal balance thereof, if any, and second, to the extent any such costs and expenses remain unreimbursed, from the related Mortgage Loan and the Collection Account, or in the case of a Whole Loan with a Pari Passu Companion Loan, first, out of the related Whole Loan Collection Account from collections on the related Pari Passu Companion Loan and the related Mortgage Loan on a pro rata basis by principal balance, and second, to the extent any such costs and expenses remain unreimbursed, out of the Collection Account) for the costs and expenses incurred by them in the performance of their duties under this Agreement which are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(a)(xv) of this Agreement. All such costs and expenses shall be treated as costs and expenses of the Lower-Tier REMIC and the related Whole Loan, if applicable.

(f)       No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

If the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Operating Advisor’s or the Trustee’s good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, the cost of which would not be an expense of the Trust Fund or any Companion Loan Noteholder hereunder, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower, such Certificateholder, or such other Person, as applicable, makes arrangements for the payment of the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Operating Advisor’s or the Trustee’s reasonable expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

Section 3.13       Reports to the Certificate Administrator; Collection Account Statements.  (a) The Master Servicer shall deliver to the Certificate Administrator no later than 3:00 p.m. (New York City time) one Business Day prior to the Master Servicer Remittance Date prior to each Distribution Date (beginning July 2018), the CREFC® Appraisal Reduction Template, if any for such Distribution Date and the CREFC® Loan Periodic Update File with respect to all of the Mortgage Loans that it is servicing for the related Distribution Date (which shall include, without limitation, the amount of Available Funds allocable to the Mortgage Loans) including information therein that states the anticipated P&I Advances for the related Distribution Date. The Master Servicer’s responsibilities under this Section 3.13(a) with respect to REO Loans shall be subject to the satisfaction of the Special Servicer’s obligations under Section 3.23 of this Agreement. The Master Servicer shall (no later than the applicable Whole Loan Remittance Date) make available to each Companion Loan Noteholder with respect to the related Whole Loan or, if such Companion Loan is securitized, the respective Other Servicer and Other Trustee, the CREFC® Investor Reporting Package (CREFC® IRP) (excluding any templates) pursuant to the terms of this Agreement on a monthly basis.

(b)       For so long as the Master Servicer makes deposits into or credits to and withdrawals or debits from the Collection Account or any Whole Loan Collection Account, not later than 15 days after each Distribution Date, the Master Servicer shall forward to the Certificate Administrator and, upon request (but not more frequently than once per month), each Companion Loan Noteholder with respect to the related Whole Loan and related Whole Loan Collection Account (or, if such Companion Loan is securitized, the respective Other Servicer and Other Trustee) a statement prepared by the Master Servicer setting forth the status of each of the Collection Account and each Whole Loan Collection Account as of the close of business on the last Business Day of the prior Collection Period and showing the aggregate amount of deposits into and withdrawals from the Collection Account and each Whole Loan Collection Account of each category of deposit (or credit) specified in Section 3.05 of this Agreement and each category of withdrawal (or debit) specified in Section 3.06 of this Agreement for the related Collection Period, in each case for the Mortgage Loans. The Trustee and the Certificate Administrator and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Master Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

(c)       Beginning in July 2018, no later than 4:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator (who shall promptly post such reports to the Certificate Administrator’s Website pursuant to Section 4.02(b)(ii)(B) of this Agreement), the Companion Loan Noteholders and the Operating Advisor the following reports (in electronic form) with respect to the Mortgage Loans that it is servicing (and, if applicable, the related REO Properties), providing the required information as of the immediately preceding Determination Date: (i) to the extent the Master Servicer has received the most recent CREFC® Special Servicer Loan File from the Special Servicer at the time required, the most recent CREFC® Delinquent Loan Status Report, CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, the CREFC® Loan Setup File (with respect to the first Distribution Date) and CREFC® REO Status Report received from such Special Servicer, (ii) the most recent CREFC® Property File, CREFC® Financial File, CREFC® Comparative Financial Status Report and the CREFC® Loan Level Reserve/LOC Report (in each case incorporating the data required to be included in the

CREFC® Special Servicer Loan File), (iii) the CREFC® Servicer Watch List with information that is current as of such Determination Date and (iv) the CREFC® Advance Recovery Report.

The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer (other than information as to which the Master Servicer has the primary responsibility to generate) no later than the related Determination Date in the form required by Section 3.13(g) of this Agreement or shall be provided by means of such reports so delivered by the Special Servicer to the Master Servicer in the form so required. In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and the Special Servicer’s reports and any information provided by the Certificate Administrator or the Trustee without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

(d)       The Master Servicer shall deliver or cause to be delivered to the Trustee, the Certificate Administrator, the Companion Loan Noteholders, the Initial Purchaser and the Operating Advisor the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Master Servicer with respect to the Mortgage Loans that the Master Servicer is servicing:

(i)       Within 30 days after receipt of any quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2018, with respect to each Mortgage Loan, Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer (in written format or in electronic media) in the case of any Specially Serviced Loan or REO Loan), a CREFC® Operating Statement Analysis Report for the related Mortgaged Property or REO Property as of the end of the preceding calendar quarter, together with, upon request, copies of the related operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer); provided that, to the extent the annual CREFC® Operating Statement Analysis Report is delivered as described under clause (b) below, then such delivery shall satisfy the requirement under this clause (a) to deliver a quarterly CREFC® Operating Statement Analysis Report for the quarter ending June 30 of each year, commencing in 2019. The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) shall use commercially reasonable efforts to obtain said quarterly and other periodic operating statements and related rent rolls, which efforts shall include a letter sent to the related Borrower (followed up with telephone calls), requesting such quarterly and other periodic operating statements and related rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the related Loan Documents; provided, however, that any analysis or update with respect to the first calendar quarter of each year shall not be required to the extent such analysis or update is not required to be provided under the then current applicable CREFC® guidelines. The Master Servicer shall deliver, upon request of the Rating Agency, copies of the foregoing items so collected thereby to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d)).

(ii)       At least annually, on or before June 30 of each year, beginning with June 30, 2019, with respect to each Mortgage Loan, Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer (in written format or in electronic media) in the case of any Specially Serviced Loan or REO Loan), a CREFC® Operating Statement Analysis Report for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (initially, year-end 2018), together with, upon request, copies of the related operating statements and related rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and related rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for the current trailing 12 months, if available, or year-to-date, provided, however, that with respect to any obligation of the Master Servicer or Special Servicer, as applicable, to provide a year-end analysis or update, such analysis or update shall not be required to the extent such analysis or update is not required to be provided under the then current applicable CREFC® guidelines. The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) shall use commercially reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls, which efforts shall include a letter sent to the related Borrower (followed up with telephone calls), requesting such annual and other periodic operating statements and related rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the related Loan Documents. Upon receipt of such annual and other periodic operating statements (including year-to-date statements) and related rent rolls, the Master Servicer shall promptly update the CREFC® Operating Statement Analysis Report (commencing with the quarter ending September 30, 2018). The Master Servicer shall deliver, upon request of the Rating Agency, copies of the foregoing items so collected thereby to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d)).

(iii)       Within 30 days after receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer in the case of a Specially Serviced Loan or REO Property) of any annual year-end operating statements and related rent rolls with respect to any Mortgaged Property or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Property), commencing within 45 or 60 days, as applicable, of receipt of such statements for year-end 2018, a CREFC® NOI Adjustment Worksheet for such Mortgaged Property (with the annual year-end operating statements attached thereto as an exhibit). The Master Servicer will use the “Normalized” column from the CREFC® NOI Adjustment Worksheet to update the full year-end data on any CREFC® Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property (other than any Mortgaged Property which is a REO Property or constitutes security for a Specially Serviced Loan) to update the CREFC® Operating Statement Analysis Report for such Mortgaged Property; provided, however, that any analysis or update with respect to the year-end or first quarter of each year shall not be required to the extent such analysis or update is not required to be provided under the then current applicable CREFC® guidelines.

Notwithstanding anything to the contrary in this Agreement, the Master Servicer, upon request by a Rating Agency, shall forward such items to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

The Master Servicer shall maintain one CREFC® Operating Statement Analysis Report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Loan) relating to a Mortgage Loan that it is servicing. The CREFC® Operating Statement Analysis Report for each Mortgaged Property (other than any such Mortgaged Property that is a REO Property or constitutes security for a Specially Serviced Loan) is to be updated with trailing 12-month information, as available, or year-to-date information until 12-month trailing information (commencing with the quarter ending September 30, 2018) is available by the Master Servicer and such updated report shall be delivered to the Trustee, the Certificate Administrator, the Operating Advisor, the Directing Holder and any related Companion Loan Noteholder in the calendar month following receipt by the Master Servicer of such updated trailing or year-to-date operating statements and related rent rolls for such Mortgaged Property.

The Master Servicer (with respect to Performing Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Properties) shall deliver to the Certificate Administrator, the Operating Advisor and (solely with respect to the related Mortgaged Property) each holder of a Companion Loan by electronic means the CREFC® Operating Statement Analysis Report for each Mortgaged Property upon request.

The Special Servicer shall pursuant to Section 3.13(h) of this Agreement, deliver to the Master Servicer the information required of it pursuant to this Section 3.13(d) with respect to Specially Serviced Loans and REO Loans.

(e)       In connection with their servicing of the Mortgage Loan and REO Properties, the Master Servicer and the Special Servicer, as applicable, shall provide to each other and to the Trustee and the Certificate Administrator, written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with the Servicing Standard, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

(f)       Regardless of whether a Consultation Termination Event is continuing, the Master Servicer shall make available to the Directing Holder by posting on the Master Servicer’s website, and the Special Servicer shall deliver to the Directing Holder, copies of all rent rolls, operating statements, financial statements, sales reports and other information required to be provided by the related Borrower under Section 4.9 of the related Loan Agreement (to the extent actually provided by or on behalf of the Borrower) within 15 Business Days of the receipt thereof by the Master Servicer or the Special Servicer, as applicable. The Special Servicer shall promptly deliver to the Directing Holder any such statements, reports and other information posted on the Master Servicer’s website.

(g)       On or before 2:00 p.m. Central Time on each Determination Date, the Special Servicer shall deliver, or cause to be delivered, to the Master Servicer and, upon the request of any of the Trustee, the Certificate Administrator, the Operating Advisor, the Depositor, the Controlling Class Representative or the Rating Agency, to such requesting party, the CREFC® Special Servicer Loan File with respect to the Specially Serviced Loans (and, if applicable, the related REO Properties), providing the required information as of the Determination Date (or, upon the reasonable request of any Master Servicer, data files in a form acceptable to the Master Servicer), which CREFC® Special Servicer Loan File shall include data, to enable the Master Servicer to produce the CREFC® Supplemental Servicer Reports. Such reports or data shall be presented in writing and in an electronic format acceptable to the Master Servicer.

(h)       The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of any of the Trustee, the Certificate Administrator, the Operating Advisor, the Depositor, the Controlling Class or the Rating Agency, to such requesting party, without charge, the following materials for Specially Serviced Loans or REO Properties, as applicable, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

(i)       At least annually, on or before June 1 of each year, commencing in 2019, with respect to each Specially Serviced Loan and REO Loan, a CREFC® Operating Statement Analysis Report for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (initially year-end December 31, 2018) together with copies of the operating statements and related rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information and, with respect to operating statements and related rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) and for the current trailing 12 months, if available, or year-to-date. The Special Servicer shall use its reasonable efforts to obtain said annual and other periodic operating statements and related rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property.

(ii)       Within 45 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Loan or REO Property, a CREFC® NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit); provided, that, with the consent of the Master Servicer, the Special Servicer may instead provide data files in a form acceptable to the Master Servicer. The Special Servicer will use the “Normalized” column from the CREFC® NOI Adjustment Worksheet to update the full year-end data on any CREFC® Operating Statement Analysis Report and will use any operating statements received with respect to any Mortgaged Property relating to a Specially Serviced Loan or REO Property to update the CREFC® Operating Statement Analysis Report for such Mortgaged Property.

Notwithstanding anything to the contrary in this Agreement, upon request for receipt of any such items from the Rating Agency, the Special Servicer shall forward such items to the 17g-5 Information Provider (who shall promptly post such items to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

The Special Servicer shall maintain one CREFC® Operating Statement Analysis Report for each Mortgaged Property securing a Specially Serviced Loan and each REO Property. The CREFC® Operating Statement Analysis Report for each Mortgaged Property securing a Specially Serviced Loan and each REO Property is to be updated by the Special Servicer and such updated report delivered to the Master Servicer within 45 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property; provided, that, the Special Servicer may instead provide data files in an electronic form acceptable to the Special Servicer. The Special Servicer shall provide each such report to the Master Servicer in the then applicable CREFC® format.

(i)       If the Master Servicer or the Special Servicer, as applicable, is required to deliver any statement, report or information under any provision of this Agreement (including Section 3.14), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) delivering such statement, report or information in a commonly used electronic format or (y) making such statement, report or information available on the Master Servicer’s website, unless this Agreement expressly specifies a particular method of delivery or such statement, report or information must be filed with the Commission as contemplated in Article X; provided that all reports required to be delivered to the Certificate Administrator shall be delivered in accordance with clause (x).

(j)       The Master Servicer may, but is not required to, make any of the reports or files it delivers pursuant to this Section 3.13 available each month on the Master Servicer’s website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person and (ii) each Certificateholder and prospective Certificateholder who requests such password, and has delivered an Investor Certification to the Trustee, the Certificate Administrator and the Master Servicer. In connection with providing access to the Master Servicer’s website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

(k)       With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Master Servicer on the Determination Date and the Master Servicer shall, to the extent it has received, deliver to the Certificate Administrator, without charge and on the same day as the Master Servicer is required to deliver the CREFC® Investor Reporting Package, an electronic report which may include html, word or excel compatible format, clean and searchable pdf. format or such other format as mutually agreeable between the Certificate Administrator and the Special Servicer (or Master Servicer on its behalf) that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period; provided that no report regarding Disclosable Special Servicer Fees shall be required to be delivered if there are no Disclosable Special Servicer Fees for the related Collection Period.

Section 3.14       Access to Certain Documentation.  (a) The Master Servicer and Special Servicer, as applicable, shall provide to any Certificateholders and any Companion Loan Noteholders that are federally insured financial institutions, the Operating Advisor (but only if an Operating Advisor Consultation Event has occurred and is continuing), the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Federal Reserve Board, the FDIC and the Office of the Comptroller of the Currency and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Companion Loan Noteholder is subject, access to the documentation regarding the Mortgage Loans or the Whole Loans, as applicable, that it is servicing required by applicable regulations of the Federal Reserve Board, FDIC, Office of the Comptroller of the Currency or any such federal or state banking or regulatory authority, such access being afforded without charge but only upon reasonable written request and during normal business hours at the offices of the Master Servicer or Special Servicer, as applicable. At the election of the Master Servicer, the Special Servicer or the Certificate Administrator, such access may be afforded to such Person identified above by the delivery of copies of information as requested by such Person and the Master Servicer, the Special Servicer or the Certificate Administrator shall be permitted to require payment (other than from the Directing Holder and the Trustee and the Certificate Administrator on its own behalf or on behalf of the Certificateholders, as applicable) of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies. Such access shall (except as described in the preceding sentence) be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator or the Custodian. In addition, upon reasonable prior written notice to the Master Servicer or the Special Servicer, as the case may be, the Trustee, the Certificate Administrator, the Operating Advisor, the Depositor or their accountants or other representatives shall have reasonable access to review the documents, correspondence and records in the possession of the Master Servicer or the Special Servicer, as the case may be, as they relate to a Mortgaged Property and any REO Property during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be. Nothing in this Section 3.14 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

(b)       In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, Companion Loan Noteholder or any regulatory authority that may exercise authority over a Certificateholder or Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder or Companion Loan Noteholder (to the extent permitted in the related Intercreditor Agreement) of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing

Certificateholders or Companion Loan Noteholders access to the information described in the preceding paragraph the Master Servicer and the Special Servicer, as applicable, may require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates or Companion Loan Noteholder or a regulator or governmental body and will keep such information confidential.

(c)       Upon the reasonable request of (1) any Certificateholder identified to the Master Servicer to the Master Servicer’s reasonable satisfaction (or, with respect to any Companion Loan, the request of any Companion Loan Noteholder), the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder, Companion Loan Noteholder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer, or (2) any Controlling Class Certificateholder identified to the Master Servicer (in the case of a Performing Loan) or the Special Servicer (in the case of a Specially Serviced Loan) to the Master Servicer’s or Special Servicer’s reasonable satisfaction, the Master Servicer or Special Servicer, as applicable, shall provide (or forward electronically) (at the expense of such Controlling Class Certificateholder) any Excluded Information in the Master Servicer’s or Special Servicer’s, as applicable, possession (available on the Certificate Administrator’s Website but not accessible to such Controlling Class Certificateholder through the Certificate Administrator’s Website on account of it constituting Excluded Information) relating to any Excluded Controlling Class Mortgage Loan in which such Controlling Class Certificateholder is not an Excluded Controlling Class Holder; provided that, in connection therewith, the Master Servicer or Special Servicer, as applicable, may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or Special Servicer, generally to the effect that such Person is a Holder of Certificates or a Companion Loan Noteholder or a beneficial holder of Book-Entry Certificates or a regulator or a governmental body and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under this Agreement. For the avoidance of doubt, the Master Servicer shall not make any Asset Status Reports available to any Certificateholders on its website. None of the parties to this Agreement shall provide any Asset Status Report or any Final Asset Status Report to the Certificate Administrator.

(d)       The 17g-5 Information Provider shall make available solely to the Depositor and to any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider the following items to the extent such items are delivered to it via electronic mail at 17g5informationprovider@wellsfargo.com (or such other address as the 17g-5 Information Provider shall specify by written notice to the other parties hereto) in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, specifically with a subject reference of “COMM 2018-HOME Mortgage Trust, Series 2018-HOME” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial (provided, if such information is not in electronic format readable and uploadable (that is not locked or corrupted), then the 17g-5 Information Provider shall immediately notify the applicable delivering party thereof, whereupon such party shall promptly deliver the subject information in such format):

(i)       any waivers delivered to the 17g-5 Information Provider pursuant to Section 3.09 of this Agreement;

(ii)       any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance delivered to the 17g-5 Information Provider pursuant to Section 3.21(d) or Section 4.07(c) of this Agreement and notice of determination not to refrain from reimbursement of all Nonrecoverable Advances;

(iii)       any Asset Status Report delivered by the Special Servicer pursuant to Section 3.23(e) of this Agreement;

(iv)       any environmental reports delivered by the Special Servicer pursuant to Section 3.10(g) of this Agreement;

(v)       any annual statements as to compliance and related Officer’s Certificates delivered pursuant to Section 10.11 and Section 10.12 of this Agreement;

(vi)       any annual independent public accountants’ attestation reports delivered pursuant to Section 10.13 of this Agreement;

(vii)       any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.10 of this Agreement;

(viii)       any notice to the Rating Agency relating to the Special Servicer’s determination to take action without receiving a Rating Agency Confirmation from each Rating Agency as set forth in the definition of “Rating Agency Confirmation” pursuant to Section 3.30 of this Agreement;

(ix)       copies of any questions or requests submitted by the Rating Agency directed toward the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(x)       any requests for a Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.30 of this Agreement;

(xi)       any notice of resignation of the Trustee or Certificate Administrator and any notice of the acceptance of appointment by the successor Trustee or successor Certificate Administrator pursuant to Section 8.07 or Section 8.08 of this Agreement;

(xii)       any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer pursuant to Section 6.04 of this Agreement;

(xiii)       any notice of Servicer Termination Event or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.03 of this Agreement;

(xiv)       any notice of the merger or consolidation of the Certificate Administrator or the Trustee pursuant to Section 8.09 of this Agreement;

(xv)       any notice of the merger or consolidation of the Master Servicer, the Special Servicer or the Operating Advisor pursuant to Section 6.02 of this Agreement;

(xvi)       any notice of any amendment that modifies the procedures herein relating to Exchange Act Rule 17g-5 pursuant to Section 11.08 of this Agreement;

(xvii)       any notice or other information provided by the Master Servicer pursuant to Section 11.07 of this Agreement;

(xviii)       any summary of oral communication with the Rating Agency delivered to the 17g-5 Information Provider pursuant to Section 3.14(f) of this Agreement; provided that the summary of such oral communication shall not attribute which Rating Agency the communication was with;

(xix)       the Rating Agency Q&A Forum and Document Request Tool; and

(xx)       such information as is delivered to the 17g-5 Information Provider by the Depositor in mutually agreeable electronic format within fifteen (15) days of the Closing Date.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website (a link to which shall be provided on the Depositor’s website at www.intralinks.com or such other website as the Depositor may notify the parties hereto in writing). Information will be posted on the same Business Day of receipt provided that such information is received by 2:00 p.m. (eastern time) or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m. New York City time. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be or whether such information (other than (solely with respect to the 17g-5 Information Provider’s obligation to post such information) the information set forth in clauses (i) through (xix) above) is required to be posted on the 17g-5 Information Provider’s Website pursuant to this Agreement or Rule 17g-5. If any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Information Provider’s Website. The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information only by receipt and posting to the 17g-5 Information Provider’s Website. Access will be provided by the 17g-5 Information Provider to the Rating Agency, and to the NRSROs upon receipt of an NRSRO Certification in the form of Exhibit Z hereto (which certification may be submitted electronically via the 17g-5 Information Provider’s Website). If a Rating Agency requests access to the 17g-5 Information Provider’s Website, access will be provided by the 17g-5 Information Provider on the same Business Day provided such request is made prior to 2:00 p.m., on such Business Day, or, if received after 2:00 p.m., on the following Business Day. Questions regarding delivery of information to the 17g-5 Information Provider may be directed to 17g5informationprovider@wellsfargo.com (or such other address as the 17g-5 Information Provider shall specify by written notice to the other parties hereto).

Upon delivery by the Depositor to the 17g-5 Information Provider (in an electronic format mutually agreed upon by the Depositor and the 17g-5 Information Provider) of information designated by the Depositor as having been previously made available to NRSROs by the Depositor (the “Pre-Closing 17g-5 Information”), the 17g-5 Information Provider shall make such Pre-Closing 17g-5 Information available only to the Depositor and to NRSROs via the 17g-5 Information Provider’s Website pursuant this Section 3.14(b) The Depositor shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-Closing 17g-5 Information or any other information on the 17g-5 Information Provider’s Website to any designee or other third party.

The 17g-5 Information Provider shall notify any party that delivers information to the 17g-5 Information Provider under this Agreement that such information was received and that it has been posted. The 17g-5 Information Provider shall notify each NRSRO that has provided a NRSRO Certification each time a document is posted to the 17g-5 Information Provider’s Website and such notice shall specifically identify such document. The 17g-5 Information Provider shall send such notice to such Persons to the email address that has been provided by and is used by such Person for the purpose of accessing the 17g-5 Information Provider’s Website, including a general email address if such general email address has been provided to the 17g-5 Information Provider in connection with a completed NRSRO Certification in the form of Exhibit Z hereto.

The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Document Request Tool. The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where the Rating Agency and NRSROs may (i) submit Inquiries to the Certificate Administrator relating to the Distribution Date Statement, submit Inquiries to the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to this Section 4.02(d), the Mortgage Loans or the Mortgaged Properties or submit inquiries to the Operating Advisor relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights pursuant to Section 6.07, whether or not referenced in such Operating Advisor Annual Report, (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto and (iii) submit requests for loan-level reports and information. Upon receipt of an Inquiry for the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, the 17g-5 Information Provider shall forward the Inquiry to the Certificate Administrator, Operating Advisor, the Master Servicer or the Special Servicer, as applicable, in each case within a commercially reasonable period following receipt thereof. Following receipt of an Inquiry or request relating to the subject matters described in clauses (i) or (iii) above, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Certificate Administrator, the Operating Advisor, Master Servicer or Special Servicer shall be by email to the 17g-5 Information Provider. The 17g-5 Information Provider shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer (or reports, as applicable) to the 17g-5 Information Provider’s Website. Any report posted by the 17g-5 Information Provider in response to a request may be posted on a page accessible by a link on the 17g-5 Information Provider’s Website. If the Certificate

Administrator, the Operating Advisor, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) the question is beyond the scope outlined above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders or would be in violation of applicable law, the Servicing Standard, this Agreement or the applicable Loan Documents, (iii) answering any Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or answering such inquiry is otherwise not advisable or (iv) (A) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator or the Operating Advisor) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Operating Advisor, Master Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Inquiry and, in the case of the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, shall promptly notify the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such Inquiry on the Rating Agency Q&A Forum and Document Request Tool together with a statement that such Inquiry was not answered. Answers posted on the Rating Agency Q&A Forum and Document Request Tool will be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Initial Purchaser, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee or any of their respective Affiliates and no such party shall have any responsibility or liability for the content of any such information. The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Document Request Tool will not reflect questions, answers and other communications between the 17g-5 Information Provider and any Person which are not submitted via the 17g-5 Information Provider’s Website.

In connection with providing access to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider, as the case may be, shall not be liable for the dissemination of information in accordance with the terms of this Agreement, make no representations or warranties as to the accuracy or completeness of such information being made available, and assume no responsibility for such information; provided that it is acknowledged and agreed that the 17g-5 Information Provider shall not be charged with knowledge of any of the contents of such information solely by virtue of its compliance with its obligations to post such information to the 17g-5 Information Provider’s Website. The 17g-5 Information Provider shall not be liable for its failure to make any information available to the NRSROs unless such information was delivered to the 17g-5 Information Provider at the email address set forth herein in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, with a subject heading of “COMM 2018-HOME Mortgage Trust, Series 2018-HOME” and sufficient detail to indicate that such information is required to be posted on the 17g-5 Information Provider’s Website; provided, if such information is not in electronic format readable and uploadable (that is not locked or corrupted), then the 17g-5 Information Provider shall immediately notify the applicable delivering party thereof, whereupon such party shall promptly deliver the subject information in such format.

The 17g-5 Information Provider shall not be responsible or have any liability for any act, omission or delay attributable to the failure of any other party to this Agreement to timely deliver information to be posted on the 17g-5 Information Provider’s Website or for any errors or defects in the information supplied by any such party.

The 17g-5 Information Provider’s obligations in respect of Rule 17g-5 or any other law or regulation related thereto shall be limited to the specific obligations contained in this Agreement and the 17g-5 Information Provider makes no representations or warranties as to the compliance of the Depositor with Rule 17g-5 or any other law or regulation related thereto.

The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website all such information it receives in accordance with this Agreement.

Upon delivery by the Depositor to the 17g-5 Information Provider (in an electronic format mutually agreed upon by the Depositor and the 17g-5 Information Provider) of information designated by the Depositor as having been previously made available to NRSROs by the Depositor (the “Pre-Closing 17g-5 Information”), the 17g-5 Information Provider shall make such Pre-Closing 17g-5 Information available only to the Depositor and to NRSROs via the 17g-5 Information Provider’s Website pursuant this Section 3.14(b). The Depositor shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-Closing 17g-5 Information or any other information on the 17g-5 Information Provider’s Website to any designee or other third party.

(e)       Each of the Master Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also deliver, produce or otherwise make available through its website or otherwise, any additional information identified in Section 3.14(d) of this Agreement relating to the Mortgage Loans or Whole Loans, the Mortgaged Properties or the related Borrowers, for review by the Depositor, the Initial Purchaser and any other Persons who deliver an Investor Certification in accordance with this Section 3.14, the related Companion Loan Noteholder (if any), the Directing Holder and the Rating Agency (collectively, the “Disclosure Parties”) (only to the extent such additional information is simultaneously or previously delivered to the 17g-5 Information Provider in accordance with the provisions of Section 3.14(d) of this Agreement, who shall post such additional information on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.14(d) of this Agreement), in each case, except to the extent doing so is prohibited by this Agreement, applicable law or by the related Loan Documents. Each of the Master Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor, enter into an Investor Certification or other confidentiality agreement acceptable to the Master Servicer or the Special Servicer, as the case may be, and (B) acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party. In addition, to the extent access to such information is provided via the Master Servicer’s or the Special Servicer’s website, the Master Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information. In connection with providing access to or copies of the information described in this Section 3.14(e) to current or prospective Certificateholders the form of confidentiality agreement used by the Master Servicer or the Special Servicer, as applicable, shall be: (i) in the case of a Certificateholder (or a licensed or registered investment advisor acting on behalf of such Certificateholder), an Investor Certification executed by the requesting Person indicating that such Person is a Holder of Certificates and will keep such information confidential (except that such Certificateholder may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein (or a licensed or registered investment advisor acting on behalf of such prospective purchaser), an Investor Certification indicating that such Person is a prospective purchaser of a Certificate or an interest therein and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential with no further dissemination (except that such Certificateholder may provide such information to its auditors, legal counsel and regulators). In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Master Servicer nor the Special Servicer shall be liable for its dissemination of information in accordance with this Agreement or by others in violation of the terms of this Agreement. Neither the Master Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 3.14 unless (i) the Master Servicer or Special Servicer, as applicable, is the original source for such information and (ii) such failure to deliver complete and accurate information is by reason of such party’s willful misconduct, bad faith, fraud and/or negligence.

In connection with the delivery by the Master Servicer or the Special Servicer, as applicable, to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider shall notify the Master Servicer or the Special Servicer, as applicable, of when such information, report, notice or document has been posted to the 17g-5 Information Provider’s Website. The Master Servicer or the Special Servicer, as applicable, may, but is not obligated to, send such information report, notice or other document to the Rating Agency following the earlier of (a) receipt of notification from the 17g-5 Information Provider that such information, report, notice or other document has been posted to the Rule 17g-5 Information Provider’s Website and (b) 12:00 p.m. on the first Business Day following the date the Master Servicer or the Special Servicer, as applicable, has provided such information, report, notice or other document to the 17g-5 Information Provider.

(f)       The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee shall be permitted (but shall not be required) to orally communicate with the Rating Agency regarding any Mortgage Loan, Whole Loan, any Certificateholder, any Companion Loan Noteholder, any Mortgaged Property or any REO Property; provided that such party summarizes the information provided to the Rating Agency in such communication and provides the 17g-5 Information Provider and the related Other 17g-5 Information Provider (if any) with such summary in accordance with the procedures set forth in Section 3.14(d) of this Agreement the same day such communication takes place; provided that the summary of such oral communications shall not attribute which Rating Agency the communication was with. The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 3.14(d) of this Agreement.

(g)       None of the foregoing restrictions in this Section 3.14 or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Master Servicer, the Operating Advisor or the Special Servicer, on the one hand, and the Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Master Servicer, the Operating Advisor or the Special Servicer, as applicable, (ii) such Rating Agency’s or NRSRO’s approval of the Master Servicer, the Operating Advisor or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Master Servicer’s, the Operating Advisor or the Special Servicer’s, as applicable, servicing operations in general; provided, that the Master Servicer, the Operating Advisor or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans to the Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Borrower, property and other deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website or the Master Servicer or Special Servicer, as applicable, has in fact provided such information to such Rating Agency in accordance with Section 3.14(e); or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates; provided, however, that the Rating Agency may use information delivered under this clause (z) for any purpose to the extent it is publicly available (unless the availability results from a breach of this Agreement or any other confidentiality agreement to which such Rating Agency is subject) or comprised of information collected by the applicable Rating Agency from the 17g-5 Information Provider’s Website (or another 17g-5 information provider’s website that they have access to) other than pursuant to this Section 3.14(g).

(h)       The costs and expenses of compliance with this Section 3.14 by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any other party hereto shall not be Additional Trust Fund Expenses.

Section 3.15       Title and Management of REO Properties and REO Accounts.  (a) If title to any Mortgaged Property is acquired for the benefit of Certificateholders (and, in the case of the Whole Loans, the related Companion Loan Noteholders) in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trust where permitted by applicable law or regulation and consistent with customary servicing procedures, and otherwise in the name of the Trustee, or its nominee (which shall not include the Master Servicer), or a separate Trustee or co-Trustee, on behalf of the Trust Fund (and, in the case of the Whole Loans, the related Companion Loan Noteholders), or in the name of a limited liability company wholly owned by the Trust and which is managed by the Special Servicer and formed to hold title to the REO Property. The Special Servicer, on behalf of the Trust Fund (and, in the case of the Whole Loans, the related Companion Loan Noteholders), shall dispose of any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or if the Special Servicer has applied for extension as provided in this clause (i) but such request has not yet been granted or denied, the additional time specified in such request, or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund and, in the case of a Whole Loan, such expenses shall be allocated in accordance with the allocation provisions set forth in the related Intercreditor Agreement), addressed to the Special Servicer, the Certificate Administrator and the Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund (and, in the case of the Whole Loans, the related Companion Loan Noteholders), shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.16 hereof. In the case of the Trust Fund’s beneficial interest in any REO Property acquired by the Other Trustee pursuant to an Other Pooling and Servicing Agreement, the Special Servicer shall coordinate with the Other Special Servicer with respect to any REO extension on behalf of the Trust Fund. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders (and, in the case of the Whole Loans, the related Companion Loan Noteholders) solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) and such that income from the operation or sale of such property does not result in receipt by the Trust Fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code with respect to such property.

(b)       The Special Servicer shall have full power and authority, subject only to the Servicing Standard and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders and, in the case of the Whole Loans, the related Companion Loan Noteholders and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any “net income from foreclosure property,” within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions, only if it has determined, and has so advised the Trustee and the Certificate Administrator in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders (and, in the case of the Whole Loans, the related Companion Loan Noteholders) than an alternative method of operation or rental of such REO Property that would not be subject to such a tax.

The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an “REO Account”), each of which shall be an Eligible Account and shall be entitled in either (A) ”AEGON USA Realty Advisors, LLC, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME REO Account” or (B) in the name of the limited liability company wholly owned by the Trust and which is managed by the Special Servicer and formed to hold title to the REO Property. With respect to a REO Property securing a Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (each such account, a “Whole Loan REO Account”), each of which shall be an Eligible Account and shall be entitled in either (A) ”AEGON USA Realty Advisors, LLC, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME and the related Companion Loan Noteholders REO Account,” to be held for the benefit of the Certificateholders and the related Companion Loan Noteholders or (B) in the name of the limited liability company wholly owned by the Trust and which is managed by the Special Servicer and formed to hold title to the REO Property. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account or a Whole Loan REO Account to the extent provided in Section 3.07(b) of this Agreement. The Special Servicer shall deposit or cause to be deposited REO Proceeds in the REO Account or the applicable Whole Loan REO Account within two Business Days after receipt of such properly identified and available REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

(i)       all insurance premiums due and payable in respect of any REO Property;

(ii)       all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

(iii)       all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property; and

(iv)       any taxes imposed on the Lower-Tier REMIC, as applicable, in respect of net income from foreclosure property in accordance with Section 4.05, and with respect to a Whole Loan, such expenses shall be allocated pro rata to the Mortgage Loan and any related Companion Loans based on each loan’s Stated Principal Balance and only to the extent any such Companion Loan is included in a REMIC.

To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Master Servicer shall make such Advance unless the Master Servicer or the Special Servicer determines, in accordance with the Servicing Standard, that such Servicing Advance would constitute a Nonrecoverable Advance (provided that with respect to advancing insurance premiums or delinquent tax assessments the Master Servicer shall comply with the provisions of the second to last paragraph in Section 3.21(d) of this Agreement) and if the Master Servicer does not make any such Advance, the Trustee, to the extent the Trustee has actual knowledge of the Master Servicer’s failure to make such Advance, shall make such Advance, unless in each case, the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such Advance would be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Special Servicer or the Master Servicer, as applicable, that an Advance, if made, would be a Nonrecoverable Advance. The Trustee, when making an independent determination whether or not a proposed Advance would be a Nonrecoverable Advance, shall use its good faith business judgment. The Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Reimbursement Rate) made pursuant to the preceding sentence, to the extent permitted by Section 3.06 of this Agreement. The Special Servicer shall withdraw from each REO Account or Whole Loan REO Account, as applicable, and remit to the Master Servicer for deposit into the Collection Account or the applicable Whole Loan Collection Account, as applicable, on a monthly basis on the later of the date that is (x) on or prior to the related Determination Date or (y) two (2) Business Days after such amounts are received and properly identified and determined to be available, the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account or Whole Loan REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

Notwithstanding the foregoing, the Special Servicer shall not:

(i)       permit any New Lease to be entered into, renewed or extended, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)       permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii)       authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)       Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, the Certificate Administrator and the Trustee (which opinion shall be an expense of the Trust Fund and, in the case of a Whole Loan with a Companion Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund (and, in the case of the Whole Loans, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement) and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund’s acquisition thereof (unless the Special Servicer shall have provided the Trustee and the Certificate Administrator with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code) (which opinion shall be an expense of the Trust Fund, and in the case of a Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement), provided that:

(1)       the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

(2)       any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such Independent Contractor;

(3)       none of the provisions of this Section 3.15(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund, the Trustee on behalf of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Noteholders, with respect to the operation and management of any such REO Property; and

(4)       the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(c)       Promptly following any acquisition by the Special Servicer of a REO Property on behalf of the Trust Fund, the Special Servicer shall notify the Master Servicer thereof, and, upon delivery of such notice, the Special Servicer shall obtain an Updated Appraisal thereof, but only if any Updated Appraisal with respect thereto is more than 9 months old and the Special Servicer has no actual knowledge of any material adverse change in circumstances that, consistent with the Servicing Standard, would call into question the validity of such Updated Appraisal, in order to determine the fair market value of such REO Property and shall notify the Depositor and the Master Servicer and with respect to a Whole Loan, the holder of the related Companion Loan, if any, and of the results of such Updated Appraisal. Any such Updated Appraisal shall be conducted in accordance with Appraisal Institute standards and the cost thereof shall be an expense of the Trust Fund and allocated to Classes of Sequential Pay Certificates (in the same manner as Realized Losses as set forth in Section 4.01(e) of this Agreement). In the case of any Pari Passu Whole Loan such expenses shall be allocated in accordance with the allocation provisions set forth in the related Intercreditor Agreement. The Special Servicer shall obtain a new Updated Appraisal or a letter update every 9 months thereafter until the REO Property is sold.

(d)       When and as necessary, the Special Servicer shall send to the Certificate Administrator a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.15(a) and 3.15(b) of this Agreement.

(e)       Upon the disposition of any REO Property in accordance with this Section 3.15, the Special Servicer shall calculate the Gain-on-Sale Proceeds allocable to a Mortgage Loan or the applicable Whole Loan, if any, realized in connection with such sale.

Section 3.16       Sale of Specially Serviced Loans and REO Properties.  (a)  The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan and any related Companion Loan only on the terms and subject to the conditions set forth in this Section 3.16 or as otherwise expressly provided in or contemplated by Section 2.03(e) and Section 9.01 of this Agreement or in an applicable Intercreditor Agreement.

(b)       If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Whole Loan, the Certificateholders and the related Pari Passu Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) to attempt to sell a Defaulted Loan and any related Pari Passu Companion Loan, the Special Servicer shall use reasonable efforts to solicit offers for each such Defaulted Loan on behalf of the Certificateholders and, if applicable, the related Pari Passu Companion Loan Noteholders in such manner as will be reasonably likely to realize a fair price. The Special Servicer shall accept the first cash offer received from any Person that constitutes a fair price for such Defaulted Loan. Subject to Section 3.16(k), if the Special Servicer receives more than one cash offer that constitutes a fair price for such Defaulted Loan during the period designated by the Special Servicer for receipt of offers, the Special Servicer shall accept the highest price.

The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder not less than ten (10) Business Days’ prior written notice of its intention to sell any such Defaulted Loan, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any such Defaulted Loan pursuant to this Agreement.

(c)       Whether any cash offer constitutes a fair price for such Defaulted Loan, as the case may be, shall be determined by the Special Servicer, if the highest offeror is a Person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, that no offer from an Interested Person shall constitute a fair price unless (i) the offer is the highest offer received, and (ii) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the Trustee shall be supplied with and shall rely on the most recent Appraisal or Updated Appraisal conducted in accordance with this Agreement within the preceding 9-month period or in the absence of any such Appraisal, on a narrative appraisal prepared by an Independent MAI appraiser selected by (i) the Special Servicer if the Special Servicer or an Affiliate of the Special Servicer is not making an offer with respect to such Defaulted Loan, (ii) by the Master Servicer if the Special Servicer is making such an offer unless the Master Servicer and Special Servicer are Affiliates or (iii) the Operating Advisor if the Master Servicer and Special Servicer are Affiliates and the Special Servicer is making an offer. The cost of any such Updated Appraisal or narrative appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance. In addition, the Trustee shall be permitted to retain, at the expense of the related Interested Person, an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination. Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith shall be paid in advance of any such determination by such Interested Person.

In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Loan, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of the Delinquency on such Defaulted Loan, the period and amount of the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery from such Defaulted Loan if the Special Servicer were to pursue a workout strategy, and the time and expense associated with a purchaser’s foreclosing on the related Mortgaged Property.

In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer’s reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer may consider available objective third party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing Standard, conclusively rely on any opinions or reports of qualified Independent experts in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Specially Serviced Loan, selected with reasonable care by the Special Servicer, in making such determination. All reasonable costs and expenses incurred by the Special Servicer pursuant to this Section 3.16(c) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special Servicer to perform its duties pursuant to this Section 3.16(c).

The Purchase Price (which, in connection with the administration of a Defaulted Loan related to a Whole Loan, shall be construed and calculated as if the loans in such Whole Loan together constitute a single Mortgage Loan thereunder) for any such Defaulted Loan shall in all cases be deemed a fair price.

(d)       Subject to subsection (c) above, the Special Servicer shall act on behalf of the Trustee (for the benefit of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Noteholders) in negotiating and taking any other action necessary or appropriate in connection with the sale of any such Defaulted Loan, and the applicable collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge for its own account prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the REO Account the Collection Account or, in the case of any Whole Loan, the applicable Whole Loan Collection Account. Any sale of such Defaulted Loan shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Operating Advisor or the Trustee shall have any liability to any Certificateholder or Companion Loan Noteholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(e)       Any sale of such Defaulted Loan shall be for cash only.

(f)       The parties hereto may sell or purchase, or permit the sale or purchase of, a REO Property only on the terms and subject to the conditions set forth in this Section 3.16 or as otherwise expressly provided in an applicable Intercreditor Agreement.

(g)       The Special Servicer shall use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and, in the case of a Whole Loan, the related

Companion Loan Noteholders in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.15(a) of this Agreement. The Special Servicer (with the consent of the Directing Holder) shall accept the first cash offer received from any Person that constitutes a fair price for such REO Property. Subject to Section 3.16(k), if the Special Servicer receives more than one cash offer that constitutes a fair price for such REO Property during the period designated by the Special Servicer for receipt of offers, the Special Servicer shall accept the highest price. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.15(a) of this Agreement, then the Special Servicer (with the consent of the Directing Holder) shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless of from whom received.

The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder, not less than ten Business Days’ prior written notice of its intention to sell any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant to this Agreement.

(h)       Whether any cash offer constitutes a fair price for any REO Property, as the case may be, shall be determined by the Special Servicer, if the highest offeror is a Person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, that no offer from an Interested Person shall constitute a fair price unless it is the highest offer received. In determining whether any offer received from an Interested Person represents a fair price for any such REO Property, the Trustee shall be supplied with and shall rely on the most recent appraisal or Updated Appraisal conducted in accordance with this Agreement within the preceding 9-month period or in the absence of any such appraisal, on a narrative appraisal prepared by an Independent MAI appraiser selected by the Special Servicer if the Special Servicer or an Affiliate of the Special Servicer is not making an offer with respect to a REO Property (or by the Master Servicer if the Special Servicer is making such an offer). The cost of any such Updated Appraisal or narrative appraisal and any related costs and fees of the Trustee shall be covered by, and shall be reimbursable as, a Servicing Advance. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.15(a) of this Agreement. The Purchase Price (which, in connection with the administration of a REO Property related to a Whole Loan, shall be construed and calculated as if the loans in such Whole Loan together constitute a single Mortgage Loan thereunder) for any REO Property shall in all cases be deemed a fair price. In addition, the Trustee shall be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination. Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith shall be paid in advance of any such determination by such Interested Person.

(i)       Subject to subsections (g) and (h) above, the Special Servicer shall act on behalf of the Trustee (for the benefit of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Noteholders) in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the applicable collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge for its own account prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or, in the case of any Whole Loan, the applicable Whole Loan Collection Account. Any sale of a REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder or Companion Loan Noteholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(j)       Any sale of a REO Property shall be for cash only.

(k)       Notwithstanding any of the foregoing paragraphs of this Section 3.16, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines (in consultation with the Directing Holder (other than with respect to any applicable Excluded Loan or unless a Consultation Termination Event exists), and, in the case of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan Noteholder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), and the Special Servicer may accept a lower cash offer (from any Person other than itself or its Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable) and, in the case of a Whole Loan, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender) (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan).

(l)       With respect to each defaulted Companion Loan, the Special Servicer (i) shall sell such defaulted Companion Loan, and (ii) may sell the related Subordinate Companion Loan, with the consent of the related Directing Holder, together with the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement and this Agreement as if such

Mortgage Loan and Companion Loans were one whole loan on behalf of the Certificateholders and the related Companion Loan Noteholders. The Special Servicer shall provide notice and other information required under the related Intercreditor Agreement to the applicable Other Special Servicer as soon as practicable following its decision to attempt to sell, and prior to commencement or marketing of, any Companion Loan. With respect to Whole Loans, the Special Servicer shall be required to obtain the consent of any holder of a related Companion Loan prior to a sale of such Whole Loan, unless (i) such holder is the related Borrower or an Affiliate or agent of the related Borrower or (ii) the Special Servicer delivers to such holders of the related Companion Loans: (A) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the related Whole Loan; (B) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (C) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for such Whole Loan, and any documents in the servicing file reasonably requested by the holders of the applicable Companion Loans that are material to the sale price of such Whole Loan; and (D) until the sale is completed, and a reasonable period of time (but not less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale. The holders of the Companion Loans (or, in any case, their respective representatives) shall be permitted to submit an offer at any sale of such related Whole Loan; however, the related Borrower and its agents and Affiliates shall not be permitted to submit an offer at such sale.

Section 3.17       Additional Obligations of the Master Servicer and the Special Servicer; Inspections.  (a) The Master Servicer (at its own expense) (or, with respect to Specially Serviced Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property securing a Mortgage Loan that it is servicing at such times and in such manner as is consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (A) $2,000,000 or more at least once every 12 months (commencing in 2019) and (B) less than $2,000,000 at least once every 24 months (commencing in 2019), (or, in each case, at such decreased frequency as the Rating Agency shall have provided a Rating Agency Confirmation relating to the Certificates and Companion Loan Securities, if any); provided, that if a physical inspection has been performed by the Special Servicer in the previous twelve (12) months and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection, the Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than sixty (60) days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan. The reasonable cost of each such inspection performed in accordance with the Servicing Standard by the Special Servicer shall be paid by the Master Servicer as a Servicing Advance; provided, that if such Advance would be a Nonrecoverable Advance, then the cost of such inspections shall be an expense of the Trust payable out of general collections. With respect to a Whole Loan, the costs described in the preceding sentence above that relate to the applicable Whole Loan shall be paid out of amounts on deposit in the

Whole Loan Collection Account related to such Whole Loan (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable Whole Loan Collection Account relating to a Whole Loan are insufficient, then any deficiency shall be paid from amounts on deposit in the Collection Account; provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the related Companion Loan Noteholders. The Master Servicer or the Special Servicer, as applicable, shall prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property securing a Mortgage Loan that it is servicing and specifying the existence of any material vacancies in such Mortgaged Property, any sale, transfer or abandonment of such Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on applicable Mortgaged Property. The Master Servicer or Special Servicer, as applicable, shall send such reports to the 17g-5 Information Provider (who shall promptly post such reports to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the related Other 17g-5 Information Provider (if any) and, upon request, to the Initial Purchaser within 20 days of completion and receipt (by the Master Servicer or Special Servicer, as applicable, or, if earlier, any sub-servicer on their behalf) of the inspection report, each inspection report.

(b)       With respect to each Mortgage Loan and any related Companion Loan, the Master Servicer (or the Special Servicer, in the case of a Specially Serviced Loan) shall exercise the Trustee’s rights, in accordance with the Servicing Standard, with respect to the Manager under the related Loan Documents and Management Agreement, if any.

(c)       The Master Servicer shall deliver all Compensating Interest Payments (other than the portion of any Compensating Interest Payment allocated to a Pari Passu Companion Loan) to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor. The Master Servicer shall deliver the portion of any Compensating Interest Payment allocated to a Pari Passu Companion Loan to the holder of the Companion Loan on each Master Servicer Remittance Date, without any right of reimbursement therefor.

(d)       The Master Servicer shall, as to each Mortgage Loan and any related Companion Loan that is secured by the interest of the related Borrower under a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), promptly (and in any event within 60 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan or Whole Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, the related space lease or air rights lease) should thereafter be forwarded to the Master Servicer.

(e)       The Master Servicer shall, to the extent consistent with the Servicing Standard and permitted by the related Loan Documents, not apply any funds with respect to a Mortgage Loan or Whole Loan (whether arising in the form of a holdback, earnout reserve, cash trap or other similar feature) to the prepayment of the related Mortgage Loan or Whole Loan prior to an event of default or reasonably foreseeable event of default with respect to such Mortgage Loan or Whole Loan. Prior to an event of default or reasonably foreseeable event of default any such amounts described in the immediately preceding sentence shall be held by the Master Servicer as additional collateral for the related Mortgage Loan or Whole Loan.

Section 3.18       Authenticating Agent. The Certificate Administrator may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Certificate Administrator shall serve as the initial Authenticating Agent.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Certificate Administrator, the Trustee, the Depositor and the Master Servicer. The Certificate Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.18, the Certificate Administrator may appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.18.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Certificate Administrator, as applicable.

Section 3.19       Appointment of Custodians. The Certificate Administrator shall be the initial Custodian hereunder. The Certificate Administrator may appoint one or more additional Custodians to hold all or a portion of the Mortgage Files on behalf of the Trustee and otherwise perform the duties set forth in Article II, by entering into a Custodial Agreement with any Custodian who is not the Depositor. The Certificate Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. The Certificate Administrator shall not be liable for any act or omission of the Custodian under the Custodial Agreement. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least “Baa2” from Moody’s and “BBB” from Fitch. Each Custodial Agreement may be amended only as provided in Section 11.08 of this Agreement. Any compensation paid to the Custodian shall be an unreimbursable expense of the Certificate Administrator. If the Custodian is an entity other than the Certificate Administrator, the Custodian shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement. The Custodian shall be deemed to have complied with this provision if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.19 shall be issued by a Qualified Insurer.

Section 3.20       Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts. The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any relating to the Mortgage Loans and any related Companion Loans it is servicing.

Section 3.21       Servicing Advances.  (a) The Master Servicer (or, to the extent provided in Section 3.21(c) of this Agreement, the Trustee) to the extent specifically provided for in this Agreement, shall make any Servicing Advances as and to the extent otherwise required pursuant to the terms hereof with respect to the Mortgage Loans and any related Companion Loans that it is servicing. For purposes of distributions to Certificateholders and compensation to the Master Servicer, the Special Servicer or the Trustee, Servicing Advances shall not be considered to increase the Stated Principal Balance of any such Mortgage Loan or Whole Loan, notwithstanding that the terms of such Mortgage Loan or Whole Loans so provide.

(b)       Notwithstanding anything in this Agreement to the contrary, the Special Servicer shall give the Master Servicer not less than five Business Days’ written notice with respect to any Servicing Advance to be made on any Specially Serviced Loan, before the date on which the Master Servicer is required to make such Servicing Advance with respect to such Specially Serviced Loan or REO Loan; provided, that the Special Servicer shall be required to provide the Master Servicer with only two Business Days’ written notice in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). If the Master Servicer or the Trustee makes a Servicing Advance with respect to any Whole Loan then it shall provide written notice to the related Other Servicer, Other Special Servicer and Other Trustee of the amount of such Servicing Advance with respect to such Whole Loan as part of its monthly report following the making of such Servicing Advance.

(c)       The Master Servicer shall notify the Trustee and the Certificate Administrator in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Servicing Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Servicing Advance, the Person to whom it is to be paid, and the circumstances and purpose of such Servicing Advance, and shall set forth therein information and instructions for the payment of such Servicing Advance, and, on the date specified in such notice for the payment of such Servicing Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of Section 3.21(d) of this Agreement, shall pay the amount of such Servicing Advance in accordance with such information and instructions.

(d)       The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Loans and REO Properties as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations. Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall have no obligation to make an affirmative determination that any Advance is, or would be, a Nonrecoverable Advance, and in the absence of a determination by the Special Servicer that such an Advance is a Nonrecoverable Advance, then all such decisions shall remain with the Master Servicer or Trustee, as applicable.

Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if the Person otherwise required to make such Servicing Advance determines that such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In addition, neither the Master Servicer nor the Trustee shall make any Servicing Advance to the extent that it has received written notice that the Special Servicer has determined that such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In making such recoverability determination, such Person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan (or the related Whole Loan, as applicable) are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed and (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the related Whole Loan, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.

The Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Servicing Advances. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 9-month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (and, in the case of any Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement).

Any determination by the Master Servicer, Special Servicer or the Trustee that the Master Servicer or Trustee, as the case may be, has made a Servicing Advance that is a Nonrecoverable Servicing Advance or any determination by the Master Servicer, the Special Servicer or the Trustee that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance shall be evidenced in the case of the Master Servicer or the Special Servicer by a certificate of a Servicing Officer delivered to the other, to the Trustee, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate Administrator, any related Companion Loan holder(s) and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate Administrator, any related Companion Loan holder(s), the Master Servicer and the Special Servicer, which in each case sets forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, that with respect to any Specially Serviced Loan, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Trustee, the related Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), notice of such determination. Any such determination may be relied upon by but shall not be binding on the Master Servicer, the Special Servicer and the Trustee. Notwithstanding the foregoing, the Special Servicer shall have no obligation to make an affirmative determination that any Advance is, or would be, a Nonrecoverable Advance, and in the absence of a determination by the Special Servicer that such an Advance is a Nonrecoverable Advance, then all such decisions shall remain with the Master Servicer or the Trustee, as applicable. If the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance, the Master Servicer and the Trustee shall each have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance.

Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination or prohibit any such other authorized Person from making a determination, that a Servicing Advance is a Nonrecoverable Advance) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Trust (and, in the case of a Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement), any analysis, Appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders and the Companion Loan Noteholders.

The Trustee, in determining whether or not a Servicing Advance previously made is, or a proposed Servicing Advance, if made, would be, a Nonrecoverable Servicing Advance shall use its reasonable judgment.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Servicing Advance of such amounts would constitute a Nonrecoverable Advance, the Master Servicer shall deliver notice of such determination to the Trustee, the Certificate Administrator and the Special Servicer. Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan and any related Companion Loan that is a Performing Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) shall determine (with the reasonable assistance of the Master Servicer) whether the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Companion Loans, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)). If the Master Servicer or the Special Servicer determines that the payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Companion Loan, the related Companion Loan Noteholder, the Special Servicer (in the case of a determination by the Special Servicer) shall direct the Master Servicer in writing to make such payment and the Master Servicer shall make such payment, to the extent of available funds, from amounts in the Collection Account or, if a Whole Loan is involved, from amounts in the applicable Whole Loan Collection Account.

Notwithstanding anything to the contrary contained in this Section 3.21, the Master Servicer may elect (but shall not be required) to make a payment out of the Collection Account to pay for certain expenses specified in this sentence notwithstanding that the Master Servicer has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Loans or REO Loans, the Special Servicer has notified the Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan; provided that in each instance, the Master Servicer determines in accordance with the Servicing Standard (as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Certificate

Administrator) that making such expenditure is in the best interests of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)). The Master Servicer may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust Fund in accordance with Section 3.06 of this Agreement.

(e)       The Master Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Servicing Advances made by any of them to the extent permitted pursuant to Section 3.06 of this Agreement, if applicable, together with any related Advance Interest Amount in respect of such Servicing Advances, and the Master Servicer, the Special Servicer and the Trustee each hereby covenants and agrees to promptly seek and effect the reimbursement of such Servicing Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

With respect to any Whole Loan, if the Master Servicer, the Special Servicer or Trustee, as applicable, determines that a proposed Servicing Advance with respect to such Whole Loan, if made, or any outstanding Servicing Advance with respect to any such Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer or Trustee, as applicable, shall provide the Other Servicer, Other Special Servicer and the Other Trustee under each related Other Pooling and Servicing Agreement with written notice of such determination, together with supporting evidence for such determination within two (2) Business Days after such determination or such longer time period permitted by the applicable Intercreditor Agreement.

Section 3.22       Appointment and Replacement of Special Servicer.  (a) AEGON USA Realty Advisors, LLC is hereby appointed as the initial Special Servicer to service each Specially Serviced Loan and related REO Property.

(b)       For so long as no Control Termination Event has occurred and is continuing, the Directing Holder shall be entitled to terminate the rights (subject to Section 3.05, Section 3.12 and Section 6.03(a) of this Agreement) and obligations of the Special Servicer under this Agreement, with or without cause, and appoint a successor Special Servicer pursuant to Section 7.02 of this Agreement, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, the Paying Agent, the Certificate Administrator, the Operating Advisor and the Trustee; provided that, with respect to any Whole Loan, the related Directing Holder’s right to terminate the rights and obligations of the Special Servicer under this Agreement with respect to such Whole Loan shall be subject to the limitations set forth in the related Intercreditor Agreement. For the sake of clarity, the recommendation of replacement of the Special Servicer by the Operating Advisor and the approval of the Certificateholders of a Qualified Replacement Special Servicer shall not preclude the Directing Holder from appointing a replacement special servicer, provided that such replacement may not be the removed Special Servicer or its Affiliate.

(c)       If at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required hereunder or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor shall deliver to the Trustee and to the Certificate Administrator, with a copy to the Special Servicer, a written report setting forth the reasons supporting its recommendation (along with any information the Operating Advisor considered relevant to its recommendation) and recommending a replacement special servicer; provided, that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement. In such event, the Certificate Administrator shall promptly post notice to all Certificateholders of such recommendation and the related report on the Certificate Administrator’s Website, and by mail (or through the DTC system, as applicable), and shall conduct the solicitation of votes of all Certificates in such regard, which requisite affirmative votes must be received within one hundred eighty (180) days of the posting of such notice, and if not so received, such votes shall be null and void ab initio. Upon (i) the written direction of Holders of Sequential Pay Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the Holders of Certificates that (A) evidence at least 20% of the Voting Rights (taking into account the application of any Realized Losses and Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis and (B) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other) and (ii) receipt of a Rating Agency Confirmation from each Rating Agency with respect to the Certificates and, if such successor Special Servicer shall also specially service a Whole Loan, any class of related Companion Loan Securities, by the Trustee following satisfaction of the foregoing clause (i), the Trustee (upon receipt of written confirmation from the Certificate Administrator, if the Certificate Administrator and the Trustee are different entities) shall (x) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint such successor Special Servicer; provided such termination is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in this Agreement which survive termination and (y) promptly notify such outgoing Special Servicer of the effective date of such termination. The reasonable out-of-pocket costs and expenses associated with administering such vote shall be an Additional Trust Fund Expense. If the Trustee does not receive the affirmative vote of at least a majority of the quorum described in clause (i) of the preceding sentence within 180 days of after the notice is posted to the Certificate Administrator’s Website, then the Trustee shall not remove the Special Servicer. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement and to act as the Special Servicer’s successor hereunder. In the event the Special Servicer is terminated pursuant to this Section 3.22(c), the Directing Holder may not subsequently reappoint such terminated Special Servicer or any Risk Retention Affiliate thereof. No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 3.22(c).

(d)       If a Control Termination Event has occurred and is continuing and upon (a) the written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Sequential Pay Certificates pursuant to Section 4.08 of this Agreement) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new special servicer designated in such written direction, (b) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and expenses and the Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from the Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan with respect to the Certificates and, if such successor Special Servicer shall also specially service a Whole Loan, any related Companion Loan Securities, the Certificate Administrator shall promptly provide written notice to all Certificateholders of such request by posting such notice on the Certificate Administrator’s Website, and by mail (or through the DTC system, as applicable), and conduct the solicitation of votes of all Certificates in such regard. Subsequently, if a Control Termination Event has occurred and is continuing, upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 50% of a Certificateholder Quorum of Certificates or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the Trustee shall (x) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the successor Special Servicer designated by such Certificateholders, provided such termination is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in this Agreement which survive termination and (y) promptly notify such outgoing Special Servicer of the effective date of such termination; provided that if such written direction is not provided within 180 days of the notice from the Certificate Administrator of the request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The reasonable fees and out-of-pocket costs associated with administering such vote shall be an Additional Trust Fund Expense. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Certificate Owner may access notices on the Certificate Administrator’s Website and each Certificateholder and Certificate Owner may register to receive email notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices. Notwithstanding the foregoing, the Certificateholders’ direction to replace a special servicer shall not apply to a Whole Loan with a Subordinate Companion Loan unless a The Gateway Note B Control Appraisal Period or a TriBeCa House Control Appraisal Period, as applicable, has occurred and is continuing with respect to such Whole Loan under the related Intercreditor Agreement. The related Subordinate Companion Loan Noteholder shall have the right, prior to the occurrence and continuance of a The Gateway Note C Control Appraisal Period (with respect to The Gateway Note C Holder), a The Gateway Note B Control Appraisal Period (with respect to The Gateway Note B Holder), or a TriBeCa House Control Appraisal Period, as applicable, to replace the Special Servicer solely with respect to such Whole Loan.

(e)       The Trustee shall, promptly after receiving any removal notice pursuant to Section 3.22(b) of this Agreement or direction to terminate pursuant to Section 3.22(c) or Section 3.22(d) of this Agreement, so notify the Certificate Administrator, the related Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement). The termination of the Special Servicer and appointment of a successor Special Servicer pursuant to this Section 3.22 shall not be effective until (i) the Trustee receives from the Rating Agency a Rating Agency Confirmation and, if such successor Special Servicer shall also specially service a Whole Loan, a Companion Loan Rating Agency Confirmation, (ii) the successor special servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing reasonably satisfactory to the Trustee, (iii) receipt by the Trustee of an Opinion of Counsel to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with this Agreement, (y) such replacement will be bound by the terms of this Agreement and (z) this Agreement will be enforceable against such replacement in accordance with its terms, (iv) the replacement Special Servicer certifies that such replacement special servicer satisfies all related qualifications set forth in the Intercreditor Agreement relating to such Companion Loan and (v) receipt by the Certificate Administrator (with a confirmation of such receipt delivered to the Trustee) of notice and information required to be delivered by the successor Special Servicer under Section 10.03 of this Agreement. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(b) of this Agreement mutatis mutandis. Further, such successor Special Servicer shall be a Person that (i) satisfies all of the eligibility requirements applicable to the special servicer contained in this Agreement, (ii) is not the Operating Advisor or former operating advisor, or an affiliate of any of the foregoing, (iii) is not obligated or allowed to pay the Operating Advisor any fees or otherwise compensate the Operating Advisor (x) in respect of its obligations under this Agreement or (y) for the appointment of the successor Special Servicer or the recommendation by the Operating Advisor for the replacement Special Servicer to become the Special Servicer, (iv) is not entitled to receive any compensation from the Operating Advisor other than compensation that is not material and is unrelated to the Operating Advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the Operating Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (vii) currently has a special servicer rating of at least “CSS3” from Fitch. In addition, any replacement Special Servicer that will service any Whole Loan shall meet any requirements specified in the related Intercreditor Agreement or, if applicable, the related Other Pooling and Servicing Agreement.

The existing Special Servicer shall be deemed to have been removed simultaneously with such designated Person’s becoming the Special Servicer hereunder; provided, that the Special Servicer removed pursuant to this Section shall be entitled to receive, and shall have received, all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation and it shall continue to be entitled to any rights that accrued prior to the date of such resignation (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus the right to receive any Workout Fee specified in Section 3.12(c) of this Agreement if the Special Servicer is terminated and any indemnification rights that the Special Servicer is entitled to pursuant to Section 6.03(a) of this Agreement) notwithstanding any such removal. Such removed Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer’s responsibilities and rights hereunder, including without limitation the transfer within two Business Days to the successor Special Servicer for administration by it of all cash amounts that are thereafter received with respect to the Mortgage Loans and, if applicable, Whole Loans.

(f)       The appointment of any such successor Special Servicer shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, that neither the Trustee nor the Master Servicer shall be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders or the Directing Holder, as applicable, so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund or any Companion Loan Noteholder (unless such Companion Loan Noteholder is the Directing Holder).

(g)       If a replacement special servicer is appointed with respect to a Whole Loan or any related REO Property in accordance with this Section 3.22 such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term “Special Servicer” shall mean the applicable Whole Loan Special Servicer, insofar as such duties and obligations relate to the subject Whole Loan or any related REO Property, and shall mean the General Special Servicer (as defined below in clause (h)), in all other cases (provided, that in Section 3.14 and Article VII of this Agreement, the term “Special Servicer” shall mean each of the Whole Loan Special Servicers and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term “Special Servicer” shall mean the applicable Whole Loan Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the subject Whole Loan or any related REO Property, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Loans pursuant to Section 3.16 of this Agreement, the term “Special Servicer” shall mean the General Special Servicer only; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and all other property held by the Trust Fund pursuant to Section 9.01 of this Agreement, the term “Special Servicer” shall mean the General Special Servicer only; (v) when used in the context of the Special Servicer being replaced pursuant to this Section 3.22 by the applicable Directing Holder, the term “Special Servicer” shall mean the General Special Servicer or the Whole Loan Special Servicer, if applicable; (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term “Special Servicer” shall mean each of the Whole Loan Special Servicers and the General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term “Special Servicer” shall mean the applicable Whole Loan Special Servicer or the General Special Servicer, as applicable.

(h)       References in this Section 3.22 to “General Special Servicer” mean the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of any Whole Loan or related REO Property as to which a different Whole Loan Special Servicer has been appointed with respect thereto).

(i)       No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 3.22. All costs and expenses of any such termination made without cause shall be paid by the Controlling Class Certificateholders.

(j)       Notwithstanding anything to the contrary contained in this Section 3.22, with respect to any Excluded Special Servicer Mortgage Loan, if any, the Special Servicer shall resign with respect to such Excluded Special Servicer Mortgage Loan.

In the event the Special Servicer is required to resign as Special Servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party prior to the occurrence and continuance of a Consultation Termination Event, then (i) if the Excluded Special Servicer Mortgage Loan is not also an Excluded Loan, then the Controlling Class Representative shall appoint (and replace with or without cause) the Excluded Special Servicer, as successor to the resigning Special Servicer, in accordance with this Agreement for the Excluded Special Servicer Mortgage Loan, (ii) if the Excluded Special Servicer Mortgage Loan is also an Excluded Loan, then the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder shall appoint (and replace with or without cause) the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan, and (iii) if there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Certificateholder, then the resigning Special Servicer shall use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan.

In the event the Special Servicer is required to resign as Special Servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party and either (i) a Consultation Termination Event has occurred and is continuing or (ii) there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning Special Servicer shall use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. The Special Servicer shall not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time the Special Servicer that had acted as the Special Servicer for an Excluded Special Servicer Mortgage Loan prior to it becoming an Excluded Special Servicer Mortgage Loan is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming REO Property) with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer shall resign, (2) the related Mortgage Loan shall no longer be an Excluded Special Servicer Mortgage Loan, (3) such Special Servicer shall become the Special Servicer again for such related Mortgage Loan and (4) such original Special Servicer shall be entitled to all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Special Servicer shall perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage

Loan (provided that the Special Servicer shall remain entitled to all other special servicing compensation with respect all Mortgage Loans and Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time).

If a Servicing Officer or Special Servicing Officer, as applicable, of the Master Servicer, a related Excluded Special Servicer, or the Special Servicer, as applicable, has actual knowledge that a Mortgage Loan is no longer an Excluded Loan, an Excluded Controlling Class Mortgage Loan or an Excluded Special Servicer Mortgage Loan, as applicable, the Master Servicer, the related Excluded Special Servicer or Special Servicer, as applicable, shall provide prompt written notice thereof to each of the other parties to this Agreement.

(k)       No removal or replacement of the Special Servicer as contemplated by this Agreement shall become effective until (i) a successor Special Servicer shall have assumed the resigning or terminated Special Servicer’s responsibilities, duties, liabilities and obligations hereunder and (ii) any other information required under Section 10.03 or Section 10.09 has been delivered to any applicable Other Depositor with respect to any related Companion Loan.

Section 3.23       Transfer of Servicing Between the Master Servicer and the Special Servicer; Record Keeping; Asset Status Report.  (a) Upon the occurrence of any event specified in the definition of Specially Serviced Loan with respect to any Mortgage Loan and any related Companion Loan of which the Master Servicer may have notice, the Master Servicer shall promptly give notice thereof to the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Mortgage Loan Seller, if no Consultation Termination Event has occurred and is continuing, the Directing Holder and, if applicable, the related Companion Loan Noteholders and shall use efforts in accordance with the Servicing Standard to provide the Special Servicer with the Servicing File and all other information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically) relating to such Mortgage Loan or Whole Loan, as applicable, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Master Servicer shall use efforts in accordance with the Servicing Standard to comply with the preceding sentence within five Business Days of the date it has notice of the occurrence of any event specified in the definition of Specially Serviced Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan or Whole Loan, until the Special Servicer has commenced the servicing of such Mortgage Loan or Whole Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan or Whole Loan that becomes a Specially Serviced Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan or Whole Loan to the Master Servicer. The Master Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Loan to the Special Servicer, who shall send such notice to the related Borrower.

Upon determining that a Specially Serviced Loan has become a Corrected Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer, and upon giving such notice, such Mortgage Loan or Whole Loan shall cease to be a Specially Serviced Loan in accordance with the first proviso of the definition of Specially Serviced Loan, the Special Servicer’s obligation to service such Mortgage Loan or Whole Loan shall terminate and the obligations of the Master Servicer to service and administer such

Mortgage Loan or Whole Loan as a Mortgage Loan or Whole Loan that is a Performing Loan shall resume.

(b)       In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(c)       Not later than two Business Days preceding each date on which the Master Servicer is required to furnish a report under Section 3.13(a) of this Agreement to the Certificate Administrator, the Special Servicer shall deliver to the Certificate Administrator, with a copy to the Trustee, the Operating Advisor and the Master Servicer, a written statement describing, on a loan by loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Loan, and with respect to REO Properties, the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the REO Property relating to each applicable Specially Serviced Loan, in each case in accordance with Section 3.15 of this Agreement (it being understood and agreed that to the extent this information is provided in accordance with Section 3.13(g) of this Agreement, this Section 3.23(c) shall be deemed to be satisfied) and (ii) such additional information relating to the Specially Serviced Loans as the Master Servicer, the Certificate Administrator or the Trustee reasonably request, to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Master Servicer in writing and/or in such electronic media as is acceptable to the Master Servicer.

(d)       Notwithstanding the provisions of the preceding Section 3.23(c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans relating to a Mortgage Loan that it is servicing and shall provide the Special Servicer and the Operating Advisor with any information reasonably required by the Special Servicer or the Operating Advisor to perform its duties under this Agreement. The Special Servicer shall provide the Master Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

(e)       No later than 30 days after a Mortgage Loan or Whole Loan becomes a Specially Serviced Loan (the “Initial Delivery Date”), the Special Servicer shall deliver a report (the “Asset Status Report”) with respect to such Mortgage Loan or Whole Loan and the related Mortgaged Property. Subsequent to the issuance of a Final Asset Status Report, the Special Servicer shall prepare one or more additional Asset Status Reports with respect to such Specially Serviced Loan (each such report a “Subsequent Asset Status Report”) to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced

Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard. The Special Servicer shall deliver each Asset Status Report to the Master Servicer, the Directing Holder (but (i) only if no Consultation Termination Event has occurred and is continuing and (ii) not with respect to any applicable Excluded Loan), with respect to any related Companion Loan, to the extent the related Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Companion Loan has been sold or to the holder of the related Companion Loan, the Operating Advisor (but, other than with respect to an Excluded Loan applicable to the Directing Holder, only if an Operating Advisor Consultation Event has occurred and is continuing), the Controlling Class Representative (so long as such Mortgage Loan is not an Excluded Loan), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), each related Companion Loan Noteholder, and upon request, the Initial Purchaser; provided, the Special Servicer shall not be required to deliver an Asset Status Report to the Directing Holder if the Special Servicer and the Directing Holder are the same entity. A summary of each Asset Status Report shall be provided to the Certificate Administrator and the Trustee. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i)       summary of the status of such Specially Serviced Loan and any negotiations with the related Borrower;

(ii)       a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan or Whole Loan and whether outside legal counsel has been retained;

(iii)       the most current rent roll and income or operating statement available for the related Mortgaged Property;

(iv)       (A) the Special Servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the Master Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;

(v)       the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Whole Loan;

(vi)       a description of any amendment, modification or waiver of a material term of any ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, any such space lease or air rights lease);

(vii)       the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;

(viii)       an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable Calculation Rate used) and all related assumptions;

(ix)       the appraised value of the related Mortgaged Property (and a copy of the last obtained Appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the Special Servicer together with an explanation of those adjustments; and

(x)       such other information as the Special Servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an applicable Excluded Loan, for so long as no Control Termination Event has occurred and is continuing, if within 10 Business Days of receiving an Asset Status Report, the Directing Holder does not disapprove such Asset Status Report in writing, the Directing Holder will be deemed to have approved such Asset Status Report and the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration the best interests of all the Certificateholders and, with respect to any Whole Loan, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender) (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), the terms of the applicable Loan Documents or any related Intercreditor Agreement. For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder disapproves such Asset Status Report within such 10 Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Directing Holder, the Master Servicer, the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and each related Companion Loan Noteholder, a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.23(e) until the Directing Holder fails to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and, with respect to any Whole Loan, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)). In any event, for so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not approve an Asset Status Report within 60 Business Days from the first submission of an Asset Status Report, the Special Servicer shall follow the Directing Holder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Holder’s direction would cause the Special Servicer to violate the Servicing Standard, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Asset Status Report Review Process”. Prior to an Operating Advisor Consultation Event, the Special Servicer shall promptly deliver each Final Asset Status Report to the Operating Advisor following the completion of the Directing Holder Asset Status Report Review Process.

The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Directing Holder (with a copy to the Trustee and the Certificate Administrator) if (i) the estimated sales proceeds, foreclosure proceeds, workout or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Borrower becomes the subject of bankruptcy proceedings. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and, with respect to any Whole Loan, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and it has made a reasonable effort to contact the Directing Holder and, if any Whole Loan is involved, the related Companion Loan Noteholders and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interests of all the Certificateholders and, with respect to any Whole Loan, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have. Any Asset Status Report delivered with respect to an Excluded Controlling Class Mortgage Loan shall be sent via email (or such other electronic means mutually acceptable to the parties) in one or more separate files labeled by the Special Servicer “Excluded Information” followed by the applicable loan number and loan name to cmbsexcludedinformation@wellsfargo.com.

The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Loan Documents.

During the continuance of an Operating Advisor Consultation Event, the Special Servicer shall promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the Operating Advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan applicable to the Directing Holder and only for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder). During the continuance of an Operating Advisor Consultation Event, the Operating Advisor shall provide comments to the Special Servicer in respect of each Asset Status Report, if any, within ten (10) Business Days following the later of (i) receipt of such Asset Status Report or (ii) receipt of such additional information reasonably requested by the Operating Advisor and in the possession of the Special Servicer related thereto, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The Special Servicer shall consider such alternative courses of action, if any, and any other feedback provided by the Operating Advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan applicable to the Directing Holder and only for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder) in connection with the Special Servicer’s preparation of any Asset Status Report that is provided while an Operating Advisor Consultation Event is continuing. The Special Servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the Operating Advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan applicable to the Directing Holder and only for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder), to the extent the Special Servicer determines that the Operating Advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the subordinate or pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the Operating Advisor or the Directing Holder, the Special Servicer shall revise the Asset Status Report, if applicable, and deliver to the Operating Advisor and the Directing Holder either the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”.

After the occurrence and during the continuance of a Control Termination Event, the Directing Holder (and at any time with respect to any applicable Excluded Loan) shall have no right to consent to any Asset Status Report under this Section 3.23. After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Holder (except with respect to any applicable Excluded Loan), and after the occurrence and during the continuance of an Operating Advisor Consultation Event (or with respect to an Excluded Loan applicable to the Directing Holder), the Operating Advisor, shall consult with the Special Servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) and may propose alternative courses of action and provide such other feedback as the Operating Advisor determines in respect of any Asset Status Report. During the continuance of a Consultation Termination Event (and at any time with respect to any applicable Excluded Loan), the Directing Holder (other than in its capacity as a Certificateholder) shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to Asset Status Reports and the Special

Servicer shall only be obligated to consult with the Operating Advisor with respect to any Asset Status Report as described above. The Special Servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the Operating Advisor or the Directing Holder. The Special Servicer shall implement the Final Asset Status Report.

Notwithstanding the foregoing, with respect to The Gateway Whole Loan and the TriBeCa House Whole Loan, prior to the occurrence and continuance of a The Gateway Note B Control Appraisal Period or a TriBeCa House Control Appraisal Period, as applicable, The Gateway Directing Holder or the TriBeCa House Directing Holder, as applicable, rather than the Controlling Class Representative, will have certain approval rights over any related Asset Status Report.

In addition, with respect to a Whole Loan, such Asset Status Reports are subject to any non-binding consultation rights, if any, that the holders of the related Pari Passu Companion Loans have pursuant to the related Intercreditor Agreement.

If neither the Operating Advisor nor the Directing Holder proposes alternative courses of action within 10 days after receipt of such Asset Status Report, the Special Servicer shall implement the Asset Status Report as proposed by the Special Servicer.

No direction, advice, consent, approval or disapproval of the Directing Holder, or the Operating Advisor shall (a) require, permit or cause the Special Servicer to violate the terms of a Specially Serviced Loan, any related Intercreditor Agreement, applicable law or any provision of this Agreement, including, but not limited to, Section 3.09, Section 3.16, Section 3.18 and Section 3.25 and the Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a “prohibited transaction” or “contribution” tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Trust Fund, the Certificate Administrator, the Paying Agent, the Operating Advisor, the Trustee or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer’s, Certificate Administrator’s, Trustee’s or the Master Servicer’s responsibilities under this Agreement. The Special Servicer shall not be required to follow any direction of the Directing Holder described in this paragraph.

(f)       Unless a Control Termination Event has occurred and is continuing, the Special Servicer shall deliver to the Operating Advisor only each Final Asset Status Report.

Section 3.24       Special Instructions for the Master Servicer and/or Special Servicer.  (a) Prior to taking any action with respect to a Mortgage Loan or a Whole Loan secured by Mortgaged Properties located in a “one-action” state, the Master Servicer or Special Servicer, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund (and, in the case of any Whole Loan, such expense shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement).

(b)       The Master Servicer shall send written notice to each Borrower and the related Manager and clearing bank relating to a Mortgage Loan that it is servicing that, if applicable, it and/or the Trustee has been appointed as the “Designee” of the “Lender” under any related Lock-Box Agreement.

(c)       Without limiting the obligations of the Master Servicer hereunder with respect to the enforcement of a Borrower’s obligations under the related Loan Documents, the Master Servicer agrees that it shall, in accordance with the Servicing Standard, enforce the provisions of the Loan Documents relating to the Mortgage Loan that it is servicing with respect to the collection of Prepayment Premiums and Yield Maintenance Charges.

(d)       If a Rating Agency shall charge a fee in connection with providing a Rating Agency Confirmation, the Master Servicer shall require the related Borrower to pay such fee to the extent not inconsistent with the applicable Loan Documents. If such fee remains unpaid, such fee shall be an expense of the Trust Fund (allocated as an Additional Trust Fund Expense in the same manner as Realized Losses as set forth in Section 4.01(d) of this Agreement) and, (1) in the case of a Pari Passu Whole Loan with a Pari Passu Companion Loan (but not a Subordinate Companion Loan), allocated in accordance with the allocation provisions of the related Intercreditor Agreement, the costs of which may be advanced as a Servicing Advance.

(e)       The Master Servicer shall, in accordance with the Servicing Standard, use commercially reasonable efforts to exercise on behalf of the Trust any right of the Trust to recover any amounts owed by the Companion Loan Noteholders to the Trust Fund pursuant to the related Intercreditor Agreement (but in the case of any Subordinate Companion Loan, subject to Section 1.02). The cost of such enforcement on behalf of the Trust shall be paid and reimbursable as a Servicing Advance.

(f)       With respect to a Mortgage Loan or Whole Loan, to the extent not inconsistent with the related Mortgage Loan or Whole Loan, neither the Master Servicer nor the Special Servicer shall consent to a change of the property manager with respect to a Mortgaged Property serviced hereunder unless the Master Servicer or the Special Servicer, as applicable, obtains a Rating Agency Confirmation relating to the Certificates and Companion Loan Securities, if any.

Section 3.25       Certain Rights and Obligations of the Master Servicer and/or the Special Servicer.  (a) Notwithstanding any other provision of this Agreement, neither the Master Servicer nor the Special Servicer shall be required to take or refrain from taking any action pursuant to instructions from the Directing Holder or a Non-Controlling Note Holder, or due to any failure to approve an action by the Directing Holder, or due to any objection by the Directing Holder or a Non-Controlling Note Holder that would (i) cause any one of them to violate applicable law, the terms of any Loan Documents, any Intercreditor Agreement, this Agreement, including the Servicing Standard, or the REMIC Provisions of the Code, (ii) expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, a Mortgage Loan Seller, the Trust Fund, the Operating Advisor, the Trustee, the Certificate Administrator (in any of its capacities), or the Custodian or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, (iii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iv) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

(b)       The Master Servicer and the Special Servicer, as applicable, shall discuss with the Directing Holder (for so long as no Consultation Termination Event has occurred and other than with respect to any applicable Excluded Loan) and the Operating Advisor, on a monthly basis, the performance of any Mortgage Loan or Whole Loan that is a Specially Serviced Loan, which is delinquent, has been placed on a “Watch List” or has been identified by the Master Servicer or the Special Servicer as exhibiting deteriorating performance.

Section 3.26       Modification, Waiver, Amendment and Consents.  (a) Subject to Sections 3.25, Section 3.26(f) and 3.27, and, if applicable, each Intercreditor Agreement, (i) with respect to any Performing Loan and actions that do not involve Major Decisions, the Master Servicer, (ii) with respect to clauses (1)(a)(iii)(A) and (1)(a)(iii)(B) of the definition of “Major Decision” with respect to any Performing Loan, the Master Servicer (subject to the consent (or deemed consent) of the Special Servicer as provided in Section 3.26(m)), or (iii) with respect to (A) any Specially Serviced Loan and (B) Major Decisions irrespective of whether the related Mortgage Loan is a Performing Loan (other than with respect to clauses (1)(a)(iii)(A) and (1)(a)(iii)(B) of the definition of “Major Decision,” which the Master Servicer will process with respect to any Performing Loan (subject to the consent (or deemed consent) of the Special Servicer as provided in Section 3.26(m)), the Special Servicer, in each case subject to (x) the rights of the Directing Holder and (y) with respect to a Whole Loan with a Subordinate Companion Loan, the rights of the holder of the related Subordinate Companion Loans, and, after consultation with the Operating Advisor (if an Operating Advisor Consultation Event has occurred and is continuing and to the extent the Operating Advisor has consultation rights pursuant to Section 3.23(e), Section 3.31 and Section 6.07 of this Agreement), may modify, waive, amend, consent or take such other action with respect to any term of any Mortgage Loan and any related Companion Loan if such modification, waiver, amendment, consent or other action (A) is consistent with the Servicing Standard and (B) would not constitute a “significant modification” of such Mortgage Loan or Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause an Adverse REMIC Event. Each of the Master Servicer and the Special Servicer may conclusively rely on an Opinion of Counsel in meeting this requirement. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, shall observe the REMIC requirements of the Code with respect to a required payment of principal if the loan-to-value ratio immediately after the release exceeds 125% with respect to the related real property collateral. In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related Borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan or Whole Loan, then such calculation shall exclude the value of any personal property and going concern value, if any. If, following any such release or taking, the loan-to-value ratio as so calculated is greater than 125%, the Master Servicer or Special Servicer, as applicable, shall require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or successor provisions, unless the related Borrower provides an Opinion of Counsel that if such amount is not paid the related Mortgage Loan will not fail to be a Qualified Mortgage.

Notwithstanding the foregoing, the Master Servicer and the Special Servicer may mutually agree that the Master Servicer will process any of the foregoing matters that are Major Decisions with respect to any Performing Loan. If the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Major Decision with respect to a Performing Loan, the Master Servicer shall obtain the consent (or deemed consent) of the Special Servicer as provided in Section 3.26(m).

(b)       Neither the Master Servicer nor the Special Servicer may extend the Maturity Date of any Mortgage Loan, Whole Loan or Specially Serviced Loan beyond the date that is the date occurring later than the earlier of (1) five years prior to the Rated Final Distribution Date and (2) in the case of a Mortgage Loan, Whole Loan or Specially Serviced Loan secured solely or primarily by the related Borrower’s interest in a ground lease (or, with respect to a leasehold interest where the related Borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date that is 20 years prior to the expiration date of such ground lease (or, with respect to a leasehold interest where the related Borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration date of such lease if the Master Servicer or the Special Servicer, as applicable gives due consideration to the remaining term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and, with respect to a Whole Loan, the related Companion Loan Noteholder (as a collective whole as if such Certificateholders and (with respect to a Whole Loan) Companion Loan Noteholder constituted a single lender (and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

(c)       Neither the Master Servicer nor the Special Servicer shall permit any Borrower to add or substitute any collateral for an outstanding Mortgage Loan and any related Companion Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, shall have obtained a Rating Agency Confirmation relating to the Certificates and Companion Loan Securities, if any.

(d)       Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders or, if applicable, Companion Loan Noteholders, be added to the unpaid principal balance of the related Mortgage Loan or Whole Loan, notwithstanding that the terms of such Mortgage Loan or Whole Loan or such modification, waiver or amendment so permit.

(e)       Except for waivers of Penalty Charges and waivers of notice periods, all material modifications, waivers and amendments of the Mortgage Loans or Whole Loans in accordance with this Section 3.26 or Section 3.27 of this Agreement (with respect to Whole Loans) shall be in writing.

(f)       The Master Servicer or the Special Servicer, as applicable, shall notify the Trustee, the Certificate Administrator, the Directing Holder (other than if a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if an Operating Advisor Consultation Event has occurred and is continuing), the Depositor, the related Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan and any related Companion Loan and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 Business Days) following the execution thereof.

(g)       The Master Servicer or the Special Servicer may (subject to the Servicing Standard), as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Whole Loan and is permitted by the terms of this Agreement and applicable law, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable and customary fee for the additional services performed in connection with such request (provided that the charging of such fee would not constitute a “significant modification” of the related Mortgage Loan or Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the Master Servicer or the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

(h)       Notwithstanding the foregoing, the Master Servicer shall not permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan or Whole Loan (or any portion thereof), if any, unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and satisfies the conditions set forth in Section 3.09(f) of this Agreement.

(i)       Notwithstanding anything herein or in the related Loan Documents to the contrary, the Master Servicer may permit the substitution of direct, non-callable “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) (including U.S. government agency securities if such securities are eligible defeasance collateral under then current guidelines of the Rating Agency) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan and any related Companion Loan (or any portion thereof) in lieu of the defeasance collateral specified in the related Loan Documents; provided that, the Master Servicer reasonably determines that allowing their use would not cause a default or event of default under the related Loan Documents to become reasonably foreseeable and the Master Servicer receives an Opinion of Counsel (at the expense of the Borrower to the extent permitted under the Loan Documents) to the effect that such use would not be and would not constitute a “significant modification” of such Mortgage Loan or Whole Loan pursuant to Treasury

Regulations Section 1.860G-2(b) and would not otherwise cause an Adverse REMIC Event and provided, that the requirements set forth in Section 3.09(f) of this Agreement are satisfied.

(j)       If required under the related Loan Documents or if otherwise consistent with the Servicing Standard, the Master Servicer shall establish and maintain one or more accounts, which may be sub-accounts of the Collection Account (the “Defeasance Accounts”), into which all payments received by the Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Loan Documents. Each Defeasance Account shall at all times be an Eligible Account. Notwithstanding the foregoing, in no event shall the Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 12 months, unless such amounts are reinvested by the Master Servicer in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii). To the extent not required or permitted to be placed in a separate account, the Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Collection Account or, if a Whole Loan is involved, the Whole Loan Collection Account and treat any such payments as payments made on the Mortgage Loan or Whole Loan, as applicable, in advance of its Due Date in accordance with clause (a) of the definition of Principal Distribution Amount, and not as a prepayment of the related Mortgage Loan or Whole Loan. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer permit such amounts to be maintained in the Collection Account or, if a Whole Loan is involved, the Whole Loan Collection Account for a period in excess of 365 days.

(k)       Any right to take any action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Directing Holder under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Directing Holder by written notice given to the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable. Upon delivery of any such notice of waiver given by the Directing Holder, any time period (exclusive or otherwise) afforded the Directing Holder to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired. If the Master Servicer or Special Servicer determines that a refusal to consent by the Directing Holder or any advice from the Directing Holder would cause the Master Servicer or Special Servicer, as applicable, to violate applicable law, the terms of the applicable Loan Documents, any related Intercreditor Agreements, the REMIC Provisions or the terms of this Agreement, including without limitation, the Servicing Standard, the Master Servicer or Special Servicer shall disregard such refusal to consent or advice and notify the Directing Holder, the Trustee, the Certificate Administrator, the related Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) of its determination, including a reasonably detailed explanation of the basis therefor.

(l)       Any modification, waiver or amendment of, or consents or approvals relating to, a Mortgage Loan or Whole Loan that is a Specially Serviced Loan or REO Loan (i) shall be performed by the Special Servicer and not the Master Servicer, (ii) to the extent provided in this Agreement and/or the applicable Intercreditor Agreement, shall be subject to the consent of the related Directing Holder and (iii) shall be structured so as to be consistent with the allocation and payment priorities in the related Loan Documents and Intercreditor Agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Companion Loan gains a priority over the other such holder that is not reflected in the related Loan Documents and Intercreditor Agreement.

(m)       In addition, with respect to a Performing Loan, the Master Servicer, prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision), shall refer the request to the Special Servicer, which shall process the request directly or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer shall (subject to the consent of the Special Servicer) process such request; provided, however that, with respect to a Performing Loan, the Master Servicer shall (subject to the consent or deemed consent of the Special Servicer) process any request listed in clause (1)(a)(iii)(A) or (B) of the definition of “Major Decision”. If the Master Servicer processes such request and is recommending approval of such request, the Master Servicer shall prepare and submit its written recommendation and analysis to the Special Servicer with all information in the Master Servicer’s possession that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer shall be entitled (subject to the consultation rights of the Operating Advisor or the consent or consultation rights of the Directing Holder pursuant to Section 6.07) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision. When the Special Servicer’s consent is required hereunder, such consent shall be deemed given 15 Business Days, or such longer time period pursuant to the terms of the related Intercreditor Agreement but not less than five (5) Business Days after the time period set forth therein for Directing Holder approval, (or in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed Major Decision together with such other information reasonably requested by the Special Servicer and in the possession of the Master Servicer. Prior to the occurrence and continuance of a Control Termination Event, neither the Master Servicer (with respect to any Major Decision processed by the Master Servicer) nor the Special Servicer (with respect to any Major Decision processed by the Special Servicer) will be permitted to take any action constituting a Major Decision, as to which the Directing Holder has objected in writing within 10 Business Days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation together with such other information reasonably requested by the Directing Holder; provided that if such written objection has not been received by the Master Servicer or Special Servicer, as applicable, within such 10-Business Day (or 30-day) period, the Directing Holder will be deemed to have approved such action.

(n)       The Master Servicer shall provide the Special Servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan includes the ground lease, and the Special Servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

(o)       With respect to any Borrower request or other action on a non-Specially Serviced Loan that is not a Major Decision, the Master Servicer shall not be required to obtain the consent of or consult with the Special Servicer or the Directing Holder.

Section 3.27       Certain Intercreditor Matters Relating to the Whole Loans.  (a) With respect to Whole Loans, except for those duties to be performed by, and notices to be furnished by, the Trustee under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust, or the obligation of the master servicer or the special servicer, as applicable, following securitization, under the related Intercreditor Agreement.

(b)       The Master Servicer shall maintain a register (the “Companion Loan Noteholder Register”) on which the Master Servicer shall record the names and addresses of the Companion Loan Noteholders and wire transfer instructions for such Companion Loan Noteholders from time to time, to the extent such information is provided in writing to the Master Servicer by a Companion Loan Noteholder. Each Companion Loan Noteholder has agreed to inform the Master Servicer of its name, address, taxpayer identification number and wiring instructions (to the extent the foregoing information is not already contained in the related Intercreditor Agreement) and of any transfer thereof (together with any instruments of transfer). The name and address of each initial Companion Loan Noteholder as of the Closing Date is set forth on Schedule VII hereto. The Master Servicer shall be entitled to conclusively rely upon the information delivered by any Companion Loan Noteholder until it receives notice of transfer or of any change in information.

In no event shall the Master Servicer be obligated to pay any party the amounts payable to a Companion Loan Noteholder hereunder other than the Person listed as the applicable Companion Loan Noteholder on the Companion Loan Noteholder Register. In the event that a Companion Loan Noteholder transfers the related Companion Loan without notice to the Master Servicer, the Master Servicer shall have no liability whatsoever for any misdirected payment on such Companion Loan and shall have no obligation to recover and redirect such payment.

The Master Servicer shall promptly provide the names and addresses of any Companion Loan Noteholder to any party hereto, any related Companion Loan Noteholder or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Master Servicer shall have no liability to any Person for the provision of any such names and addresses.

(c)       The Directing Holder shall not owe any fiduciary duty to the Trustee, any Master Servicer, any Special Servicer, any Certificateholder (including the Controlling Class Representative, if applicable) or any noteholder of a Whole Loan. The Directing Holder will not have any liability to the Certificateholders (including the Controlling Class Representative, if applicable) or any other noteholder of a Whole Loan, as applicable, for any action taken, or for refraining from the taking of any action or the giving of any consent, pursuant to this Agreement, or for errors in judgment.

(d)         With respect to any Whole Loan, the Directing Holder shall be entitled to exercise the consent rights, cure rights and purchase rights, as applicable, to the extent set forth in the applicable Intercreditor Agreement, in accordance with the terms of the related Intercreditor Agreement and this Agreement.

(e)         The Special Servicer (if any Companion Loan is a Specially Serviced Loan or has become a REO Loan) or the Master Servicer (otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and (subject to Section 3.13 and Section 3.17 of this Agreement and the following paragraph) the preparation and delivery of reports and other information with respect to, the Whole Loan related to any Companion Loan or any related REO Property required to be performed by the holder of the related Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to and as required by each related Intercreditor Agreement and/or any related mezzanine intercreditor agreement existing on the Closing Date and any related Intercreditor Agreement or mezzanine intercreditor agreement not existing on the Closing Date that is provided to the Master Servicer or Special Servicer, as applicable. In addition notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Companion Loan:

(i)          none of the Master Servicer, the Special Servicer or the Trustee shall make any P&I Advance with respect to the Companion Loan; and

(ii)         the Master Servicer and the Special Servicer shall each consult with and obtain the consent of the related Companion Loan Noteholder(s) to the extent required by the related Intercreditor Agreement.

The Master Servicer or Special Servicer, as applicable, shall timely provide to each related Companion Loan Noteholder any reports or notices required to be delivered to such Companion Loan Noteholder pursuant to the related Intercreditor Agreement, and the Special Servicer shall reasonably cooperate with the Master Servicer and the Master Servicer shall reasonably cooperate with the Special Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

If any Companion Loan or any portion thereof or any particular payments thereon are included in a REMIC or a “grantor trust” (within the meaning of the Grantor Trust Provisions), then neither the Master Servicer nor the Special Servicer shall knowingly take any action that would result in the equivalent of an Adverse REMIC Event with respect to such REMIC or adversely affect the tax status of such grantor trust as a grantor trust.

The parties hereto acknowledge that a Companion Loan Noteholder shall not (1) owe any fiduciary duty to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that a Companion Loan Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interests of the Certificateholders and shall be deemed to have agreed to take no action against a Companion Loan Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts and (iii) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

The parties hereto recognize and acknowledge the respective rights of each Companion Loan Noteholder under the related Intercreditor Agreement. Each of the rights of a Companion Loan Noteholder under or contemplated by this Section 3.27(e) may be exercisable by a designee thereof on its behalf; provided that the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee are provided with written notice by the related Companion Loan Noteholder of such designation (upon which such party may conclusively rely) and the contact details of the designee.

Notwithstanding anything herein or in the Intercreditor Agreement to the contrary, no direction or objection by the Companion Loan Noteholder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, this Agreement, any Intercreditor Agreement or the REMIC Provisions, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Operating Advisor, the Paying Agent, the Trust Fund, the Certificate Administrator (in any of its capacities) or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities hereunder.

Any reference to servicing any of the Mortgage Loans in accordance with any of the related Loan Documents (including the related Mortgage Note and Mortgage) shall also mean, in the case of a Whole Loan, in accordance with the related Intercreditor Agreement.

To the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Intercreditor Agreement for a Whole Loan are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full.

For purposes of exercising any rights that the Directing Holder of the Mortgage Note for any Mortgage Loan in a Whole Loan may have under the related Intercreditor Agreement, the Directing Holder shall be the designee of the Trust, as such noteholder, and the Trustee shall, upon request, take such actions as may be necessary under the related Intercreditor Agreement to effect such designation. The Certificate Administrator shall provide notice of the identity of the Controlling Class Representative (to the extent the Certificate Administrator has received notice of a change in the identity of the Controlling Class Representative), upon request, to the other parties to the related Intercreditor Agreement, to the extent the identity and contact information of such parties to such Intercreditor Agreement are actually known to the Certificate Administrator.

(f)          With respect to each Whole Loan, the Master Servicer or the Special Servicer, as applicable, shall provide each Companion Loan Noteholder and, if applicable, related Non-Directing Holder (or its designee or representative), within the same time frame and to the same extent it is required to provide such information and materials to the Certificateholders or the Directing Holder, as applicable (but without regard to whether or not the Directing Holder actually has lost any rights to receive such information as a result of a

Consultation Termination Event), hereunder with (1) copies of each financial statement received by the Master Servicer pursuant to the terms of the related Loan Documents, (2) copies of any notice of default sent to the Borrower and (3) subject to the terms of the Loan Documents, copies of any other documents or information relating to the Whole Loan (including, without limitation, property inspection reports, loan servicing statements, Borrower requests and asset status reports) that the Master Servicer delivers to the related Directing Holder and copies of any other notice, information or report that it is required to provide to the Directing Holder pursuant to this Agreement with respect to any Major Decision or with respect to any “major decisions” or “major actions” as set forth in the related Intercreditor Agreement or the implementation of any recommended actions outlined in an Asset Status Report relating to such Whole Loan. Any copies to be furnished by the Master Servicer or the Special Servicer may be furnished by hard copy or electronic means.

(g)         With respect to each Whole Loan, if any Companion Loan becomes the subject of an “asset review” (or such analogous term defined in the related Other Pooling and Servicing Agreement) pursuant to the related Other Pooling and Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Other Asset Representations Reviewer or any other party to the Other Pooling and Servicing Agreement in connection with such asset review by providing the Other Asset Representations Reviewer or such other requesting party with any documents reasonably requested by the Other Asset Representations Reviewer or such other requesting party (not at its own expense or the expense of the Trust but at the expense of the related mortgage loan seller, such Other Asset Representations Reviewer or such other requesting party to the Other Pooling and Servicing Agreement), but only to the extent that (i) Other Asset Representations Reviewer or such other requesting party has not been able to obtain such documents from the related mortgage loan seller or any party to the related Other Pooling and Servicing Agreement, and (ii) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be. For the avoidance of doubt, none of the Master Servicer, the Special Servicer, the Trustee or the Custodian (i) shall have any further obligations with respect to any such asset review nor shall any such party be bound by the results of any such asset review, or (ii) shall be obligated to provide such documents if providing such documents, in its reasonable determination, would be a violation of this Agreement or any related Intercreditor Agreement.

(h)         To the extent of any conflict between this Agreement and any Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

Section 3.28     Directing Holder Contact with the Master Servicer and the Special Servicer. Each of the Master Servicer and the Special Servicer shall, not more frequently than once per month, without charge, make a knowledgeable Servicing Officer via telephone available during normal business hours to verbally answer questions from the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) and the Operating Advisor regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

Section 3.29     Controlling Class Certificateholders and the Controlling Class Representative; Certain Rights and Powers of the Directing Holder. (a) Each

Certificateholder and Certificate Owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal thereof. Any such Certificateholder (or Certificate Owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or Certificate Owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar shall notify the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Operating Advisor, the Trustee, each Companion Loan Noteholder of the identity of the Controlling Class Representative, any resignation or removal thereof and/or any new Holder or Certificate Owner of a Control Eligible Certificate.

On the Closing Date, the initial Controlling Class Representative shall execute a certification substantially in the form of Exhibit L-1G to this Agreement. Upon the resignation or removal of the existing Controlling Class Representative, any successor Controlling Class Representative shall also execute and deliver a certification substantially in the form of Exhibit L-1G to this Agreement to the parties to this Agreement prior to being recognized as the new Controlling Class Representative.

In addition, upon the request of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder, the Certificate Registrar shall promptly (but no later than five (5) Business Days after such request) provide to the requesting party the identity of the then-current Controlling Class and a list of the Holders of Certificates of the Controlling Class. However, if any Certificate of the Controlling Class is a Global Certificate, then the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) request from the Depository, with the assistance of the Trustee, the list of Depository Participants for the Controlling Class and make reasonable efforts to obtain a list of Certificate Owners from such Depository Participants, and the Certificate Administrator shall provide such list of Depository Participants and such list of Certificate Owners (to the extent the Certificate Administrator obtains such list of Certificate Owners), to the requesting party promptly upon receipt. The Certificate Administrator shall be entitled to conclusively rely on the list of Depository Participants for the Controlling Class provided by the Depository and the list of Certificate Owners provided by any Depository Participant and shall not have any liability for such reliance; provided that, if any Certificate of the Controlling Class is a Global Certificate and the Certificate Administrator has actual knowledge of the identity of the related Certificate Owners, then the Certificate Administrator shall include such Certificate Owner in the list provided to any requesting party pursuant to first sentence of this paragraph. The Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Directing Holder shall be entitled to conclusively rely on any such information so provided. Any expenses incurred in connection with obtaining such information shall be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to this Agreement or the related Other Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under this Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses shall be at the expense of the Trust.

To the extent the Master Servicer has actual knowledge of any change in the identity of a Holder (or Certificate Owners) of the Controlling Class, then the Master Servicer shall promptly notify the Trustee, the Certificate Administrator, the Operating Advisor and the Special Servicer thereof, who may rely conclusively on such notice from the Master Servicer.

(b)         The initial Controlling Class Representative on the Closing Date shall be Prima Capital Advisors LLC. The Certificate Registrar shall be entitled to assume that Prima Capital Advisors LLC, or any subsequent Controlling Class Representative selected in accordance with this Agreement and notified to the Certificate Registrar thereof in writing, is the Controlling Class Representative appointed by the Holder (or Certificate Owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (i) written notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance, (ii) written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, (iii) written notice from a Controlling Class Representative of the resignation of such Controlling Class Representative, or (iv) written notice that the Holder (or Certificate Owner) of a majority of the applicable Class of Control Eligible Certificates is no longer the Holder (or Certificate Owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates). Upon the resignation of a Controlling Class Representative, the Certificate Administrator shall request the Controlling Class Certificateholders to select a new Controlling Class Representative.

In the event either (y) the Certificate Registrar receives notice identified in any of clause (ii) through (iv) of the immediately preceding paragraph and no successor Controlling Class Representative is then identified to the Certificate Registrar or (z) a party to this Agreement requests from the Certificate Administrator the identity of the Controlling Class Representative and such identity is not known to the Certificate Administrator, then the Certificate Administrator shall promptly deliver a notice of such event (the “Initial Notice”) to all the Certificateholders via the Depository (and a copy of such Initial Notice shall be simultaneously sent to each of the Master Servicer, the Special Servicer, the Trustee and the Operating Advisor), which notice shall include a request that the Controlling Class Certificateholder that believes it may own the largest aggregate Certificate Balance of the Controlling Class represent in writing to the Certificate Administrator that it owns the largest aggregate Certificate Balance of the Controlling Class (with evidence of its ownership) and provide its contact information. Upon receipt of such written representation (and any subsequent written representation), the Certificate Administrator shall deliver a notice (the “Subsequent Notice”) to all the Certificateholders via the Depository of such representation (and a copy of such Subsequent Notice shall be simultaneously sent to each of the Master Servicer, the Special Servicer, the Trustee and the Operating Advisor) and so long as another party holding an equal or larger aggregate Certificate Balance of the Controlling Class does not provide a written representation within thirty (30) days from the date of delivery of the latest Subsequent Notice, the party making the original assertion shall become the Controlling Class Certificateholder until replaced by another party pursuant to the terms of this Agreement. Notwithstanding the foregoing, Controlling Class Certificateholder(s) providing notice that it (or they) are the Holders of a majority of the Controlling Class Certificateholders, by Certificate Balance, shall have the right to select the Controlling Class Representative at any time without regard to such 30-day period, and a Controlling Class Representative selected by the Holders of a majority of the Controlling Class Certificateholders, by Certificate Balance, shall be recognized as such immediately upon being selected in accordance with this Agreement whether or not such 30-day period has expired.

In the event that a Controlling Class Representative is selected pursuant to this Section 3.29(b) or there is deemed to be no Controlling Class Representative pursuant to this (b), the Certificate Registrar shall notify the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Operating Advisor and the Trustee of the identity of the new Controlling Class Representative or the absence of a Controlling Class Representative, as applicable.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator shall hold such election as soon as practicable at the expense of such requesting Certificateholders.

(c)         The Master Servicer, Special Servicer, Trustee and Operating Advisor shall be entitled to request that the Certificate Administrator provide, and the Certificate Administrator shall promptly (but no later than five (5) Business Days after such request) provide (i) for so long as no Consultation Termination Event has occurred and is continuing, the identity of the Controlling Class Representative, including names and contact information and, to the extent reasonably available, a list of Controlling Class Certificateholders and (ii) confirmation as to whether a Control Termination Event, Consultation Termination Event or Operating Advisor Consultation Event has occurred in the 12 months preceding any such request or any other period specified in such request. In addition to the foregoing, (i) within two (2) Business Days of receiving notice of the selection of a new Controlling Class Representative or the existence of a new Controlling Class Certificateholder or (ii) within ten (10) days of the commencement or cessation of any Consultation Termination Event, Control Termination Event or Operating Advisor Consultation Event, the Certificate Administrator shall notify the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer. Any expenses incurred in connection with obtaining such information shall be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to this Agreement or the related Other Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under this Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative and

(ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses shall be at the expense of the Trust.

The Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Operating Advisor and the Trustee shall be entitled to assume that Prima Capital Advisors LLC is the Controlling Class Representative appointed by the Holder (or Certificate Owner) of each Class of Control Eligible Certificates until such party receives notice to the contrary. At any time that a party to this Agreement receives notice of the selection of a Controlling Class Representative from the Certificate Registrar, the Certificate Administrator or a majority of the Controlling Class Certificateholders, by Certificate Balance, then such party to this Agreement shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Controlling Class Representative. The Special Servicer shall have no obligation to obtain the consent of or consult with any entity appointed as a successor Controlling Class Representative until the Special Servicer receives written notice of such successor Controlling Class Representative’s identity and contact information.

(d)         If to the extent the Certificate Administrator determines that a Class of Book-Entry Certificates is the Controlling Class, the Certificate Administrator shall notify the related Certificateholders of such Class (through the Depository) of such event.

(e)         Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Holder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates or Companion Loan Noteholders; (ii) the Directing Holder may act solely in the interests of the Holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Noteholders); (iii) the Directing Holder does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Holder may take actions that favor the interests of the Directing Holder or one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Whole Loan, one or more Companion Loan Noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan Noteholders; and (v) the Directing Holder shall have no liability whatsoever to any Certificateholder, the Trust, any Companion Loan Noteholder any party hereto or any other Person (including any Borrower under a Mortgage Loan) for having so acted as set forth in clauses (e) through (e) of this paragraph, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

(f)          The Certificate Registrar shall determine which Class of Certificates is the then-current Controlling Class within two (2) Business Days of a request from the Master Servicer, Special Servicer, Trustee, the Operating Advisor, the Certificate Administrator or any Certificateholder and provide such information to the requesting party.

(g)         At any time when the most senior Class of Control Eligible Certificates is the Controlling Class, the Holder of more than 50% of the Controlling Class Certificates (by Certificate Balance) may waive its right to act as, or appoint a representative to act as, the Controlling Class Representative and to exercise any of the rights of the Controlling

Class Representative or cause the exercise of any of the rights of the Controlling Class Representative by irrevocable written notice delivered to the Depositor, Certificate Administrator, Certificate Registrar, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver shall remain effective with respect to such Holder and the most senior Class of Control Eligible Certificates until such time as that Certificateholder has (i) sold a majority of the most senior Class of Control Eligible Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Certificate Registrar, Trustee, Master Servicer, Special Servicer and Operating Advisor, that (a) the transferor retains no direct or indirect voting rights with respect to the most senior Class of Control Eligible Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the most senior Class of Control Eligible Certificates. During such waiver period a Consultation Termination Event shall be deemed to exist and the rights of the Controlling Class to appoint a Controlling Class Representative and the rights of the Controlling Class Representative shall not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect). Following any transfer of more than 50% of the most senior Class of Control Eligible Certificates, the successor Holder of more than 50% of the most senior Class of Control Eligible Certificates, if the most senior Class of Control Eligible Certificates is the Controlling Class (by Certificate Balance) shall again have the right to act as, or appoint a representative to act as, the Controlling Class Representative without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder shall also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above shall have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the most senior Class of Control Eligible Certificates that had not also become a Corrected Mortgage Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Mortgage Loan.

The Directing Holder shall not have any consent or consultation rights with respect to any Mortgage Loan determined to be a Excluded Loan as to either the Directing Holder or the Holder of the majority of the Controlling Class. In the case of a Excluded Loan relating to the Controlling Class Representative, in respect of the servicing of any such Excluded Loan, a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

Section 3.30     Rating Agency Confirmation. (a) Notwithstanding the terms of any related Mortgage Loan documents or other provisions of this Agreement, if any action under any Mortgage Loan documents or this Agreement requires Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to the Rating Agency for such Rating Agency Confirmation and, within 10 Business Days of the Rating Agency Confirmation request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party shall be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s Website) that the Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this Agreement as a “RAC No-Response Scenario.” Once the Requesting Party has sent a request for a Rating Agency Confirmation to the 17g-5 Information Provider, such Requesting Party, may, but shall not be obligated to send such request directly to the Rating Agency in accordance with the procedures set forth in Section 3.14.

If there is no response to such Rating Agency Confirmation request within 5 Business Days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or with respect to any other matter under this Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation shall be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency and the Master Servicer or the Special Servicer, as the case may be, may then take such action if the Master Servicer or the Special Servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition shall be deemed not to apply (as if such requirement did not exist) if (i)(A) the applicable replacement master servicer or special servicer has been appointed as a master servicer or special servicer, as applicable, on a transaction level basis on the closing date of a commercial mortgage loan securitization and, as of the date of such determination, is the master servicer or special servicer, as applicable, of such securitization, with respect to which Moody’s rated one or more classes of certificates and one or more classes of such certificates are still outstanding and rated by Moody’s and (B) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in a commercial mortgage backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, or the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency and (z) with respect to a replacement or successor to the Operating Advisor in any circumstance where a Rating Agency Confirmation is required pursuant to the terms hereof, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securities transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the date of determination.

Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d) of this Agreement.

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed in this Section 3.30(a) following any requirement to obtain a Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist), the Master Servicer or Special Servicer, as the case may be, shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d) of this Agreement.

(b)         Notwithstanding anything to the contrary in this Section 3.30, for purposes of the provisions of any Loan Document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral), release or substitution of any collateral, in the event of a RAC No-Response Scenario, any Rating Agency Confirmation requirement in the Loan Documents with respect to which the Master Servicer or Special Servicer would have been required to make the determination described in Section 3.30(a) (as a result of such RAC No-Response Scenario) shall be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related Borrower, the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable); provided, that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) shall in any event review the other conditions required under the related Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied.

(c)         For all other matters or actions not specifically discussed in Section 3.30(a) above, the applicable Requesting Party shall deliver a Rating Agency Confirmation from each Rating Agency.

(d)         Notwithstanding the terms of the related Loan Documents, the other provisions of this Agreement or the applicable Intercreditor Agreement, with respect to any Companion Loan as to which there exists Companion Loan Securities, if any action relating to the servicing and administration of the related Whole Loan or any related REO Property (the “Relevant Action”) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to this Agreement, then, except as set forth below in this paragraph, such action shall also require delivery of a Companion Loan Rating Agency Confirmation as a condition precedent to such action from each related Companion Loan Rating Agency. Each Companion Loan Rating Agency Confirmation shall be sought by the Master Servicer or Special Servicer, as applicable, depending on whichever such party is seeking the corresponding Rating Agency Confirmation(s) in connection with the Relevant Action. The requirement to obtain a Companion Loan Rating Agency Confirmation with respect to any Companion Loan Securities will be subject to, will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as set forth in this Agreement; provided that the Master Servicer or Special Servicer, as applicable, depending on which is seeking the subject Companion Loan Rating Agency Confirmation, shall forward to one or more of its counterparts (i.e., the Other Servicer or Other Special Servicer, as applicable), the Other 17g-5 Information Provider, or such other party or parties as are agreed to by the Master Servicer or the Special Servicer, as applicable, and the applicable parties for the related Other Securitization, at the expense of the Other Securitization to the extent not borne by the related Borrower, and in such format as the sender and recipient may reasonably agree, (i) the request for such Companion Loan Rating Agency Confirmation, (ii) all materials forwarded to the 17g-5 Information Provider under this Agreement in connection with seeking the Rating Agency Confirmation(s) for the applicable Relevant Action at approximately the same time that such materials are forwarded to the 17g-5 Information Provider and (iii) any other materials that the applicable Companion Loan Rating Agency may reasonably request in connection with such Companion Loan Rating Agency Confirmation promptly following receipt of such request from the Other Trustee.

The Certificate Administrator shall, promptly following receipt of written request from the Master Servicer or the Special Servicer, as applicable, provide to the Master Servicer or the Special Servicer, as applicable, the contact information for the Other Servicer, the Other Special Servicer, the Other Trustee and the Other 17g-5 Information Provider for the Other Securitization, solely to the extent in its possession.

Section 3.31     Appointment and Duties of the Operating Advisor.

(a)         The Operating Advisor shall review (i) as the Operating Advisor’s obligations are provided in Section 3.23(e), Section 3.31 and Section 6.07, the actions of the Special Servicer with respect to any Specially Serviced Loan and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the Special Servicer with respect to Major Decisions relating to any Performing Loan; (ii) all reports by the Special Servicer made available to Privileged Persons that are posted on the Certificate Administrator’s Website; and (iii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and each Final Asset Status Report delivered or made available to the Operating Advisor. The Operating Advisor shall perform its duties hereunder in accordance with the Operating Advisor Standard.

In addition and for the avoidance of doubt, although the Operating Advisor may have certain consultation duties with the master servicer with respect to certain Major Decisions processed by the Master Servicer, the Operating Advisor will have no obligations or responsibility at any time to review or assess the actions of the Master Servicer for compliance with the Servicing Standard, and the Operating Advisor will not be required to consider such Master Servicer actions in connection with any Operating Advisor Annual Report.

(b)         The Operating Advisor and its Affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the Special Servicer or Directing Holder in connection with the Directing Holder’s exercise of its rights under this Agreement (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with this transaction, except under the circumstances described in (g) and subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information. Subject to the terms and conditions in this Agreement related to Privileged Information, the Operating Advisor agrees that it shall use information received from the Special Servicer pursuant to the terms of this Agreement solely for purposes of complying with its duties and obligations hereunder.

(c)         (i)  Based on the Operating Advisor’s review of (A) any assessment of compliance report, any attestation report and other information delivered to the Operating Advisor by the Special Servicer or made available to Privileged Persons that are posted on the Certificate Administrator’s Website during the prior calendar year, (B) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package, and (C) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the Operating Advisor shall (if, at any time during the prior calendar year, (i) any Mortgage Loan was a Specially Serviced Loan or (ii) the Operating Advisor was entitled to consult with the Special Servicer with respect to any Major Decision) deliver to the Depositor, the Certificate Administrator (which shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website in accordance with Section 4.02(b)) and the 17g-5 Information Provider (which shall promptly post such Operating Advisor Annual Report on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d)) within one hundred twenty (120) days of the end of the prior calendar year, an annual report (the “Operating Advisor Annual Report”), substantially in the form of Exhibit BB (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement including, without limitation, provisions herein relating to Privileged Information; provided, however, that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement), that (A) sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties pursuant to this Agreement with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Performing Loans) during the prior calendar year on an Asset-Level Basis and (B) identifies (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any material deviations from the Special Servicer’s obligations hereunder with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property; provided, however, that in the event the Special Servicer is replaced, the Operating Advisor Annual Report shall only relate to the entity that was acting as Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report; provided, further, that the Operating Advisor shall prepare a separate Operating Advisor Annual Report relating to each Excluded Special Servicer and any Excluded Special Servicer Loan(s) serviced by such Excluded Special Servicer. In preparing any Operating Advisor Annual Report, the Operating Advisor shall not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under this Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial. Subject to the restrictions in this Agreement, each such Operating Advisor Annual Report shall comply with all of the confidentiality requirements described in this

Agreement regarding Privileged Information (subject to any permitted exceptions). Such Operating Advisor Annual Report shall be delivered to the Depositor, the Certificate Administrator (which shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website in accordance with Section 4.02(b)) and the 17g-5 Information Provider (which shall promptly post such Operating Advisor Annual Report on the 17g-5 Information Provider’s Website in accordance with Section 3.14(d)); provided, however, that the Special Servicer shall be given an opportunity to review the Operating Advisor Annual Report at least five (5) Business Days prior to such Operating Advisor Annual Report’s delivery to the Depositor, the Certificate Administrator and the 17g-5 Information Provider. The Operating Advisor shall have no obligation to adopt any comments to the Operating Advisor Annual Report that are provided by the Special Servicer.

(ii)         In the event the Operating Advisor’s ability to perform its obligations in respect of the Operating Advisor Annual Report is limited or prohibited due to the failure of a party hereto to timely deliver information required to be delivered to the Operating Advisor or because such information is inaccurate or incomplete, the Operating Advisor shall set forth such limitations or prohibitions in the related Operating Advisor Annual Report and the Operating Advisor shall not be subject to any liability arising from such limitations and prohibitions. The Operating Advisor shall be entitled to conclusively rely on the accuracy and completeness of any information it is provided. If the Operating Advisor is prohibited or materially limited from obtaining Privileged Information and such prohibition or limitation prevents the Operating Advisor from performing its duties under this Agreement, the Operating Advisor shall not be subject to any liability arising from its lack of access to such Privileged Information.

(d)         (i)  With respect to each Mortgage Loan or Whole Loan, after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the Special Servicer) of any of the calculations related to (i) Appraisal Reduction Amounts or (ii) net present value in accordance with Section 1.02(i), the Special Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Operating Advisor promptly, but in any event no later than two (2) Business Days after preparing such calculations, and the Operating Advisor shall promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and review for accuracy and consistency with this Agreement of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

(ii)         In connection with this Section 3.31(d), in the event the Operating Advisor does not agree with the mathematical calculations of the Appraisal Reduction Amount (as calculated by the Special Servicer) or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and the Special Servicer shall consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations. The Master Servicer shall cooperate with the Special Servicer and provide any information reasonably requested by the Special Servicer necessary for the calculation of the Appraisal Reduction Amount that is in the Master Servicer’s possession or reasonably obtainable by the Master Servicer. In the event the Operating Advisor and the Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Operating Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall examine the calculations and supporting materials provided by the Operating Advisor and the Special Servicer and determine which calculation is to apply (and shall provide prompt written notice of such determination to the Operating Advisor and the Special Servicer). In making such determination, the Certificate Administrator may hire an independent third party to assist with any such calculation at the expense of the Trust and shall be entitled to conclusively rely on such third party’s determination (provided such third party has been selected with reasonable care by the Certificate Administrator).

(e)         Notwithstanding the foregoing, prior to the occurrence and continuance of an Operating Advisor Consultation Event, the Operating Advisor’s review will be limited to an after-the-action review of any assessment of compliance report, any attestation report, any Major Decision Reporting Package and/or Asset Status Reports (in each case, after the occurrence and during the continuance of an Operating Advisor Consultation Event), any Final Asset Status Report and other information delivered to the Operating Advisor by the Special Servicer or made available to Privileged Persons that are posted on the Certificate Administrator’s Website during the prior calendar year (together with any additional information and material reviewed by the Operating Advisor), and, therefore, it shall have no involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, mortgagor substitutions, lease changes, additional borrower debt, defeasances, property management changes, releases from escrow, assumptions or other similar actions that the Special Servicer may perform under this Agreement. In addition, with respect to the Operating Advisor’s review of net present value calculations as required in Section 3.26(d) above, the Operating Advisor’s recalculation shall not take into account the reasonableness of Special Servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

(f)          Subject to the requirements of confidentiality imposed on the Operating Advisor herein (including without limitation in respect of Privileged Information), the Operating Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 4.02(c) of this Agreement.

(g)         The Operating Advisor and its Affiliates shall keep all information appropriately labeled as “Privileged Information” confidential and shall not, without the prior written consent of the Special Servicer and the Directing Holder (with respect to any Mortgage Loan other than any applicable Excluded Loan and for so long as no Consultation Termination Event is continuing) disclose such Privileged Information to any Person (including Certificateholders other than the Controlling Class Representative), other than (i) to the extent expressly required by this Agreement, to the other parties to this Agreement with a notice indicating that such information is Privileged Information, (ii) pursuant to a Privileged

Information Exception or (iii) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (A) in the Operating Advisor Annual Report or (B) in connection with a recommendation by the Operating Advisor to replace the Special Servicer. Each party to this Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception. Notwithstanding the foregoing, the Operating Advisor shall be permitted to share Privileged Information with its Affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Subject to the terms and conditions in this Agreement related to Privileged Information, the Operating Advisor agrees that it shall use information received from the Special Servicer pursuant to the terms of this Agreement solely for purposes of complying with its duties and obligations hereunder. In addition and for the avoidance of doubt, while the Operating Advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations shall not be imputed to employees of the Operating Advisor involved in this securitization.

(h)         On each Master Servicer Remittance Date, the Operating Advisor shall be paid the applicable Operating Advisor Fee from amounts on deposit in the Collection Account pursuant to Section 3.06 of this Agreement, as applicable. In addition, the Operating Advisor Consulting Fee shall be payable to the Operating Advisor with respect to each Major Decision for which the Operating Advisor has consultation rights. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee shall be payable from funds on deposit in the Collection Account as provided in Section 3.06 of this Agreement, but with respect to the Operating Advisor Consulting Fee only to the extent such Operating Advisor Consulting Fee is actually received from the related Borrower. When the Operating Advisor has consultation rights with respect to a Major Decision under this Agreement, the Master Servicer or the Special Servicer processing the Major Decision shall use efforts to collect the applicable Operating Advisor Consulting Fee from the related Borrower in connection with such Major Decision that are consistent with the efforts that the Master Servicer or the Special Servicer, as applicable, would use to collect any borrower-paid fees owed to it in accordance with the Servicing Standard (taking into account whether or not such fees are provided for in the related loan agreement), but only to the extent not prohibited by the related Loan Documents. The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master Servicer or the Special Servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, shall consult on a non-binding basis with the Operating Advisor prior to any such waiver or reduction.

(i)          The Operating Advisor may delegate its duties to agents or subcontractors to the extent such agents or subcontractors satisfy clauses (c), (d) and (f) of the definition of “Eligible Operating Advisor” and so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Agreement. Notwithstanding the foregoing sentence, the Operating Advisor shall remain obligated and primarily liable for any actions required to be performed hereunder in accordance with the provisions of this Agreement without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any Person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Operating Advisor alone were performing its obligations under this Agreement.

Section 3.32     Delivery of Excluded Information to the Certificate Administrator.

(a)         Any Excluded Information that the Master Servicer, the Special Servicer or the Operating Advisor identifies and delivers to the Certificate Administrator for posting to the Certificate Administrator’s Website shall be delivered to the Certificate Administrator via e-mail (or such other electronic means as is mutually acceptable to the parties) in one or more separate files labeled “Excluded Information” followed by the applicable loan name and loan file to cmbsexcludedinformation@wellsfargo.com. For the avoidance of doubt, any information that is not appropriately labeled and delivered in accordance with this Section 3.32 shall not be separately posted as Excluded Information on the Certificate Administrator’s Website, and any information appropriately labeled and delivered to the Certificate Administrator pursuant to this Section shall be posted on the Certificate Administrator’s Website under the “Excluded Information” section, as provided under Section 4.02(b). When so posted, Excluded Controlling Class Holders shall be prohibited from the access of Excluded Information with respect to any Excluded Controlling Class Mortgage Loans on the Certificate Administrator’s Website (unless loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Mortgage Loan(s)). None of the Master Servicer, the Special Servicer or the Operating Advisor shall have any obligations to separately label and deliver any Excluded Information in accordance with this Section 3.32 until such party has received notice with respect to the related Excluded Controlling Class Mortgage Loan in the form of Exhibit L-1E to this Agreement. Nothing set forth in this Agreement shall prohibit the Directing Holder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available on the Certificate Administrator’s Website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan shall be permitted to obtain such information upon reasonable request in accordance with Section 3.14(c) and the Master Servicer and the Special Servicer, as applicable, may require and rely on such certifications prior to releasing any such information.

Section 3.33     Resignation Upon Prohibited Risk Retention Affiliation. Under the Risk Retention Rule, any Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator or the Operating Advisor. As long as the prohibition exists, upon the occurrence of (i) a Servicing Officer of the Master Servicer or a Responsible Officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention

Affiliated with or a Risk Retention Affiliate of the Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice by any other party to this Agreement, the Third-Party Purchaser, the Mortgage Loan Seller, the Initial Purchaser that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Third-Party Purchaser or any other party to this Agreement (in such case, an “Impermissible Operating Advisor Affiliate”; and either of an Impermissible TPP Affiliate and an Impermissible Operating Advisor Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate shall be required to promptly notify the Retaining Sponsor and the other parties to this Agreement and resign in accordance with Section 6.04 or Section 8.07, as applicable. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to this Agreement, the Issuing Entity and the Rating Agency in connection with such resignation as and to the extent required under this Agreement; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the Issuing Entity.

Article IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01     Distributions. (a) On each Distribution Date, amounts held in the Lower-Tier Distribution Account shall be withdrawn (to the extent of the Available Funds, including or reduced by, to the extent required by Section 3.05(e) of this Agreement, the Withheld Amounts, plus any amount withdrawn from the Gain-on-Sale Reserve Account pursuant to Section 3.05(i) of this Agreement) in the case of all Classes of Lower-Tier Regular Interests (such amount, the “Lower-Tier Distribution Amount”). On each Distribution Date, distributions in respect of principal shall be deemed to have been made on each Class of Lower-Tier Regular Interests in an amount equal to the amount of principal actually distributed on its respective Corresponding Certificates as provided in Section 4.01(b) of this Agreement. As of any date, the principal balance of each Lower-Tier Regular Interest shall equal the Lower-Tier Principal Balance thereof. On each Distribution Date, distributions of interest made in respect of any Class of Regular Certificates on each Distribution Date pursuant to Section 4.01(b), Section 4.01(c), or Section 9.01 of this Agreement shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement to this Agreement.

All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01 of this Agreement shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement to this Agreement; provided, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses shall be made in sequential order of the priority set forth in Section 4.01(b) and Section 4.01(c) for principal distributions, up to the amount of Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Lower-Tier Regular Interest corresponding to such Class of Certificates.

On each Distribution Date, the Certificate Administrator shall apply amounts related to each Prepayment Premium and Yield Maintenance Charge then on deposit in the Lower-Tier Distribution Account and received during or prior to the related Collection Period to the Lower-Tier Regular Interests in proportion to the amount of principal deemed distributed to each Class of Lower-Tier Regular Interests on such Distribution Date pursuant to this Section 4.01(a).

The Certificate Administrator shall be deemed to deposit the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and any Yield Maintenance Charges distributed to the Upper-Tier REMIC pursuant to this Section 4.01(a) into the Upper-Tier Distribution Account. Any amount in respect of the Mortgage Pool that remains in the Lower-Tier Distribution Account on each Distribution Date after the deemed distribution described in the preceding sentence shall be distributed to the Holders of the Class R Certificates with respect to the Class R Certificates (in respect of the Class LTR Interest) (but only to the extent of such amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

(b)         On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier Distribution Account the amounts deposited in the Upper-Tier Distribution Account to the extent of Available Funds in respect of such Distribution Date pursuant to Section 4.01(a) of this Agreement, and distribute such amount to the Holders of the Certificates in the amounts and in the order of priority set forth below:

(i)          First, to the Class A, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(ii)         Second, to the Class A Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

(iii)        Third, to the Class A Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class of Certificates;

(iv)        Fourth, to the Class B Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(v)         Fifth, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(vi)        Sixth, to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

(vii)       Seventh, to the Class C Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(viii)      Eighth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class C is reduced to zero;

(ix)        Ninth, to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

(x)         Tenth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(xi)        Eleventh, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xii)       Twelfth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

(xiii)      Thirteenth, to the Class HRR Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

(xiv)      Fourteenth, to the Class HRR Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xv)       Fifteenth, to the Class HRR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class; and

(xvi)      Sixteenth, to the Class R Certificates (in respect of the Class UTR Interest), any amounts remaining in the Upper-Tier Distribution Account.

(c)         On each Distribution Date, following the distribution from the Lower-Tier Distribution Account in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a) of this Agreement, the Certificate Administrator shall make distributions of any Prepayment Premiums and Yield Maintenance Charges received in the related Collection Period from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(f) of this Agreement, as follows:

Prepayment Premiums and Yield Maintenance Charges received with respect to the Mortgage Loans shall be distributed to the Class A, Class B, Class C, Class D, and Class HRR Certificates in an amount equal to, in the case of each such Class, the product of (1) a fraction, not greater than one, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A, Class B, Class C, Class D and Class HRR Certificates on such Distribution Date, (2) the Base Interest Fraction for the related Principal Repayment and such Class of Certificates and (3) the amount of such Prepayment Premiums and Yield Maintenance Charges collected on such Principal Prepayment during the related Collection Period.

(d)         On each Master Servicer Remittance Date, the Certificate Administrator shall determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any Gain-on-Sale Proceeds therein) would be sufficient to pay all interest and principal due and owing to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to the Holders of the Regular Certificates on such Distribution Date pursuant to Section 4.01(b). If the Certificate Administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator shall withdraw from the Gain-on-Sale Reserve Account (or sub-account thereof) and shall deposit in the Lower-Tier REMIC Distribution Account on the applicable Master Servicer Remittance Date an amount (to be included in the Available Funds for the related Distribution Date) equal to the lesser of (i) the amounts then on deposit in the Gain-on-Sale Reserve Account and (ii) the amount of the applicable insufficiency.

Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions on any Distribution Date that (A) are allocable to the Mortgage Loans shall be held and maintained in such account and applied to offset future Realized Losses and Additional Trust Fund Expenses from time to time; and (B) are allocable to the Companion Loans, shall be remitted within one Business Day after each such Distribution Date by the Certificate Administrator to the Master Servicer (which shall remit to the Companion Loan Noteholders in accordance with Section 3.05(h)).

On any Distribution Date, amounts held in the Gain-on-Sale Reserve Account (other than amounts allocable to any related Companion Loan pursuant to the terms of any related Intercreditor Agreement) that exceed amounts reasonably required (as determined by the Certificate Administrator) to offset future Realized Losses and Additional Trust Fund Expenses, shall be distributed to the Holders of the Class R Certificates (in respect of the Class LTR Interest) and, upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account (other than amounts allocable to any related Companion Loan pursuant to the terms of any related Intercreditor Agreement) shall be distributed by the Certificate Administrator to the Class R Certificates (in respect of the Class LTR Interest). Amounts paid with respect to the Mortgage Loans from the Gain-on-Sale Reserve Account pursuant to the preceding clauses (i) and (ii) shall first be deemed to have been distributed to the Lower-Tier Regular Interests in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto in the same manner as provided in Section 4.01(a) of this Agreement. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Balances of any Class of Regular Certificates receiving such distributions.

(e)         On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01(b), the Certificate Administrator shall calculate the amount, if any, of the Realized Loss for such Distribution Date. Any allocation of Realized Losses to any Class of Sequential Pay Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. The allocation of Realized Losses shall constitute allocations of losses and other shortfalls experienced by the Trust Fund.

The Certificate Balances of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses allocated to such Class of Certificates with respect to such date. Any such write-offs will be applied to the Classes of Sequential Pay Certificates in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class HRR Certificates; second, to the Class D Certificates; third, to the Class C Certificates; fourth, to the Class B Certificates and finally, to the Class A Certificates.

Any Realized Losses so allocated to any Class of Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

Distributions in reimbursement of Realized Losses previously allocated to the respective Classes of the Sequential Pay Certificates shall be made in the amounts and manner specified in Section 4.01(b). Additional Trust Fund Expenses and shortfalls in Available Funds due to extraordinary expenses of the Trust Fund (including indemnification expenses), a reduction in the Mortgage Rate on a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, or otherwise, shall be treated as and allocated in the same manner as Realized Losses. Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

If and to the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, then (on the Distribution Date related to the Collection Period during which the recovery occurred): the amount of such recovery will be added to the Certificate Balance of the Classes of Sequential Pay Certificates that previously were allocated Realized Losses, in the same sequential order as distributions pursuant to Section 4.01(b), in each case up to the lesser of (A) the unallocated portion of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Certificates, and the Interest Shortfall with respect to each affected Class of Regular Certificates for the next Distribution Date will be increased by the aggregate amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Sequential Pay Certificates had never been written down. To the extent that the Certificate Balance of, and/or any interest payable on, any Class of Regular Certificates is so increased, an identical increase shall be deemed made to the Lower-Tier Principal Balance of, and any interest payable on, the Corresponding Lower-Tier Regular Interest. If the Certificate Balance of any Class of Sequential Pay Certificates (or the Lower-Tier Principal Balance of any Lower-Tier Regular Interest) is so increased, the amount of unreimbursed Realized Losses of such Class of Sequential Pay Certificates (or such Lower-Tier Regular Interest), as the case may be, shall be decreased by such amount, and any interest accrued on the amount of unreimbursed Realized Losses so decreased shall be deemed not to exist.

With respect to any Distribution Date, any Realized Losses allocated pursuant to this Agreement with respect to such Distribution Date shall reduce the Lower-Tier Principal

Balances of the Lower-Tier Regular Interests as a write-off and shall be allocated among the Lower-Tier Regular Interests in the same priority as the Class of Corresponding Certificates.

(f)          All amounts distributable to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

(g)         Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Certificate Administrator shall, as soon as reasonably practicable within the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates on such date a notice to the effect that:

(A)      the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified, and

(B)       if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, that the Class R Certificates shall remain outstanding until no other Class of Certificates or Lower-Tier Regular Interests are outstanding.

Any funds not distributed to any Holder or Holders of such Classes of Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Holder on any amount held hereunder or by the Certificate Administrator as a result of such Holder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

(h)         The Excess Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated (and Compensating Interest Payments shall be deemed distributed) among the various Classes of Certificates and correspondingly to the respective Class or Classes of Corresponding Lower-Tier Regular Interests, pro rata, based upon the Interest Accrual Amount distributable to each such Class of Certificates prior to reduction by such Excess Prepayment Interest Shortfalls. Compensating Interest Payments shall be deposited by the Master Servicer into the Collection Account on or prior to the Master Servicer Remittance Date.

(i)          On the final Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and deliver to the Certificate Administrator who shall distribute to the Mortgage Loan Seller, any Loss of Value Payments relating to the Mortgage Loans that it is servicing and that were transferred from the Loss of Value Reserve Fund to the Collection Account on the immediately preceding Master Servicer Remittance Date in accordance with Section 3.06(e)(v) of this Agreement.

Section 4.02     Statements to Certificateholders; Reports by Certificate Administrator; Other Information Available to the Holders and Others. (a) On each Distribution Date, the Certificate Administrator shall prepare and make available on the Certificate Administrator’s Website to each Certificateholder a statement (substantially in the form set forth as Exhibit K to this Agreement and based on the information set forth in (i) the CREFC® Investor Reporting Package (CREFC® IRP) prepared by the Master Servicer (other than the CREFC® Special Servicer Loan File) and the other reports prepared by the Master Servicer, Certificate Administrator and Special Servicer relating to such Distribution Date, including the CREFC® Special Servicer Loan File, upon which information the Certificate Administrator may conclusively rely, in accordance with CREFC® guidelines and (ii) the CREFC® Reconciliation of Funds Template prepared by the Certificate Administrator) as to distributions made on such Distribution Date (each, a “Distribution Date Statement”) setting forth (with respect to each Class of Certificates) the following information:

(i)          the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(ii)         the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of with a Certificate Balance Certificates in reduction of the Certificate Balance of those Certificates;

(iii)        the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than the Class R Certificates) allocable to (A) the Interest Accrual Amount and/or (B) Interest Shortfalls;

(iv)        the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(v)         the aggregate amount of compensation, if any, paid to the Trustee, the Certificate Administrator, CREFC® and the Operating Advisor and servicing compensation, if any, paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

(vi)        (A) the Available Funds for the Distribution Date, (B) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates with respect to such Distribution Date and (C) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(vii)       the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(viii)      the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(ix)        the Pass-Through Rate for each Class of Regular Certificates for the Distribution Date and the next succeeding Distribution Date;

(x)         the Principal Distribution Amount for the Distribution Date;

(xi)        the aggregate Certificate Balance of each Class of Certificates (other than the Class R Certificates), immediately before and immediately after such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class as a result of the allocation of any Realized Loss and/or Additional Trust Fund Expenses on such Distribution Date;

(xii)       the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates, immediately following the Distribution Date;

(xiii)      the amount of any Appraisal Reduction Amounts, Collateral Deficiency Amounts and Cumulative Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts,

Collateral Deficiency Amounts and Cumulative Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(xiv)      the number and related Stated Principal Balance of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(xv)       the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates as of the Distribution Date;

(xvi)      an loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment (other than Liquidation Proceeds and Insurance Proceeds) during the related Collection Period and the amount of Principal Prepayment occurring, together with the aggregate amount of Principal Prepayments made during the related Collection Period;

(xvii)     an loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date;

(xviii)    the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(xix)       as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(xx)        the amount on deposit in each of the Interest Reserve Account and the Gain-on-Sale Reserve Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(xxi)       the then-current credit support levels for each Class of Certificates (other than the Class R Certificates);

(xxii)      the original and then-current ratings of each Class of Certificates (other than the Class R Certificates);

(xxiii)     with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(xxiv)    with respect to any REO Property included in the Trust Fund at the close of business on the related Determination Date (A) the Loan Number of the related Mortgage

Loan and (B) the value of such REO Property based on the most recent Appraisal or valuation;

(xxv)     with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Mortgage Loan, (B) the Realized Loss attributable to the related Mortgage Loan, (C) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (D) the date of the Final Recovery Determination and (E) the balance of the Gain-on-Sale Reserve Account for such Distribution Date;

(xxvi)    the amount of the distribution on the Distribution Date to the holders of the Class R Certificates;

(xxvii)   material breaches of Mortgage Loan representations and warranties or any covenants under this Agreement of which the Certificate Administrator has received or delivered written notice;

(xxviii)  the identity of the Operating Advisor;

(xxix)     the amount of Realized Losses, Additional Trust Fund Expenses and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(xxx)      an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period;

(xxxi)     the identity of the Controlling Class;

(xxxii)    the identity of the Controlling Class Representative; and

(xxxiii)   such other information as contemplated by Exhibit K to this Agreement.

In the case of information furnished pursuant to sub-clauses (ii), (iii), (v), (vii), (viii), (xv) and (xviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance.

The Master Servicer may omit from the reports that it delivers to the Certificate Administrator (and the Special Servicer may omit from the reports it delivers to the Master Servicer) in connection with the preparation of the Distribution Date Statement any information that the Master Servicer or the Special Servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, the Depositor, any party to this Agreement or a master servicer, a special servicer or other similar party under an Other Pooling and Servicing Agreement or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.

If and for so long as the Trust is subject to the reporting requirements of the Exchange Act, no Distribution Date Statement that is part of any Commission filing shall include references to the Rating Agency or any ratings ascribed by the Rating Agency to any Class of Certificates.

On each Distribution Date, the Certificate Administrator shall make available to each Holder of a Class R Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R Certificates on such Distribution Date. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information only by virtue of its receipt and posting of such information to the Certificate Administrator’s Website or filing such information pursuant to this Agreement, including, but not limited to, filing via through the EDGAR system, unless the Certificate Administrator has an explicit obligation to review or prepare such information.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (ii) and (iii) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

On each Distribution Date, the Certificate Administrator shall deliver the related Distribution Date Statement to the Depositor in electronic format to dbinvestor@list.db.com (or to such other address as the Depositor shall specify by written notice to the Certificate Administrator).

(b)         The Certificate Administrator shall make available via the Certificate Administrator’s Website, to any Privileged Person (subject to the limitations set forth in the definition of “Privileged Person” for any Privileged Person that is a Borrower Party) the following items, in each case to the extent received by the Certificate Administrator:

(i)          the following “deal documents”:

(A)      the Offering Circular;

(B)       this Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date (if any), the Mortgage Loan Purchase Agreement and any amendments and exhibits hereto or thereto; and

(C)       the CREFC® Loan Setup File delivered to the Certificate Administrator by the Master Servicer;

(ii)         the following “periodic reports”:

(A)      the Distribution Date Statements;

(B)       the supplemental reports and the CREFC® data files identified as such in the definition of “CREFC® Investor Reporting Package (CREFC® IRP)” (other than the CREFC® Loan Setup File and the CREFC® Special Servicer Loan File), to the extent it has received or prepared such report or file; and

(C)       all Operating Advisor Annual Reports.

(iii)        the following “additional documents”:

(A)      the summary of any Final Asset Status Report delivered to the Certificate Administrator in electronic format;

(B)       any other Third Party Reports (or updates thereto) delivered to the Certificate Administrator in electronic format; and

(C)       the CREFC® Appraisal Reduction Template;

(iv)        the following “special notices”:

(A)      any notice with respect to a release pursuant to Section 3.10(g);

(B)       all Special Notices;

(C)       notice of any waiver, modification or amendment of any term of any Mortgage Loan;

(D)       notice of final payment on the Certificates;

(E)       all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

(F)       notice of termination or resignation of the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the

Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee);

(G)       any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

(H)      any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer or the Operating Advisor;

(I)        any and all Officer’s Certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, the Trustee’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(J)        any notice of the termination of the Trust;

(K)      any notice of the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event;

(L)       any notice of the occurrence of a Consultation Termination Event;

(M)     any notice of the occurrence of an Operating Advisor Termination Event;

(N)      all of the annual compliance statements and annual assessments as to compliance delivered to the Certificate Administrator since the Closing Date pursuant to Section 10.11 and Section 10.12 of this Agreement;

(O)      all of the annual independent public accountants’ servicing reports caused to be delivered to the Certificate Administrator since the Closing Date pursuant to Section 10.13 of this Agreement; and

(P)       any notice or documents provided to the Certificate Administrator by the Depositor or the Master Servicer directing the Certificate Administrator to post to the “special notices” tab.

(v)         the Investor Q&A Forum;

(vi)        solely to Certificateholders and Certificate Owners, the Investor Registry; and

(vii)       the following “risk retention special notices”, if any, shall also be posted to the “Risk Retention Special Notices” tab on the Certificate Administrator’s Website:

(A)      the disclosure required pursuant to 12 C.F.R. 244.4(c)(1)(ii) of the Risk Retention Rule; and

(B)       any noncompliance of the applicable credit risk retention requirements under Section 15G of the Exchange Act by the Third-Party Purchaser or a successor third party purchaser as and to the extent the Retaining Sponsor is required under the credit risk retention requirements under Section 15G of the Exchange Act;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the Certificate Administrator shall only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Loan.

The Certificate Administrator shall, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab described in clause (vii) above, include a fixed statement in the Distribution Date Statement that risk retention notices, if any, can be found on the “Risk Retention Special Notices” tab.

The Certificate Administrator shall, in addition to posting the applicable notices on the “Risk Retention Special Notices” tab described in clause (vii) above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “Risk Retention Special Notices” tab.

Notwithstanding the foregoing, all Excluded Information shall be made available under a separate tab or heading designated “Excluded Information” (and not under any of the tabs or headings described in items (i) through (vii) above) and made available to Privileged Persons other than Excluded Controlling Class Holders (unless loan-by-loan segregation is later performed by the Certificate Administrator in which case such access by an Excluded Controlling Class Holder shall only be prohibited with respect to the related Excluded Controlling Class Mortgage Loans).

Any Person that is a Borrower Party shall only be entitled to access the Distribution Date Statements and (b) in the case of the Controlling Class Representative or a Controlling Class Certificateholder, if any such Person becomes an Excluded Controlling Class Holder, upon delivery to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee in physical form of an investor certification substantially in the forms of Exhibit L-1D and Exhibit L-1E and upon delivery to the Certificate Administrator in physical form of an investor certification substantially in the form of Exhibit L-1F, which shall include each of the CTSLink User ID’s associated with such Excluded Controlling Class Holder, all information (other than Excluded Information) available on the Certificate Administrator’s Website (unless loan-by-loan segregation is later performed by the Certificate Administrator in which case such access by an Excluded Controlling Class Holder shall only be prohibited with respect to the related Excluded Controlling Class Mortgage Loans).

In the case of the Controlling Class Representative or a Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, upon delivery of an investor certification substantially in the form of Exhibit L-1B hereto, such Controlling

Class Representative or Controlling Class Certificateholder shall be entitled to access all information on the Certificate Administrator’s Website. The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee may each rely on (i) an investor certification in the form of Exhibit L-1B hereto from the Controlling Class Representative or a Controlling Class Certificateholder to the effect that such Person is not an Excluded Controlling Class Holder and (ii) an investor certification in the form of Exhibit L-1D hereto from the Controlling Class Representative or a Controlling Class Certificateholder to the effect that such Person is an Excluded Controlling Class Holder with respect to one or more Excluded Controlling Class Mortgage Loan(s). In the event the Controlling Class Representative or a Controlling Class Certificateholder becomes an Excluded Controlling Class Holder, such party shall promptly notify each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee in writing substantially in the form of Exhibit L-1E that such party is an Excluded Controlling Class Holder and identify the Excluded Controlling Class Mortgage Loan(s) and thereafter shall not be entitled to any Excluded Information related to such Excluded Controlling Class Mortgage Loan(s) and made available on the Certificate Administrator’s Website. With respect to any Excluded Information, each of the Master Servicer, the Special Servicer and the Operating Advisor shall mark or label such information as “Excluded Information” prior to delivery to the Certificate Administrator, and the Certificate Administrator shall segregate on the Certificate Administrator’s Website such Excluded Information (and may be segregated on loan-by-loan basis) from information relating to other Mortgage Loans. Notwithstanding anything herein to the contrary, each of the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively assume that the Controlling Class Representative and all beneficial owners of the Certificates of the Controlling Class are not Excluded Controlling Class Holders except to the extent that the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, as applicable, has received such notice from the Controlling Class Representative or a Controlling Class Certificateholder that it has become an Excluded Controlling Class Holder. None of the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator shall be liable for any communication to the Controlling Class Representative or Controlling Class Certificateholder or disclosure of Excluded Information if the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, as applicable, did not receive prior written notice that the related Mortgage Loan is an Excluded Controlling Class Mortgage Loan (including, in the case of a summary of an Asset Status Report or Final Asset Status Report delivered to the Certificate Administrator for posting to the Certificate Administrator’s Website and/or any failure to label any such information provided to the Certificate Administrator).

Each of the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively rely on (i) any written notice from the Controlling Class Representative or a Controlling Class Certificateholder that it is no longer an Excluded Controlling Class Holder and (ii) any certification delivered by the Controlling Class Representative or a Controlling Class Certificateholder, as applicable, substantially in the form of Exhibit L1-B that such Person is no longer an Excluded Controlling Class Holder. To the extent the Controlling Class Representative or a Controlling Class Certificateholder receives access pursuant to this Agreement to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, such Controlling Class Representative or Controlling Class Certificateholder shall be deemed to have agreed that it (i) will not directly or indirectly provide any information related to the Excluded Controlling Class Mortgage Loan to the related Borrower or to any Excluded Controlling Class Holder or (A) any employees or personnel of such Controlling Class Representative or Controlling Class Certificateholder or any Affiliate involved in the management of any investment in the related Borrower or the related Mortgaged Property or (B) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. The Certificate Administrator shall not be responsible for the accuracy or completeness of any information supplied to it by the Master Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or Special Servicer, as applicable, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and the Special Servicer’s reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein. In connection with providing access to the Certificate Administrator’s Internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith. Notwithstanding anything herein to the contrary, the Certificate Administrator shall not be liable for any Excluded Information to the extent such information was included in any summary of an Asset Status Report or Final Asset Status Report delivered to the Certificate Administrator for posting to the Certificate Administrator’s Website and not properly identified as Excluded Information.

The Certificate Administrator shall have no liability for access by an Excluded Controlling Class Holder to the Certificate Administrator’s Website of any information with respect to which such Excluded Controlling Class Holder is prohibited from accessing pursuant to this Agreement if such Excluded Controlling Class Holder provided an Investor Certification but did not indicate it was a Borrower Party.

The provisions in this Section shall not limit the Master Servicer’s ability to make accessible certain information regarding the Mortgage Loans at a website maintained by the Master Servicer.

(c)         The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where (i) Certificateholders and Certificate Owners who are Privileged Persons may (A) submit questions to the Certificate Administrator relating to the Distribution Date Statement, (B) submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to this Section 4.02(c), the Mortgage Loans or the Mortgaged Properties and (C) submit questions to the Operating Advisor relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in any Operating Advisor Annual Reports or other reports prepared by the Operating

Advisor (collectively, “Inquiries”), and (ii) Privileged Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for the Master Servicer, the Special Servicer or the Operating Advisor, the Certificate Administrator shall forward the Inquiry to the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, in each case within a commercially reasonable period following receipt thereof. Following receipt of an Inquiry, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Master Servicer, Special Servicer or the Operating Advisor shall be sent by email to the Certificate Administrator. The Certificate Administrator shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Investor Q&A Forum. If the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope outlined above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, this Agreement or the applicable Loan Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) answering such inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) answering such inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) answering any Inquiry is otherwise not advisable for any reason, it shall not be required to answer such Inquiry and, in the case of the Master Servicer, the Special Servicer or the Operating Advisor, shall promptly notify the Certificate Administrator, and the Certificate Administrator shall not post such Inquiry on the Investor Q&A Forum. In addition, no party shall post or otherwise disclose information known to such party to be Privileged Information as part of its response to any Inquiry. The Certificate Administrator shall notify the Person who submitted such Inquiry if the Inquiry will not be answered. The Certificate Administrator shall not be required to post to the Investor Q&A Forum any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum will not reflect questions, answers and other communications between the Certificate Administrator or other Person which are not submitted via the Investor Q&A Forum. In addition, no party is permitted to post or otherwise disclose direct communication with the Directing Holder as part of its response to any questions.

(d)         The Certificate Administrator shall make available to any Certificateholder and Certificate Owner, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Certificate Owners can register and thereafter obtain contact information with respect to any other Certificateholder or Certificate Owner that has so registered. Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Certificate Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Certificateholders and registered Certificate Owners. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned. If any Certificateholder or Certificate Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(e)         The Master Servicer may at its sole cost and expense, but is not required to, make any of the reports or files it delivers pursuant to this Agreement available on the Master Servicer’s website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person and (ii) each Certificateholder and prospective Certificateholder who requests such password, provided that any such Certificateholder or prospective Certificateholder, as the case may be, has delivered an Investor Certification to the Trustee, the Certificate Administrator and the Master Servicer. In connection with providing access to the Master Servicer’s website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom. The Master Servicer shall not be liable for dissemination of this information in accordance with this Agreement, provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Master Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report. Notwithstanding anything herein to the contrary, the Master Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website any reports or other information the Master Servicer is required or permitted to provide to any Borrower with respect to such Borrower’s Mortgage Loan or Whole Loan to the extent such action does not conflict with the terms of this Agreement, the terms of the related Loan Documents or applicable law. If the Master Servicer is required to deliver any statement, report or other information under any provision of this Agreement, then, the Master Servicer may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format, or (z) making such statement, report or information available on its website, unless this Agreement expressly specifies a particular method of delivery; provided that all reports required to be delivered to the Certificate Administrator shall be delivered in accordance with clause (x) or (y) or, upon request, clause (z).

(f)          Subject to Section 3.13, the Special Servicer shall from time to time (and, in any event, as may be reasonably requested by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be reasonably necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Certificate

Administrator. Neither the Certificate Administrator nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Master Servicer. Unless the Certificate Administrator has actual knowledge that any report or file received from the Master Servicer contains erroneous information, the Certificate Administrator is authorized to rely thereon in calculating and making distributions to Certificateholders and allocating Realized Losses to the Certificates in accordance with Section 4.01 of this Agreement and preparing the statements to Certificateholders required by Section 4.02(a) of this Agreement.

(g)         As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Certificate Administrator shall provide the requesting Certificateholder with such information that is in the Certificate Administrator’s possession or can reasonably be obtained by the Certificate Administrator as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar nor the Certificate Administrator shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

(h)         The Certificate Administrator shall make available at its offices, during normal business hours, upon not less than two Business Days prior notice, for review by any Privileged Person and any Companion Loan Noteholder that is a Privileged Person (solely with respect to items (ii) and (iii), to the extent such information relates to the related Companion Loan), originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or under any of the related Loan Documents):

(i)          any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.10(f) of this Agreement revealed that neither of the conditions set forth in clauses (i) and (ii) thereof was satisfied;

(ii)         the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, received from the Master Servicer or the Special Servicer in respect to each Mortgaged Property;

(iii)        the Mortgage File, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Whole Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(iv)        any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

The Certificate Administrator may require a Privileged Person to execute an Investor Certification prior to granting access to such information, which may be in the form of a “click-through” confirmation. Copies of any and all of the foregoing items will be available from the Certificate Administrator upon request. The Certificate Administrator will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Certificate Administrator’s obligation under this Section 4.02(h) to make available any document is subject to the Certificate Administrator’s receipt of such document.

The Certificate Administrator shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

(i)          The Depositor hereby authorizes the Certificate Administrator to make available to any Financial Market Publisher or such other vendor chosen by the Depositor that submits to the Certificate Administrator a certification substantially in the form of Exhibit L-2 to this Agreement, all the Distribution Date Statements, CREFC® reports and supplemental notices delivered or made available pursuant to this Section 4.02 to Privileged Persons.

(j)          Upon request and delivery by CREFC® of a certification substantially in the form of Exhibit L-3 hereto (which may be a “click-through” confirmation), the Certificate Administrator shall make available to CREFC®, with respect to any Distribution Date, the related Distribution Date Statement and CREFC® IRP, to the extent it has received or prepared such report or file.

Section 4.03     Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders and other payees of interest, original issue discount or other amounts that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders or payees shall not be required for any such withholding. If the Paying Agent or its agent withholds any amount from interest, original issue discount payments or other amounts or advances thereof to any Certificateholder or payee pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder or payee. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

Section 4.04     REMIC Compliance. (a) The parties intend that the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify it as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions at all times any Certificates are outstanding, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Certificate Administrator shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each such REMIC and shall on behalf of each such REMIC:

(i)          make or cause to be made an election, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions;

(ii)         prepare and timely file, or cause to be prepared and timely filed, and cause the Trustee to sign (and the Trustee shall sign), all required Tax Returns for the Lower-Tier REMIC and the Upper-Tier REMIC, using a calendar year as the taxable year for each of such REMIC as required by the REMIC Provisions and other applicable federal, state or local income tax laws;

(iii)        prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions;

(iv)        if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC or is otherwise required by the Code, prepare and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law;

(v)         within 30 days of the Closing Date, obtain a taxpayer identification number for each of the Lower-Tier REMIC and the Upper-Tier REMIC on IRS Form SS-4 and (in the case of the Upper-Tier REMIC only), furnish or cause to be furnished to the IRS, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the person that the Certificateholders may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer, the Special Servicer or the Certificate Administrator and necessary to make such filing); and

(vi)        maintain such records relating to the Lower-Tier REMIC and the Upper-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

The Holder of the largest Percentage Interest of the Class R Certificates shall be the tax matters person and “partnership representative” within the meaning of Section 6223 of the Code (to the extent such provision is applicable to the Trust REMICs) of each Trust REMIC. If more than one Holder shall hold an equal Percentage Interest of the Class R Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R Certificates shall be such tax matters person and “partnership representative”. The Certificate Administrator shall act as attorney-in-fact and agent for the tax matters person and “partnership representative” of the Lower-Tier REMIC and the Upper-Tier REMIC, and each Holder of a Percentage Interest in the Class R Certificates, by acceptance hereof, is deemed to have consented to the Certificate Administrator’s appointment in such capacities and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Certificate Administrator in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

The Certificate Administrator shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Certificate Administrator has actual knowledge that such action or omission (as the case may be) would cause the termination of the REMIC status of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on the Lower-Tier REMIC or the Upper-Tier REMIC (other than a tax on income expressly permitted to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Certificate Administrator shall not be required to take any action that the Certificate Administrator in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Certificate Administrator be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Certificate Administrator shall have no responsibility or liability with respect to any act or omission of the Depositor, the Trustee, the Master Servicer or the Special Servicer which does not enable the Certificate Administrator to comply with any of clauses (i) through (vi) of the first paragraph of this Section 4.04(a) or which results in any action contemplated by clauses (i) or (ii) of the next succeeding sentence. In this regard the Certificate Administrator shall (i) exercise reasonable care not to allow the occurrence of any “prohibited transactions” within the meaning of Section 860F(a) of the Code, unless the party seeking such action shall have delivered to the Certificate Administrator an Opinion of Counsel (at such party’s expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject the Lower-Tier REMIC or the Upper-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive any contributions, or any income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Master Servicer, the Special Servicer, the Trustee or the Depositor shall be (i) permitted to take any action that the Certificate Administrator would not be permitted to take pursuant to the preceding two sentences or (ii) responsible or liable (except in connection with taking any act or omission referred to in the two preceding sentences or the following sentence) for any failure by the Certificate Administrator to comply with the provisions of this Section 4.04. The Depositor, the Trustee, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Certificate Administrator in supplying any information within the Depositor’s, the Trustee’s, the Master Servicer’s or the Special Servicer’s control (other than any confidential information) that is reasonably necessary to enable the Certificate Administrator to perform its duties under this Section 4.04.

The Certificate Administrator shall be responsible for the preparation of IRS Form W-9, if requested. The Trustee shall be entitled to rely on any information contained therein and is hereby directed to execute such IRS Form W-9; provided, that the Certificate Administrator shall be directed to execute such IRS Form W-9 (in lieu of the Trustee) if permitted by applicable Treasury Regulations.

The Certificate Administrator’s authority under this Agreement includes the authority to make, and the Certificate Administrator is hereby directed to make, any elections allowed under the Code (i) to avoid the application of Section 6221 of the Code (or successor provisions) to any REMIC and (ii) to avoid payment by any Trust REMIC under Section 6226 of the Code (or successor provisions) of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on any Holder of any Class R Certificate, past or present. A Holder of any Class R Certificate agrees, by acquiring such interest, to any such elections and to the Certificate Administrator’s acting as agent for any tax matters person or other representative of a REMIC that can be designated under the Code.

(b)         The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans will prepay in accordance with the Prepayment Assumption; (ii) none of the Sole Certificateholder, the Master Servicer, the Special Servicer and the Certificateholder owning a majority of the Percentage Interests in the Controlling Class will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the terms of the Mortgage Loan Purchase Agreement.

Section 4.05     Imposition of Tax on the Trust Fund. If any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided that any taxes imposed on any net income from foreclosure property pursuant to Section 860G(d) of the Code or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from amounts in the REO Account (and, in the case of any Whole Loan, from amounts in the Whole Loan REO Account) allocable to the Mortgage Loans and transfer to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay such taxes, which the Certificate Administrator shall maintain in a separate, non-interest-bearing account, and the Certificate Administrator shall send to the Special Servicer for deposit in the REO Account (or, if applicable, the Whole Loan REO Account) the excess determined by the Certificate Administrator from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(a)(xii) or, in the case of any Whole Loan, in Section 3.06(b)(xiii), and the next sentence. Except as provided in the preceding sentence, the Certificate Administrator is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the applicable Trust REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund or in the case of a Whole Loan with a Pari Passu Companion Loan, on a pro rata basis as between the related Mortgage Loan and any related Pari Passu Companion Loan (based on their respective outstanding principal balances)) any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Administrator is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income allocable to the Mortgage Loans from any “prohibited transaction” under Section 860F(a) of the Code or (ii) the amount of any contribution to the Lower-Tier

REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account, the Lower-Tier Distribution Account or the Upper-Tier Distribution Account). To the extent that any such tax is paid to the IRS, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R Certificates, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates, and the Trustee as Holder of the Lower-Tier Regular Interests, until they are fully reimbursed and then to the Holders of the Class R Certificates. Neither the Master Servicer, the Special Servicer, the Certificate Administrator, nor the Trustee shall be responsible for any taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty or the negligence or willful misconduct of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or an act or omission of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in contravention of this Agreement, provided, further, that such breach, act or omission could result in liability under Section 6.03 of this Agreement, in the case of the Master Servicer, Section 4.04 of this Agreement, in the case of the Trustee or Section 4.04 of this Agreement, in the case of the Certificate Administrator in accordance with the standard of liability set forth in those sections. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for the Trustee’s or the Certificate Administrator’s breaches, acts or omissions, the Trustee shall not be responsible for the breaches, acts or omissions of the Certificate Administrator, the Master Servicer or the Special Servicer and the Certificate Administrator shall not be responsible for the breaches, acts or omissions of the Trustee, the Master Servicer or the Special Servicer.

Section 4.06     Remittances. On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer with respect to the Mortgage Loans that it is servicing shall:

(i)          remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account an amount equal to Prepayment Premiums and Yield Maintenance Charges, and, for deposit in accordance with Section 3.05(i) of this Agreement, Gain-on-Sale Proceeds, in each case received by the Master Servicer in its Collection Period preceding such Distribution Date;

(ii)         remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account an amount equal to the aggregate of the Available Funds for such Distribution Date; and

(iii)        remit to CREFC® the CREFC® Intellectual Property Royalty License Fee.

Section 4.07     P&I Advances. (a)  On or before 3:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall in the case of all Mortgage Loans either (i) remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account, as applicable, from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account or the applicable Whole Loan Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances; provided, that such amounts in the applicable Whole Loan Collection Account shall only be applied up to the related Mortgage Loan’s pro rata share of the amounts held therein on such date, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer, except that the portion of such P&I Advance equal to the CREFC® Intellectual Property Royalty License Fee for each such Mortgage Loan shall not be remitted to the Certificate Administrator but shall instead be remitted to CREFC®. Any amounts held in the Collection Account or any Whole Loan Collection Account, as applicable, for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Collection Account or the applicable Whole Loan Collection Account, as applicable, on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through either (x) the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made or (y) the deposit of Periodic Payments collected prior to the expiration of any applicable grace period that ends after the P&I Advance Determination Date in respect of which such P&I Advances were made). The Master Servicer shall notify the Trustee and the Certificate Administrator of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before the P&I Advance Determination Date. If the Master Servicer fails to make a required P&I Advance by 3:00 p.m. (New York City time) on any Master Servicer Remittance Date, then the Trustee shall make such P&I Advance pursuant to Section 7.06 of this Agreement by 12:00 noon (New York City time) on the related Distribution Date, in each case unless the Master Servicer shall have cured such failure (and shall have provided written notice of such cure to the Trustee) by 11:00 a.m. (New York City time) on such Distribution Date or the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. Neither the Master Servicer nor the Trustee shall be required to make principal or interest advances with respect to any delinquent payment amounts due on any Companion Loan. If the Master Servicer or the Trustee makes a P&I Advance with respect to any Mortgage Loan that is part of a Whole Loan with a related Companion Loan, then it shall provide written notice to the related Other Servicer, Other Special Servicer and Other Trustee of the amount of such P&I Advance with respect to such Mortgage Loan within two (2) Business Days of making such P&I Advance.

(b)         Subject to Section 4.07(c) and 4.07(d) below, the aggregate amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) the Periodic Payments (net of related Servicing Fees) that were due on the Mortgage Loans and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and delinquent as of the P&I Advance Determination Date (or not advanced by any Sub Servicer on behalf of the Master Servicer) and (ii) with respect to each Mortgage Loan delinquent in respect of its Balloon Payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the related Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Master Servicer to make such P&I Advances, with respect to the Mortgage Loans that it is servicing, is mandatory, and with respect to any applicable Mortgage Loan or REO Loan, shall continue until (but not including) the Distribution Date on which Liquidation Proceeds or REO Proceeds, if any, are to be distributed. The Periodic Payment or Assumed Scheduled Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.26 of this Agreement or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

(c)         Notwithstanding anything herein to the contrary, no P&I Advance shall be required hereunder if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, neither the Master Servicer nor the Trustee shall make any P&I Advance to the extent that it has received written notice that the Special Servicer has determined (if no Consultation Termination Event has occurred and is continuing, in consultation with the Directing Holder) that such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In making such recoverability determination, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is being or may be deferred or delayed, (ii) consider (among other things) the obligations of the Borrower under the terms of the related Mortgage Loan (or the Whole Loan, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.

The Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior P&I Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed P&I Advances. None of the Master Servicer or Trustee shall make any P&I Advances with respect to delinquent amounts due on any Companion Loan. If an Appraisal of the related Mortgaged Property shall not have been obtained within the prior 9-month period (and the Master Servicer and the Trustee shall each request any such appraisal from the Special Servicer prior to ordering an Appraisal pursuant to this sentence) or if such an Appraisal shall have been obtained but as a result of unforeseen occurrences, such Appraisal does not, in the good faith determination of the Master Servicer, the Special Servicer or the Trustee, reflect current market conditions, and the Master Servicer or the Trustee, as applicable, and the Special Servicer cannot agree on the appropriate downward adjustment to such Appraisal, the Master Servicer, the Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund (subject, in the case of any Whole Loan, to the allocation provisions of the related Intercreditor Agreement).

Any such determination by the Master Servicer, Special Servicer or the Trustee that the Master Servicer or Trustee, as applicable, has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance shall be evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer, any related Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing) and the Depositor and, in the case of the Trustee, by a certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate Administrator, the Master Servicer and the Special Servicer, which in each case sets forth such nonrecoverability determination and the considerations of the Master Servicer, Special Servicer or the Trustee, as applicable, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and other information used by the Master Servicer, Special Servicer or the Trustee, as applicable, to make such determination, together with any existing Appraisal or any Updated Appraisal); provided, that with respect to any Specially Serviced Loan, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Certificate Administrator, the Trustee and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), notice of such determination, together with a certificate of a Servicing Officer and the supporting information described above. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination or prohibit any such other authorized Person from making a determination, that a P&I Advance constitutes, or would constitute a Nonrecoverable Advance) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Trust Fund (subject, in the case of any Whole Loan, to the allocation provisions of the related Intercreditor Agreement), any analysis, Appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders.

Notwithstanding the above, (i) the Trustee shall be entitled to rely conclusively on and be bound by any determination by the Master Servicer or the Special Servicer, as applicable, that a P&I Advance, if made, would be a Nonrecoverable P&I Advance and (ii) the Master Servicer shall be entitled to rely conclusively on and be bound by any determination of the Special Servicer that a P&I Advance, if made, would be a Nonrecoverable P&I Advance (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person’s determination, or to prohibit any such other authorized Person from making a determination that an advance constitutes, or would constitute a Nonrecoverable Advance). The Trustee, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable P&I Advance shall use its good faith business judgment. The Special Servicer shall promptly furnish the Master Servicer and the Trustee with any information in its possession regarding the Specially Serviced Loans and REO Properties as each such party may reasonably request for purposes of making recoverability determinations.

(d)         In connection with the recovery of any P&I Advance out of the Collection Account pursuant to Section 3.06(a) of this Agreement or any Whole Loan Collection Account pursuant to Section 3.06(b) of this Agreement, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be (in reverse of such order with respect to any Mortgage Loan or REO Property) out of any amounts then on deposit in the Collection Account or the applicable Whole Loan Collection Account (subject to the provisions of Section 3.06) (to the extent amounts therein relate to the Mortgage Loans, taking into account the related Intercreditor Agreement), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement with respect to the Mortgage Loan that the Master Servicer is servicing; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan until after the related Due Date has passed and any applicable grace period has expired or (ii) if the related Periodic Payment is received after the Determination Date but on or prior to the Business Day immediately prior to the related Distribution Date. The Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Collection Account or the applicable Whole Loan Collection Account with respect to the Mortgage Loan that the Master Servicer is servicing.

Notwithstanding anything to the contrary contained in Section 4.06 of this Agreement, (i) neither the Master Servicer nor the Trustee shall make an advance for Yield Maintenance Charges or Penalty Charges and (ii) if the Master Servicer receives notice of an Appraisal Reduction Event and the related Appraisal Reduction Amount, the interest portion of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction Amount will be an amount equal to the product of (x) the amount required to be advanced without giving effect to the Appraisal Reduction Amount and (y) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction Amount applicable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified. With respect to any Companion Loan, the Master Servicer shall notify the related Other Servicer and Other Trustee of the existence of an Appraisal Reduction Event and any related Appraisal Reduction Amount. The Master Servicer shall be deemed to have delivered notice of any such Appraisal Reduction Event and any related Appraisal Reduction Amount if the Master Servicer includes such event and/or amount in its monthly servicer statements provided to the other servicer.

The portion of any Insurance Proceeds and Net Liquidation Proceeds in respect of a Mortgage Loan or any REO Loan allocable to principal shall equal the total amount of such proceeds minus (i) any portion thereof payable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee pursuant to this Agreement and (ii) a portion thereof equal to the interest component of the Periodic Payment(s), as accrued at the related Net Mortgage Rate from the date as to which interest was last paid by the Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received; provided, if the interest portion(s) of one or more P&I Advances with respect of such Mortgage Loan or REO Loan, as applicable, were reduced as a result of an Appraisal Reduction Event, the amount of the Net Liquidation Proceeds to be applied to interest shall be reduced by the aggregate amount of such reductions and the portion of such Net Liquidation Proceeds to be applied to principal shall be increased by such amount, and if the amount of the Net Liquidation Proceeds to be applied to principal has been applied to pay the principal of such Mortgage Loan or REO Loan in full, any remaining Net Liquidation Proceeds shall then be applied to pay any remaining accrued and unpaid interest of such Mortgage Loan or REO Loan.

(e)         With respect to any Whole Loan that has a Companion Loan, the Master Servicer, the Special Servicer and the Trustee will be permitted to make its determination that the Master Servicer or the Trustee has made a P&I Advance on the related Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with (a) independently of any determination made in respect of the related Companion Loan, by the master servicer under the related Other Pooling and Servicing Agreement. If the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that a proposed P&I Advance with respect to such Whole Loan, if made, or any outstanding P&I Advance with respect to any such Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be a Nonrecoverable Advance or an outstanding Servicing Advance is or would be a Nonrecoverable Advance, the Master Servicer or Trustee, as applicable, shall provide the Other Servicer, Other Special Servicer and the Other Trustee under each related Other Pooling and Servicing Agreement with written notice of such determination, promptly and in any event within two (2) Business Days after such determination or such longer time period permitted by the applicable Intercreditor Agreement. If the Master Servicer receives written notice from any master servicer under any such Other Pooling and Servicing Agreement that such master servicer has determined, with respect to the related Companion Loan, that any proposed advance of principal and/or interest with respect to such Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, such determination shall not be binding on the Certificateholders, the Master Servicer or the Trustee.

(f)          If the applicable Master Servicer receives notice from a Rating Agency that it is no longer approved as a master servicer for commercial mortgage securitizations, it shall promptly notify the Trustee, any Other Trustee, any Other Servicer and any other trustee or master servicer with respect to each commercial mortgage securitization that holds a Pari Passu Companion Loan related to any Whole Loan, if any.

(g)         The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06 of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06 of this Agreement and the Master Servicer and the Special Servicer each hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan and this Agreement.

Section 4.08     Appraisal Reductions; Collateral Deficiency Amounts. (a) The Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each Class of Sequential Pay Certificates in reverse sequential order to notionally reduce the related Certificate Balances until the Certificate Balance of each such Class of Certificates is reduced to zero (i.e., first, to the Class HRR Certificates; second, to the Class D Certificates, third, to the Class C Certificates, fourth, to the Class B Certificates, and fifth, to the Class A Certificates.

As of the first Determination Date following a Mortgage Loan becoming an AB Modified Loan, the Master Servicer shall calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent Appraisal obtained by the Special Servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The Special Servicer, upon reasonable prior written request, shall provide the Master Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the Special Servicer, the Trustee or the Certificate Administrator shall calculate or verify any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and whether a Control Termination Event has occurred and is continuing, Collateral Deficiency Amounts allocated to an AB Modified Loan will be allocated by applying the Collateral Deficiency Amounts to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the related Certificate Balances until the Certificate Balance of each such Class of Control Eligible Certificates is reduced to zero. For the avoidance of doubt, for purposes of determining the Controlling Class or the occurrence of a Control Termination Event, any Class of Control Eligible Certificates shall be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which shall constitute the applicable Cumulative Appraisal Reduction Amount), in accordance with this Section 4.08(a).

With respect to (i) any Appraisal Reduction Amount calculated for the purposes of determining the Non-Reduced Certificates or determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class or the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property shall be determined on an “as is” basis.

The Master Servicer shall promptly notify the Certificate Administrator of the amount of any Appraisal Reduction Amount (which notification shall be made by delivery of the CREFC® Loan Periodic Update File in accordance with Section 3.13(a)), any Collateral Deficiency Amount and any resulting Cumulative Appraisal Amount allocated to each Mortgage Loan, AB Modified Loan or Whole Loan if any (which notification shall be satisfied through the delivery of such information included in the CREFC® Appraisal Reduction Amount Template included in the CREFC® Investor Reporting Package, which shall be delivered simultaneously with the CREFC® Loan Periodic Update File in accordance with Section 3.13(a)). Based on information in its possession, the Certificate Administrator shall determine from time to time which Class of Certificates is the Controlling Class. Promptly upon its determination of a change in the Controlling Class, the Certificate Administrator shall notify the Master Servicer, the Special Servicer and the Operating Advisor of such event, including the identity and contact information of the new Controlling Class Certificateholder (the cost of obtaining such information from the Depository being an expense of the Trust).

(b)         The Holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts or Collateral Deficiency Amounts allocated thereto, is less than 25% of the initial Certificate Principal Balance of such Class (such Class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount or Collateral Deficiency Amount in respect of such Class shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such Holders, the “Requesting Holders”), and use its reasonable efforts to obtain an Appraisal prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request. Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount or Collateral Deficiency Amount determination shall not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class shall have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer shall use reasonable efforts to obtain an Appraisal prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the Special Servicer shall not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph shall be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of any such second Appraisal, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such second Appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, shall direct the Master Servicer to, and the Master Servicer shall, recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second Appraisal and receipt of information reasonably requested by the Master Servicer from the Special Servicer, to the extent such information is in the possession of the Special Servicer, and is reasonably necessary to make such recalculation. If required by any such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class shall be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or this Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

(c)         An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive Periodic Payments (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event or Collateral Deficiency Amount exists.

(d)         Notwithstanding the foregoing, within 60 days after an Appraisal Reduction Event, the Special Servicer shall order and use efforts consistent with the Servicing Standard to obtain an Updated Appraisal.

(e)         The Special Servicer, upon reasonable request, shall deliver to the Master Servicer any information in the Special Servicer’s possession reasonably required to determine, calculate, redetermine or recalculate any Appraisal Reduction Amount.

On the first Determination Date occurring at least 10 Business Days after the later of (i) date the Master Servicer receives from the Special Servicer the related Updated Appraisal, and (ii) the occurrence of an Appraisal Reduction Event, the Master Servicer shall adjust the Appraisal Reduction Amount to take into account such Updated Appraisal and any information reasonably requested by the Master Servicer from the Special Servicer, to the extent such information is in the possession of the Special Servicer, necessary to calculate the Appraisal Reduction Amount. Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Updated Appraisal, as applicable, and any letter updates, as of the date of each such subsequent Updated Appraisal or letter update, as applicable, and receipt of information reasonably requested by the Master Servicer from the Special Servicer, to the extent such information is in the possession of the Special Servicer and is reasonably necessary to calculate the Appraisal Reduction Amount. Such report shall also be forwarded by the Master Servicer, to the extent the related Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Companion Loan has been sold, or to the holder of any related Companion Loan by the Master Servicer.

Article V
THE CERTIFICATES

Section 5.01     The Certificates. (a) The Certificates consist of the Class A Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class HRR Certificates and the Class R Certificates.

The Class A, Class B, Class C, Class D, Class HRR and Class R Certificates will be substantially in the forms for such Class of Certificates as set forth next to such Classes in the Table of Exhibits to this Agreement. The Certificates of each Class (other than the Class R Certificates) will be issuable in registered form only, in minimum denominations of authorized Certificate Balance as described in the succeeding table, and multiples of $l in excess thereof (or such lesser amount if the Certificate Balance is not a multiple of $1). With respect to any Certificate or any beneficial interest in a Certificate, the “Denomination” thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the amount set forth on the books and records of the related Depository Participant or indirect participating brokerage firm, as applicable, (ii) expressed in terms of Certificate Balance, and (iii) be in an authorized denomination, as set forth below:

Class	Minimum Denomination	Aggregate Denomination of all Certificates of Class
A	$100,000.00	$289,200,000
B	$100,000.00	$41,600,000
C	$100,000.00	$32,000,000
D	$100,000.00	$5,627,000
HRR	$100,000.00	$21,573,000

Each Certificate will share ratably in all rights of the related Class.

The Class R Certificates will each be issuable in one or more Individual Certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.

The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

The Retained Certificates shall each be issuable in one or more Individual Certificates at all times during the Transfer Restriction Period.

(b)         Except insofar as pertains to any Individual Certificate, the Trust Fund, the Certificate Administrator, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, that, for purposes of transmitting communications pursuant to Section 5.05(a) of this Agreement, to the extent that the Depositor has provided the Certificate Administrator with the names of Certificate Owners (even if such Certificateholders hold their Certificates through the Depository) the Certificate Administrator shall provide such information to such Certificate Owners directly. The rights of Certificate Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Certificateholders and the Depository and Depository Participants. Except as set forth in Section 5.01(e) below, Certificate Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Certificate Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Certificate Owners. Subject to the restrictions on transfer set forth in this Section 5.01 of this Agreement and Applicable Procedures, the holder of a beneficial interest in a Global Certificate may request that the Certificate Administrator cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Certificate Owner of any attendant expenses, the Certificate Administrator shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Certificate Owners.

(c)         Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

(d)         The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository’s instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

(e)         If (i) the Depository advises the Certificate Administrator in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Certificate Registrar to obtain possession of the Certificates of such Class, the Certificate Administrator shall notify the affected Certificate Owner or Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Certificate Owners requesting them. Upon surrender to the Certificate Administrator of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Administrator shall issue the Individual Certificates. Neither the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Special Servicer nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

(f)          If the Trustee, its agents, the Certificate Administrator, its agents or the Master Servicer or Special Servicer have instituted or have been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer have been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer may in their sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Certificate Administrator or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Certificate Administrator or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

(g)         Reserved.

(h)         Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Certificate Administrator or the Authenticating Agent and delivered to, or at the order of, the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Administrator or Authenticating Agent by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Certificate Administrator or Authenticating Agent shall bind the Certificate Administrator or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-32 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(i)          If, in connection with any Distribution Date, the Certificate Administrator shall have reported the amount of an anticipated distribution to the Depository based on the expected receipt of any monthly payment based on information set forth in any report of the Master Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two Business Days preceding such Distribution Date, and the related Borrower fails to make such payments at such time, the Certificate Administrator shall use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. The Trustee, the Certificate Administrator (in any of its capacities), the Operating Advisor, the Master Servicer and the Special Servicer shall not be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to Certificateholders. Any out-of-pocket costs incurred by the Certificate Administrator as a consequence of a Borrower failing to make such payments shall be reimbursable to the Certificate Administrator as an expense of the Trust Fund.

(j)          During the Transfer Restriction Period, each Retained Certificate shall only be held as Individual Certificates in the Retained Interest Safekeeping Account by the Certificate Administrator (and each Retaining Party’s respective interest shall be tracked in the form of an entry in the Certificate Administrator’s trust accounting system under the Retained Interest Safekeeping Account), for the benefit of the Holder of the related Certificate. During the Transfer Restriction Period, the Certificate Administrator shall hold the Retained Certificate in safekeeping and shall release the same only upon receipt of written instructions from the holder of the Retained Certificates and with the Retaining Sponsor’s consent (subject to Error! Reference source not found.), and in accordance with any authentication procedures as may be utilized by the Certificate Administrator and in accordance with this Agreement. There shall be, and hereby is, established by the Certificate Administrator an account which will be designated the “Retained Interest Safekeeping Account” and into which the Retained Certificates shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Certificate Administrator may establish any number of subaccounts to the Retained Interest Safekeeping Account for each Retaining Party. The Retained Certificates to be delivered in physical form to the Certificate Administrator shall be delivered as set forth herein. No amounts distributable to the Retained Certificates shall be remitted to the Retained Interest Safekeeping Account, but shall be remitted directly to each Retaining Party in accordance with written instructions provided separately by each Retaining Party to the Certificate Administrator. Under no circumstances by virtue of safekeeping the Retained Certificates shall the Certificate Administrator be obligated to bring legal action or institute proceedings against any person on behalf of the Retaining Parties. During the Transfer Restriction Period and for such longer time as the Retaining Parties may request, the Certificate Administrator shall hold the Retained Certificates in definitive, fully registered form without interest coupons at the below location, or any other location; provided the Certificate Administrator has given notice to each of the Retaining Parties of such new location:

Wells Fargo Bank NA

Attn: Security Control and Transfer (SCAT) - MAC N9345-010

425 E Hennepin Avenue

Minneapolis, MN 55414

On the Closing Date, the Certificate Administrator shall deliver written confirmation to the Depositor, the Retaining Sponsor and the Third-Party Purchaser substantially in the form of Exhibit LL to this Agreement evidencing its receipt of the Class HRR Certificates.

The Certificate Administrator shall make available to the Retaining Party its respective account information as mutually agreed upon by the Certificate Administrator and the Retaining Party, and in accordance with the Certificate Administrator’s policies and procedures. During the Transfer Restriction Period, unless the Retaining Sponsor and the Depositor otherwise consent in writing, the Certificate Administrator shall not permit any Person to copy (other than for internal purposes), and shall not itself provide to any Person copies of, the executed Certificates held by it in the Retained Interest Safekeeping Account.

Section 5.02     Registration, Transfer and Exchange of Certificates. (a) The Certificate Administrator shall keep or cause to be kept at its offices books (the “Certificate Register”) for the registration, transfer and exchange of Certificates (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). The Depositor, the Trustee, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual Participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Depositor, Certificate Registrar, the Master Servicer, Special Servicer, the Trustee, the Certificate Administrator, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Section 5.01(h) and Sections 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement. Upon request of the Certificate Administrator, the Certificate Registrar shall provide the Certificate Administrator with the names, addresses and Percentage Interests of the Holders. In its capacity as Certificate Registrar, the Certificate Administrator shall be responsible for, among other things, holding each HRR Certificate as Individual Certificates on behalf of each Holder of such Certificates in accordance with Section 5.01(j).

(b)          Upon surrender for registration of transfer of any Individual Certificate, subject to the requirements of Sections 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of this Agreement. Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring

Holder may request, subject to the provisions of Sections 5.01(h) and 5.02(c), (d), (e), (f), (g), (h) and (i) of this Agreement.

(c)         In addition to the provisions of Sections 5.01(h) and (j) and 5.02(d), (e), (f), (g), (h) and (i) of this Agreement and the rules of the Depository, the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Global Certificates shall be subject to the following restrictions:

(i)          Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate (other than transfers of the Class R Certificates, which may be made only in accordance with Section 5.02(i) of this Agreement, and transfers of any HRR Certificates, which may only be made in accordance with Section 5.02(m) of this Agreement and during the Transfer Restriction Period in accordance with Section 5.01(j)):

(A)      Other than the initial transfer from the Initial Purchaser to an initial investor, the Certificate Registrar shall register the transfer of such Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 to this Agreement (an “Investment Representation Letter”), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

(B)       The Certificate Registrar shall register the transfer of such Individual Certificate pursuant to Regulation S after the expiration of the Restricted Period if (1) the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of Exhibit G to this Agreement (a “Regulation S Transfer Certificate”), and (2) the transferee furnishes to the Certificate Registrar an Investment Representation Letter; or

(C)       The Certificate Registrar shall register the transfer of such Individual Certificate if prior to the transfer such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor or to an Affiliated Person in accordance with an applicable exemption under the Act, and (2) in the case of a transfer to an Affiliated Person, an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

and, in each case, the Certificate Registrar shall register the transfer of such Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred by it in connection with the proposed transfer. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor’s expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a commercial mortgage-backed securitization transaction not subject to, the registration requirements of the Act and other applicable laws.

(ii)         Transfers within the Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within such Global Certificate shall only be made in accordance with this Section 5.02(c)(ii).

(A)      Rule 144A Global Certificate to Regulation S Global Certificate During the Restricted Period. If, during the Restricted Period, a Certificate Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Certificate Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the “Applicable Procedures”), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit H to this Agreement given by the Certificate Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the ease may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

(B)       Rule 144A Global Certificate to Regulation S Global Certificate After the Restricted Period. If, after the Restricted Period, a Certificate Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit I to this Agreement given by the Certificate Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

(C)       Regulation S Global Certificate to Rule 144A Global Certificate. If the Certificate Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Rule 144A Global Certificate, such Certificate Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member’s account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be, to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in a Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit J to this Agreement given by the holder of such beneficial interest or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

(iii)        Transfers from the Global Certificates to Individual Certificates. Any and all transfers from a Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described in a legend set forth on the face of such Certificate substantially in the form of Exhibit F. to this Agreement (the “Securities Legend”), and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

(A)      Transfers of a beneficial interest in a Global Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C) of this Agreement.

(B)       Transfers of a beneficial interest in a Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Section 5.02(c)(i)(A) or (B) of this Agreement, respectively.

(C)       Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to Subparagraph (B) above shall be made prior to the expiration of the Restricted Period.

Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Certificate Registrar and the Depositor in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Global Certificate shall bear the Securities Legend.

(iv)          Transfers of Individual Certificates to the Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures and this Section 5.02(c)(iv) (other than with respect to any Retained Certificate during the Transfer Restriction Period, which shall be held as an Individual Certificate pursuant to Section 5.01(j)). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (l) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.05(a) of this Agreement, (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be, to be credited with such beneficial interest, and (4) (x) an Investment Representation Letter from the transferee and, if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder or the Holder’s transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Clearstream, or both, as the case may be, a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Global Certificate, other than the initial transfer from the Initial Purchaser to an initial investor.

(v)       All Transfers. An exchange of a beneficial interest in a Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in a Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificates, so long as the Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures (other than with respect to any Retained Certificate during the Transfer Restriction Period, which shall be held as an Individual Certificate pursuant to Section 5.01(j)).

(d)       If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act, the Risk Retention Rule or that such Certificate is not a “restricted security” within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

(e)       Subject to the restrictions on transfer and exchange set forth in Section 5.01(i) and in this Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the office of the Certificate Administrator or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange, in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such office of the Certificate Administrator or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the office of the Certificate Administrator or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the office of the Certificate Administrator or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

(f)       An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Global Certificate pursuant to Section 5.01 of this Agreement) or a beneficial interest in a Global Certificate may only be transferred to Eligible Investors, as described herein. In the event that a Responsible Officer of the Certificate Registrar has actual knowledge that such an Individual Certificate or beneficial interest in a Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

(g)       Subject to the provisions of this Article V regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(h)       No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

(i)        Subject to Section 5.02(e) of this Agreement, transfers of the Class R Certificates may be made only in accordance with this Section 5.02(i). The Certificate Registrar shall register the transfer of a Class R Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified Institutional Buyer and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor’s expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

(j)        No transfer, sale, pledge or other disposition of any Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Act and any applicable state securities laws, or is otherwise made in accordance with the Act and such state securities laws. Neither the

Depositor, the Master Servicer, the Certificate Administrator, the Trustee nor the Certificate Registrar are obligated to register or qualify the Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(k)       No transfer of any Class R Certificate (a “Restricted Certificate”) shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan, as defined in Section 3(32) of ERISA, or other plan subject to any federal, state or local law (“Similar Law”) which is to a material extent similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) or (ii) a collective investment fund whose underlying assets include Plan assets by reason of a Plan’s investment in the collective investment fund (pursuant to U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA. Except in connection with the transfer thereof by the Depositor or the Retaining Sponsor (provided that, in the case of the Retaining Sponsor, such exception shall apply only with respect to the transfer thereof on the Closing Date), each prospective transferee of a Restricted Certificate shall deliver to the Depositor, the Certificate Registrar and the Certificate Administrator, a transfer or representation letter, substantially in the form of Exhibit D-2 to this Agreement, stating that the prospective transferee is not and will not become a Person referred to in (i) or (ii) above. None of the Certificate Administrator or the Certificate Registrar shall register a Class R Certificate in any Person’s name unless such Person has provided the letter referred to in the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not and will not become a Plan or a Person acting on behalf of any Plan or using the assets of any Plan to acquire such interest. Any transfer of a Restricted Certificate that would violate these provisions shall be deemed null and void ab initio.

Each beneficial owner of a Certificate or any interest therein that is a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”, including any fiduciary purchasing Certificates on behalf of an ERISA Plan (“Plan Fiduciary”), will be deemed to have represented by its acquisition of such Certificates that:

(1) none of the Depositor, the Initial Purchaser, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Originators or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Certificates by the ERISA Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of an ERISA Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the ERISA Plan is invested in the Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the ERISA Plan investing in the Certificates in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the ERISA Plan of Certificates;

(3) the Plan Fiduciary is a “fiduciary” with respect to the ERISA Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the ERISA Plan’s acquisition of the Certificates;

(4) none of the Transaction Parties has exercised any authority to cause the ERISA Plan to invest in the Certificates or to negotiate the terms of the ERISA Plan’s investment in the Certificates; and

(5) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the ERISA Plan’s acquisition of the Certificates; and (b) of the existence and nature of the Transaction Parties financial interests in the ERISA Plan’s acquisition of the Certificates.

The above representations are intended to comply with the Department of Labor’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

(l)        Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

(i)        Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

(ii)       No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, (v) the proposed transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the proposed transferee or any other U.S. Person and (vi) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(l) and (y) other than in connection with the initial issuance of the Class R Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the Transferee Affidavit are false.

(iii)      Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

Neither the Certificate Administrator nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate (including, without limitation, the Securities Legend), or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Certificate Administrator and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners made in violation of applicable restrictions.

Upon written notice to the Certificate Registrar, or upon the Certificate Registrar having actual knowledge, that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Certificate Administrator, the Certificate Registrar and the Certificate Administrator may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided that such Persons shall in no event be excused from furnishing such information.

(m)      At all times during the Transfer Restriction Period, if a transfer of any Retained Certificate is to be made (other than in connection with the initial issuance of a Retained Certificate), then the following documents shall be provided to the Certificate Administrator who shall facilitate such transfer in conjunction with the Certificate Registrar and shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) (i) a certification from such Certificateholder’s prospective Transferee substantially in the form attached hereto as Exhibit C-3, which such certification must be countersigned by the Retaining Sponsor with a medallion stamp guarantee of the Retaining Sponsor, (ii) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit C-4, which such certification must be countersigned by the Retaining Sponsor with a medallion stamp guarantee of the Retaining Sponsor, (iii) an IRS Form W-9 or IRS Form W-8 completed by the prospective transferee and (iv) wire instructions and contact information of the prospective transferee. Upon receipt of the foregoing certifications, the Certificate Registrar shall, subject to Section 5.01(j) and Section 5.02(a), reflect such Retained Certificate in the name of the prospective Transferee. For the avoidance of doubt, in no event shall a Retained Certificate be held as a Book-Entry Certificate during the Transfer Restriction Period. After the Transfer Restriction Period, if a transfer of the Retained Certificates is to be made, the Certificate Registrar shall refuse to register and transfer a Retained Certificate unless it receives (and upon receipt may conclusively rely upon) certificates substantially in the forms of Exhibit C-3 and Exhibit C-4 hereto; provided, that following the expiration of the Transfer Restriction Period, the countersignature of the Retaining Sponsor to such certifications shall not be required. Any transfer of an interest in the Retained Certificates that is not in compliance with this Section 5.02 shall be null and void ab initio to the extent permitted under applicable law.

Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it and the Certificate Administrator harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Administrator or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04     Appointment of Paying Agent. The Certificate Administrator may appoint a paying agent (a “Paying Agent”) for the purpose of making distributions to Certificateholders pursuant to Section 4.01 of this Agreement. The Certificate Administrator shall cause such Paying Agent, if other than the Certificate Administrator, the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Certificate Administrator. Except for the Certificate Administrator, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least “A2” by Moody’s and “A” from Fitch or shall be otherwise acceptable to the Rating Agency, as confirmed by a receipt of a Rating Agency Confirmation.

Section 5.05     Access to Certificateholders’ Names and Addresses; Special Notices. (a) If any Certifying Certificateholder (for purposes of this Section 5.05, an “Applicant”) applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders with respect to its rights under this Agreement, the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request, afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to a current list of the Certificateholders related to the Class of Certificates held by such Certificateholder.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of this Agreement (such party, a “Requesting Investor”) may deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator. Any Communication Request shall contain the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a Class of Certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, COMM 2018-HOME and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document reasonably acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). The Certificate

Administrator shall not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator. Upon receipt of such request, the Certificate Administrator shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date.

(b)       Every Certificateholder, by receiving and holding its Certificate, agrees with the Certificate Administrator and the Certificate Registrar that the Certificate Administrator and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

(c)       Upon the written request of any Certifying Certificateholder that (a) states that such Certificateholder desires the Certificate Administrator to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact and (b) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Certificate Administrator shall deliver such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register. The costs and expenses of the Certificate Administrator associated with delivering with any such Special Notice shall be borne by the party requesting such Special Notice. Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

Section 5.06     Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and the Trustee and, when required, to the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Certificate Administrator, the Trustee and the Master Servicer, if made in the manner provided in this Section.

(b)       The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator or the Trustee deems sufficient.

(c)       Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Certificate Administrator or the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)       The Certificate Administrator, the Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

Section 5.07     Rule 144A Information. The Certificate Administrator shall, upon request of any Certifying Certificateholder that is a Holder of a Certificate or any beneficial owner of such a Certificate, furnish to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner who is a Qualified Institutional Buyer the information required to be delivered under Rule 144A(d)(4) under the Act, to the extent such information has been provided to the Certificate Administrator and has been identified as Rule 144A information (which shall include all information on the Certificate Administrator’s Website and all information currently required to be made available to Certificateholders, as well as any other specifically identified information herein).

Section 5.08     Voting Procedures. With respect to any matters submitted to Certificateholders for a vote, the Certificate Administrator shall administer such vote through the Depository with respect to Book-Entry Certificates and directly with registered Holders by mail with respect to Individual Certificates. In each case, such vote shall be administered in accordance with the following procedures, unless different procedures are otherwise described herein with respect to a specific vote:

(a)       Any matter submitted to Certificateholders for a vote shall be announced in a notice prepared by the Certificate Administrator. Such notice shall include the record date determined by the Certificate Administrator for purposes of the vote and a voting deadline which shall be no less than thirty (30) days and no later than sixty (60) days after the date such notice is distributed. The notice and related ballot shall be sent to Holders of Book-Entry Certificates through the Depository and by mail to the registered Holders of Individual Certificates. In addition, the notice and related ballot shall be posted to the Certificate Administrator’s Website. Notices delivered in this manner shall be considered delivered to all Holders regardless of whether any Holder actually receives the notice and ballot.

(b)       In connection with any vote administered pursuant to this Agreement, voting Holders shall be required to certify their holdings in the manner set forth on the ballot, unless a specific manner is otherwise provided herein. Holders may only vote in accordance with their Voting Rights. Voting Rights with respect to any outstanding Class of Certificates shall be calculated by the Certificate Administrator in accordance with the definition of Voting Rights as of the record date for the vote. Only Classes with an outstanding Certificate Balance greater than zero as of the record date of the vote shall be permitted to vote. Once a Holder has cast its vote, the vote may be changed or retracted on or before the vote deadline. Any changes or retractions shall be communicated by the Certificateholder to the Certificate Administrator in writing on a ballot. After the vote deadline has passed, votes may not be changed or retracted by any Holder unless the Holder wishing to change or retract its vote holds a sufficient portion of the Voting Rights such that the Holder, by its vote alone, could approve or deny the proposition subject to a vote without taking into consideration the votes cast by any other Holder. Transferees or purchasers of any Class of Certificates are subject to and shall be bound by all votes of Holders initiated or conducted prior to its acquisition of such Certificate.

(c)       The Certificate Administrator may take up to fifteen (15) Business Days to tabulate the results of any vote. The Certificate Administrator shall use its reasonable efforts to resolve any illegible or incomplete ballots received prior to the voting deadline. Illegible or incomplete ballots that are received on the voting deadline or that cannot be resolved by the voting deadline shall not be counted. Promptly after the votes are tabulated, the Certificate Administrator shall prepare a notice announcing the results of the vote. Such notice shall include the percentage of Voting Rights in favor of the proposition, the percentage against the proposition and the percentage abstaining. In addition, the notice will announce whether the proposition has been adopted by Certificateholders. The notice shall be distributed in accordance with the methods described in Section 5.08(a) above. All vote tabulations shall be final and the Certificate Administrator shall not, absent manifest error, retabulate the votes or conduct a new vote for the same proposition.

(d)       Unless otherwise paid for by any Holder pursuant to Section 8.01 or Section 8.02, or clause (e) below, any and all reasonable expenses incurred by the Certificate Administrator in connection with administering any vote shall be borne by the Trust. The Certificate Administrator is under no obligation to advise Holders about the matter being voted on or answer questions other than process-related questions regarding the administration of the vote.

(e)       If any party to this Agreement believes a vote of Certificateholders is needed for some matter related to the administration of the Trust that is not specifically contemplated herein, such party may request the Certificate Administrator to conduct a vote and the Certificate Administrator will conduct the requested vote in accordance with these procedures. Unless specifically provided herein, all such votes require a majority of Certificateholders to carry a proposition.

Article VI
THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE DIRECTING HOLDER and THE OPERATING ADVISOR

Section 6.01     Liability of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor. The Depositor, the Master Servicer, the Special Servicer and the Operating Advisor each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

Section 6.02     Merger or Consolidation of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor. Subject to the following paragraph, each of the Master Servicer and the Special Servicer shall keep in full effect its existence, rights and good standing as a national banking association under the laws of the United States of America, and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties securing the Mortgage Loans that it is servicing are located or to protect the validity and enforceability of this Agreement, the Certificates or any of such Mortgage Loans that it is servicing and to perform its respective duties under this Agreement. In addition, subject to the following paragraph, the Operating Advisor shall keep in full effect its existence, rights and good standing as a limited liability company under the laws of the State of New York and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of such Mortgage Loans and to perform its respective duties under this Agreement.

Each of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any Person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, shall be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, hereunder, if the Rating Agency has provided a Rating Agency Confirmation relating to the Certificates and Companion Loan Securities, if any; provided that none of the Master Servicer, the Special Servicer or the Operating Advisor shall be required to obtain a Rating Agency Confirmation from each Rating Agency if the Master Servicer, Special Servicer or Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate; provided, further, if the Master Servicer, the Special Servicer or the Operating Advisor enters into a merger and the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, is the surviving entity under applicable law, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, shall not, as a result of the merger, be required to provide a Rating Agency Confirmation or obtain the consent of the Depositor. Notwithstanding the foregoing, no Master Servicer, Special Servicer or the Operating Advisor may remain the Master Servicer, Special Servicer or the Operating Advisor, as applicable, under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, is the surviving entity of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

Section 6.03     Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and Others. (a) None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor nor any Affiliates, partners, shareholders, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor shall be under any liability to the Trust Fund, the Certificateholders, any Companion Loan Noteholders, any party hereto or any third party beneficiary for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement (including actions taken or not taken at the direction of any Directing Holder), or for errors in judgment; provided, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any Affiliate, representative, member, manager, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence (or in the case of (x) the Master Servicer or Special Servicer, by reason of any specific liability imposed hereunder for a breach of the Servicing Standard, or (y) the Operating Advisor, by reason of any specific liability imposed hereunder for a breach of the Operating Advisor Standard) in the performance of duties or by reason of negligent disregard of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any Affiliate, representative, member, manager, director, officer, employee or agent (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. In addition, in no event shall the Depositor be obligated to cause any party to perform or comply with the obligations to remit the CREFC® Intellectual Property Royalty License Fee to CREFC®, to report any such CREFC® Intellectual Property Royalty License Fee so paid or to make available any Distribution Date Statement to the general public (or in particular, CREFC®).

The Trust Fund and each Companion Loan Noteholder shall be indemnified and held harmless by each of the Master Servicer, the Special Servicer and the Operating Advisor (severally and not jointly) for any loss, liability or expense (including legal fees and expenses) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment or liability relating to this Agreement or the Certificates, incurred by the Trust Fund or such Companion Loan Noteholder, as applicable, by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder, or by reason of negligent disregard of obligations and duties thereunder, on the part of such indemnifying party.

The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any Affiliates, directors, officers, employees, members, managers, representatives and agents (including sub-servicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor shall be indemnified and held harmless by the Trust Fund for any loss, liability or expense (including legal fees and expenses) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by such party by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its Affiliates, directors, officers, representatives, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that such indemnified parties shall be paid out of the Collection Account in accordance with Section 3.06(a) of this Agreement; provided, further, that if such matter relates directly to any Whole Loan, such indemnified parties shall be paid first out of the applicable Whole Loan Collection Account (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement), and then, if funds therein are insufficient, out of the Collection Account; provided that the Master Servicer shall, after receiving payment from amounts on deposit in the Collection Account, if any, (i) promptly notify the related Companion Loan Noteholder and (ii) use commercially reasonable efforts to exercise on behalf of the Trust any rights under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the related Companion Loan Noteholders.

The Depositor shall indemnify the Operating Advisor and each of its Affiliates and its directors, officers, employees, representatives and agents, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such indemnified party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by such indemnified party in any action or proceeding between the Depositor and such indemnified party or between such indemnified party and any third party or otherwise) resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence in the performance of each of its duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.

The Operating Advisor shall indemnify the Depositor and each of its Affiliates and its directors, officers, employees, representatives and agents, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such indemnified party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by such indemnified party in any action or proceeding between the Operating Advisor and such indemnified party or between such indemnified party and any third party or otherwise) resulting from the Operating Advisor’s willful misconduct, bad faith, fraud or negligence in the performance of each of its duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder.

(b)       None of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor shall be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its respective duties under this Agreement or (ii) in its opinion, may expose it to any expense or liability not recoverable from the Trust Fund; provided, that each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may in its discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders and holders of Companion Loan Securities, if applicable, hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor shall be entitled to be reimbursed therefor from the Collection Account in accordance with Section 3.06(a) of this Agreement) no later than 60 days after submitting such expenses or costs for reimbursement, provided that a failure to reimburse such parties within such 60 days will not affect or limit such parties’ rights to receive reimbursement hereunder; provided, further, that in the case of any Whole Loan, such amounts shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement, and such parties shall be entitled to be reimbursed first, from the applicable Whole Loan Collection Account and then, from the Collection Account, all in accordance with Section 3.06(a) of this Agreement and the related Intercreditor Agreement.

(c)       The terms of this Section 6.03 shall survive the termination of any party hereto or of this Agreement.

(d)       For the avoidance of doubt, with respect to any indemnification provisions in this Agreement providing that the Trust Fund or a party to this Agreement is required to indemnify another party to this Agreement for costs, fees and expenses, such costs, fees and expenses shall include costs (including, but not limited to reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Section 6.04     Limitation on Resignation of the Master Servicer, the Special Servicer and the Operating Advisor; Termination of the Master Servicer, the Special Servicer and the Operating Advisor. (a) Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign their respective rights and delegate their respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of their commercial mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution (or, in the case of the Operating Advisor, an Eligible Operating Advisor), organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the Master Servicer, Special Servicer or Operating Advisor or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02 of this Agreement, (B) shall be acceptable to the Rating Agency as confirmed in a Rating Agency Confirmation delivered to the Trustee and the Certificate Administrator relating to the Certificates and Companion Loan Securities, if any, (C) shall execute and deliver to the Trustee and the Certificate Administrator an agreement that contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer, Special Servicer or Operating Advisor, as applicable under this Agreement from and after the date of such agreement and (D) shall not be a Prohibited Party; (ii) the Master Servicer, the Special Servicer or the Operating Advisor shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iii) the rate at which the Servicing Compensation, Special Servicing Compensation or Operating Advisor Fee, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect and (iv) the resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agency in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer, Special Servicer or Operating Advisor, as applicable, hereunder.

(b)       Except as provided in Section 6.02 of this Agreement and this Section 6.04, the Master Servicer, the Special Servicer and the Operating Advisor shall not resign from its respective obligations and duties hereby imposed on it except (i) upon determination that such duties hereunder are no longer permissible under applicable law, (ii) in connection with the assignment of rights and delegation of duties as set forth in Section 6.04(a), or (iii) solely with respect to the Operating Advisor, pursuant to Section 6.04(e). Any such determination described in clause (i) above permitting the resignation of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer’s, Special Servicer’s or Operating Advisor’s expense) to such effect delivered to the Trustee and the Certificate Administrator.

(c)       The Trustee shall be permitted to remove the Master Servicer or the Special Servicer upon a Master Servicer Termination Event or Special Servicer Termination

Event, as applicable. Without limiting the generality of the succeeding paragraph, no such removal shall be effective unless and until (i) the Master Servicer or the Special Servicer has been paid any unpaid Servicing Compensation or Special Servicing Compensation, as applicable, unreimbursed Advances (including Advance Interest Amounts thereon to which it is entitled) and all other amounts to which the Master Servicer or the Special Servicer is entitled hereunder to the extent such amounts accrue prior to such effective date and (ii) with respect to a resignation by the Master Servicer, the successor Master Servicer has deposited into the Investment Accounts from which amounts were withdrawn to reimburse the terminated Master Servicer, an amount equal to the amounts so withdrawn, to the extent such amounts would not have been permitted to be withdrawn except pursuant to this paragraph, in which case the successor Master Servicer shall, immediately upon deposit, have the same right of reimbursement or payment as the terminated Master Servicer had immediately prior to its termination without regard to the operation of this paragraph.

(d)       No resignation or removal of the Master Servicer, the Special Servicer or the Operating Advisor as contemplated by the preceding paragraphs of this Section 6.04 shall become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor shall have assumed the resigning or terminated Master Servicer’s, Special Servicer’s or Operating Advisor’s responsibilities, duties, liabilities and obligations hereunder, and (ii) (iii) any other information required under Section 10.03 or Section 10.09 has been delivered to any applicable Other Depositor with respect to any related Companion Loan. If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer, Special Servicer or Operating Advisor would have been entitled, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor shall be treated as Realized Losses.

(e)       The Operating Advisor may resign from its obligations and duties hereby imposed on it (a) upon thirty (30) days’ prior written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Controlling Class Representative, and (b) upon the appointment of, and the acceptance of such appointment by, a successor Operating Advisor that is an Eligible Operating Advisor and receipt by the Trustee of Rating Agency Confirmation from the Rating Agency. No such resignation by the Operating Advisor shall become effective until the replacement Operating Advisor shall have assumed the resigning Operating Advisor’s responsibilities and obligations. The resigning Operating Advisor shall pay all costs and expenses (including costs and expenses incurred by the Trustee and the Certificate Administrator) associated with a transfer of its duties pursuant to this Section 6.04(e).

Section 6.05     Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer. Solely with respect to their performance of their respective duties under this Agreement, the Master Servicer and the Special Servicer shall afford the Depositor, the Initial Purchaser, the Certificate Administrator, the Trustee and the Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon written request, the Master Servicer and/or the Special Servicer, as applicable, shall furnish to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee its most recent publicly available financial statements

(or, with respect to the Master Servicer, those of its ultimate parent) and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise any rights of such Person hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. If the Depositor or its designee undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Accounts (or with respect to a Whole Loan, to the extent such reimbursement is allocable to such Whole Loan Collection Account), as provided in Section 3.06 and Section 6.03(a) hereof to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. None of the Depositor, the Certificate Administrator, the Trustee, the Master Servicer (solely with respect to any action or failure to act by the Special Servicer) or the Special Servicer (solely with respect to any action or failure to act by the Master Servicer) shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and no such party is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise. Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

Section 6.06     The Master Servicer or Special Servicer as Owners of a Certificate. The Master Servicer or an Affiliate of the Master Servicer, or the Special Servicer or an Affiliate of the Special Servicer, may become the Holder (or with respect to a Global Certificate, Certificate Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Certificate Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer’s or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may, but will not be required to, seek the approval of the Certificateholders to such action (or inaction) by delivering to the Certificate Administrator a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer and (iii) describes in reasonable detail the action (or inaction) that the Master Servicer or the Special Servicer proposes to take (or refrain from taking). The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Certificate Administrator shall reasonably determine. If at any time Certificateholders holding a majority of the Voting Rights of all Certificateholders and, if no Control Termination Event has occurred and is continuing, the applicable Directing Holder (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its

Affiliates, as applicable) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

Section 6.07     The Directing Holder and the Operating Advisor. (a) For so long as no Control Termination Event has occurred and is continuing, the Directing Holder shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder), (2) the Special Servicer with respect to Performing Loans (other than any Excluded Loan applicable to the Directing Holder) with respect to Major Decisions, and (3) the Master Servicer with respect to Performing Loans (other than any Excluded Loan applicable to the Directing Holder) with respect to clause (1)(a)(iii)(A) and (B) of the definition of “Major Decisions”.

Notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, this Section 6.07, with respect to any Mortgage Loan (other than any applicable Excluded Loan) or any Whole Loan, for so long as no Control Termination Event has occurred and is continuing, neither the Master Servicer nor the Special Servicer shall be permitted to take any action that constitutes a Major Decision, and the Special Servicer shall not consent to the Master Servicer’s taking any of the following actions that are Major Decisions, as to which the Directing Holder has objected in writing within ten (10) Business Days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt of a written report by the Master Servicer or the Special Servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the Master Servicer or the Special Servicer, as applicable, (ii) the proposed course of action recommended, and (iii) all information reasonably requested by the Directing Holder, and in the possession of the Master Servicer or the Special Servicer, as applicable, in order to grant or withhold such consent, which report may, if prepared by the Special Servicer, in its sole discretion, take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within such 10-Business Day (or 30-day) period, then the Directing Holder will be deemed to have approved such action); provided that, if the Special Servicer or Master Servicer (if the Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Directing Holder (if no Control Termination Event has occurred and is continuing) in this Agreement, is necessary to protect the interests of the Certificateholders and, with respect to any Whole Loan, the related Companion Loan Noteholders (as a collective whole as if such Certificateholders and, if applicable, Companion Loan Noteholders constituted a single lender and with respect to any Whole Loan with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan) and the Master Servicer or the Special Servicer, as applicable, has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Holder’s response.

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the Master Servicer nor the Special Servicer, as applicable, will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but shall consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the Special Servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the Master Servicer or the Special Servicer. In the event the Master Servicer or the Special Servicer, as applicable, receives no response from the Directing Holder within 10 days following the Master Servicer’s or the Special Servicer’s written request for input (which request shall include the related Major Decision Reporting Package) on any required consultation, the Master Servicer or the Special Servicer, as applicable, shall not be obligated to consult with the Directing Holder on the specific matter.

(a)       Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the Special Servicer shall provide each Major Decision Reporting Package to the Operating Advisor promptly after the Special Servicer receives the Controlling Class Representative’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any Performing Loan no Major Decision Reporting Package shall be required to be delivered (and the Special Servicer shall use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the Master Servicer or the Special Servicer, as applicable, shall provide each Major Decision Reporting Package to the Operating Advisor simultaneously with the Master Servicer’s or the Special Servicer’s written request, as applicable, for the Operating Advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the Master Servicer or the Special Servicer to the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, shall make available to the Operating Advisor a servicing officer with the relevant knowledge regarding the Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the Master Servicer or the Special Servicer shall consult with the Operating Advisor in connection with any proposed Major Decision that it is processing as to which it has delivered to the Operating Advisor a Major Decision Reporting Package (and any other actions which otherwise require consultation with the Operating Advisor) and consider alternative actions recommended by the Operating Advisor, in respect thereof, provided that such consultation is on a non-binding basis. In the event that the Master Servicer or the Special Servicer, as applicable, receives no response from the Operating Advisor within ten (10) days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the Operating Advisor that is in possession of the Master Servicer or the Special Servicer, as applicable, related to the subject matter of such consultation, the Master Servicer or the Special Servicer, as applicable, shall not be obligated to consult with the Operating Advisor on the specific matter; provided, however, that the failure of the Operating Advisor to respond on any specific matters shall not relieve the Master Servicer or the Special Servicer, as applicable, from its obligation to use reasonable efforts to consult with the Operating Advisor on any future matter with respect to the applicable Mortgage Loan or any other Mortgage Loan. Notwithstanding anything herein to the contrary, with respect to any applicable Excluded Loan related to the Controlling Class Representative (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the Master Servicer, the Special Servicer or the related Excluded Special Servicer, as applicable, shall consult with the Operating Advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent or for which it must give its consent and consider alternative actions recommended by the Operating Advisor, in respect thereof, in accordance with the procedures set forth in this Section 6.08 for consulting with the Operating Advisor.

(b)       The failure of the Directing Holder or the Operating Advisor to respond to any request for consent or consultation will not relieve the Master Servicer or the Special Servicer from using reasonable efforts to seek the consent of or consult with, as applicable, the Directing Holder or the Operating Advisor on any future matters with respect to the applicable Mortgage Loan or Whole Loan or any other Mortgage Loan.

In addition, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan as the Directing Holder may deem advisable or as to which provision is otherwise made herein; provided that, notwithstanding anything herein to the contrary, no such direction from the Directing Holder and no advice from the Operating Advisor, and no objection contemplated by the preceding paragraph or this paragraph, may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, this Agreement, any Intercreditor Agreement or the REMIC Provisions, including without limitation the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Paying Agent, the Trust Fund, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities hereunder.

If the Special Servicer or Master Servicer, as applicable, determines that a refusal to consent by the Directing Holder, or any advice from the Directing Holder or the Operating Advisor, would otherwise cause the Special Servicer or Master Servicer, as applicable, to violate the terms of any Mortgage Loan, any Intercreditor Agreement, applicable law, the REMIC Provisions or this Agreement, including without limitation, the Servicing Standard, the Special Servicer or Master Servicer, as applicable, shall disregard such refusal to consent or advice and notify the Directing Holder or the Operating Advisor, the Trustee, the related Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Master Servicer or Special Servicer in accordance with the direction of or approval of the Directing Holder or the Operating Advisor that does not violate any law or the Servicing Standard or any other provisions of this Agreement or any Intercreditor Agreements will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Directing Holder shall have no liability to the Trust Fund, any party to this Agreement, any Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided that the Directing Holder shall not be protected against any liability to a Controlling Class Certificateholder that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

(c)       Subject to the terms and conditions of this Section 6.07(d), (a) the Special Servicer shall process all requests for any matter that constitutes a Major Decision with respect to any Specially Serviced Loan, (b) the Special Servicer shall process all requests for any matter that constitutes a Major Decision with respect to any Performing Loan unless the Master Servicer and the Special Servicer have mutually agreed to have the Master Servicer process such request in accordance with the terms and conditions reasonably agreed to by the Master Servicer and Special Servicer, including the Special Servicer’s consent; provided, however that, with respect to any Performing Loan, the Master Servicer shall (subject to the consent or deemed consent of the Special Servicer) process any request listed in clauses (1)(a)(iii)(A) or (B) of the definition of “Major Decision,” (c) the Master Servicer shall process all requests for any matter that constitutes a Major Decision listed in clauses (1)(a)(iii)(A) or (B) of the definition of “Major Decision,” with respect to any Performing Loan and any other Major Decision with respect to a Performing Loan if the Master Servicer and the Special Servicer have mutually agreed to have the Master Servicer process such request in accordance with the terms and conditions reasonably agreed to by the Master Servicer and Special Servicer, including the Special Servicer’s consent, and (d) the Master Servicer will process all requests for any matter relating to any Performing Loan that is not a Major Decision without any obligation to obtain the consent of or consult with any other Person. Upon receiving a request for any matter that constitutes a Major Decision (other than with respect to the items in clauses (1)(a)(iii)(A) and (1)(a)(iii)(B) of the definition of “Major Decision,” which the Master Servicer will process with respect to any Performing Loan (subject to the consent (or deemed consent) of the Special Servicer as provided in Section 3.26(m)), unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request in accordance with the terms and conditions reasonably agreed to by the Master Servicer and Special Servicer, including the Special Servicer’s consent, the Master Servicer shall forward such request to the Special Servicer and the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or the related Major Decision.

With respect to any Borrower request or other action on Performing Loans that is not a Major Decision, the Master Servicer shall not be required to obtain the consent of or consult with the Special Servicer, the Directing Holder or the Operating Advisor.

(d)       Notwithstanding anything to the contrary contained herein (i) if a Control Termination Event has occurred and is continuing, the Directing Holder shall have no right to consent to any action taken or not taken by any party to this Agreement; (ii) if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Directing Holder shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Master Servicer, Special Servicer and any other applicable party shall consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) subject to Section 3.13(f), if a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative shall have no consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, Voting Rights given to all Certificateholders and rights to receive reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.

(e)       The Master Servicer, the Special Servicer, the Trustee or the Operating Advisor, may from time to time request that the Certificate Administrator provide the name of the then-current Controlling Class Representative for any applicable Mortgage Loan or Whole Loan. Upon such request, the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) provide the name of the then-current Controlling Class Representative to the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor, but only to the extent the Certificate Administrator has actual knowledge of the identity of the then-current Controlling Class Representative; provided that if the Certificate Administrator does not have actual knowledge of the identity of the then-current Controlling Class Representative, then the Certificate Administrator shall promptly (but in no event more than five (5) Business Days following such request) (i) determine which Class is the Controlling Class and (ii) request from the Controlling Class Certificateholders the identity of the Controlling Class Representative. Any expenses incurred in connection with obtaining such information shall be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Controlling Class Representative (or controlling class representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to this Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under this Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative and (ii) the requesting party has not been notified of the identity of the Controlling Class Representative (or controlling class representative) or reasonably believes that the identity of the Controlling Class Representative (or controlling class representative) has changed, then such expenses shall be at the expense of the Trust. The Master Servicer, the Special Servicer, the Trustee and the Operating Advisor, shall be entitled to conclusively rely on any such information so provided.

To the extent the Master Servicer or the Special Servicer has written notice of any change in the identity of a Controlling Class Representative or the list of Holders (or Certificate Owners, if applicable) of the Controlling Class, then the Master Servicer or the Special Servicer, as applicable, shall promptly notify the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer thereof, who may rely conclusively on such notice from the Master Servicer or the Special Servicer, as applicable.

Section 6.08     Rights of Non-Directing Holders. With respect to each Whole Loan, the Master Servicer or the Special Servicer, as applicable, shall:

(a)       consult with the related Non-Directing Holder (or its designee or representative) on a strictly non-binding basis, to the extent that such Non-Directing Holder (or its designee or representative) requests consultation with respect to any “major decision” or “major action” set forth in the related Intercreditor Agreement or the implementation of any recommended actions outlined in an Asset Status Report relating to the Whole Loan, and to consider alternative actions recommended by such Non-Directing Holder (or its designee or representative); provided, that after the expiration of a period of ten (10) Business Days from the delivery to the related Non-Directing Holder (or its designee or representative) of written notice of a proposed action, together with copies of the related notice, information or report, the Master Servicer or Special Servicer, as applicable, shall no longer be obligated to consult with the applicable Non-Directing Holder (or its designee or representative) (unless the Master Servicer or Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the foregoing non-binding consultation rights of the Non-Directing Holder, the Master Servicer or the Special Servicer, as applicable, may take any “major decision” or “major action” set forth in the related Intercreditor Agreement or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Master Servicer or the Special Servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the Certificateholder and the related Companion Loan Noteholder. Unless specified otherwise in the related Intercreditor Agreement, neither the Master Servicer or the Special Servicer shall be obligated at any time to follow or take any alternative actions recommended by the Non-Directing Holder; and

(b)       in addition to the foregoing non-binding consultation rights, if provided for in the related Intercreditor Agreement, the Non-Directing Holder shall have the right to annual conference calls with the Master Servicer or the Special Servicer at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the related Whole Loan are discussed.

Article VII

SERVICER AND OPERATING ADVISOR TERMINATION

Section 7.01     Servicer Termination Events. (a) “Master Servicer Termination Event,” wherever used herein, means any one of the following events:

(i)        any failure by the Master Servicer (A) to make any deposit required to the Collection Account or the related Whole Loan Collection Account for any Whole Loan on the day and by the time such deposit was first required to be made under the terms of this Agreement, which failure is not remedied within one Business Day, (B) to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted (including, without limitation, any required

P&I Advance, unless the Master Servicer determines such P&I Advance is a Nonrecoverable Advance), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittance to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made), or (C) to remit to any holder of a Companion Loan, as and when required by this Agreement or any related Intercreditor Agreement, any amount required to be so remitted (which failure continues for two Business Days);

(ii)       any failure on the part of the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (or 15 days in the case of the Master Servicer’s failure to make a Servicing Advance or 45 days in the case of the Master Servicer’s failure to pay the premium for any insurance policy required to be force placed by the Master Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, by (a) any other party hereto, with a copy to each other party to this Agreement, (b) the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (c) an affected Companion Loan Noteholder; provided, if such failure is capable of being cured and the Master Servicer is diligently pursuing such cure, such 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting contemplated by Article X;

(iii)      any breach on the part of the Master Servicer of any representation or warranty contained in Section 2.04(a) of this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or Companion Loan Noteholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given (a) to the Master Servicer by any party hereto or (b) to the Master Servicer, the Special Servicer, the Depositor and the Trustee (x) by the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (y) by an affected Companion Loan Noteholder; provided, if such breach is capable of being cured and the Master Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

(iv)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

(v)       the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

(vi)      the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

(vii)     the Master Servicer is no longer rated at least “CMS3” by Fitch and such Master Servicer is not reinstated to at least that rating within 60 days of the delisting; or

(viii)   any failure by the Master Servicer to deliver (a) any Exchange Act reporting items required to be delivered by the Master Servicer to the Trustee or the Certificate Administrator under Article X by the time required under Article X or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or Servicing Function Participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer (but excluding any Mortgage Loan Seller Sub-Servicer) is required to deliver (any Sub-Servicing Entity shall be terminated if it defaults in accordance with the provision of this clause (viii));

then, and in each and every such case, so long as a Master Servicer Termination Event shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates upon five (5) Business Days’ notice, shall, terminate all of the rights and obligations of the Master Servicer (other than as set forth in Section 7.01(d)). In the case of clause (vii), the Certificate Administrator shall be required to notify Certificateholders and Companion Loan Noteholders of such Master Servicer Termination Event and request whether such Certificateholders and, if applicable, Companion Loan Noteholders favor such termination.

If the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, then the Master Servicer shall also be terminated as Special Servicer.

If the Master Servicer receives notice of termination under this Section 7.01(a) solely due to a Master Servicer Termination Event under Section 7.01(a)(vii) and if the Master Servicer provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to serve as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(a). Upon receipt of the “request for proposal” materials, the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans and Companion Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Section 6.02 and 7.02 of this Agreement (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee’s request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans and Companion Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer. The materials provided to the Trustee shall provide for soliciting bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans and Companion Loans pursuant to the terms of the respective Sub-Servicing Agreements and entering into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans and Companion Loans for which it was the Master Servicer and not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each Mortgage Loan and Companion Loan serviced, the excess of the related Servicing Fee Rate minus the related Retained Fee Rate (each, a “Servicing Retained Bid”); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.01(c) of this Agreement (each, a “Servicing Released Bid”), provided that, for the avoidance of doubt, in connection with a Servicing Released Bid, the Master Servicer shall not be entitled to any rights to any fee based on the Retained Fee Rate. The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released Bid from any Person qualified to act as a Master Servicer) (the “Successful Bidder”) to act as successor Master Servicer hereunder; provided, that if the Trustee does not receive a Rating Agency Confirmation in accordance with the procedures set forth in Section 3.30 of this Agreement with respect to such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above described 45 day time period) until such Rating Agency Confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer; provided, that the initial Master Servicer may request and obtain, with the prior written consent of the Directing Holder, an additional 20 days for such sale and assumption to be completed so long as the initial Master Servicer delivers to the Trustee an Officer’s Certificate stating that the sale and assumption of the right to service the Mortgage Loans and Companion Loans cannot be completed in the initial 45-day period and specifying the reasons therefor.

Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12 of this Agreement) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing Retained Bid, to the Master Servicer to be terminated pursuant to this Section 7.01(a), the amount of such cash bid received from the Successful Bidder (net of “out of pocket” expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

The Master Servicer to be terminated pursuant to this Section 7.01(a) shall be responsible for all out of pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans and Companion Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above described time period or no Successful Bidder was identified within the above described time period, the Master Servicer to be terminated pursuant to Section 7.01(a) of this Agreement shall reimburse the Trustee for all reasonable “out of pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(a). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02 of this Agreement.

Notwithstanding anything to the contrary in this Article VII, if the Master Servicer shall timely deliver the notice and request for proposal materials referred to in the fourth preceding paragraph, no resignation or termination of the Master Servicer shall be effective in connection with a Master Servicer Termination Event under Section 7.01(a)(vii) of this Agreement, and the Master Servicer shall continue to perform as such and to collect the servicing fee until the conclusion of the process described in this Section 7.01(a).

(b)       “Special Servicer Termination Event,” wherever used herein, means any one of the following events:

(i)        any failure by the Special Servicer to deposit into the REO Account at or within the time specified by this Agreement and such failure continues unremedied for one Business Day, or any failure by the Special Servicer to remit to Master Servicer for deposit into, the Collection Account (or, in the case of a Whole Loan, the related Whole Loan Collection Account) any amount required to be so remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; provided, that the failure of the Special Servicer to remit such amount to the Master Servicer shall not be a Special Servicer Termination Event if such failure is remedied within two Business Days and if the Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimburse the Trust for any resulting Advance Interest Amount due to the Master Servicer;

(ii)       any failure on the part of the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement, which failure continues unremedied for a period of 30 days (or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Special Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer, by (a) any other party hereto, with a copy to each other party to this Agreement, (b) the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (c) an affected Companion Loan Noteholder; provided, if such failure is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30- or 45-day period, as applicable, will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting contemplated by Article X;

(iii)      any breach on the part of the Special Servicer of any representation or warranty contained in Section 2.04(b) of this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or Companion Loan Noteholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given (a) to the Special Servicer by any party hereto, or (b) to the Master Servicer, the Special Servicer, the Depositor and the Trustee (x) by the Holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or (y) by an affected Companion Loan Noteholder; provided, if such breach is capable of being cured and the Special Servicer is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

(v)       the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property;

(vi)     the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

(vii)     the Special Servicer is no longer rated at least “CSS3” by Fitch and such Special Servicer is not reinstated to at least that rating within 60 days of the delisting; or

(viii)    any failure by the Special Servicer to deliver (a) any Exchange Act reporting items required to be delivered by the Special Servicer to the Trustee or the Certificate Administrator under Article X by the time required under Article X or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or Servicing Function Participant (such entity, the “Sub-Servicing Entity”) retained by the Special Servicer (but excluding any Mortgage Loan Seller Sub-Servicer) is required to deliver (any Sub-Servicing Entity shall be terminated if it defaults in accordance with the provision of this clause (viii);

then, and in each and every such case, so long as a Special Servicer Termination Event shall not have been remedied, the Trustee may, and at the written direction of (x) the Holders of at least 25% of the aggregate Voting Rights of all Certificates or (y) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder upon five (5) Business Days’ notice, shall, terminate all of the rights and obligations of the Special Servicer (other than the rights to indemnification provided in Section 6.03(a) of this Agreement and compensation provided in Section 3.12(c) of this Agreement). In the case of clause (vii) above, the Trustee shall, upon actual knowledge by a Responsible Officer of such Special Servicer Termination Event, be required to notify the Special Servicer and the Certificate Administrator, and the Certificate Administrator, upon receipt of such notice or upon actual knowledge by a Responsible Officer of such Special Servicer Termination Event, shall notify the Certificateholders and Companion Loan Noteholders of such Special Servicer Termination Event and request whether such Certificateholders and, if applicable, the Companion Loan Noteholders favor such termination.

(c)       Notwithstanding Section 7.01(a), (i) if any Master Servicer Termination Event occurs that affects a Companion Loan and the Master Servicer is not otherwise terminated or (ii) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security or places one or more classes of such Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal, in either case publicly citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action and that rating action is not withdrawn within 60 days, then the Trustee, at the direction of the Companion Loan Noteholder, shall direct the Master Servicer to appoint a sub-servicer (or if a sub-servicer is then sub-servicing such Whole Loan, to appoint a new sub-servicer to service such Whole Loan, but only if such existing sub-servicer is in default after any applicable cure periods under the related sub-servicing agreement, and the Master Servicer shall be permitted to terminate the sub-servicing agreement due to such default) with respect all of the rights and obligations of the Master Servicer under this Agreement related to such Whole Loan. The Master Servicer shall appoint a replacement sub-servicer with respect to such Whole Loan; provided, that such sub-servicer meets the eligibility requirements of a successor master servicer under Section 7.02 (including receipt of a Rating Agency Confirmation relating to the Certificates and Companion Loan Securities, if any) and the eligibility requirements of each Other Pooling and Servicing Agreement.

(d)       Notwithstanding Section 7.01(b), (i) if any Special Servicer Termination Event occurs that affects a Companion Loan and the Special Servicer is not otherwise terminated or (ii) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security or places one or more classes of such Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal, in either case publicly citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action and that rating action is not withdrawn within 60 days,, then the Trustee, at the direction of the Companion Loan Noteholder, shall terminate the Special Servicer with respect to the related Whole Loan only, but no other Mortgage Loan.

(e)       If the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the “Terminating Party”) shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the “Terminated Party”), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Terminated Party has to Excess Servicing Fees, any rights it has hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Reimbursement Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 of this Agreement notwithstanding any such termination), and with respect to the Special Servicer, the right to receive any Workout Fee subsequent to its termination as Special Servicer, pursuant to Section 3.12(c) of this Agreement. No successor Special Servicer shall be entitled to such Workout Fee received by the terminated Special Servicer. On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder if and to the extent that it is a Certificateholder), the Mortgage Loans, the Companion Loans or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree in the event it is terminated pursuant to this Section 7.01 to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the applicable Whole Loan Collection Account, any REO Account, the Loss of Value Reserve Fund, any Gain-on-Sale Reserve Account, Lock-Box Account or Cash Collateral Account or which shall thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Master Servicer or successor Special Servicer (which may include the Trustee) all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Master Servicer or Special Servicer shall reasonably request (including electronic form), to enable it to assume the Master Servicer’s or Special Servicer’s function hereunder. All reasonable costs and expenses of the Terminating Party (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Terminated Party has not reimbursed such costs and expenses, the Terminating Party shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund.

In no event shall the Trustee or the Certificate Administrator be deemed to have knowledge of, or be aware of, any Master Servicer Termination Event or Special Servicer Termination Event until a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has received written notice thereof or has actual knowledge thereof.

No removal or replacement of the Master Servicer or the Special Servicer as contemplated by this Agreement shall become effective until (i) the Trustee or a successor Master Servicer or Special Servicer shall have assumed the resigning or terminated Master Servicer’s or Special Servicer’s responsibilities, duties, liabilities and obligations hereunder and (ii) any other information required under Section 10.03 or Section 10.09 has been delivered to any applicable Other Depositor with respect to any related Companion Loan.

Section 7.02     Trustee to Act; Appointment of Successor. Upon the receipt of a notice of termination by the Master Servicer or the Special Servicer pursuant to Section 7.01 of this Agreement, the Terminating Party (subject to Section 7.01(a) and Section 7.01(c)) shall be its successor, until a successor is appointed by the Directing Holder as provided in this Section 7.02 or Section 3.22(b), as applicable, in all respects in its capacity as the Master Servicer or the Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof, provided, that (i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a termination event for such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided to the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer’s or the Special Servicer’s termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as the Master Servicer or the Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan or any Companion Loan hereunder. As compensation therefor, the Terminating Party as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Compensation or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans or the Companion Loans that accrue after the date of the Terminating Party’s succession to which such predecessor Master Servicer or Special Servicer would have been entitled if such predecessor Master Servicer or Special Servicer, as applicable, had continued to act hereunder. If any Advances made by the Master Servicer or the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall if it is unable to so act or if the Holders of Certificates entitled to (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder), so request in writing to the Trustee, or, with respect to a Whole Loan, if an affected Companion Loan Noteholder so requests in writing to the Trustee, or if the Trustee is not an “approved” servicer by the Rating Agency for mortgage pools similar to the Trust Fund, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder; provided that the Trustee shall obtain a Rating Agency Confirmation with respect to the Certificates and any Companion Loan Securities. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder, which appointment has been approved, if no Control Termination Event has occurred and is continuing, by the Directing Holder, such approval not to be unreasonably withheld. Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. Pending the appointment of a successor to the Special Servicer, the Trustee shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans, Companion Loans or otherwise as it and such successor shall agree; provided, that no such compensation shall be in excess of that permitted to the Terminated Party hereunder, unless no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, in which case additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. Any successor Special Servicer shall be subject to the rights of the Directing Holder under Section 3.22(b) of this Agreement. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the resigning or terminated Master Servicer, it may reduce the Master Servicer’s Excess Servicing Fee Rate to the extent that its or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the resigning or terminated Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Master Servicer’s Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

Section 7.03     Notification to Certificateholders and Other Persons. (a) Upon its receipt of written notice of any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), the Operating Advisor and to each Companion Loan Noteholder at its address appearing in the Companion Loan Noteholder Register.

(b)       Within 30 days after the occurrence of any Servicer Termination Event or Operating Advisor Termination Event of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to the Depositor, the Certificate Administrator (who shall then notify all Holders of Certificates), the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement), and each Companion Loan Noteholder, notice of such Servicer Termination Event or Operating Advisor Termination Event, unless such Servicer Termination Event or Operating Advisor Termination Event shall have been cured or waived.

Section 7.04     Other Remedies of Trustee. During the continuance of any Servicer Termination Event, so long as the Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01 of this Agreement, shall have the right, in its own name as Trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and, in the case of any Companion Loan, of the related Companion Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (and, in the case of any Whole Loan, such amounts shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event.

Section 7.05     Waiver of Past Servicer Termination Events and Operating Advisor Termination Events; Termination. The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, together with each affected Companion Loan Noteholder (to the extent they are adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, as applicable), on behalf of all Holders of Certificates waive any termination event (within 20 days of the receipt of notice from the Certificate Administrator of the occurrence of such termination event) with respect to the Master Servicer, the Special Servicer or the Operating Advisor in the performance of its obligations hereunder and its consequences, except a termination event with respect to making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, any Whole Loan Collection Account or the Lower-Tier Distribution Account, or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past termination event, such termination event shall cease to exist, and any Servicer Termination Event or Operating Advisor Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other termination event or impair any right consequent thereon.

Section 7.06     Trustee as Maker of Advances. If the Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days of the Master Servicer Termination Event resulting from such failure by the Master Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by 12:00 noon (New York City time) on the related Distribution Date with respect to P&I Advances pursuant to the Trustee’s receipt of notice of failure pursuant to Section 4.07(a) of this Agreement unless the Trustee has received notice that such failure has been cured by 11:00 a.m. on such Distribution Date. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer’s rights with respect to Advances hereunder, including, without limitation, the Master Servicer’s rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable Advance (without regard to any impairment of any such rights of reimbursement caused by the Master Servicer’s failure to perform its obligations hereunder); provided, that if Advances made by the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance or any determination of nonrecoverability in connection therewith by the Master Servicer hereunder.

Section 7.07     Termination of the Operating Advisor. (a)  An “Operating Advisor Termination Event” means any one of the following events whether any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)        any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Operating Advisor by any party hereto or to the Operating Advisor, the Certificate Administrator and the Trustee by the Holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)       any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the Operating Advisor by any party to this Agreement;

(iii)      any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the Operating Advisor by any party to this Agreement;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)       the Operating Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(vi)      the Operating Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders by posting such notice on the Certificate Administrator’s Website and by mail, unless the Certificate Administrator has received notice that it has been remedied. If an Operating Advisor Termination Event has occurred then, and in each and every such case, so long as such Operating Advisor Termination Event shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Regular Certificates, the Trustee shall, terminate all of the rights and obligations of the Operating Advisor under this Agreement, other than rights and obligations accrued prior to such termination, including the right to receive all amounts accrued and owing to it under this Agreement, and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Operating Advisor; provided that no such termination shall be effective until a successor Operating Advisor has been appointed and has assumed all of the obligations of the Operating Advisor under this Agreement. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Operating Advisor Termination Event of which the Depositor has actual knowledge.

The holders of Voting Rights representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event hereunder may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the Certificate Administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the Trustee and the Certificate Administrator shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the Trust.

(b)       Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator shall promptly provide written notice thereof to the Operating Advisor and to all Certificateholders by (i) posting such notice on the Certificate Administrator’s Website and (ii) mail at their addresses appearing in the Certificate Register. Upon the written direction of Holders of Certificates evidencing more than 50% of the Voting Rights that exercise their right to vote (provided that Holders of at least 50% of the Voting Rights exercise their right to vote), the Trustee shall terminate all of the rights and obligations of the Operating Advisor with respect to the Mortgage Loans under this Agreement (other than rights and obligations accrued prior to such termination including the right to receive all amounts accrued and owing to it under this Agreement and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed. The provisions set forth in the foregoing sentences of this Section 7.07(b) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Operating Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions other than may arise, as a result of the failure to comply with the above described voting procedures. As between the Operating Advisor, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Operating Advisor.

(c)       On or after the receipt by the Operating Advisor of such written notice of termination, subject to the foregoing, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Operating Advisor shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination. As soon as practicable, but in no event later than 15 Business Days after (1) the Operating Advisor resigns pursuant to Section 6.04(a) of this Agreement or (2) the Certificate Administrator delivers such written notice of termination to the Operating Advisor, the Trustee shall upon the written direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of each

Class of Certificates appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an Affiliate of the Trustee and shall be the proposed Operating Advisor in the case of a termination pursuant to Section 7.07(b) of this Agreement; provided, that if the Trustee is acting as the successor Master Servicer or successor Special Servicer, neither the Trustee nor any of its Affiliates shall be the successor Operating Advisor. The Trustee shall provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer and the Certificate Administrator (and the Certificate Administrator shall promptly provide such notice to the Controlling Class Representative, each Companion Loan Noteholder and each Certificateholder) within one Business Day of such appointment. The Operating Advisor shall not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, an Other Depositor, an Other Servicer, an Other Special Servicer or an Affiliate of any of them. If any of such entities becomes the Operating Advisor, including by means of an Affiliation arising after the date hereof, the Operating Advisor shall immediately resign or cause an assignment under Section 6.04 of this Agreement and the Trustee shall upon the written direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates appoint a successor Operating Advisor subject to and in accordance with this Section 7.07(c), which successor Operating Advisor may be an Affiliate of the Trustee.

(d)       Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Certificateholders, any Companion Loan Noteholder, the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement) and, if no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative. If the Operating Advisor is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination).

Article VIII

CONCERNING THE TRUSTEE AND CERTIFICATE ADMINISTRATOR

Section 8.01     Duties of Trustee and Certificate Administrator. (a)  Each of the Trustee and the Certificate Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of a Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Section 7.02 and 7.05 of this Agreement shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)       The Trustee and the Certificate Administrator, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as the case may be, which are specifically required to be furnished to the Trustee or the Certificate Administrator pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed in Article II, any CREFC® reports, and any information delivered for posting to the Certificate Administrator’s Website), shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, that, the Trustee or the Certificate Administrator, as applicable, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall request the provider of such instrument to have the instrument corrected, and if the instrument is not corrected to such Trustee’s or such Certificate Administrator’s reasonable satisfaction, such Trustee or such Certificate Administrator will provide notice thereof to the Certificateholders.

(c)       None of the Trustee, the Certificate Administrator or any of their officers, directors, employees, agents or “control” persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided that, subject to Section 8.02 of this Agreement, no provision of this Agreement shall be construed to relieve the Trustee, the Certificate Administrator or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

(i)        The Trustee’s and the Certificate Administrator’s duties and obligations shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in regard to such party in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee or the Certificate Administrator, as the case may be, the Trustee and the Certificate Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as the case may be, that conform on their face to the requirements of this Agreement to the extent set forth herein without responsibility for investigating the contents thereof;

(ii)       Reserved;

(iii)      Neither the Trustee nor the Certificate Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 25% of the Percentage Interests (or such other higher or lower percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as the case may be, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as the case may be, under this Agreement;

(iv)      Neither the Trustee nor the Certificate Administrator nor any of their directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee or Certificate Administrator, respectively, and that is selected other than by the Trustee or Certificate Administrator, respectively, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

(v)       Neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee or Certificate Administrator in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund (and, in the case of any Whole Loan, any such costs and expenses shall be allocated in accordance with the allocation provisions of the related Intercreditor Agreement), and the Trustee or the Certificate Administrator, as applicable, shall be entitled, as provided in Section 3.06 hereof, to be reimbursed therefor from amounts on deposit in the Collection Account (and with respect to any Whole Loan, the related Whole Loan Collection Account) or the Distribution Account and identified on the Trust Ledger, unless such legal action arises out of the negligence or bad faith of the Trustee or Certificate Administrator, as applicable, or any breach of a representation or warranty of the Trustee or Certificate Administrator, as applicable, contained herein; and

(vi)      Neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee or Certificate Administrator, as applicable, may be required to act, unless a Responsible Officer of the Trustee or Certificate Administrator, as applicable, obtains actual knowledge of such act, failure or breach. Neither the Trustee nor the Certificate Administrator shall be deemed to have actual knowledge of the Master Servicer’s or the Special Servicer’s failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee or Certificate Administrator, as applicable, pursuant to this Agreement.

None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee or the Certificate Administrator, in its capacity as Certificate Administrator, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Certificate Administrator, as the case may be, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator, as the case may be, to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under this Agreement, except, in the case of the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Certificate Administrator shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this

Agreement and neither the Trustee nor the Certificate Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement. Notwithstanding any other provision hereof, when acting as the Master Servicer hereunder, the Trustee shall comply with the Servicing Standard.

Section 8.02     Certain Matters Affecting the Trustee and the Certificate Administrator. (a) Except as otherwise provided in Section 8.01 of this Agreement:

(i)        The Trustee and the Certificate Administrator may request and/or conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, direction of the Depositor, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Certificate Administrator shall have any responsibility to ascertain or confirm the genuineness of any such party or parties;

(ii)       Each of the Trustee and the Certificate Administrator may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with the written advice of such counsel or such Opinion of Counsel;

(iii)      (A) Neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as the case may be, security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as the case may be, against the costs, expenses and liabilities which may be incurred therein or thereby, provided that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Termination Event (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; and (B) the right of the Trustee and the Certificate Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee or the Certificate Administrator, as the case may be, shall not be answerable for other than its own negligence or willful misconduct or bad faith in the performance of any such act;

(iv)      None of the Trustee, the Certificate Administrator or any of their directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act shall be personally liable (A) for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, unless it shall be proved that the Trustee or the Certificate Administrator, as the case may be, was negligent in ascertaining the pertinent facts or (B) for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee or the Certificate Administrator, as the case may be, to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)       Neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to greater than 25% (or such other percentage as is specified herein) of the Percentage Interests of each affected Class; provided, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as the case may be, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, as the case may be, not reasonably assured to the Trustee or the Certificate Administrator, as the case may be, by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as the case may be, may require indemnity reasonably satisfactory to it from such requesting Holders against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, if a Servicer Termination Event or Operating Advisor Termination Event shall have occurred and be continuing relating to the Master Servicer, the Special Servicer or the Operating Advisor, respectively, and otherwise by the Certificateholders requesting the investigation;

(vi)      The Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder and the Trustee and the Certificate Administrator may perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys but shall not be relieved of the obligations hereunder; provided, that the Trustee or the Certificate Administrator, as the case may be, may not perform any duties hereunder through any Person that is a Prohibited Party;

(vii)     Other than in the case of actual fraud (as determined by a non-appealable final court order), in no event shall the Trustee or the Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Trustee or the Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action;

(viii)    In no event shall the Trustee or the Certificate Administrator be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God; provided, that such failure or delay is not also a result of its own negligence, bad faith or willful misconduct;

(ix)      Except as otherwise expressly set forth in this Agreement, Wells Fargo Bank, National Association acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) Wells Fargo Bank, National Association, acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) Wells Fargo Bank, National Association, acting in any other capacity hereunder, except, in the case of either clause (a) or clause (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Wells Fargo Bank, National Association, or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers, provided in any event, however, the knowledge of employees performing special servicing functions shall not be imputed to employees performing master servicing functions, and the knowledge of employees performing master servicing functions shall not be imputed to employees performing special servicing functions;

(x)       Nothing herein shall require the Trustee or the Certificate Administrator to act in any manner that is contrary to applicable law; and

(xi)      Nothing herein shall be construed as an obligation of the parties to this Agreement to advise the Certificateholders with respect to their rights and protections relative to the Trust.

(b)       Following the Startup Day, the Trustee and the Certificate Administrator shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee or the Certificate Administrator shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause an Adverse REMIC Event.

(c)       All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee and the Certificate Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee and the Certificate Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(d)       Neither the Trustee nor the Certificate Administrator shall have a duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Mortgage Loan Seller pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

(e)       Each of the Trustee and the Certificate Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee and Certificate Administrator, as the case may be, in each capacity for which it serves hereunder (including, without limitation, as Custodian, Certificate Registrar, 17g-5 Information Provider, Paying Agent and Authenticating Agent).

(f)        In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Certificate Administrator and the Trustee, as the case may be, are required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Certificate Administrator or the Trustee. Accordingly, each of the parties hereto agrees to provide to the Certificate Administrator and the Trustee, upon its respective request from time to time, such identifying information and documentation as may be available for such party in order to enable the Certificate Administrator and the Trustee to comply with Applicable Law.

Section 8.03     Trustee and Certificate Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer, or the Special Servicer and the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer assume no responsibility for their correctness. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any offering document used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Certificate Administrator shall be liable or responsible for: (i) the existence, condition and ownership of any Mortgaged Property; (ii) the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement) or the enforceability thereof; (iii) the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement); (iv) the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; (v) the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement); (vi) the compliance by the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of written notice or other discovery of any non-compliance therewith or any breach thereof; (vii) any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, the acts or omissions of any of the Depositor, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Certificate Administrator, the Master Servicer or Special Servicer pursuant to Section 7.02 of this Agreement) or any sub-servicer or any Borrower; any action of the Master Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02 of this Agreement) or any sub-servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; (viii) the failure of the Master Servicer or the Special Servicer or any sub-servicer to act or perform any duties required of them on behalf of the Trust Fund or the Trustee hereunder; or (ix) any action by or omission of the Trustee or the Certificate Administrator taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement) unless the taking of such action is not permitted by the express terms of this Agreement; provided, that the foregoing shall not relieve the Trustee or the

Certificate Administrator of their respective obligations to perform their duties as specifically set forth in this Agreement. The Trustee or the Certificate Administrator shall not be accountable for the use or application by the Depositor, the Certificate Administrator (in the case of the Trustee only), the Trustee (in the case of the Certificate Administrator only), the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Certificate Administrator (in the case of the Trustee only), the Trustee (in the case of the Certificate Administrator only), the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Accounts, any Whole Loan Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Lock-Box Account, the Cash Collateral Account, the Reserve Accounts, the Interest Reserve Account, any REO Account or any Gain-on-Sale Reserve Account or any other account maintained by or on behalf of the Certificate Administrator, the Master Servicer or the Special Servicer, other than any funds held by the Trustee or the Certificate Administrator. Neither the Trustee nor the Certificate Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate “to the extent permitted by applicable law,” the Trustee or the Certificate Administrator, as the case may be, shall assume that such payment is so permitted unless a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law. The Depositor is not obligated to monitor or supervise the performance of the Trustee or the Certificate Administrator under this Agreement or otherwise.

Section 8.04     Trustee and Certificate Administrator May Own Certificates. The Trustee, the Certificate Administrator and any agent of the Trustee or the Certificate Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Initial Purchaser in banking transactions, with the same rights it would have if it were not Trustee, Certificate Administrator or such agent, as the case may be.

Section 8.05     Payment of Trustee’s and Certificate Administrator’s Fees and Expenses; Indemnification. (a) On each Distribution Date, prior to the distribution of amounts to the Certificateholders, the Certificate Administrator shall be entitled to withdraw and pay the Trustee and itself its respective portion of the Certificate Administrator/Trustee Fee, as reasonable compensation from amounts remitted to the Lower-Tier Distribution Account (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), for all services rendered in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee and the Certificate Administrator at the Certificate Administrator/Trustee Fee Rate. The Trustee’s fee shall be paid as a portion of the Certificate Administrator/Trustee Fee.

(b)       If the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (other than the rights of the Special Servicer to receive any Workout Fee specified in Section 3.12(c) of this Agreement if the Special Servicer is terminated).

(c)       The Trustee, the Custodian and the Certificate Administrator shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Custodian or the Certificate Administrator pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), which the Certificate Administrator will be entitled to withdraw from the Distribution Accounts prior to the distribution to Certificateholders to the extent set forth herein and to the extent such payments are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith; provided, that, subject to the last paragraph of Section 8.01 and Section 8.02(a)(iii) of this Agreement, the Trustee, the Custodian or the Certificate Administrator shall not refuse to perform any of their respective duties hereunder solely as a result of the failure to be paid their respective portion of the Certificate Administrator/Trustee Fee, or the Trustee’s, Custodian’s or Certificate Administrator’s previously-incurred expenses, as applicable. The term “unanticipated expenses incurred by the REMIC” shall include any fees, expenses and disbursement of any separate Trustee or co-Trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and are attributable to the Lower-Tier REMIC or the Upper-Tier REMIC and the losses, liabilities, damages, claims or expenses (including reasonable attorneys’ fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement attributable to the Lower-Tier REMIC or the Upper-Tier REMIC, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01 of this Agreement.

The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or Special Servicer (except in the case of removal of the Special Servicer without cause), as applicable, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence, willful misconduct or bad faith of the Trustee.

(d)       Each of the Certificate Administrator, the Custodian, the Paying Agent, the Trustee, the Depositor, the Master Servicer and the Special Servicer (each, for purposes of this Section 8.05(d), an “Indemnifying Party”) shall (severally and not jointly) indemnify the Trustee (both in its capacity as Trustee and individually) and the Certificate Administrator (in its capacity as Certificate Administrator, Custodian, Paying Agent and individually) and each of their Affiliates and each of the partners, shareholders, members, managers, directors, officers, employees, representatives and agents of the Trustee and the Certificate Administrator and each of their Affiliates (each, for purposes of this Section 8.05(d), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith, fraud or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer, any agent of the Master Servicer or sub-servicer).

The Trust Fund shall indemnify each Indemnified Party and the Custodian from, and hold it harmless against, any and all losses, liabilities, damages, penalties, fines, forfeitures, judgments, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement, the Mortgage Loans or the Certificates other than (i) resulting from the willful misconduct, bad faith, fraud or negligence of the Indemnified Party or the Custodian, as applicable, in the performance of its obligations and duties under this Agreement, (ii) by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Indemnified Party or the Custodian, as applicable, made in this Agreement and (iii) as to which such Indemnified Party or the Custodian, as applicable, is entitled to indemnification pursuant to this Section 8.05(d). The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

For the avoidance of doubt, with respect to any indemnification provisions in this Agreement providing that the issuing entity or a party to this Agreement is required to indemnify another party to this Agreement for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

(e)       Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation, removal or termination of the Trustee or the Certificate Administrator, as the case may be, regarding rights accrued prior to such resignation, removal or termination and (with respect to any acts or omissions during its respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Administrator, the Certificate Registrar or the Custodian.

(f)       This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

(g)       Each of the Certificate Administrator, the Custodian, the Paying Agent and the Trustee (in each case with respect to itself only, for purposes of this Section 8.05(g), an “Indemnifying Party”) shall (severally and not jointly) indemnify the Trust Fund, the Depositor, the Master Servicer, the Special Servicer and each other, and each of their respective Affiliates and each of the partners, shareholders, members, managers, directors, officers, employees, representatives and agents of the Master Servicer and the Special Servicer and their respective Affiliates (each, for purposes of this Section 8.05(g), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard of its obligations and duties hereunder.

(h)       The Certificate Administrator (for purposes of this Section 8.05(h), the “Indemnifying Party”) shall, solely in its capacity as the 17g-5 Information Provider, indemnify the Mortgage Loan Seller and Deutsche Bank Securities Inc. (each, for purposes of this Section 8.05(h), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to (i) the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard of its obligations and duties hereunder or (ii) a determination by the Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of negligent disregard referred to in clause (i) above by the Indemnifying Party.

(i)       Each of the Certificate Administrator, the Custodian, the Paying Agent, the Authenticating Agent, the Certificate Registrar and the Trustee (in each case with respect to itself only, for purposes of this Section 8.05(i), an “Indemnifying Party”) shall (severally and not jointly) indemnify the Trust Fund, the Depositor and the Retaining Sponsor and each other, and each of their respective Affiliates and each of the partners, shareholders, members, managers, directors, officers, employees, representatives and agents of the Depositor and the Retaining Sponsor and their respective Affiliates (each, for purposes of this Section 8.05(i), an “Indemnified Party”), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) that the Indemnified Party may sustain as a result of or relating to a violation of the Exchange Act or Risk Retention Rule if such violation, in whole or in part, arises out of or results from the applicable Indemnifying Party’s willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties, in each case, as set forth under Section 5.01(j) and Section 5.02(m) of this Agreement.

Section 8.06     Eligibility Requirements for Trustee and Certificate Administrator. The Trustee and Certificate Administrator hereunder shall at all times:

(i)        be a corporation, national bank, national banking association or a trust company organized and doing business under the laws of any state or the United States of America,

(ii)       be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement,

(iii)      have a combined capital and surplus of at least $100,000,000,

(iv)      be subject to supervision or examination by federal or state authority and, solely in the case of the Trustee, shall not be an Affiliate of the Master Servicer or the Special Servicer (except, in the case of the Trustee, during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer, as the case may be, pursuant to Section 7.02 of this Agreement),

(v)       not be a Prohibited Party,

(vi)      be an institution insured by the Federal Deposit Insurance Corporation, and

(vii)     have a rating on its long-term senior unsecured debt of at least “A2” by Moody’s and “A” by Fitch or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation; provided that the Trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it has a rating on its long-term unsecured debt of at least “Baa2” by Moody’s and “A-” by Fitch, (b) it has a rating on its short-term debt obligations of at least “P-2” by Moody’s and “F1” by Fitch, and (c) the Master Servicer has a rating on its long-term senior unsecured debt of at least “A2” by Moody’s and “A+” by Fitch.

Notwithstanding the foregoing, if the Trustee or the Certificate Administrator meets the provisions of clauses (i) through (iii), (v) and (vi) above, but does not meet the provisions of clause (iv) above, the Trustee or the Certificate Administrator, as the case may be, shall be deemed to meet the provisions of such clause (iv) if it appoints a fiscal agent as a back-up liquidity provider, provided that such fiscal agent meets the provisions of clauses (i) through (vi) above and shall have assumed in writing all obligations of the Trustee or the Certificate Administrator, as the case may be, to make Advances under this Agreement as and when required of the Trustee or the Certificate Administrator, as the case may be. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of any Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07 of this Agreement, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. If at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Certificate Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07 of this Agreement.

Section 8.07     Resignation and Removal of Trustee and Certificate Administrator. The Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Directing Holder and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement). Upon notice of resignation from the Trustee, the Depositor shall use its reasonable best efforts to promptly appoint a successor trustee, the appointment of which is subject to the requirements contained in Section 8.06 of this Agreement and shall be, if no Control Termination Event has occurred and is continuing, reasonably acceptable to the Directing Holder. Upon notice of resignation from the Certificate Administrator, the Trustee shall promptly appoint a successor certificate administrator, the appointment of which is subject to the requirements contained in Section 8.06 of this Agreement. If no successor trustee or certificate administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor. The Trustee or the Certificate Administrator, as applicable, shall bear all reasonable out of pocket costs and expenses of each other party hereto and the Rating Agency in connection with its resignation.

If at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 of this Agreement and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or the Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator, as the case may be (or of its property), shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator, as the case may be (or of its property or affairs), for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Certificate Administrator (if different than the Trustee) shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee’s or Certificate Administrator’s, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Certificate Administrator pursuant to Section 4.02 and such failure shall continue unremedied for a period of five (5) days, or if the Certificate Administrator fails to make distributions required pursuant to Section 4.01 or Section 9.01, then the Depositor or the Master Servicer may remove the Trustee or the Certificate Administrator, as the case may be, and the Depositor or the Master Servicer shall promptly appoint a successor by written instrument, which shall be delivered to the Trustee or the Certificate Administrator, as the case may be, so removed and to the successor.

The Holders of Certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the Trustee or the Certificate Administrator and appoint a successor by written instrument or instruments, in eight originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the successor trustee or certificate administrator, as applicable.

In addition, if the Trustee or the Certificate Administrator is terminated without cause, the terminating party shall pay all of the expenses of the Trustee or the Certificate Administrator, as the case may be, necessary to affect the transfer of its responsibilities to the successor.

If the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses, indemnities, and other amounts accrued or owing to it under this Agreement, plus interest at the Reimbursement Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

If the Certificate Administrator is terminated or removed pursuant to this Section 8.07, (i) all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, indemnities, expenses and other amounts accrued or owing to it under this Agreement with respect to periods prior to the date of such termination or removal) and (ii) such resignation, termination, or removal shall be effective with respect to each of its other capacities hereunder except its capacity as Custodian (but including, without limitation, its capacities as Certificate Registrar, 17g-5 Information Provider, Paying Agent and Authenticating Agent).

Upon the resignation, assignment, or transfer of the Trustee or its business to a successor, or upon the termination of the Trustee, (a) the outgoing Trustee, at its own expense without right to reimbursement therefor, shall (A) endorse the original executed Mortgage Note for each Mortgage Loan (to the extent that the original executed Mortgage Note for each Mortgage Loan was endorsed to the outgoing Trustee), without recourse, representation or warranty, express or implied, to the order of the successor, as trustee for the registered holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME or in blank, and (B) in the case of the other assignable Loan Documents (to the extent such other Loan Documents were assigned to the outgoing Trustee), assign and record such Loan Documents to such successor, and such successor shall review the documents delivered to it or to the Custodian with respect to each Mortgage Loan, and certify in writing that, as to each Mortgage Loan then subject to this Agreement, such endorsement and assignment has been made; (b) if any original executed Mortgage Note for a Mortgage Loan was not endorsed to the outgoing Trustee, the Custodian shall deliver such Mortgage Note to the successor trustee and the Custodian shall cooperate with any successor trustee to ensure that such Mortgage Note is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor trustee, as trustee for the registered holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME or in blank. If any assignable Loan Document (other than the Mortgage Note) was not assigned to the outgoing Trustee or if the Trustee is removed pursuant to Section 8.07 without cause, with respect to the Loan Documents identified in clause (B) of the preceding sentence, the Custodian shall deliver such Loan Document to the successor trustee and, if appropriate, such Loan Documents shall be recorded at the expense of the Trust (i) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Controlling Class Representative, (ii) after the occurrence and continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, after consultation with the Controlling Class Representative and the Operating Advisor and (iii) after the occurrence of a Consultation Termination Event, after consultation with the Operating Advisor and the reasonable cooperation (as determined by the Depositor) of the Depositor.

Section 8.08     Successor Trustee and Certificate Administrator. (a) Any successor trustee or certificate administrator shall execute, acknowledge and deliver to the Depositor, the Operating Advisor, the Master Servicer, the Certificate Administrator (or in the case of a successor certificate administrator, to the predecessor Certificate Administrator) and the Trustee, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator, as applicable, shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator, as applicable, herein; provided that such successor shall satisfy the requirements contained in Section 8.06 of this Agreement. The predecessor Trustee or Certificate Administrator, as applicable, shall deliver to its successor all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee or Certificate Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor all such rights, powers, duties and obligations. No successor trustee or certificate administrator, as the case may be, shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.06 of this Agreement.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

(b)       Any successor trustee appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

Section 8.09     Merger or Consolidation of Trustee or Certificate Administrator. Any Person into which the Trustee or the Certificate Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator, shall be the successor of the Trustee or the Certificate Administrator, as the case may be, hereunder; provided that such Person shall be eligible under the provisions of Section 8.06 of this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or the Certificate Administrator, as applicable, shall notify the other parties hereto of any such event, and the Certificate Administrator shall post notice of such merger or consolidation to the Certificate Administrator’s Website in accordance with Section 3.14(d) of this Agreement and provide notice of such event to the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement).

Section 8.10     Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, or for enforcement actions, or where a conflict of interest exists, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trust) as co-Trustee or co-Trustees, jointly with the Trustee, or separate Trustee or separate Trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-Trustee or separate Trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-Trustee(s) or separate Trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-Trustee or separate Trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate Trustee or co-Trustee solely at the direction of the Trustee.

No Trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee, or if the separate Trustee or co-Trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate Trustee or co-Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate Trustee or co-Trustee be entitled to any provision relating to the conduct of, affecting the liability of or affording protection to such separate Trustee or co-Trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

Any separate Trustee or co-Trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Article IX

TERMINATION

Section 9.01     Termination. (a) The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Certificate Administrator and the Trustee created hereby with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders and the Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of this Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of this Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to this Agreement of the last asset held by the Trust Fund; provided, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

For purposes of this Section 9.01, the Sole Certificateholder shall have the first option to terminate the Trust Fund, pursuant to Section 9.01(g), and then the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Special Servicer and the Master Servicer, in that order, shall have the option to terminate the Trust Fund pursuant to subsection (c). For purposes of this Section 9.01, the Directing Holder with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

(b)       The Trust Fund, the Lower-Tier REMIC and the Upper-Tier REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a “plan of complete liquidation” within the meaning of Section 860F(a)(4)(A) of the Code providing for the actions contemplated by the provisions hereof and pursuant to which the applicable Notice of Termination is given, and requiring that the Trust Fund, the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) of this Agreement shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Notwithstanding the termination of the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Fund, the Certificate Administrator shall be responsible for filing the final Tax Returns for each such Trust REMIC for the period ending with such termination, and shall retain books and records with respect to such Trust REMICs for the same period of retention for which it maintains its own tax returns or such other reasonable period. The Trustee shall sign all Tax Returns and other reports required by this Section.

(c)       The Certificateholder owning a majority of the Percentage Interest of the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(i)        100% of the Stated Principal Balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(ii)       the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(iii)      all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such

Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(iv)      the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees and Trust Fund expenses.

If the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer purchases all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund in accordance with this Section 9.01(c), the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account, as applicable, not later than the Master Servicer Remittance Date relating to the Anticipated Termination Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a) of this Agreement, which portion shall be deposited in the Collection Account). In addition, the Master Servicer shall transfer to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, as applicable, all amounts required to be transferred thereto on the Master Servicer Remittance Date from the Collection Account, together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation by the Master Servicer in writing that it has transferred all such amounts to the Certificate Administrator, the Custodian shall release or cause to be released to the Certificateholder owning a majority of the Percentage Interests in the Controlling Class, the Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by such purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Article IX.

For purposes of this Section 9.01, the Directing Holder with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

As a condition to the purchase of the assets of the Trust Fund pursuant to this Section 9.01(c), the purchaser shall deliver to the Trustee and the Certificate Administrator an Opinion of Counsel, which shall be at the expense of such purchaser, stating that such termination will be a “qualified liquidation” under Section 860F(a)(4)(A) of the Code. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

(d)       If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Certificate Administrator shall determine as soon as practicable the Distribution Date on which the Certificate Administrator reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made to the Holders of outstanding Certificates, notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance of each Class of Certificates, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01(b) of this Agreement; provided, that, if no such Classes of Certificates are then outstanding, the final distribution shall be made (i) to the Holders of the Class R Certificates (in respect of the Class LTR Interest) of any amount remaining in the Collection Accounts, the Lower-Tier Distribution Account, and (ii) to the Holders of the Class R Certificates (in respect of the Class UTR Interest) of any amount remaining in the Upper-Tier Distribution Account.

(e)       Notice of any termination of the Trust Fund pursuant to this Section 9.01 shall be mailed by the Certificate Administrator to Certificateholders (with a copy to the Trustee, the Master Servicer, the Special Servicer, the Mortgage Loan Seller, the Operating Advisor, the related Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement)), at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Certificate Administrator to Certificateholders shall:

(i)        specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

(ii)       specify the amount of any such final distribution, if known; and

(iii)      state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Certificate Administrator shall promptly mail notice thereof to each Certificateholder.

(f)       Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor certificate administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(g)       Following the date on which the aggregate Certificate Balance of the Class A, Class B and Class C Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange; provided that such Sole Certificateholder pays to the Certificate Administrator as additional compensation an amount equal to one day of interest calculated at the Prime Rate on the aggregate Certificate Balance of the Sequential Pay Certificates as of the first day of the current calendar month and such Sole Certificateholder pays to the Master Servicer as additional compensation an amount equal to (i) the product of (a) the Prime Rate, (b) the aggregate Certificate Balance of the then outstanding Certificates (other than the Class R Certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the Trust Fund and such payments shall be treated as made by the Sole Certificateholder directly to the Certificate Administrator and the Master Servicer and not through or by either of the Trust REMICs. If the Sole Certificateholder elects to exchange all of the then-outstanding Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.06(a) of this Agreement or that may be withdrawn from the Distribution Accounts pursuant to Section 3.06(g) of this Agreement, but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on such Servicer Remittance Date from the Collection Account pursuant to Section 3.05 of this Agreement. Upon confirmation from the Certificate Administrator that such final deposits have been made and following the surrender of all the then-outstanding Certificates (other than the Class R Certificates) on the final Distribution Date to the Certificate Administrator, the Custodian shall upon receipt of a Request for Release from the Master Servicer, release to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund and the Trust Fund shall be liquidated in accordance with this Article IX. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to this Article IX. Solely for federal income tax purposes, the Sole

Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of its Certificates (other than the Class R Certificates), plus accrued, unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributable in respect of the Lower-Tier Regular Interests and such Certificates.

(h)       [Reserved.]

(i)        The duties of the Operating Advisor under this Agreement will terminate, without cost or expense to the Operating Advisor, upon termination of the Trust Fund.

Article X

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 10.01     Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article X of this Agreement is, among other things, to facilitate compliance by any Other Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Except as expressly required by Sections 10.07, 10.08 and 10.09, the Depositor shall not, and no Other Depositor may, exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor, or any Other Depositor, in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with the COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, and any Companion Loan Securities, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, any Other Depositor and any Other Exchange Act Reporting Party, as applicable, to deliver to the Depositor or Other Depositor, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, any Other Depositor or any Other Exchange Act Reporting Party, as applicable, to permit any Other Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Custodian, as applicable, and any Sub-Servicer, or the servicing of the Whole Loans, reasonably believed by the Depositor or any Other Depositor, as applicable, in good faith to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 10.01, but in any event shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or any Other Depositor, as applicable, to satisfy any related filing requirements. For purposes of this Article X, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

Section 10.02     Succession; Sub-Servicers; Subcontractors. (a)  For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 10.07 of this Agreement), in connection with the succession to the Master Servicer and Special Servicer or any Sub-Servicer as servicer or sub-servicer (to the extent such Sub-Servicer is a “servicer” meeting the criteria contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Master Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and Special Servicer or any such Sub-Servicer, the Master Servicer or Special Servicer, as applicable (depending on whether such succession involves it or one of its Sub-Servicers), shall provide to any Other Depositor as to which the applicable Companion Loan is affected, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, and otherwise no later than one (1) Business Day after such effective date of succession, (x) written notice to the Depositor and each such Other Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to each such Other Depositor, all information relating to such successor servicer reasonably requested by any such Other Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(b)       For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Special Servicer, any Sub-Servicer, the Certificate Administrator, the Trustee and the Custodian (each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Custodian and each Sub-Servicer, for purposes of this Section 10.02(b) and Section 10.02(c), a “Servicing Party”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicing Party shall promptly upon request provide to any Other Depositor as to which the applicable Companion Loan is affected, a written description (in form and substance satisfactory to each such Other Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicing Party during the preceding calendar year, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. Each Servicing Party shall cause any Subcontractor utilized by such Servicing Party that is determined to be a Servicing Function Participant to comply with the provisions of Section 10.08 and Section 10.09 of this Agreement to the same extent as if such Subcontractor were such Servicing Party. Such Servicing Party shall obtain from each such Subcontractor (or, in the case of each Sub-Servicer set forth on Exhibit Y, shall use commercially reasonable efforts to obtain from such Sub-Servicer) and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 10.08 and Section 10.09 of this Agreement, in each case, as and when required to be delivered.

(c)       For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicing Party engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicing Party shall be responsible for determining whether such Subcontractor is a

“servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicing Party determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, and the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which the applicable Companion Loan is affected, of any such Sub-Servicer and Sub-Servicing Agreement. No Sub-Servicing Agreement (other than such agreements relating to a Sub-Servicer set forth in Exhibit Y) shall be effective until five (5) Business Days after such written notice is received by the Depositor, the Certificate Administrator and each such Other Depositor. Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable each Other Exchange Act Reporting Party as to which the applicable Companion Loan is affected, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)       For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Trustee or Certificate Administrator under this Agreement by any Person (i) into which the Trustee or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or Certificate Administrator, the Trustee or Certificate Administrator, as applicable, shall notify the Depositor and each Other Depositor, at least ten (10) Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 10.06 of this Agreement) and shall furnish pursuant to Section 10.06 of this Agreement to each Other Depositor in writing and in form and substance reasonably satisfactory to the Depositor and each Other Depositor, all information reasonably necessary for each Other Exchange Act Reporting Party to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 10.03     Other Securitization’s Filing Obligations. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Custodian shall (and shall cause (or, in the case of each Sub-Servicer set forth on Exhibit Y, shall use commercially reasonable efforts to cause) each Additional Servicer and Servicing Function Participant utilized thereby to) reasonably cooperate with each Other Depositor in connection with the satisfaction of each Other Securitization’s reporting requirements under the Exchange Act.

Section 10.04     Form 10-D Disclosure. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date (using commercially reasonable efforts), (i) the parties as set forth on Schedule IV to this Agreement, shall be required to provide to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or

Responsible Officer thereof has knowledge thereof (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, and (ii) the parties listed on Schedule IV to this Agreement shall include with such Additional Form 10-D Disclosure application to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit Y, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit CC to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule IV to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.

Section 10.05     Form 10-K Disclosure. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, by March 1st, commencing in March 2019, (i) the parties listed on Exhibit CC to this Agreement shall be required to provide (and with respect to any Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act Reporting purposes, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in house legal department of such party), in EDGAR compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Schedule V to this Agreement applicable to such party, and (ii) the parties listed on Exhibit CC to this Agreement shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit Y, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit CC to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule V to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.

Section 10.06     Form 8-K Disclosure. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), within one Business Day after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”) (using commercially reasonable efforts), but in no event later than the end of business (New York City time) on the second Business Day after the occurrence of a Reportable Event, (i) the parties set forth on Schedule VI to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit Y, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Depositor and each Other Exchange Act Reporting Party to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Depositor, each such Other Exchange Act Reporting Party and such providing parties, any Form 8-K Disclosure Information described on Schedule VI to this Agreement as applicable to such party, if applicable, and (ii) the parties listed on Schedule VI to this Agreement shall include with such Form 8-K Disclosure Information applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit Y, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit CC. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule VI of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information.

Section 10.07     Annual Compliance Statements. On or before March 1 of each year, commencing in 2019, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of a Whole Loan) and, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Custodian, any Additional Servicer and each Servicing Function Participant, each at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit Y with which it has entered into a servicing relationship with respect to a Whole Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each such Servicing Function Participant and each of the Master Servicer, Special Servicer, the Certificate Administrator, the Trustee and the Custodian, a “Certifying Servicer”) to the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only) and the 17g-5 Information Provider (who shall post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable)), the Trustee, the Depositor and the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization, the applicable Other Depositor and Other Exchange Act Reporting Party), an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement or the applicable sub-servicing agreement, as applicable, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement or the applicable sub-servicing agreement, as applicable, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such Officer’s Certificate, the Depositor (and, in the case of a Companion Loan that is part of an Other Securitization, the applicable Other Depositor and Other Exchange Act Reporting Party) may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, respectively, or any related Servicing Function Participant with which the Master Servicer or the Special Servicer, as applicable, has entered into a servicing relationship with respect to the Mortgage Loans or the Companion Loans in the fulfillment of any Certifying Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each such Certifying Servicer that serviced the Mortgage Loans or a Companion Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered. Copies of all Officer’s Certificates delivered pursuant to this Section 10.07 shall be made available to any Privileged Person by the Certificate Administrator by posting such Compliance Report to the Certificate Administrator’s Website. Notwithstanding the foregoing, the Trustee shall not be required to deliver an annual compliance statement with respect to any period during which there was no Relevant Servicing Criteria applicable to it.

Section 10.08     Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 1 of each year, commencing in 2019, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Whole Loan) and, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Trustee and the Custodian, each at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit Y with which it has entered into a servicing relationship with respect to a Whole Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Custodian and any Servicing Function Participant, as the case may be, a “Reporting Servicer”) to the Certificate Administrator and the 17g-5 Information Provider (who shall promptly post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable), the Trustee, the Depositor and the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization, the applicable Other Depositor and Other Exchange Act Reporting Party), a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that, to the best of such Reporting Servicer’s knowledge, such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of the end of and for the preceding calendar year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such

Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 10.08 shall be provided to any Certificateholder, upon the written request therefor, by the Certificate Administrator. Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it.

Each such report shall be addressed to the Depositor and each Other Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Relevant Servicing Criteria. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such report, the Depositor and each Other Depositor may review each such report and, if applicable, consult with the each Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria.

(b)       On the Closing Date, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian and the Trustee each acknowledge and agree that Schedule II to this Agreement sets forth the Relevant Servicing Criteria for such party.

(c)       No later than 30 days after the end of each fiscal year for the Trust, the Master Servicer, the Special Servicer and, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Trustee and the Custodian shall notify the Certificate Administrator, the Depositor, each Other Exchange Act Reporting Party and each Other Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer and, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Trustee and the Custodian submit their assessments pursuant to Section 10.08(a) of this Agreement, such parties, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 10.09) of each Servicing Function Participant engaged by it. The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d)       In the event the Master Servicer, the Special Servicer or, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Trustee or the Custodian is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, if the Servicing Function Participant is a Sub-Servicer set forth on Exhibit Y, shall use commercially reasonable efforts to cause) any Servicing Function Participant engaged by it to provide (and the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Custodian shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 11.08, coupled with an attestation as required in Section 11.09 in respect of the period of time that the Master Servicer, the Special Servicer or, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate

Administrator, the Trustee or the Custodian was subject to this Agreement or the period of time that the Servicing Function Participant was subject to such other servicing agreement.

Section 10.09     Annual Independent Public Accountants’ Servicing Report. On or before March 1 of each year, commencing in 2019, the Master Servicer, the Special Servicer and, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Trustee and the Custodian, each at its own expense, shall cause (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit Y with which it has entered into a servicing relationship with respect to a Whole Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to cause, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Custodian or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Certificate Administrator (who shall post it to the Certificate Administrator’s Website), the Depositor, the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization, the applicable Other Depositor and Other Exchange Act Reporting Party), the Operating Advisor (in the case of the Special Servicer only) and the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Copies of all statements delivered pursuant to this Section 10.09 shall be made available to any Privileged Person by the Certificate Administrator posting such statement on the Certificate Administrator’s Website pursuant to Section 3.14(b). Notwithstanding the foregoing, the Trustee shall not be required to deliver an annual independent public accountants’ servicing report with respect to any period during which there was no Relevant Servicing Criteria applicable to it.

For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, promptly after receipt of such report from the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Custodian or any Servicing Function Participant, the Depositor and each Other Depositor may review the report and, if applicable, consult with the Master Servicer, the Special Servicer or, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator as to the nature of any defaults by the Master Servicer, the

Special Servicer, the Certificate Administrator, the Trustee, the Custodian or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or any Companion Loan, as the case may be, in the fulfillment of any of the Master Servicer’s, the Special Servicer’s, the Operating Advisor’s, the Certificate Administrator’s, the Trustee’s, the Custodian’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub-servicing agreement.

Section 10.10     Significant Obligor. With respect to a Companion Loan that an applicable Other Depositor has notified the Master Servicer in writing that the Mortgaged Property is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization that includes such Companion Loan and of the distribution date in such Other Pooling and Servicing Agreement, the Master Servicer shall, solely to the extent the Master Servicer is in receipt of the updated financial statements of such “significant obligor” for any calendar quarter (other than the fourth calendar quarter of any calendar year) (beginning with the first calendar quarter following receipt of such notice from the Other Depositor) or the updated financial statements of such “significant obligor” for any calendar year (beginning with the first calendar year following receipt of such notice from the Other Depositor), as applicable, from the related Borrower or the Special Servicer, as applicable, deliver to the Other Certificate Administrator on or prior to the day that occurs two (2) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seven (7) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (A) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seventeen (17) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of such “significant obligor”, together with the net operating income of such significant obligor for the applicable period as calculated by the Master Servicer in accordance with the CREFC® guidelines and (B) if such financial statement receipt occurs less than twelve (12) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than seventeen (17) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of such “significant obligor”, together with the net operating income for the applicable period as reported by the Borrowers in such financial statements. If an Other Depositor has notified the Master Servicer in writing that the Mortgaged Property is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization that includes a Companion Loan and the Master Servicer has not received the financial statements required under the related Loan Documents satisfactory to comply with its obligations under this Section 10.10, the Master Servicer shall request from the related Borrower or Special Servicer, as applicable, the net operating income of the significant obligor for the relevant calendar year in time for the Master Servicer, assuming timely receipt of such information from the related Borrower or Special Servicer, as applicable, to meet its obligations under Section 10.10 of this Agreement.

If the Master Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of such “significant obligor” within ten (10) Business Days after the date such financial information is required to be delivered under the related Loan Documents, the Master Servicer shall notify the Other Depositor with respect to such Other Securitization that includes such related Companion Loan (and shall cause each applicable sub-servicing agreement to require any related Sub-

Servicer to notify such Other Depositor) that it has not received them. The Master Servicer shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of such Other Depositor under the Exchange Act) to obtain the periodic financial statements of the related Borrower under the related Loan Documents.

The Master Servicer shall (and shall cause each applicable sub-servicing agreement to require any related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the Borrowers to obtain the required financial information and is unsuccessful and, within five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed with respect to the Other Securitization, shall forward an Officer’s Certificate evidencing its attempts to obtain this information to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization. This Officer’s Certificate should be addressed to the certificate administrator at its corporate trust office, as specified in the related Other Pooling and Servicing Agreement.

Section 10.11     Sarbanes-Oxley Backup Certification. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Operating Advisor, the Certificate Administrator, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall provide (and with respect to any other Servicing Function Participant of such party, shall cause such Servicing Function Participant to provide) to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization (the “Certifying Person”) no later than March 15 of the year following the year to which the Form 10-K of such Other Securitization relates or, if March 15 is not a Business Day, on the immediately following Business Day, a certification (each, a “Performance Certification”), in the form attached hereto as Exhibit O, Exhibit P, Exhibit Q, Exhibit R, Exhibit T, Exhibit U or Exhibit V, as applicable, upon which each Certifying Person, the entity for which such Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Persons, “Certification Parties”) can reasonably rely. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 10.11 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be. Notwithstanding the foregoing, the Trustee shall not be required to deliver such certification with respect to any period during which there was no Relevant Servicing Criteria applicable to it.

Notwithstanding the foregoing, nothing in this Section 10.08 shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties (other than a Sub-Servicer, Additional Servicer or any other third party retained by it that is not a Sub-Servicer listed on Exhibit Y or a Sub-Servicer appointed pursuant to Section 3.01(c)), (ii) to certify information other than to such Reporting Servicer’s knowledge and in accordance with such Reporting Servicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

Section 10.12     Indemnification. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian (if the Custodian is a separate entity from the Certificate Administrator), the Certificate Administrator and the Trustee shall indemnify and hold harmless each Certification Party, the Depositor (and any Other Depositor related to an Other Securitization that includes such Companion Loan), their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of (i) the failure to perform its obligations to the Depositor (or any Other Depositor related to an Other Securitization that includes such Companion Loan) or Certificate Administrator (or any Other Trustee related to an Other Securitization that includes such Companion Loan) under this Article X by the time required, (ii) any untrue statement or alleged untrue statement of a material fact contained in any information (x) regarding such party or any Servicing Function Participant, Additional Servicer or subcontractor engaged by it (other than any Mortgage Loan Seller Sub-Servicer), (y) prepared by any such party described in clause (x) or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party in connection with the performance of such party’s obligations described in this Article X, or the omission or alleged omission to state in any such information a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the applicable party shall be entitled to participate in any action arising out of the foregoing and the Depositor shall consult with such party with respect to any litigation or audit strategy, as applicable, in connection with the foregoing and any potential settlement terms related thereto, (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer) to perform its obligations to the Depositor (or any Other Depositor related to an Other Securitization that includes such Companion Loan) or Certificate Administrator (or any Other Trustee related to an Other Securitization that includes such Companion Loan) under this Article X by the time required or (iv) any Deficient Exchange Act Deliverable.

In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator and the Trustee shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement) with the Depositor or the Other Depositor as necessary for the Depositor or the Other Depositor to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (“Reporting Requirements”).

In connection with comments provided to the Depositor or any Other Depositor from the Commission regarding information (x) delivered by the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator, the Trustee, a Servicing Function Participant or an Additional Servicer, as applicable (“Affected Reporting Party”), (y) regarding such Affected Reporting Party, and (z) prepared by such Affected

Reporting Party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information, which information is contained in a report filed by the Depositor or Other Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s or Other Depositor’s filing of such report, the Depositor or Other Depositor shall promptly provide to such Affected Reporting Party any such comments which relate to such Affected Reporting Party. Such Affected Reporting Party shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or Other Depositor’s response to the Commission, unless such Affected Reporting Party elects, with the consent of the Depositor or Other Depositor, as applicable (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission; provided, if an Affected Reporting Party is a Servicing Function Participant or Additional Servicer retained by the Master Servicer, the Master Servicer shall receive copies of all material communications pursuant to this paragraph. If such election is made, the applicable Affected Reporting Party shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) such Affected Reporting Party shall use reasonable efforts to keep the Depositor or Other Depositor informed of its progress with the Commission and copy the Depositor or Other Depositor on all correspondence with the Commission and provide the Depositor or Other Depositor with the opportunity to participate (at the Depositor’s or Other Depositor’s expense) in any telephone conferences and meetings with the Commission and (ii) the Depositor or Other Depositor shall cooperate with any Affected Reporting Party in order to authorize such Affected Reporting Party and its representatives to respond to and negotiate directly with the Commission with respect to any comments from the Commission relating to such Affected Reporting Party and to notify the Commission of such authorization. The Depositor (or Other Depositor) and the Affected Reporting Party shall cooperate and coordinate with one another with respect to any requests made to the Commission for extension of time for submitting a response or compliance. All respective reasonable out-of-pocket costs and expenses incurred by the Depositor or Other Depositor (including reasonable legal fees and expenses of outside counsel to the Depositor or Other Depositor, as the case may be) in connection with the foregoing (other than those costs and expenses required to be at the Depositor’s or Other Depositor’s expense as set forth above) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from the Depositor or Other Depositor, as the case may be. Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Certificate Administrator and the Trustee shall use commercially reasonable efforts to cause any Servicing Function Participant or Additional Servicer retained by it to comply with the foregoing by inclusion of similar provisions in the related sub-servicing or similar agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Custodian shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) a Mortgage Loan Seller Sub-Servicer) with which it has entered into a servicing relationship with respect to a Mortgage Loan to indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable Sub-Servicing Agreement, as applicable or (ii) any Deficient Exchange Act Deliverable.

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Custodian, each Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall, and the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship (other than (x) a party to this Agreement or (y) any Mortgage Loan Seller Sub-Servicer) with respect to a Mortgage Loan to contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article XI. The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant (other than (x) any party to this Agreement or (y) Mortgage Loan Seller Sub-Servicers) with which it has entered into a servicing relationship with respect to a Mortgage Loan to agree to the foregoing indemnification and contribution obligations.

Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (which approval shall not be unreasonably withheld or delayed), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties and, in the case of an investigation by the Commission, any parties that are, or whose reporting materials are, the subject of such investigation) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party (which approval shall not be unreasonably withheld or delayed). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

Section 10.13     Amendments. This Article X may be amended by the parties hereto pursuant to Section 11.08 of this Agreement for purposes of complying with Regulation AB, the Act or the Exchange Act and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

Section 10.14     Termination of the Certificate Administrator. Notwithstanding anything to the contrary contained in this Agreement, the Depositor or any Other Depositor may terminate the Certificate Administrator upon five (5) Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article X; provided that such termination shall not be effective until a successor Certificate Administrator shall have accepted the appointment.

Section 10.15     Termination of Sub-Servicing Agreements. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Custodian, as applicable, shall (i) cause each Sub-Servicing Agreement to which it is a party to entitle the Depositor or any Other Depositor to terminate such agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the applicable Sub-Servicer to any deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article X and (ii) promptly notify the Depositor and any Other Depositor following any failure of the applicable Sub-Servicer to deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article X. The Depositor and any Other Depositor is hereby authorized to exercise the rights described in clause (i) of the preceding sentence in its sole discretion. The rights of the Depositor and any Other Depositor to terminate a Sub-Servicing Agreement as aforesaid shall not limit any right the Master Servicer, the Operating Advisor, the Certificate Administrator, the Trustee or the Custodian, as applicable, may have to terminate such Sub-Servicing Agreement.

Section 10.16     Notification Requirements and Deliveries in Connection with Securitization of a Companion Loan. (a) Any other provision of this Article X to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article

X, in connection with the requirements contained in this Article X that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Exchange Act Reporting Party of any Other Securitization that includes a Companion Loan, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Exchange Act Reporting Party (i) until the Other Depositor or Other Exchange Act Reporting Party of such Other Securitization has provided each party hereto with not less than 30 days written notice (which shall only be required to be delivered once and each party shall be entitled to conclusively rely on such notice until a Responsible Officer thereof has received a subsequent notice), setting forth the contact information for such Person(s) and, except as regards the deliveries and cooperation contemplated by Section 10.07, Section 10.08 and Section 10.09 of this Agreement, stating that such Other Securitization is subject to the reporting requirements of the Exchange Act, and (ii) specifying in reasonable detail the information and other items not otherwise specified in this Agreement that are requested to be delivered; provided that if Exchange Act reporting is being requested, such Other Depositor or Other Exchange Act Reporting Party is only required to provide a single written notice to such effect. Any reasonable cost and expense of the Master Servicer, Special Servicer, the Operating Advisor, Trustee, Certificate Administrator and Custodian in cooperating with such Other Depositor or Other Exchange Act Reporting Party of such Other Securitization (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization. The parties hereto shall have the right to confirm in good faith with the Other Depositor of such Other Securitization as to whether applicable law requires the delivery of the items identified in this Article X to such Other Depositor and Other Exchange Act Reporting Party of such Other Securitization prior to providing any of the reports or other information required to be delivered under this Article X in connection therewith and (i) upon such confirmation, the parties shall comply with the deadlines for delivery set forth in this Article X with respect to such Other Securitization or (ii) in the absence of such confirmation, the parties shall not be required to deliver such items; provided that no such confirmation will be required in connection with any delivery of the items contemplated by Section 10.07, Section 10.08 and Section 10.09 of this Agreement. Such confirmation shall be deemed given if the Other Depositor or Other Exchange Act Reporting Party for the Other Securitization provides a written statement to the effect that the Other Securitization is subject to the reporting requirements of the Exchange Act and the appropriate party hereto receives such written statement. The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Exchange Act Reporting Party and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization.

(b)       Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Custodian shall, upon reasonable prior written request given in accordance with the terms of Section 10.16(a) above, and subject to a right of the Master Servicer, Special Servicer, the Operating Advisor, Certificate Administrator, Trustee or Custodian, as the case may be, to review and approve such disclosure materials, permit each Companion Loan Holder to use such party’s description contained in the Offering Circular (updated as appropriate by the Master Servicer, the Special Servicer, the Operating Advisor, Certificate Administrator, Trustee or Custodian, as applicable, at the reasonable cost of the Other Depositor) for inclusion in the disclosure materials relating to any securitization of a Companion Loan.

(c)       The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator , the Trustee and the Custodian, upon reasonable prior written request given in accordance with the terms of Section 10.16(a) above, shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the requesting party) to the Other Depositor and any underwriters with respect to any securitization transaction that includes a Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 10.16(b) with respect to such party, substantially identical to those, if any, delivered by the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or the Custodian, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or the Custodian, or their respective legal counsel, as the case may be, and sufficient to comply with Regulation AB). None of the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or the Custodian shall be obligated to deliver any such item with respect to the securitization of a Companion Loan if it did not deliver a corresponding item with respect to this Trust.

Article XI
MISCELLANEOUS PROVISIONS

Section 11.01     Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), any other electronic format or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 11.02     Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, or entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, and nothing herein set forth, or contained in the terms of the Certificates, shall be construed so as to constitute the Certificateholders from time to time as partners or members of an association; and no Certificateholder shall be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Intercreditor Agreement, any Mortgage Loan, or with respect to the Certificates, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the

Certificate Administrator a written notice of default, and of the continuance thereof, as herein before provided, or of the need to institute such suit, action or proceeding on behalf of the Trust and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of such indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement or the Certificates to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement or the Certificates, except in the manner herein or therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.02, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

No Certificateholder shall be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Section 11.03     Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 11.04     Waiver of Jury Trial; Consent to Jurisdiction. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS,

OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 11.05     Notices. Unless otherwise specified in this Agreement, all demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class R Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first-class mail, postage prepaid or by overnight courier) as follows:

If to the Trustee, to:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: COMM 2018-HOME

If to the Certificate Administrator, to:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services — COMM 2018-HOME

with copies to:

ct.cmbs.bond.admin@wellsfargo.com; and
trustadministrationgroup@wellsfargo.com.

If to the Custodian, to:

Wells Fargo Bank, N.A.
1055 10th Avenue SE
Minneapolis, Minnesota 55414
Attention: COMM 2018-HOME – Document Custody Group
Email: CMBSCustody@wellsfargo.com

If to the Certificate Registrar, with respect to Certificate transfers other than the Retained Certificates to:

Wells Fargo Bank, N.A.
600 South 4th Street, 7th Floor
MAC: N9300-070
Minneapolis, Minnesota 55479
Attention: Certificate Transfer Services – COMM 2018-HOME

or in the case of a transfer of the Retained Certificates:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Risk Retention Custody (CMBS) – COMM 2018-HOME

with a copy to:

riskretentioncustody@wellsfargo.com

If to the Depositor, to:

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

lainie.kaye@db.com, and
cmbs.requests@db.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Robert Kim

If to the Operating Advisor, to:

Park Bridge Lender Services LLC
600 Third Avenue, 40th Floor
New York, New York 10016
Attention: COMM 2018-HOME – Surveillance Manager
(with a copy sent contemporaneously via e-mail to:
cmbs.notices@parkbridgefinancial.com)

If to the Master Servicer, to:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
Three Wells Fargo
401 South Tryon Street, 8th Floor
MAC D1050-084
Charlotte, North Carolina 28202
Attention: COMM 2018-HOME Asset Manager
Fax Number: (704) 715-0036

with a copy to:

Wells Fargo Bank, National Association
Legal Department
301 South College Street, 30th Floor
D1053 300
Charlotte, North Carolina 28202
Attention: Commercial Mortgage Servicing Legal Support
Fax Number: (704) 383-0353

with a copy by email to: commercial.servicing@wellsfargo.com and with respect to any notice relating to Rating Agency requests:

RAInvRequests@wellsfargo.com

and with respect to any notice relating to investor requests:

REAM_InvestorRelations@wellsfargo.com

with an additional copy to:

K&L Gates LLP
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann
Reference: COMM 2018-HOME
Fax Number: (704) 353-3190

If to the Special Servicer, to:

AEGON USA Realty Advisors, LLC,

4333 Edgewood Road NE,

Cedar Rapids, Iowa 52499

Attention: Gregory A. Dryden, Senior Vice President, Special Servicing

Fax number: (319) 355-8030

with a copy to:

gdryden@aegonusa.com; and
specialservicing@aegonusa.com

If to German American Capital Corporation, as Mortgage Loan Seller, to:

German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

lainie.kaye@db.com, and
cmbs.requests@db.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Robert Kim

If to Deutsche Bank Securities Inc., as Initial Purchaser, to:

Deutsche Bank Securities Inc.
Commercial Mortgage-Backed Securities
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

lainie.kaye@db.com, and
cmbs.requests@db.com

If to the initial Controlling Class Representative with respect to any Mortgage Loan, to:

Prima Capital Advisors LLC

2 Overhill Road, Suite 215

Scarsdale, New York 10583

Attention: Nilesh Patel

Facsimile No.: (914) 725-9385

If to the 17g-5 Information Provider, electronically to:

17g5informationprovider@wellsfargo.com
(in an electronic format readable and uploadable (that is not locked or corrupted) on the 17g-5 Information Provider’s system, specifically with a subject reference of “COMM 2018-HOME Mortgage Trust” and an identification of the type of information being provided in the body of such electronic mail)

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

Solely to the extent the provisions herein contemplate electronic delivery of information, such information shall be transmitted via electronic mail with a subject reference to include “COMM 2018-HOME Mortgage Trust” (or substantially similar language) (i) in the case of the Depositor, to cmbs.requests@db.com, (ii) in the case of the Trustee, to cmbstrustee@wilmingtontrust.com, (iii) in the case of the Certificate Administrator, to the email address specified on the Certificate Administrator’s Website (and, if no such email address is specified therein, to cts.cmbs.bond.admin@wellsfargo.com), (iv) in the case of the Operating Advisor, to cmbs.notices@parkbridgefinancial.com, (v) in the case of the Master Servicer to commercial.servicing@wellsfargo.com, (vi) in the case of the Special Servicer, to gdryden@aegonusa.com and specialservicing@aegonusa.com, (vii) in the case of German American Capital Corporation, to cmbs.requests@db.com, (viii) in the case of Deutsche Bank Securities Inc., to cmbs.requests@db.com, and (ix) in the case of the 17g-5 Information Provider, to 17g5informationprovider@wellsfargo.com; or, in the case of the parties to this Agreement, to such other electronic mail address as such party shall specify by written notice (which may be electronic) to the other parties hereto.

The obligation of any party to this Agreement to deliver any notices, reports or other information to any Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider shall be effective in each case only to the extent such party to this Agreement has received notice of the identity and contact information of such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable. Any such party may conclusively rely on the name and contact information provided by the related Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable, and shall be entitled to assume that the identity and contact information for such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable has not changed, absent receipt of written notice from such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, or a replacement thereof under the applicable Other Pooling and Servicing Agreement, of a change with respect to the identity and contact information for such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, or a replacement thereof under the applicable Other Pooling and Servicing Agreement, as applicable.

Section 11.06     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07     Notice to the Depositor and the Rating Agency. (a) The Certificate Administrator shall promptly provide notice, promptly furnish (or make available) to the Depositor, the Initial Purchaser, the Directing Holder (if no Consultation Termination Event has occurred and is continuing), the Trustee the related Companion Loan Noteholder (if any) and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Information Provider’s Website) with respect to each of the following of which a Responsible Officer of the Certificate Administrator has actual knowledge:

(i)        any material change or amendment to this Agreement, any Mortgage Loan Purchase Agreement or any Intercreditor Agreement;

(ii)       the occurrence of any Servicer Termination Event that has not been cured;

(iii)      the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee; and

(iv)      the repurchase of Mortgage Loans pursuant to Section 2.03(e) of this Agreement.

(b)       The Certificate Administrator shall promptly furnish to the Depositor, the Initial Purchaser, the Directing Holder and the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website):

(i)        notice of the final payment to any Class of Certificateholders;

(ii)       notice of any change in the location of the Distribution Accounts, the Interest Reserve Account, or the Gain-on-Sale Reserve Account; and

(iii)      each report to Certificateholders described in Section 4.02 and Section 3.13 of this Agreement.

(c)       The Master Servicer (or, in the case of items collected pursuant to Section 3.04 and referenced in clause (i) below, the Special Servicer) shall promptly furnish to the 17g-5 Information Provider (who shall promptly post such materials to the 17g-5 Information Provider’s Website) and the related Other 17g-5 Information Provider (if any):

(i)        a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03 of this Agreement or pursuant to Section 3.04 of this Agreement;

(ii)       notice of any change in the location of the Collection Account or any Whole Loan Collection Account,

(iii)      a copy of any notice with respect to a breach of a representation or warranty with respect to any Mortgage Loan;

(iv)      any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer;

(v)       any change in the lien priority of a Mortgage Loan;

(vi)      any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

(vii)     any material damage to a Mortgaged Property; and

(viii)    any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan or Whole Loan.

(d)       Any party required to deliver any notice or information pursuant to the terms of this Agreement to the Rating Agency shall deliver such written notice of the events or information specified in Section 3.14(d) to the Rating Agency at the address listed below, promptly following the occurrence thereof. The Master Servicer or Special Servicer, as applicable, and the Certificate Administrator and Trustee also shall furnish such other information regarding the Trust Fund as may be reasonably requested by the Rating Agency to the extent such party has or can obtain such information without unreasonable effort or expense; provided that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 3.14(d). Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event, as the case may be, under this Agreement. Any confirmation of the rating by the Rating Agency required hereunder shall be in writing.

Notices to the Rating Agency shall be addressed as follows:

Fitch Ratings, Inc.
33 Whitehall Street
New York, New York 10004
Attention: Commercial Mortgage Surveillance Group
Facsimile No.: (212) 635-0295
Email: info.cmbs@fitchratings.com

or in each case to such other address as the Rating Agency shall specify by written notice to the parties hereto.

Section 11.08     Amendment. This Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or any Companion Loan Noteholders:

(i)        to cure any ambiguity or to correct any manifest error;

(ii)       to cause the provisions herein or therein to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or this Agreement or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein;

(iii)      to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment;

(iv)      to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC that would be a claim against the Trust Fund or any Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder;

(v)       to modify, eliminate or add to the provisions any provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

(vi)      to revise or add any other provisions with respect to matters or questions arising under this Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates);

(vii)     to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by the Rating Agency, as evidenced by a Rating Agency Confirmation from the Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates);

(viii)    to modify the provisions of Section 3.06 and Section 3.17 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) the Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates);

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from the Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel;

provided that any amendment under this Section 11.08 (a) shall not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; and (b) shall not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (iii) through (x) above by (1) an Opinion of Counsel or (2) solely in the case of a Certificateholder of a rated Class, receipt of a Rating Agency Confirmation from each applicable Rating Agency. In no event shall any such amendment cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Certificateholders or the Companion Loan Noteholders; provided, that no such amendment may:

(1)       reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loan which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(2)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder, in any such case without the consent of the

Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder, as applicable;

(3)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(4)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(5)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from the Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Companion Loan Noteholders, may amend this Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, the Act and/or any related regulatory actions and/or interpretations.

If neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 11.08 shall be effective with the consent of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, in writing, and to the extent required by this Section 11.08, the Certificateholders and Companion Loan Noteholders.

It shall not be necessary for the consent of Certificateholders under this Section 11.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and, if applicable, Companion Loan Noteholders, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, that such method shall always be by affirmation and in writing.

Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Trustee and the Certificate

Administrator have received an Opinion of Counsel, at the expense of the Trust Fund (and, in the case of any Whole Loan, any such expense shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement) confirming that such amendment is authorized or permitted by this Agreement and that all conditions precedent with respect thereto have been satisfied, respectively, hereunder and such amendment will not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or cause a tax to be imposed on the Trust Fund or any such Trust REMIC.

Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Certificate Administrator, the Operating Advisor, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel and an Officer’s Certificate, at the expense of the party requesting such amendment (or, if such amendment is required to maintain the rating issued by the Rating Agency or requested by the Trustee for any purpose described in clauses (i), (ii) or (iii) of the first sentence of this Section 11.08 (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee), then at the expense of the Trust Fund (and, in the case of any Whole Loan, any such expense shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement)) confirming that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent with respect thereto have been satisfied. The Trustee, the Certificate Administrator or the Operating Advisor may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s, the Certificate Administrator’s or the Operating Advisor’s own rights, duties or immunities under this Agreement.

Notwithstanding any contrary provision contained in this Agreement, no amendment shall be made to this Agreement (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary hereunder, and/or obligations (including, without limitation, in the case of a Mortgage Loan Seller, under the Mortgage Loan Purchase Agreement) of the Mortgage Loan Seller or Initial Purchaser without the written consent of such Mortgage Loan Seller or Initial Purchaser, as applicable or (ii) which adversely affects (as determined by the applicable Companion Loan Noteholder in good faith) the rights and/or obligations of any Companion Loan Noteholder without the written consent of such Companion Loan Noteholder.

Promptly after the execution of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 3.14(d) of this Agreement, and thereafter, the Certificate Administrator shall furnish a written notification of the substance of such amendment to each Certificateholder, the Depositor, the Master Servicer (who shall promptly forward such notification to each Companion Loan Holder, Other Depositor, Other Servicer, Other Special Servicer and Other Trustee), the Special Servicer, the Operating Advisor, the Trustee, the Mortgage Loan Seller and the Initial Purchaser.

In addition, within one (1) Business Day following the execution of any amendment to this Agreement, the party requesting such amendment shall deliver (or cause to be delivered) such amendment (in EDGAR Compatible Format) to each Serviced Companion Loan Holder, Other Depositor, Other Servicer, Other Special Servicer and Other Trustee.

Section 11.09     Confirmation of Intent. It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement be treated for all purposes as a sale by the Depositor of the Trust Fund to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, if, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in, and the Depositor hereby grants to the Trustee a security interest in, all of the Depositor’s right, title and interest in and to, whether now owned or existing or hereafter acquired or arising, the property identified in clauses (i) through (xiv) of the definition of “Trust Fund” and all proceeds thereof; (c) the possession by the Trustee (or the Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the New York Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall, and upon the request and direction of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund (and, in the case of any Whole Loan, such expense shall be allocated in accordance with the expense allocation provision of the related Intercreditor Agreement)), take such actions as may be necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

Section 11.10     No Intended Third-Party Beneficiaries. Except as specified in Section 11.12 of this Agreement, no Person other than a party to this Agreement, the Mortgage Loan Seller, the Initial Purchaser or any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing and for the avoidance of doubt, subject to Section 11.12 of this Agreement, the parties to this Agreement specifically state that no Borrower, Manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

Section 11.11     Entire Agreement. This Agreement (and, with respect to each Whole Loan, together with the related Intercreditor Agreement) contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersedes any course of performance or usage of the trade inconsistent with any of the terms hereof.

Section 11.12     Third Party Beneficiaries. Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer acknowledge that (i) the Mortgage Loan Seller and Deutsche Bank Securities Inc. are third party beneficiaries with respect to Section 8.05(h) of this Agreement, the obligations of any party to this Agreement to deliver information to the 17g-5 Information Provider hereunder and the obligations of the 17g-5 Information Provider to post information to the 17g-5 Information Provider’s Website (or make available to the NRSROs the items referenced in Section 3.13(b) and (d)) and the express obligations of any party hereto to deliver documents, notices, information or funds to the Mortgage Loan Seller, (ii) the Mortgage Loan Seller is a third party beneficiary with respect to Section 2.01, Section 2.02, Section 2.03, Section 8.05 and Section 11.08 of this Agreement and its rights as a Privileged Person, (iii) the Initial Purchaser is a third party beneficiary with respect to its rights to receive any notices, documents, certifications and/or information hereunder and its rights under Section 11.08 of this Agreement, (iv) each holder of a Companion Loan and any related Other Depositor is an intended third party beneficiary in respect of the rights afforded it under this Agreement and may directly (or, in the case of a holder of a Companion Loan, the related Other Servicer may) enforce such rights, and (v) each of the Companion Loan Service Providers under the applicable Other Pooling and Servicing Agreement is an intended third party beneficiary under this Agreement with respect to any provision herein expressly relating to compensation, reimbursement or indemnification of such Companion Loan Service Provider and the provisions regarding the coordination of Advances.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, as Depositor

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer

By:	/s/ Nachette Hadden
Name: Nachette Hadden
Title: Director

AEGON USA REALTY ADVISORS, LLC, as Special Servicer

By:	/s/ Gregory A. Dryden
Name: Gregory A. Dryden
Title: Vice President

COMM 2018-HOME: Pooling and Servicing Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Drew Davis
Name: Drew Davis
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, Custodian and Paying Agent

By:	/s/ Stacey Gross
Name: Stacey Gross
Title: Vice President

PARK BRIDGE LENDER SERVICES LLC, as Operating Advisor

By:	Park Bridge Advisors LLC, a New York limited liability company, its sole member

By: Park Bridge Financial LLC, a New York limited liability company, its sole member

By:	/s/ Robert J. Spinna, Jr.
Name: Robert J. Spinnaa, Jr.
Title: Managing Member

COMM 2018-HOME: Pooling and Servicing Agreement

STATE OF NY	)
: SS.:
COUNTY OF NY	)

On the 11th day of June in the year 2018, before me, the undersigned, personally appeared Matt Smith and Natalie Grainger, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the New York (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Christine L. Last
Signature and Office of individual taking acknowledgment

This instrument prepared by:		Christine L. Last
Notary Public - State of New York
Qualified in New York County
Name:	Cadwalader, Wickersham & Taft LLP	No. 01LA6274882
Address:	200 Liberty Street	My Commission Expires 1/14/2021
New York, New York 10281

COMM 2018-HOME: Pooling and Servicing Agreement

STATE OF NORTH CAROLINA	)
): ss.
COUNTY OF MECKLENBURG	)

On this 12 day of June, 2018, personally appeared before me Nachette Hadden, to me known (or proved to me on the basis of satisfactory evidence) to be a Director of Wells Fargo Bank, National Association, a national banking association, that executed the within and foregoing instrument, and acknowledged that said instrument to be the free and voluntary act and deed of said entity, for the uses and purpose therein mentioned, and on oath stated that she was authorized to execute said instrument, and that by her signature on the instrument the entity upon behalf of which she acted, executed the instrument.

/s/ ERICA L SMITH
Notary
Name:

My Commission expires:	ERICA L SMITH
My Commission Expires
NOTRAY
PUBLIC
07-20-2022
MECKLENBURG COUNTY, NC

COMM 2018-HOME: Pooling and Servicing Agreement

STATE OF IOWA	)
: ss.:
COUNTY OF LINN	)

On the 11th day of June in the year 2018, before me, the undersigned, personally appeared Gregory A. Dryden, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the city of Cedar Rapids, Iowa.

/s/ Rebecca Johnson
Rebecca Johnson
Notary Public of Iowa

This instrument prepared by:
		Notarial seal iowa
		rebecca johnson
Name:	Cadwalader, Wickersham & Taft LLP	Commission Number 782312
Address:	200 Liberty Street	My Commission Expires
	New York, New York 10281	01.23.7020

COMM 2018-HOME: Pooling and Servicing Agreement

STATE OF Delaware	)
: ss.:
COUNTY OF New Castle	)

On the 11th day of June in the year 2018, before me, the undersigned, personally appeared Drew H. Davis, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the Wilmington, Delaware (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ christina bader
Signature and Office of individual taking acknowledgment

This instrument prepared by:
christina bader
my commission
Name:	Cadwalader, Wickersham & Taft LLP	EXPIRES
Address:	200 Liberty Street	MARCH 22, 2020
	New York, New York 10281	NOTARY PUBLIC
STATE OF DELAWARE

COMM 2018-HOME: Pooling and Servicing Agreement

STATE OF MARYLAND	)
: ss.:
COUNTY OF: HOWARD	)

On the 11th day of June in the year 2018, before me, the undersigned, personally appeared Stacey Gross, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned.

/s/ andrew crews
Signature and Office of individual taking acknowledgment

This instrument prepared by:
andrew crews
my commission EXPIRES
Name:	Cadwalader, Wickersham & Taft LLP	NOTARY
Address:	200 Liberty Street	PUBLIC
	New York, New York 10281	OCTOBER 27, 2021
CECIL COUNTY, MD

COMM 2018-HOME: Pooling and Servicing Agreement

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this 8th day of June, 2018, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Robert J. Spinna, Jr., to me known who, by me duly sworn, did depose and acknowledge before me that he is a Managing Member of Park Bridge Financial LLC, which is the sole member of Park Bridge Advisors LLC, which in turn is the sole member of Park Bridge Lender Services LLC, the entity described in and that executed the foregoing instrument; and that he signed his name thereto under authority of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ NIAJA WILLIAMS MOWATT
NOTARY PUBLIC in and for the State of New York

[SEAL]

My Commission expires:	3/31/20	NIAJA WILLIAMS MOWATT
	Date	Notary Public - State of New York
No. 01W16184241
Qualified in Suffolk County
This instrument prepared by:		My Commission Expires 3/31/20

Name:	Cadwalader, Wickersham & Taft LLP
Address:	200 Liberty Street
New York, New York 10281

COMM 2018-HOME: Pooling and Servicing Agreement

EXHIBIT A-1

FORM OF CLASS A [RULE 144A] 1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

 A-1-2

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

 A-1-3

COMM 2018-HOME MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS A

Class A Pass-Through Rate: A per annum rate equal to the WAC Rate	CUSIP: 20048J AA8[5] U2014M AA6[6] 20048J AB6[7] ISIN: US20048JAA88[8] USU2014MAA63[9] US20048JAB61[10]
Original Aggregate Certificate Balance of the Class A Certificates: $289,200,000	Initial Certificate Balance of this Certificate: $[__]
First Distribution Date: July 12, 2018	Cut-off Date: With respect to each Mortgage Loan, the close of business on the later of the related Due Date of such Mortgage Loan in June 2018 (or, in the case of any Mortgage Loan that has its first Due Date subsequent to June 2018, the date that would have been its Due Date in June 2018 under the terms of that Mortgage Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan
Assumed Final Distribution Date: April 2028	No.: A-[__]

This certifies that [_______] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

 A-1-4

The Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), between the Depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Special Servicer”), Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) evidences the issuance of the Class A, Class B, Class C, Class D, Class HRR and Class R Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the succeeding Business Day, commencing in July 2018. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class A Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The

 A-1-5

“Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

 A-1-6

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Companion Loan Noteholder therein): (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreement relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Seller regarding its Mortgage Loans; (xiii) the Lower-Tier Regular Interests and (xiv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

 A-1-7

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or any Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC that would be a claim against the Trust Fund or any Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such

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change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by the Rating Agency, as evidenced by a Rating Agency Confirmation from the Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) the Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from the Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and (x) to modify, eliminate or add to any of its provisions

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(a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loan which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from the Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if

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any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date

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(less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A, Class B and Class C Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A Certificate to be duly executed.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class A Certificates referred to in the Pooling and Servicing Agreement.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-2

FORM OF CLASS B [RULE 144A] 1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT

 A-2-2

CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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COMM 2018-HOME MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS B

Class B Pass-Through Rate: A per annum rate equal to the WAC Rate	CUSIP: 20048J AE0[5] U2014M AC2[6] 20048J AF7[7] ISIN: US20048JAE01[8] USU2014MAC20[9] US20048JAF75[10]
Original Aggregate Certificate Balance of the Class B Certificates: $41,600,000	Initial Certificate Balance of this Certificate: $[__]
First Distribution Date: July 12, 2018	Cut-off Date: With respect to each Mortgage Loan, the close of business on the later of the related Due Date of such Mortgage Loan in June 2018 (or, in the case of any Mortgage Loan that has its first Due Date subsequent to June 2018, the date that would have been its Due Date in June 2018 under the terms of that Mortgage Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan
Assumed Final Distribution Date: April 2028	No.: B-[__]

This certifies that [ ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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The Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), between the Depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Special Servicer”), Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) evidences the issuance of the Class A, Class B, Class C, Class D, Class HRR and Class R Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the succeeding Business Day, commencing in July 2018. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The

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“Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Companion Loan Noteholder therein): (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreement relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Seller regarding its Mortgage Loans; (xiii) the Lower-Tier Regular Interests and (xiv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

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Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or any Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC that would be a claim against the Trust Fund or any Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such

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change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by the Rating Agency, as evidenced by a Rating Agency Confirmation from the Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) the Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from the Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and (x) to modify, eliminate or add to any of its provisions

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(a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loan which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from the Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if

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any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date

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(less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A, Class B and Class C Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class B Certificate to be duly executed.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class B Certificates referred to in the Pooling and Servicing Agreement.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-3

FORM OF CLASS C [RULE 144A] 1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT

 A-3-2

CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

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COMM 2018-HOME MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS C

Class C Pass-Through Rate: A per annum rate equal to the WAC Rate	CUSIP: 20048J AG5[5] U2014M AD0[6] 20048J AH3[7] ISIN: US20048JAG58[8] USU2014MAD03[9] US20048JAH32[10]
Original Aggregate Certificate Balance of the Class C Certificates: $32,000,000	Initial Certificate Balance of this Certificate: $[__]
First Distribution Date: July 12, 2018	Cut-off Date: With respect to each Mortgage Loan, the close of business on the later of the related Due Date of such Mortgage Loan in June 2018 (or, in the case of any Mortgage Loan that has its first Due Date subsequent to June 2018, the date that would have been its Due Date in June 2018 under the terms of that Mortgage Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan
Assumed Final Distribution Date: April 2028	No.: C-[__]

This certifies that [ ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

 A-3-4

The Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), between the Depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Special Servicer”), Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) evidences the issuance of the Class A, Class B, Class C, Class D, Class HRR and Class R Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the succeeding Business Day, commencing in July 2018. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class C Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The

 A-3-5

“Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Companion Loan Noteholder therein): (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreement relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Seller regarding its Mortgage Loans; (xiii) the Lower-Tier Regular Interests and (xiv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

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Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or any Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC that would be a claim against the Trust Fund or any Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such

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change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by the Rating Agency, as evidenced by a Rating Agency Confirmation from the Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder, or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) the Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from the Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and (x) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk

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Retention Rule, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loan which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from the Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered

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satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

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(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A, Class B and Class C Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class C Certificate to be duly executed.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class C Certificates referred to in the Pooling and Servicing Agreement.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-4

FORM OF CLASS D [RULE 144A] 1 [REG S]2 CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT

A-4-2

CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

4 For Reg S Global Certificates only.

A-4-3

COMM 2018-HOME MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS D

Class D Pass-Through Rate: A per annum rate equal to the WAC Rate	CUSIP: 20048J AJ9[5] U2014M AE8[6] 20048J AK6[7] ISIN: US20048JAJ97[8] USU2014MAE85[9] US20048JAK60[10]
Original Aggregate Certificate Balance of the Class D Certificates: $5,627,000	Initial Certificate Balance of this Certificate: $[__]
First Distribution Date: July 12, 2018	Cut-off Date: With respect to each Mortgage Loan, the close of business on the later of the related Due Date of such Mortgage Loan in June 2018 (or, in the case of any Mortgage Loan that has its first Due Date subsequent to June 2018, the date that would have been its Due Date in June 2018 under the terms of that Mortgage Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan
Assumed Final Distribution Date: April 2028	No.: D-[__]

This certifies that [ ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

A-4-4

The Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), between the Depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Special Servicer”), Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) evidences the issuance of the Class A, Class B, Class C, Class D, Class HRR and Class R Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the succeeding Business Day, commencing in July 2018. Holders of this Certificate may be entitled to Prepayment Premiums and Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.

During each Interest Accrual Period (as defined below), interest on the Class D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The

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“Interest Accrual Period” means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Companion Loan Noteholder therein): (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreement relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Seller regarding its Mortgage Loans; (xiii) the Lower-Tier Regular Interests and (xiv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

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Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or any Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC that would be a claim against the Trust Fund or any Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such

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change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by the Rating Agency, as evidenced by a Rating Agency Confirmation from the Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) the Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from the Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and (x) to modify, eliminate or add to any of its provisions

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(a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loan which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from the Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if

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any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date

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(less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the [Class A, Class B, Class C and Class D] Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class D Certificate to be duly executed.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class D Certificates referred to in the Pooling and Servicing Agreement.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-5

FORM OF CLASS HRR [RULE 144A]1 [REG S]2 CERTIFICATE

THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS, HEDGING AND PLEDGING PURSUANT TO THE RISK RETENTION RULES. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH THE TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE CERTIFICATE REGISTRAR SHALL REFUSE TO REGISTER THE TRANSFER OF THIS CERTIFICATE UNLESS SUCH TRANSFER IS IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

[FOR BOOK-ENTRY CERTIFICATES AND SOLELY FOLLOWING THE TRANSFER RESTRICTION PERIOD: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

[FOR BOOK-ENTRY CERTIFICATES AND SOLELY FOLLOWING THE TRANSFER RESTRICTION PERIOD: TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]4

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND

1 For Rule 144A Global Certificates only.

2 For Reg S Global Certificates only.

3 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

4 Book-Entry Certificate legend.

OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) TO INSTITUTIONS THAT ARE A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE

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REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]5

5 For Reg S Global Certificates only.

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COMM 2018-HOME MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS HRR

Class HRR Pass-Through Rate: A per annum rate equal to the WAC Rate	CUSIP: 20048J AL4[6] U2014M AF5[7] 20048J AM2[8] ISIN: US20048JAL44[9] USU2014MAF50[10] US20048JAM27[11]
Original Aggregate Certificate Balance of the Class HRR Certificates: $21,573,000	Initial Certificate Balance of this Certificate: $[__]
First Distribution Date: July 12, 2018	Cut-off Date: With respect to each Mortgage Loan, the close of business on the later of the related Due Date of such Mortgage Loan in June 2018 (or, in the case of any Mortgage Loan that has its first Due Date subsequent to June 2018, the date that would have been its Due Date in June 2018 under the terms of that Mortgage Loan if a Periodic Payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan
Assumed Final Distribution Date: April 2028	No.: HRR-[__]

This certifies that [_____] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class HRR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

6 For Rule 144A Certificates

7 For Regulation S Certificates

8 For IAI Certificates

9 For Rule 144A Certificates

10 For Regulation S Certificates

11 For IAI Certificates

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The Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), between the Depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Special Servicer”), Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) evidences the issuance of the Class A, Class B, Class C, Class D, Class HRR and Class R Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator, or the Paying Agent on behalf of the Certificate Administrator, will distribute (other than the final distribution on any Certificate), on the fourth Business Day after each Determination Date (each such date, a “Distribution Date”) an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class HRR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. “Determination Date” is defined in the Pooling and Servicing Agreement as the sixth day of each month, or if such sixth day is not a Business Day, then the succeeding Business Day, commencing in July 2018.

During each Interest Accrual Period (as defined below), interest on the Class HRR Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” means, with respect to any Distribution Date, the calendar month

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immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Companion Loan Noteholder therein): (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreement relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Seller regarding its Mortgage Loans; (xiii) the Lower-Tier Regular Interests and (xiv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

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Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or any Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC that would be a claim against the Trust Fund or any Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such

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change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by the Rating Agency, as evidenced by a Rating Agency Confirmation from the Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) the Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from the Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and (x) to modify, eliminate or add to any of its provisions

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(a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loan which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from the Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if

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any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date

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(less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A, Class B and Class C Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c) of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class HRR Certificate to be duly executed.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class HRR Certificates referred to in the Pooling and Servicing Agreement.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT A-6

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE ADMINISTRATOR, THE CERTIFICATE REGISTRAR, THE OPERATING ADVISOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN SECTION 860E(e)(5) OF THE CODE, OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON, (C) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. BECAUSE THIS CERTIFICATE REPRESENTS MULTIPLE “NON-ECONOMIC RESIDUAL INTERESTS,” AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E 1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO PAY A SPECIFIED AMOUNT TO THE PROPOSED TRANSFEREE OR TRANSFER TO AN ELIGIBLE TRANSFEREE AS PROVIDED IN REGULATIONS.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS “TAX MATTERS PERSON” AND “PARTNERSHIP REPRESENTATIVE” (AS DEFINED IN CODE SECTION 6223, TO THE EXTENT SUCH PROVISION IS APPLICABLE TO THE TRUST REMICS) OF THE UPPER-TIER REMIC AND THE LOWER-TIER REMIC AND TO THE APPOINTMENT OF THE CERTIFICATE ADMINISTRATOR AS ATTORNEY-IN-FACT AND AGENT FOR THE “TAX MATTERS PERSON” AND “PARTNERSHIP REPRESENTATIVE” OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A “TAX MATTERS PARTNER” AND “PARTNERSHIP REPRESENTATIVE” FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS OR BECOMES (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

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GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, OR OTHER PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (B) A COLLECTIVE INVESTMENT FUND WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE COLLECTIVE INVESTMENT FUND (PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED TO DELIVER A LETTER IN THE FORM ATTACHED TO THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE, THE MASTER SERVICER AND THE DEPOSITOR AGAINST ANY LOSS, LIABILITY OR EXPENSE THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE SECURITIES ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

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COMM 2018-HOME MORTGAGE TRUST COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES, CLASS R

No.: R-1	Percentage Interest: [_]%
CUSIP: 20048J AN0[1] ISIN: US20048JAN00[2]

This certifies that [______] is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund. The Class R Certificateholder is not entitled to interest or principal distributions. The Class R Certificateholder will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Upper-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

The Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), between the Depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Special Servicer”), Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) evidences the issuance of the Class A, Class B, Class C, Class D, Class HRR and Class R Certificates (the “Certificates”; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as “Certificateholders”). This Certificate is issued pursuant to, and in accordance with, the terms of the Pooling and Servicing Agreement. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Class R Certificate represents the sole “residual interest” in two “real estate mortgage investment conduits”, as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this

1 For Rule 144A Certificates

2 For Rule 144A Certificates

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Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the “tax matters person” pursuant to Treasury Regulations Section 1.860F-4(d) and “partnership representative” (within the meaning of Section 6223 of the Code, to the extent such provision is applicable to the Trust REMICs) for each Trust REMIC, and the Certificate Administrator is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the “tax matters person” and “partnership representative”.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the Persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor if such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or (ii) otherwise, by check mailed by first-class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Holders of such final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall, on such date, be set aside and held for the benefit of the appropriate non-tendering Certificateholders. If any Certificates as to which notice of the Termination Date has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state escheatment laws, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall distribute to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator

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shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held under the Pooling and Servicing Agreement or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with the Pooling and Servicing Agreement. Any such amounts transferred to the Certificate Administrator may be invested in Permitted Investments and all income and gain realized from investment of such funds shall accrue for its benefit.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes (in each case, to the extent of the Trust Fund’s interest therein and specifically excluding any interest of any Companion Loan Noteholder therein): (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) the Trust Fund’s interest in any REO Property; (iv) all revenues received in respect of any REO Property; (v) any Assignments of Leases, Rents and Profits and any security agreements related to the Mortgage Loans; (vi) any indemnities or guaranties given as additional security for any Mortgage Loans; (vii) a security interest in all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts, and Reserve Accounts; (viii) the Loss of Value Reserve Fund; (ix) the Collection Account, the Whole Loan Collection Accounts, the Distribution Accounts, any Gain-on-Sale Reserve Account, the Interest Reserve Account, and the Trust’s interest in any REO Account, including any amounts on deposit therein, assets credited thereto and any reinvestment income, as applicable; (x) a security interest in any environmental indemnity agreements relating to the Mortgaged Properties; (xi) a security interest in all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (xii) the rights and remedies under the Mortgage Loan Purchase Agreement relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Seller regarding its Mortgage Loans; (xiii) the Lower-Tier Regular Interests and (xiv) the proceeds of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator.

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As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at its offices together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements in Article V of the Pooling and Servicing Agreement, the Certificate Administrator shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate denomination as the Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Article V of the Pooling and Servicing Agreement.

Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice or knowledge to the contrary.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or any Companion Loan Noteholders, (i) to cure any ambiguity or to correct any manifest error; (ii) to cause the provisions of the Pooling and Servicing Agreement or any Custodial Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions of the Pooling and Servicing Agreement or any Custodial Agreement which may be defective or inconsistent with any other provisions of the Pooling and Servicing Agreement or any Custodial Agreement; (iii) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a

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Rating Agency Confirmation from the Rating Agency with respect to such amendment; (iv) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC that would be a claim against the Trust Fund or any Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Loan Noteholder; (v) to modify, eliminate or add to the provisions any provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person; (vi) to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from the Rating Agency with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (vii) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by the Rating Agency, as evidenced by a Rating Agency Confirmation from the Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel, or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such Rating Agency Confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (viii) to modify the provisions of Section 3.06 and Section 3.17 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) the Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Companion Loan Securities, the applicable rating

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agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates); (ix) to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from the Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and (x) to modify, eliminate or add to any of its provisions (a) to such extent as will be necessary to comply with the requirements of the Risk Retention Rule, as evidenced by an Opinion of Counsel, or (b) in the event the Risk Retention Rule or any other regulation applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the prior written consent of the Holders of Certificates representing not less than a majority of the Percentage Interests of each Class of Certificates affected thereby (without regard to Certificates held by the Depositor, any of the Depositor’s Affiliates and/or agents) and each Companion Loan Noteholder affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the Certificateholders or the Companion Loan Noteholders; provided, that no such amendment may:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loan which are required to be distributed on any Certificate, without the consent of the Holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to any Companion Loan Noteholders without the consent of such Companion Loan Noteholders;

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Loan Noteholder, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Loan Noteholder, as applicable;

(iii)	adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

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(iv)	change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)	amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from the Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates).

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the Companion Loan Noteholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or if applicable, any Companion Loan Noteholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

The Certificateholder owning a majority of the Percentage Interest in the Controlling Class and, if no such Certificateholder exercises such option, the Special Servicer, and if the Special Servicer does not exercise such option, the Master Servicer may effect an early termination of the Trust Fund, upon not less than 30 days’ prior Notice of Termination given to the Trustee, the Special Servicer and the Master Servicer any time specifying the Anticipated Termination Date, which shall be on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and the Trust’s interest in all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to the sum of, without duplication:

(A)	100% of the Stated Principal Balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of principal);

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(B)	the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Anticipated Termination Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date;

(C)	all unpaid interest accrued on the unpaid balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Anticipated Termination Date (less any P&I Advances previously made on account of interest); and

(D)	the aggregate amount of unreimbursed Advances, with interest thereon at the Reimbursement Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Operating Advisor Fees, Certificate Administrator/Trustee Fees, the CREFC® Intellectual Property Royalty License Fees and Trust Fund expenses.

In addition, the Pooling and Servicing Agreement provides that following the date on which the aggregate Certificate Balance of the Class A, Class B and Class C Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of the then-outstanding Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) of the Pooling and Servicing Agreement by giving written notice to all the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.

All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and the other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee and the Certificate Administrator shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Operating Advisor and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates (other than the obligations of the Certificate Administrator to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement) shall terminate upon payment (or provision for payment) to the Certificateholders and the Companion Loan Noteholders of all amounts held by or on behalf of the Trustee, the Certificate Administrator and the Master Servicer, as the case may be, required under the Pooling and Servicing Agreement to be so paid on the Distribution Date following the earlier to occur of (i) the purchase of the Mortgage Loans and all other property held by the Trust Fund in accordance with Section 9.01(c)

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of the Pooling and Servicing Agreement; (ii) the exchange by the Sole Certificateholder of its Certificates for the Mortgage Loans in accordance with Section 9.01(g) of the Pooling and Servicing Agreement; and (iii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund; provided that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class R Certificate to be duly executed.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Certificate of Authentication

This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated: June __, 2018

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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EXHIBIT B

MORTGAGE LOAN SCHEDULE

B-1

Loan Number	Mortgaged Property Name	Address	City	State	Zip Code	Mortgage Rate
1	TriBeCa House	Various	New York	NY	10007	3.91900000%
1.01	50 Murray Street	50 Murray Street	New York	NY	10007
1.02	53 Park Place	53 Park Place	New York	NY	10007
2	The Gateway	550 & 560 Battery Street, 440 Davis Court, 100 Washington Street, 155 Jackson Street, 405 Davis Court, 200 Washington Street, 99 Jackson Street, 1-9 Boston Ship Plaza, 10-13 & 25-38 Hinckley Walk, 14-24 Whaleship Plaza, 39-58 Ironship Plaza	San Francisco	CA	94111	3.72181818%
3	Aalto57	1065 Second Avenue	New York	NY	10022	3.81526500%

Original Loan Amount	Cut-off Trust Loan Amount	Maturity Date	Due Date	Monthly Debt Service Amount
$160,000,000.00	$160,000,000.00	3/6/2028	6	$629,126.50
$129,655,172.61	$129,655,172.61
$30,344,827.39	$30,344,827.39
$120,000,000.00	$120,000,000.00	4/6/2028	6	$1,037,715.28
$110,000,000.00	$110,000,000.00	4/6/2028	6	$354,590.02

Master Servicing Fee Rate	Primary Servicing Fee Rate	Servicing Fee Rate	Interest Calculation (30/360 / Actual/360)	Letter of Credit
0.00125%	0.00125%	0.0025%	Actual/360	None

0.00125%	0.00125%	0.0025%	Actual/360	None
0.00125%	0.00125%	0.0025%	Actual/360	None

Ownership Interest	Pari Passu Debt (Y/N)	Subordinate Debt
Fee Simple	Yes	$67,000,000 Subordinate Debt; $103,000,000 Mezzanine Debt
Fee Simple
Fee Simple
Fee Simple	Yes	$220,000,000 Subordinate Debt
Leasehold	No	$70,375,000 Mezzanine Debt

EXHIBIT C-1

FORM OF TRANSFEREE AFFIDAVIT

AFFIDAVIT PURSUANT TO
SECTION 860E(e)(4) OF THE
INTERNAL REVENUE CODE OF
1986, AS AMENDED

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

                                     , being first duly sworn, deposes and says:

1.       That he/she is a                                       of                                       (the “Purchaser”), a                                       duly organized and existing under the laws of the State of                                       on behalf of which he/she makes this affidavit.

2.       That the Purchaser’s Taxpayer Identification Number is                             .

3.       That the Purchaser of the COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Class R (the “Class R Certificate”) is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, or is acquiring the Class R Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

4.       That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificate as they become due.

5.       That the Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flow generated by the Class R Certificate.

6.       That the Purchaser will not transfer the Class R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7.       That the Purchaser is not a Disqualified Non-U.S. Tax Person and is not purchasing the Class R Certificate for the account of, or as an agent (including as a broker,

C-1-1

nominee or other middleman) for, a Disqualified Non-U.S. Tax Person and is otherwise a Permitted Transferee.

8.        That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class R Certificate to a “disqualified organization,” an agent thereof, or a person that does not satisfy the requirements of paragraph 4, paragraph 7 and paragraph 11 hereof.

9.        That, if a “tax matters person” or “partnership representative” is required to be designated with respect to the Trust REMICs, the Purchaser agrees to act as “tax matters person” and to perform the functions of “tax matters partner” or “partnership representative” of the Trust REMICs pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Certificate Administrator as the Purchaser’s agent in performing the function of “tax matters person” and “tax matters partner” or “partnership representative”.

10.       The Purchaser agrees to be bound by and to abide by the provisions of Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class R Certificate.

11.       The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Tax Person.

12.       Check the applicable paragraph:

☐        The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)       the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)      the present value of the expected future distributions on such Certificate; and

(iii)     the present value of the anticipated tax savings associated with holding such Class R Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Code Section 11(b) (but the tax rate in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b) if the Purchaser has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short term Federal rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the Purchaser.

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☐        The transfer of the Class R Certificate complies with U.S. Treasury Regulations Section 1.860E-1(c)(5) and (6) and, accordingly,

(i)       the Purchaser is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)      at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)     the Purchaser will transfer the Class R Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Section 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)     the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐        None of the above.

Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its                                             this          day of                        , 20     .

[The Purchaser]

By:
Name:
Title:

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Personally appeared before me the above named                                 , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this          day of                        , 20     .

_______________________

NOTARY PUBLIC

COUNTY OF ________________

STATE OF __________________

My commission expires the          day of                        , 20     .

C-1-4

EXHIBIT C-2

FORM OF TRANSFEROR LETTER

[Date]

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: Certificate Transfer Services – COMM 2018-HOME Mortgage Trust

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Class R

Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true or that [Transferee] is not a Permitted Transferee (as defined in the Pooling and Servicing Agreement defined in the attached affidavit) and has no actual knowledge or reason to know that the information contained in the attached affidavit is not true. No purpose of [Transferor] relating to the transfer of the Class R Certificate by [Transferor] to [Transferee] is or will be to impede the assessment of any tax.

Very truly yours,

[Transferor]

By:
Name:
Title:

C-2-1

EXHIBIT C-3

FORM OF TRANSFEREE Certificate for TRANSFERS OF HRR Certificates

[Date]

Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Risk Retention Custody (CMBS) – COMM 2018-HOME with a copy to: riskretentioncustody@wellsfargo.com
German American Capital Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye
Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye with copies via email to: lainie.kaye@db.com, and cmbs.requests@db.com

Re:	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Wells Fargo Bank, National Association, as Master Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, Certificate Administrator, Paying Agent and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor

Ladies and Gentlemen:

[_____] (the “Purchaser”) hereby certifies, represents and warrants to each of the addressees hereto:

C-3-1

1.	The Purchaser is acquiring (the “Transfer”) $[_____] aggregate Certificate Balance of the Class HRR Certificates from [_____] (the “Transferor”).

2.	The Purchaser is aware that the Certificate Registrar will not register any transfer of any portion of the HRR Certificates by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

3.	The Transfer is in compliance with any applicable credit risk retention agreement in effect between the Sponsor and the Transferor (the “Risk Retention Agreement”).

4.	If the Purchaser is employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to ERISA or Section 4975 of the Code, as amended (each, an “ERISA Plan”), or (b) a collective investment fund whose underlying assets include Plan assets by reason of an ERISA Plan’s investment in the collective investment fund (pursuant to U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA), an insurance company using assets of separate accounts or general accounts which are deemed pursuant to ERISA to include assets of ERISA Plans, or other person acting on behalf of any such ERISA Plan or using the assets of any such ERISA Plan, the acquisition of the HRR Certificates will be effected through Deutsche Bank Securities Inc. or an Affiliate thereof.

5.	Check one of the following:

☐        The Purchaser certifies, represents and warrants to each of the addressees hereto that:

A.	It is a “majority-owned affiliate”, as such term is defined in the Risk Retention Rule, of the Transferor (a “Majority-Owned Affiliate”).

B.	It is not acquiring the HRR Certificates as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the HRR Certificates, it will remain a Majority-Owned Affiliate.

C.	It will deliver a joinder agreement substantially in the form attached to the Risk Retention Agreement pursuant to which it has agreed to be bound by the terms of the Risk Retention Agreement to the same extent as if it was the Transferor itself.

☐          The Transfer will occur on and after the fifth anniversary of the Closing Date, and the Purchaser certifies, represents and warrants to each of the addressees hereto that:

C-3-2

A.	It will execute and deliver to the Sponsor a new credit risk retention agreement in accordance with the Risk Retention Agreement.

B.	If required by the Sponsor, an affiliate of the Purchaser will execute and deliver a guaranty, if required under the Risk Retention Agreement.

C.	It will comply with any additional requirements and satisfy any additional conditions set forth under the Risk Retention Agreement applicable to the Transfer and the Purchaser as a subsequent Third Party Purchaser.

☐          The Transfer will occur after the termination of the Retained Interest Transfer Restriction Period.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

By:
Name:
Title:

C-3-3

EXHIBIT C-4

FORM OF TRANSFEROR Certificate for TransferS of
HRR Certificates

[Date]

Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Risk Retention Custody (CMBS) – COMM 2018-HOME with a copy to: riskretentioncustody@wellsfargo.com
German American Capital Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye
Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye with copies via email to: lainie.kaye@db.com, and cmbs.requests@db.com

Re: COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME (the “Certificates”)

Ladies and Gentlemen:

This is delivered to you in connection with the transfer (the “Transfer”) by [______] (the “Transferor”) to [______] (the “Transferee”) of [$[_____] aggregate Certificate Balance of the Class [HRR] Certificates]. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Wells Fargo Bank, National Association, as Master Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor. All capitalized terms used but not otherwise defined herein

C-4-1

shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you that:

1.	The Transfer is in compliance with any applicable credit risk retention agreement in effect between the Sponsor and the Transferor (the “Risk Retention Agreement”) and the Pooling and Servicing Agreement.

2.	If the Transferee is an insurance company general account relying on PTCE 95-60 to cover its acquisition of the HRR Certificates, to the Transferor’s knowledge acquiring HRR Certificates and is an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to ERISA or Section 4975 of the Code, as amended (each, an “ERISA Plan”), or (b) a collective investment fund whose underlying assets include Plan assets by reason of an ERISA Plan’s investment in the collective investment fund (pursuant to U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA), an insurance company using assets of separate accounts or general accounts which are deemed pursuant to ERISA to include assets of ERISA Plans, or other person acting on behalf of any such ERISA Plan or using the assets of any such ERISA Plan, the acquisition of the HRR Certificates will be effected through Deutsche Bank Securities Inc. or an Affiliate thereof.

3.	Check one of the following:

☐       The Transferor certifies, represents and warrants to you that:

A.	The Transferee is a “majority-owned affiliate”, as such term is defined in the Risk Retention Rule, of the Transferor (a “Majority-Owned Affiliate”).

B.	The Transferor has satisfied all of the conditions under the Risk Retention Agreement applicable to transfers by the Transferor to a Majority-Owned Affiliate.

☐         The Transfer will occur on and after the fifth anniversary of the Closing Date, and the Transferor certifies, represents and warrants to you that:

A.	The Transferor has satisfied all of the conditions under the Risk Retention Agreement applicable to transfers by the Transferor to subsequent Third Party Purchasers.

☐         The Transfer will occur after the termination of the Retained Interest Transfer Restriction Period.

4.	The Transferor certifies, represents and warrants to you that the Transferor has provided notice of the Transfer to the Sponsor and [check one of the following]:

☐         The Sponsor has consented to the Transfer, a copy of which is attached hereto.

C-4-2

☐          At least ten (10) Business Days have passed since the Sponsor’s receipt of such written notice, and the Sponsor has not responded to the Transferor.

5.	The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Pooling and Servicing Agreement as Exhibit C-3. The Transferor does not know or believe that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:

C-4-3

EXHIBIT D-1

FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers – COMM 2018-HOME

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

lainie.kaye@db.com, and
cmbs.requests@db.com

Re:	Transfer of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Class [ ]

Ladies and Gentlemen:

This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, on behalf of the holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME (the “Certificates”) with respect to the transfer by [__________] (the “Seller”) to the undersigned (the “Purchaser”) of [$_____ aggregate Certificate Balance][_____% Percentage Interest] of Class [_____] Certificates, in certificated fully registered form (such registered interest, the “Certificate”). Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

[For Institutional Accredited Investors only] 1. The Purchaser is an institutional “accredited investor” within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or an entity in which all of the equity owners are such accredited investors (an “Institutional Accredited Investor”), and has such knowledge and experience in financial and business matters as to be capable of

D-1-1

evaluating the merits and risks of the investment in the Certificate, and the Purchaser and any accounts for which the Purchaser is acting are each able to bear the economic risk of the investment. The Purchaser is acquiring the Certificate for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

[For Qualified Institutional Buyers only] 1. The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

2.	The Purchaser’s intention is to acquire the Certificate (a) for investment for the Purchaser’s own account or (b) for reoffer, resale, pledge or other transfer to (i) “qualified institutional buyers” within the meaning of, and in transactions complying with, Rule 144A promulgated under the Securities Act, (ii) entities qualifying as “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, or any entity in which all of the equity owners are such accredited investors, or (iii) pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (iii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws (including applicable state and foreign securities laws), and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.	The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

4.	The Purchaser has reviewed the applicable Offering Circular dated June 1, 2018, relating to the Certificates (the “Offering Circular”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

5.	The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case

D-1-2

may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Trustee, the Certificate Administrator, the Certificate Registrar and all Certificateholders present and future.

6.	The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

7.	Check one of the following:

☐	The Purchaser is a “U.S. Tax Person” (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐	The Purchaser is not a “U.S. Tax Person” (as defined below) and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate(s). The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Tax Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachments) or (iii)]* two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN, IRS Forms W-8BEN-E, IRS Forms W-8IMY, IRS Forms W-8EXP or]* IRS Forms W-8ECI[, as the case may be]*, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For purposes of this paragraph 7, “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

Please make all payments due on the Certificates: **

*	Delete for Class R.

**	Only to be filled out by Purchasers of Individual Certificates. Please select (a) or (b).

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(a)       by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Account number:

Institution:

(b)       by mailing a check or draft to the following address:

Very truly yours,

[Purchaser]

By:
Name:
Title:

Dated: ________________, 20___

D-1-4

EXHIBIT D-2

FORM OF ERISA REPRESENTATION LETTER

[Date]

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers – COMM 2018-HOME

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

lainie.kaye@db.com, and
cmbs.requests@db.com

Re:	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Class [ ]

Ladies and Gentlemen:

_______________ (the “Purchaser”) intends to purchase from _______________ (the “Seller”) [$_____ initial Certificate Balance][ or _____% Percentage Interest] of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Class _____, CUSIP No. _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Administrator, the Certificate Registrar and the Trustee that:

The Purchaser is not and will not become (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Code Section 4975, a governmental plan, as defined in Section 3(32) of ERISA, or other plan subject to any federal, state or local law (“Similar Law”) which is to a material extent similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (each, a “Plan”), or (b) a

D-2-1

collective investment fund whose underlying assets include Plan assets by reason of a Plan’s investment in the collective investment fund (pursuant to U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA, or Similar Law), an insurance company using assets of separate accounts or general accounts which are deemed pursuant to ERISA or any Similar Law to include assets of Plans, or other person acting on behalf of any such Plan or using the assets of any such Plan.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on this ___ day of ___, 20__ .

Very truly yours,

[Purchaser]

By:
Name:
Title:

D-2-2

EXHIBIT E

FORM OF REQUEST FOR RELEASE

Loan Information

Name of Borrowers:	50 Murray Street Acquisition LLC, Golden Gateway Center SPE, LLC, AALTO OWNER (DE) LLC

[Master Servicer][Special Servicer] Loan No.:

Custodian

Name:	Wells Fargo Bank, National Association
Address:	Wells Fargo Bank, National Association 1055 10th Avenue SE Minneapolis, Minnesota 55414 Attention: Document Custody Group COMM 2018-HOME Mortgage Trust

Custodian Mortgage File No.:

Depositor

Name:	Deutsche Mortgage & Asset Receiving Corporation

Address:	Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, New York 10005

Certificates:	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

The undersigned [Master Servicer][Special Servicer] hereby requests delivery from Wells Fargo Bank, National Association, as Custodian for the Holders of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, the documents (the “Documents”) specified below. All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”) and executed in connection with the COMM 2018-HOME securitization transaction.

( )

( )

( )

( )

E-1

The undersigned [Master Servicer][Special Servicer] hereby acknowledges and agrees as follows:

(i)          The [Master Servicer][Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Pooling and Servicing Agreement.

(ii)         The [Master Servicer][Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the [Master Servicer][Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof except as otherwise provided in the Pooling and Servicing Agreement.

(iii)        The [Master Servicer][Special Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Whole Loan has been liquidated or the Whole Loan has been paid in full and the proceeds thereof have been remitted to the Collection Account, except as expressly provided in the Pooling and Servicing Agreement.

(iv)        The Documents coming into the possession or control of the [Master Servicer][Special Servicer] shall at all times be held for the account of the Trustee, and the [Master Servicer][Special Servicer] shall keep the Documents and any proceeds separate and distinct from all other property in the [Master Servicer][Special Servicer]’s possession, custody or control.

[MASTER SERVICER/SPECIAL SERVICER]

By:
Name:
Title:

Dated:	______________

E-2

EXHIBIT F

SECURITIES LEGEND

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (A)(1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (“QUALIFIED INSTITUTIONAL BUYER”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO OTHER INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR (4) (EXCEPT WITH RESPECT TO THE CLASS R CERTIFICATES) TO INSTITUTIONS THAT ARE A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D-1 TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR (OTHER THAN WITH RESPECT TO A RESIDUAL CERTIFICATE) AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

F-1

EXHIBIT G

FORM OF REGULATION S TRANSFER CERTIFICATE

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers – COMM 2018-HOME

Re:	Transfer of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2108-HOME, Class [ ]

Ladies and Gentlemen:

This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), and executed in connection with the above referenced transaction, on behalf of the holders of the COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass Through Certificates, Class [_] (the “Certificates”) in connection with the transfer by the undersigned (the “Transferor”) to                                       (the “Transferee”) of $                     Certificate Balance of Certificates, in fully registered form (each, an “Individual Certificate”), or a beneficial interest of such aggregate Certificate Balance in the Regulation S Global Certificate (the “Global Certificate”) maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the “Transferred Interest”).

In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)       the offer of the Transferred Interest was not made to a person in the United States;

[(2)       at the time the buy order was originated, the Transferee was an institution that was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was an institution that was outside the United States;]*

[(2)       the transaction was executed with a Transferee that was an institution or reasonably believed to be an institution by the Transferor or anyone acting on its behalf in, on or through the facilities of a designated offshore securities market and neither there undersigned nor

* Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

G-1

any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________________, 20

G-2

EXHIBIT H

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A
GLOBAL CERTIFICATE TO REGULATION S GLOBAL
CERTIFICATE DURING THE RESTRICTED PERIOD

(Exchanges or transfers pursuant to Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers – COMM 2018-HOME

Re:	Transfer of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), and executed in connection with the above-referenced transaction. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $                     aggregate Certificate Balance of Certificates (the “Certificates”) which are held in the form of Rule 144A Global Certificate (CUSIP No.                     ) with the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No.                     ) to be held with [Euroclear] [Clearstream]* (Common Code) through the Depositary.

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the Transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the United States,

[(2)       at the time the buy order was originated, the transferee was an institution that was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the Transferee was outside the United States,]**

* Select appropriate depository.

** Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

H-1

[(2)      the transaction was executed with a Transferee that was an institution or reasonably believed to be an institution by the Transferor or anyone acting on its behalf in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________________, 20__

H-2

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A
GLOBAL CERTIFICATE TO REGULATION S GLOBAL
CERTIFICATE AFTER THE RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.02(c)(ii)(B) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association

Sixth Street & Marquette Avenue

Minneapolis, Minnesota 55479-0113

Attention: CTS – Certificate Transfers – COMM 2018-HOME

Re:	Transfer of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), and executed in connection with the above referenced transaction. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

The letter relates to U.S. $                     aggregate Certificate Balance of Certificates (the “Certificates”) which are held in the form of the Rule 144A Global Certificate (CUSIP No.                     ) with the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No.                     ).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the United States,

[(2) at the time the buy order was originated, the transferee was an institution that was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

* Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

I-1

[(2) the transaction was executed with a Transferee that was an institution or reasonably believed to be an institution by the Transferor or anyone acting on its behalf in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3)       no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________, 20___

I-2

EXHIBIT J

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
CERTIFICATE TO RULE 144A GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

(Exchange or transfers pursuant to Section 5.02(c)(ii)(C)
of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association

600 South 4th Street, 7th Floor

MAC N9300-070

Minneapolis, Minnesota 55479

Attention: CTS – Certificate Transfers – COMM 2018-HOME

Re:	Transfer of COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME, Class [ ]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), and executed in connection with the above referenced transaction. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to U.S. $                     aggregate Certificate Balance of Certificates (the “Certificates”) which are held in the form of the Regulation S Global Certificate (CUSIP No.                     ) with [Euroclear] [Clearstream]* (Common Code                     ) through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No.                     ).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or an jurisdiction.

* Select appropriate depositary.

J-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________, 20__

J-2

EXHIBIT K

FORM OF DISTRIBUTION DATE STATEMENT

K-1

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

DISTRIBUTION DATE STATEMENT
Table of Contents

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation Detail	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor

Deutsche Mortgage & Asset Receiving Corporation	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Park Bridge Lender Services LLC
60 Wall Street
New York, NY 10005	Three Wells Fargo, MAC D1050-084	4333 Edgewood Road, NE	600 Third Avenue
	401 S. Tryon Street, 8th Floor	Cedar Rapids, IA 52499	40th Floor
	Charlotte, NC 28202		New York, NY 10022

Contact: Helaine M. Kaplan	Contact: REAM_InvestorRelations	Contact: gdryden@aegonusa.com	Contact: David Rodgers
Phone Number: (212) 250-5270	@wellsfargo.com	Phone Number: (319) 355-8734	Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
HRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HRR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00
Net Prepayment Interest Shortfall	0.00		Total Fees		0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Current Mortgage Loan and Property Stratification Tables Aggregate Pool - Part 1

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Current Mortgage Loan and Property Stratification Tables Aggregate Pool - Part 2

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Current Mortgage Loan and Property Stratification Tables Aggregate Pool - Part 3

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD
MH	-	Mobile Home Park

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-HOME	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/12/18
8480 Stagecoach Circle		Record Date:	6/29/18
Frederick, MD 21701-4747		Determination Date:	7/6/18

Supplemental Reporting

EXHIBIT L-1A

Form of Investor Certification for Non-Borrower PartY
(for Persons other than the Controlling Class Representative and/or a Controlling Class Certificateholder)

[Date]

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: COMM 2018-HOME Asset Manager

Email: commercial.servicing@wellsfargo.com

Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Corporate Trust Services (CMBS) – COMM 2018-HOME
AEGON USA Realty Advisors, LLC,
4333 Edgewood Road NE,
Cedar Rapids, IA 52499
Attention: Greg Dryden, Senior Vice President, Special Servicing
Email: gdryden@aegonusa.com
Email: specialservicing@aegonusa.com

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is a certificateholder, beneficial owner or prospective purchaser of the Class ___ Certificates, and is neither the Controlling Class Representative nor a Controlling Class Certificateholder.

2.       The undersigned is not a Borrower Party.

3.       The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related

L-1A-1

Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Underwriters, the Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

[BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.]

[Certificateholder][Beneficial Owner] [Prospective Purchaser]

By:
Title:
Company:
Phone:

L-1A-2

EXHIBIT L-1B

Form of Investor Certification for Non-Borrower PartY
(for the Controlling Class Representative and/or a Controlling Class Certificateholder)

[Date]

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: COMM 2018-HOME Asset Manager

Email: commercial.servicing@wellsfargo.com

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Services – COMM 2018-HOME
Email: trustadministrationgroup@wellsfargo.com cts.cmbs.bond.admin@wellsfargo.com
Park Bridge Lender Services LLC
600 Third Avenue, 40th Floor
New York, New York 10016
Attention:  COMM 2018-HOME – Surveillance Manager
(with a copy sent contemporaneously via email to: cmbs.notices@parkbridgefinancial.com)

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [the Controlling Class Representative][a Controlling Class Certificateholder].

2.       The undersigned is not a Borrower Party.

3.       The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related

L-1B-1

Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law, regulation or legal, judicial or administrative process; provided, however, that the confidentiality requirement detailed above shall not apply to information which (i) is already in the undersigned’s possession, (ii) is or becomes publicly available other than as a result of a disclosure by the undersigned in breach of this agreement or (iii) is or becomes available to the undersigned from a source other than the Certificate Administrator’s Website.

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Underwriters, the Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       At any time the undersigned becomes a Borrower Party with respect to any Mortgage Loan, the undersigned shall deliver the certification attached as Exhibit L-1D to the Pooling and Servicing Agreement and shall deliver to the applicable parties the notices attached as Exhibit L-1E and Exhibit L-1F to the Pooling and Servicing Agreement.

6.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

7.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Pooling and Servicing Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

[BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.]

[The Controlling Class Representative][a Controlling Class Certificateholder]

L-1B-2

By:
Title:
Company:
Phone:

L-1B-3

EXHIBIT L-1C

Form of Investor Certification for Borrower PartY
(for Persons other than the Controlling Class Representative and/or a Controlling Class Certificateholder)

[Date]

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: COMM 2018-HOME Asset Manager

Email: commercial.servicing@wellsfargo.com

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – COMM 2018-HOME

Email: trustadministrationgroup@wellsfargo.com

cts.cmbs.bond.admin@wellsfargo.com

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is a certificateholder, beneficial owner or prospective purchaser of the Class ___ Certificates, and is neither the Controlling Class Representative nor a Controlling Class Certificateholder.

2       The undersigned is a Borrower Party.

3.       The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

L-1C-1

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Underwriters, the Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

[BY ITS CERTIFICATION HEREOF, the undersigned shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.]

[Certificateholder][Beneficial Owner][Prospective Purchaser]

By:
Title:
Company:
Phone:

L-1C-2

EXHIBIT L-1D

Form of Investor Certification for Borrower PartY
(for the Controlling Class Representative and/or a Controlling Class Certificateholder)

[Date]

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: COMM 2018-HOME Asset Manager

Email: commercial.servicing@wellsfargo.com

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – COMM 2018-HOME

Email: trustadministrationgroup@wellsfargo.com cts.cmbs.bond.admin@wellsfargo.com

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: COMM 2018-HOME – Surveillance Manager

(with a copy sent contemporaneously via email to: cmbs.notices@parkbridgefinancial.com)

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [the Controlling Class Representative][a Controlling Class Certificateholder].

2       The undersigned is a Borrower Party with respect to the following Excluded Controlling Class Mortgage Loans:

[IDENTIFY EXCLUDED CONTROLLING CLASS MORTGAGE LOANS] (the “Excluded Controlling Class Mortgage Loans”)

3.       Except with respect to the Excluded Controlling Class Mortgage Loans, the undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

L-1D-1

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned hereby acknowledges and agrees that it is prohibited from accessing, reviewing and using Excluded Information (as defined in the Pooling and Servicing Agreement) relating to the Excluded Controlling Class Mortgage Loans to the extent the undersigned receives access to such Excluded Information on the Certificate Administrator’s website or otherwise receives access to such Excluded Information in connection with its duties, or exercise of its rights pursuant to the Pooling and Servicing Agreement.

5.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representative and shall indemnify each party to the Pooling and Servicing Agreement, the Underwriters, the Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.       To the extent the undersigned receives access to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, the undersigned shall be deemed to have agreed that it (i) will not directly or indirectly provide such Excluded Information to the related Borrower or (A) any employees or personnel of the undersigned or any Affiliate involved in the management of any investment in the related Borrower or the related Mortgaged Property or (B) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

7.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

8.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

L-1D-2

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

[BY ITS CERTIFICATION HEREOF, the undersigned shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.]

[The Controlling Class Representative][a Controlling Class Certificateholder]

By:
Title:
Company:
Phone:

L-1D-3

EXHIBIT L-1E

FORM OF NOTICE OF EXCLUDED CONTROLLING CLASS HOLDER

[Date]

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: COMM 2018-HOME Asset Manager

Email: commercial.servicing@wellsfargo.com

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – COMM 2018-HOME

Email: trustadministrationgroup@wellsfargo.com cts.cmbs.bond.admin@wellsfargo.com

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: COMM 2018-HOME – Surveillance Manager

(with a copy sent contemporaneously via email to: cmbs.notices@parkbridgefinancial.com)

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

THIS NOTICE IDENTIFIES AN “EXCLUDED CONTROLLING CLASS MORTGAGE LOAN” RELATING TO THE COMM 2018-HOME MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2018-HOME, REQUIRING ACTION BY YOU AS THE RECIPIENT PURSUANT TO SECTION 3.32 OF THE POOLING AND SERVICING AGREEMENT.

In accordance with Section 4.02(b) of the Pooling and Servicing Agreement, with respect to the above-referenced certificates (the “Certificates”), the undersigned (the “Excluded Controlling Class Holder”) hereby certifies and agrees as follows:

1.          The undersigned is [the Controlling Class Representative] [a Controlling Class Certificateholder] as of the date hereof.

L-1E-1

2.          The undersigned has become an Excluded Controlling Class Holder with respect to the following Mortgage Loan(s) (“Excluded Controlling Class Mortgage Loans”):

Mortgage Loan Number	ODCR	Loan Name	Borrower Name

3.          As of the date above, the undersigned is the beneficial owner of the following certificates, and is providing the below information to the addressees hereto for purposes of their compliance with the Pooling and Servicing Agreement, including, the Certificate Administrator’s determination as to whether a Consultation Termination Event or Control Termination Event is in effect with respect to the Excluded Controlling Class Mortgage Loans listed in paragraph 2 if any such mortgage loan is an Excluded Mortgage Loan:

CUSIP	Class	Outstanding Certificate Balance	Initial Certificate Balance

4.          The undersigned is simultaneously providing notice to the Certificate Administrator in the form of Exhibit L-1F to the Pooling and Servicing Agreement, requesting termination of access to any Excluded Information. The undersigned acknowledges that it is not permitted to access and shall not access any Excluded Information relating to the Excluded Controlling Class Mortgage Loans on the Certificate Administrator’s website unless and until it has (i) delivered notice of the termination of the related Excluded Controlling Class Holder status and (ii) submitted a new investor certification in accordance with Section 4.02(b) of the Pooling and Servicing Agreement.

5.          The undersigned agrees to indemnify and hold harmless each party to the Pooling and Servicing Agreement, the Underwriters, the Initial Purchasers and the Trust Fund from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized access by the undersigned or any agent, employee, representative or person acting on its behalf of any Excluded Information relating to the Excluded Controlling Class Mortgage Loans listed in Paragraph 2 above.

L-1E-2

Capitalized terms used but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[Controlling Class Representative][a Controlling Class Certificateholder]

By:
Name:
Title:
Phone:
Email:
Address:

L-1E-3

EXHIBIT L-1F

FORM OF NOTICE OF EXCLUDED CONTROLLING CLASS HOLDER TO CERTIFICATE ADMINISTRATOR

[Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – COMM 2018-HOME

with a copy via email to:

trustadministrationgroup@wellsfargo.com, and

cts.cmbs.bond.admin@wellsfargo.com

[with a copy to:

Wells Fargo Bank, National Association
8480 Stagecoach Circle
Frederick, Maryland 21701-4747
Attention: COMM 2018-HOME]

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

In accordance with Section 4.02(b) of the Pooling and Servicing Agreement, with respect to the above-referenced certificates (the “Certificates”), the undersigned (the “Excluded Controlling Class Holder”) hereby directs you as follows:

1.          The undersigned is the [Controlling Class Representative][a Controlling Class Certificateholder] as of the date hereof.

2.          The undersigned has become an Excluded Controlling Class Holder with respect to the following Mortgage Loan(s) (“Excluded Controlling Class Mortgage Loans”):

Mortgage Loan Number	ODCR	Loan Name	Borrower Name

L-1F-1

L-1F-2

3.          The following USER IDs for CTSLink are affiliated with the undersigned and access to any information on the Certificate Administrator’s Website with respect to the COMM 2018-HOME Mortgage Trust securitization should be revoked as to such users:

4.          The undersigned acknowledges that it is not permitted to access and shall not access any Excluded Information with respect to such Excluded Controlling Class Mortgage Loans on the Certificate Administrator’s website unless and until it (i) is no longer an Excluded Controlling Class Holder with respect to such Excluded Controlling Class Mortgage Loans, (ii) has delivered notice of the related Excluded Controlling Class Holder status and (iii) has submitted an investor certification in the form of Exhibit L-1E to the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[Controlling Class Representative][a Controlling Class Certificateholder]

Name:
Title:
Phone:
Email:
Address:

The undersigned hereby acknowledges that
access to CTSLink has been revoked for
the users listed in Paragraph 3.

L-1F-3

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Certificate Administrator

Name:
Title:

L-1F-4

EXHIBIT L-1G

Form of Certification of the Controlling Class Representative

[Date]

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: COMM 2018-HOME Asset Manager

Email: commercial.servicing@wellsfargo.com

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – COMM 2018-HOME

Email: trustadministrationgroup@wellsfargo.com cts.cmbs.bond.admin@wellsfargo.com

Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye (with copies via email to: lainie.kaye@db.com, and cmbs.requests@db.com)

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: COMM 2018-HOME – Surveillance Manager

(with a copy sent contemporaneously via email

to: cmbs.notices@parkbridgefinancial.com)

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

In accordance with Section 3.29(a) of the Pooling and Servicing Agreement, the undersigned hereby certifies and agrees as follows:

1.          The undersigned has been appointed to act as the Controlling Class Representative.

2.          The undersigned is not a Borrower Party.

3.          If the undersigned becomes a Borrower Party with respect to any Mortgage Loan, the undersigned agrees to and shall deliver the certification attached as Exhibit L-1D to the Pooling and Servicing Agreement and shall deliver to the applicable parties the notices attached as Exhibit L-1E and Exhibit L-1F to the Pooling and Servicing Agreement.

4.          The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Pooling and

L-1G-1

Servicing Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

5.          Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

[BY ITS CERTIFICATION HEREOF, the undersigned shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.]

[The Controlling Class Representative][a Controlling Class Certificateholder]

By:
Title: Company: Phone:

L-1G-2

EXHIBIT L-2

FORM OF FINANCIAL MARKET PUBLISHER CERTIFICATION

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor.

In connection with the COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, the undersigned hereby certifies and agrees as follows:

1.	The undersigned is an employee or agent of BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC or Thomson Reuters Corporation, a market data provider that has been given access to the Distribution Date Statements, CREFC® reports and supplemental notices delivered or made available pursuant to Section 4.02 of the Pooling and Servicing Agreement to Privileged Persons on www.ctslink.com (the “Website”) by request of the Depositor.

2.	The undersigned agrees that each time it accesses the Website, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the agreement pursuant to which the Certificates were issued.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

L-2-1

EXHIBIT L-3

FORM OF CREFC® Certification

This Certification has been prepared for provision of information to the CRE Finance Council®.

In connection with the COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned is an employee or agent of the CRE Finance Council® that has been given access to the Distribution Date Statements and CREFC® reports on https://www.ctslink.com.

2.	The undersigned agrees that each time it accesses https://www.ctslink.com, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the agreement pursuant to which the Certificates were issued.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and has caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the date certified.

[______________________]

By:
Name:
Title:
Phone:
E-mail:

Dated:

M-1

EXHIBIT M

FORM OF NOTIFICATION FROM CUSTODIAN

[DATE]

To the Persons Listed on the attached Schedule A

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby notifies you that, based upon the review required under the Pooling and Servicing Agreement, the Mortgage File for each Mortgage Loan set forth on the attached defect schedule contains a document or documents which (i) has not been executed or received, (ii) has not been recorded or filed (if required), (iii) is unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, (iv) appears not to be what they purport to be or has been torn in any materially adverse manner or (v) is mutilated or otherwise defaced, in each case as more fully described on the attached defect schedule.

The Custodian has no responsibility to determine, and expresses no opinion with respect thereto, whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

SCHEDULE A
TO
FORM OF NOTIFICATION FROM CUSTODIAN

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

lainie.kaye@db.com, and

cmbs.requests@db.com

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: COMM 2018-HOME – Surveillance Manager

with a copy sent contemporaneously via email to:

cmbs.notices@parkbridgefinancial.com

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: COMM 2018-HOME Asset Manager
Email: commercial.servicing@wellsfargo.com

with a copy to:

Wells Fargo Bank, National Association

Legal Department

301 South College Street

D1053 300

Charlotte, North Carolina 28202

Attention: Commercial Mortgage Servicing Legal Support

Fax Number: (704) 383-0353

with an additional copy to:

K&L Gates LLP

Hearst Tower

214 North Tryon Street

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Reference: COMM 2018-HOME
Fax Number: (704) 353-3190

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services — COMM 2018-HOME

with copies to:

ct.cmbs.bond.admin@wellsfargo.com; and
trustadministrationgroup@wellsfargo.com

If no Consultation Termination Event has occurred and is continuing:

[             ]
[             ]
[             ]
[             ]

To the applicable Mortgage Loan Seller:

[German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with copies via email to:

lainie.kaye@db.com, and

cmbs.requests@db.com]

DEFECT SCHEDULE
TO FORM OF NOTIFICATION FROM CUSTODIAN

EXHIBIT N-1

FORM OF CLOSING DATE CUSTODIAN CERTIFICATION

[Date]

[             ]

[             ]

[             ]

Attention: [             ]

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian hereby certifies that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, (a) the Custodian has in its possession the documents specified in clause (i) of the definition of “Mortgage File”, (b) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers as described in clause (a) above have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and purports to relate to such Mortgage Loan, except as identified on the schedule attached hereto, and (c) each of the documents specified in Section 2.01(a)(ii), 2.01(a)(vii), 2.01(a)(xi) and 2.01(a)(xix) of the Pooling and Servicing Agreement have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Pooling and Servicing Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

N-1-1

SCHEDULE A
TO CLOSING DATE CUSTODIAN CERTIFICATION

MORTGAGE LOAN SCHEDULE

N-1-2

EXHIBIT N-2

FORM OF POST-CLOSING CUSTODIAN CERTIFICATION

[Date]

[             ]

[             ]

[             ]

Attention: [             ]

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian hereby certifies, subject to the terms of the Pooling and Servicing Agreement, that, with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Schedule A, all documents (other than documents referred to in clauses (xix) and (xx) of Section 2.01(a) of the Pooling and Servicing Agreement and the documents referred to in clauses (iii), (iv)(B), (v)(B) and (viii)(B) of Section 2.01(a) of the Pooling and Servicing Agreement and the assignments of financing statements referred to in clause (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement) referred to in Section 2.01(a) of the Pooling and Servicing Agreement (in the case of the documents referred to in Section 2.01(a)(iv), (vi), (viii), (ix), (x), (xi), (xii) through (xvi) and (xviii) through (xx) of the Pooling and Servicing Agreement, as identified to it in writing as a document required to be delivered by the related Mortgage Loan Seller) and any original recorded documents included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner or mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, in each case, except as set forth on the attached schedule hereto.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Pooling and Servicing Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

N-2-1

SCHEDULE A
TO POST-CLOSING CUSTODIAN CERTIFICATION

MORTGAGE LOAN SCHEDULE

N-2-2

EXHIBIT O

FORM OF TRUSTEE BACKUP CERTIFICATION

COMM 2018-HOME Mortgage Trust (The “Trust”)

The undersigned, __________, a __________ of Wilmington Trust, National Association, as trustee (the “Trustee”), under that certain Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into among Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as master servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, certifies to [          ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within the Trustee’s normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.	I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the Trustee compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed to the Certificate Administrator and to the Depositor, the Trustee has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

2.	The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities with respect to the Trustee or any Servicing Function Participant retained by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

O-1

Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

O-2

EXHIBIT P

FORM OF CUSTODIAN BACKUP CERTIFICATION

COMM 2018-HOME Mortgage Trust (The “Trust”)

The undersigned, __________, a __________ of Wells Fargo Bank, National Association, on behalf of Wells Fargo Bank, National Association, as custodian (in such capacity, the “Custodian”), under that certain Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into among Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as master servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, certifies to [          ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within the Custodian’s normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.	I am responsible for reviewing the activities performed by the Custodian and based on my knowledge and the compliance reviews conducted in preparing the Custodian compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed to the Certificate Administrator and to the Depositor, the Custodian has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

2.	The report on assessment of compliance with servicing criteria applicable to the Custodian for asset-backed securities with respect to the Custodian or any Servicing Function Participant retained by the Custodian and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

P-1

Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

P-2

EXHIBIT Q

FORM OF CERTIFICATE ADMINISTRATOR BACKUP CERTIFICATION

COMM 2018-HOME Mortgage Trust (The “Trust”)

The undersigned, __________, a __________ of Wells Fargo Bank, National Association, on behalf of Wells Fargo Bank, National Association, as certificate administrator, (in such capacity, the “Certificate Administrator”), paying agent and custodian, under that certain Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Special Servicer”), Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”), certifies to [          ], Deutsche Mortgage & Asset Receiving Corporation and its officers, directors and affiliates, to the extent that the following information is within the Certificate Administrator’s normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.	I have reviewed the annual report on Form 10-K for the fiscal year [20___] (the “Annual Report”), and all reports on Form 10-D and Form 8-K to be filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2.	To my knowledge, the Reports taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

3.	To my knowledge, the distribution information required to be provided by the Certificate Administrator under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

4.	I am responsible for reviewing the activities performed by the Certificate Administrator under the Pooling and Servicing Agreement and based on my knowledge and the compliance reviews conducted in preparing the Certificate Administrator compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB, and except as disclosed on any Reports, the Certificate Administrator has fulfilled its obligations in all material respects under the Pooling and Servicing Agreement; and

5.	The report on assessment of compliance with servicing criteria applicable to the Certificate Administrator for asset-backed securities with respect to the Certificate Administrator or any Servicing Function Participant retained by the Certificate Administrator and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act

Q-1

Rules 13a-18 and 15d-18 has been provided to the Depositor for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Depositor for disclosure in such annual report on Form 10-K.

In giving the certifications above, the Certificate Administrator has reasonably relied on information provided to it by the following unaffiliated persons: the Master Servicer, the Special Servicer, the Operating Advisor and the Depositor.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Q-2

EXHIBIT R

FORM OF OPERATING ADVISOR BACKUP CERTIFICATION

COMM 2018-HOME Mortgage Trust (the “Trust”)

1.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all information required to be submitted by the Operating Advisor to the Master Servicer, the Depositor, Trustee or Certificate Administrator, as applicable, pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Operating Advisor Reports”) have been submitted by the Operating Advisor to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in these reports;

2.	Based on my knowledge, the operating advisor information contained in the Operating Advisor Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

3.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Operating Advisor with respect to the Trust’s fiscal year ________ have been provided all information relating to the Operating Advisor’s assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

4.	The report on assessment of compliance with servicing criteria applicable to the Operating Advisor for asset-backed securities with respect to the Operating Advisor or any Servicing Function Participant retained by the Operating Advisor and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

R-1

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

PARK BRIDGE LENDER SERVICES LLC

By:
Name:
Title:

R-2

EXHIBIT S

[RESERVED]

S-1

EXHIBIT T

FORM OF MASTER SERVICER BACKUP CERTIFICATION

COMM 2018-HOME Mortgage Trust (the “Trust”)

I, [identify the certifying individual], a [_______________] of Wells Fargo Bank, National Association (in such capacity, the “Master Servicer”) under that certain Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into among Deutsche Mortgage & Asset Receiving Corporation, as depositor (the “Depositor”), the Master Servicer, AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Special Servicer”), Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, on behalf of the Master Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), and assuming the accuracy of the statements required to be made by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] in the backup certificate[s] delivered by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] relating to the Relevant Period, all servicing information and all reports required to be submitted by the Master Servicer to the Certificate Administrator pursuant to Sections 3.13(a) and 3.13(c) of the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Servicer Reports”) have been submitted by the Master Servicer to the Certificate Administrator for inclusion in these reports;

2.	Based on my knowledge, and assuming the accuracy of the statements required to be made by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] in the backup certificate[s] delivered by the Special Servicer, [each applicable Other Servicer and each applicable Other Special Servicer] relating to the Relevant Period, the master servicing information contained in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

3.	I am, or a servicing officer under my supervision is, responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required for inclusion on Form 10-K pursuant to Item 1123 of Regulation AB with respect to the Master Servicer, and except as disclosed in the compliance certificate delivered by the Master Servicer under Section

T-1

10.11 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such report applies;

4.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Master Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Master Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

5.	The report on assessment of compliance with servicing criteria applicable to the Master Servicer for asset-backed securities with respect to the Master Servicer or any Servicing Function Participant retained by the Master Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

In giving the certification above, I have reasonably relied on and make no certification as to information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer, co-servicer, Other Servicer, Other Special Servicer or Other Trustee not retained by the master servicer giving certification] and, notwithstanding the foregoing certifications, neither I nor Master Servicer makes any certification under the foregoing clauses (2) and (3) with respect to the information in the Servicing Reports that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement or by any Other Servicer, Other Special Servicer or Other Trustee.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

Wells fargo bank, NATIONAL ASSOCIATION

By:
Name:
Title:

T-2

EXHIBIT U

FORM OF SPECIAL SERVICER BACKUP CERTIFICATION

COMM 2018-HOME Mortgage Trust (the “Trust”)

I, [identify the certifying individual], a [_______________ ] of AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Special Servicer”) under that certain Pooling and Servicing Agreement dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and the Special Servicer, on behalf of the Special Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all servicing information and all required reports required to be submitted by the Special Servicer to the Master Servicer, the Depositor, Trustee or Certificate Administrator, as applicable, pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Special Servicer Reports”) have been submitted by the Special Servicer to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in these reports;

2.	Based on my knowledge, the special servicing information contained in the Special Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

3.	I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB with respect to the Special Servicer, and except as disclosed in the compliance certificate delivered by the Special Servicer under Section 10.11 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such report applies;

4.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Special Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Special Servicer assessment of compliance with the Relevant Servicing Criteria, in order

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to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

5.	The report on assessment of compliance with servicing criteria applicable to the Special Servicer for asset-backed securities with respect to the Special Servicer or any Servicing Function Participant retained by the Special Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:

AEGON USA Realty advisors, llc

By:
Name:
Title:

U-2

EXHIBIT V

FORM OF SUB-SERVICER BACKUP CERTIFICATION

COMM 2018-HOME Mortgage Trust (the “Trust”)

As contemplated by Section 10.11 of that certain Pooling and Servicing Agreement dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “Special Servicer”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, [identify the certifying individual], a                            of                           , a                            [corporation] (the “Sub-Servicer”) as Sub-Servicer in connection with the sub-servicing of one or more Mortgage Loans and/or Companion Loan under the Pooling and Servicing Agreement, on behalf of the Sub-Servicer, certify to [Name of Each Certifying Person for Sarbanes-Oxley Certification], the Depositor, the Master Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.	I have reviewed the Servicer Reports and Sub-Servicer Reports (each as defined below) relating to the Mortgage Loans and/or Companion Loan delivered by the Sub-Servicer to the Master Servicer, pursuant to the Sub-Servicing Agreement dated [___________], 20[__] by and between the Sub-Servicer and the Master Servicer (the “Sub-Servicing Agreement”);

2.	Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all servicing information and all reports required to be submitted by the Sub-Servicer to the Certificate Administrator pursuant to the Pooling and Servicing Agreement (the “Servicer Reports”) for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K have been submitted by the Sub-Servicer to the Certificate Administrator for inclusion in these reports;

3.	Based on my knowledge, with respect to the Relevant Period, all servicing information and all reports required to be submitted by the Sub-Servicer to the Master Servicer pursuant to the Sub-Servicing Agreement (the “Sub-Servicer Reports”) have been submitted by the Sub-Servicer to the Master Servicer;

4.	Based on my knowledge, the sub-servicer information contained in the Servicer Reports and Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

V-1

5.	Based upon my knowledge and the annual compliance review performed as required under Section [__] of the Sub-Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section [__] of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects;

6.	[I am, or a servicing officer under my supervision is, responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements for inclusion on Form 10-K pursuant Item 1123 of Regulation AB with respect to the Sub-Servicer, and except as disclosed in the compliance certificate delivered by the Sub-Servicer under Section [__] of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects in the year which such report applies];

7.	The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Sub-Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Sub-Servicer’s assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

8.	The report on assessment of compliance with servicing criteria applicable to the Sub-Servicer for asset-backed securities with respect to the Sub-Servicer or any Servicing Function Participant retained by the Sub-Servicer and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the annual report on Form 10-K for the Relevant Period in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and to the Certificate Administrator for inclusion as an exhibit to such Form 10-K. Any material instances of noncompliance described in such reports have been provided to the Certificate Administrator and the Depositor for disclosure in such annual report on Form 10-K.

Capitalized terms used but not defined herein have the meanings set forth in the Sub-Servicing Agreement, or if not defined in the Sub-Servicing Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

Date:

[Insert NAME OF SUB-SERVICER]

By:
Name:
Title:

V-2

EXHIBIT W

FORM OF SARBANES-OXLEY CERTIFICATION

I, [identify the certifying individual], certify that:

1.          I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2018-HOME Mortgage Trust (the “Exchange Act periodic reports”);

2.          Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.          Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.          Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.          All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

W-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, National Association, AEGON USA Realty Advisors, LLC, Wilmington Trust, National Association, Park Bridge Lender Services LLC and [list any sub-servicers].

Dated:

[_____] (Senior officer in charge of securitization of the depositor)

W-2

EXHIBIT X

MORTGAGE LOAN SELLER SUB-SERVICERS

Mortgage Loan	Sub-Servicer Name
TriBeCa House	None
The Gateway	None
Aalto57	None

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EXHIBIT Y

INITIAL SUB-SERVICERS

None.

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EXHIBIT Z

FORM OF NRSRO CERTIFICATION

[Date]

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – COMM 2018-HOME Mortgage Trust

with copies to:

ct.cmbs.bond.admin@wellsfargo.com, and

trustadministrationgroup@wellsfargo.com

Re:	COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

In accordance with the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Agreement”), and executed in connection with the above-referenced transaction, with respect to the certificates issued thereunder (the “Certificates”), the undersigned hereby certifies as follows:

1.           (a)       The undersigned is a Rating Agency; or

(b)       The undersigned is a nationally recognized statistical rating organization and either (x) has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), had access to the Depositor’s 17g-5 website prior to the Closing Date, is requesting access pursuant to the Agreement to certain information (the “Information”) on such 17g-5 website pursuant to the provisions of the Agreement, and agrees that any confidentiality agreement applicable to the undersigned with respect to the information obtained from the Depositor’s 17g-5 website prior to the Closing Date shall also be applicable to information obtained from the 17g-5 Information Provider’s Website (including without limitation, to any information received by the Depositor for posting on the 17g-5 Information Provider’s Website), or (y), if the undersigned did not have access to the Depositor’s 17g-5 website prior to the Closing Date, it hereby agrees that it shall be bound by the provisions of the confidentiality agreement attached hereto as Annex A which shall be applicable to it with respect to any information obtained from the 17g-5 Information Provider’s Website, including any information that is obtained from the section of the 17g-5 Information Provider’s Website that hosts the Depositor’s 17g-5 website after the Closing Date.

2.          The undersigned either (a) has not accessed information pursuant to Rule 17g–5(a)(3) ten (10) or more times during the most recently ended calendar year, or (b) has determined and maintained credit ratings for at least 10% of the issued securities and money market instruments for which it accessed information pursuant to Rule 17g–5(a)(3)(iii) in the calendar year prior to the year covered by the SEC Certification, if it accessed such information for 10 or more issued securities or money market instruments.

3.          The undersigned agrees that each time it accesses the 17g-5 Information Provider’s Website, it is deemed to have recertified that the representations herein contained remain true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

ANNEX A

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Confidentiality Agreement”) is made in connection with [________] (together with its affiliates, “[_______]”, the “Furnishing Entities” and each a “Furnishing Entity”) furnishing certain financial, operational, structural and other information relating to the issuance of the COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME (the “Certificates”) pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, and the assets underlying or referenced by the Certificates, including the identity of, and financial information with respect to borrowers, sponsors, guarantors, managers and lessees with respect to such assets (together, the “Collateral”) to you (the “NRSRO”) through the website of Wells Fargo Bank, National Association, as 17g-5 Information Provider under the Pooling and Servicing Agreement, including the [section of the 17g-5 Information Provider’s website that hosts the Depositor’s 17g-5 website after the Closing Date (as defined in the Pooling and Servicing Agreement)]. Information provided by each Furnishing Entity is labeled as provided by the specific Furnishing Entity.

1.	Definition of Confidential Information. For purposes of this Confidentiality Agreement, the term “Confidential Information” shall include the following information (irrespective of its source or form of communication, including information obtained by you through access to this site) that may be furnished to you by or on behalf of a Furnishing Entity in connection with the issuance or monitoring of a rating with respect to the Certificates: (x) all data, reports, interpretations, forecasts, records, agreements, legal documents and other information (such information, the “Evaluation Material”) and (y) any of the terms, conditions or other facts with respect to the transactions contemplated by the Pooling and Servicing Agreement, including the status thereof; provided, however, that the term Confidential Information shall not include information which:

-	was or becomes generally available to the public (including through filing with the Securities and Exchange Commission or disclosure in an offering document) other than as a result of a disclosure by you or a NRSRO Representative (as defined in Section 2(c)(i) below) in violation of this Confidentiality Agreement;

-	was or is lawfully obtained by you from a source other than a Furnishing Entity or its representatives that (i) is reasonably believed by you to be under no obligation to maintain the information as confidential and (ii) provides it to you without any obligation to maintain the information as confidential; or

-	is independently developed by the NRSRO without reference to any Confidential Information.

2.	Information to Be Held in Confidence.

(a)	You will use the Confidential Information solely for the purpose of determining or monitoring a credit rating on the Certificates and, to the extent that any information used is derived from but does not reveal any Confidential Information, for benchmarking, modeling or research purposes (the “Intended Purpose”).

(b)	You acknowledge that you are aware that the United States and state securities laws impose restrictions on trading in securities when in possession of material, non-public information and that the NRSRO will advise (through policy manuals or otherwise) each NRSRO Representative who is informed of the matters that are the subject of this Confidentiality Agreement to that effect.

(c)	You will treat the Confidential Information as private and confidential. Subject to Section 4, without the prior written consent of the applicable Furnishing Entity, you will not disclose to any person any Confidential Information, whether such Confidential Information was furnished to you before, on or after the date of this Confidentiality Agreement. Notwithstanding the foregoing, you may:

(i)	disclose the Confidential Information to any of the NRSRO’s affiliates, directors, officers, employees, legal representatives, agents and advisors (each, a “NRSRO Representative”) who, in the reasonable judgment of the NRSRO, need to know such Confidential Information in connection with the Intended Purpose; provided, that, prior to disclosure of the Confidential Information to a NRSRO Representative, the NRSRO shall have taken reasonable precautions to ensure, and shall be satisfied, that such NRSRO Representative will act in accordance with this Confidentiality Agreement;

(ii)	solely to the extent required for compliance with Rule 17g-5(a)(3) of the Act (17 C.F.R. 240.17g-5), post the Confidential Information to the NRSRO’s password protected website; and

(iii)	use information derived from the Confidential Information in connection with an Intended Purpose, if such derived information does not reveal any Confidential Information.

3.	Disclosures Required by Law. If you or any NRSRO Representative is requested or required (orally or in writing, by interrogatory, subpoena, civil investigatory demand, request for information or documents, deposition or similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Confidential Information, you agree to provide the relevant Furnishing Entity with notice as soon as practicable (except in the case of regulatory or other governmental inquiry, examination or investigation, and otherwise to the extent practical and permitted by law, regulation or regulatory or other governmental authority) that a request to disclose the Confidential Information has been made so that the relevant Furnishing Entity may seek an appropriate protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information if it so chooses. Unless otherwise required by a court or other governmental or regulatory authority to do so, and provided that you been informed by written notice that the related Furnishing Entity is seeking a protective order or other reasonable assurance for confidential treatment with respect to the requested Confidential Information, you agree not to disclose the Confidential Information while the Furnishing Entity’s effort to obtain such a protective order or other reasonable assurance for confidential treatment is pending. You agree to reasonably cooperate with each Furnishing Entity in its efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to the portion of the Confidential Information that is being disclosed, at the sole expense of such Furnishing Entity; provided, however, that in no event shall the NRSRO be required to take a position that such information should be entitled to receive such a protective order or reasonable assurance as to confidential treatment. If a Furnishing Entity succeeds in obtaining a protective order or other remedy, you agree to comply with its terms with respect to the disclosure of the Confidential Information, at the sole expense of such Furnishing Entity. If a protective order or other remedy is not obtained or if the relevant Furnishing Entity waives compliance with the provisions of this Confidentiality Agreement in writing, you agree to furnish only such information as you are legally required to disclose, at the sole expense of the relevant Furnishing Entity.

4.	Obligation to Return Evaluation Material. Promptly upon written request by or on behalf of the relevant Furnishing Entity, all material or documents, including copies thereof, that contain Evaluation Material will be destroyed or, in your sole discretion, returned to the relevant Furnishing Entity. Notwithstanding the foregoing, (a) the NRSRO may retain one or more copies of any document or other material containing Evaluation Material to the extent necessary for legal or regulatory compliance (or compliance with the NRSRO’s internal policies and procedures designed to ensure legal or regulatory compliance) and (b) the NRSRO may retain any portion of the Evaluation Material that may be found in backup tapes or other archive or electronic media or other documents prepared by the NRSRO and any Evaluation Material obtained in an oral communication; provided, that any Evaluation Material so retained by the NRSRO will remain subject to this Confidentiality Agreement and the NRSRO will remain bound by the terms of this Confidentiality Agreement.

5.	Violations of this Confidentiality Agreement.

(a)	The NRSRO will be responsible for any breach of this Confidentiality Agreement by you, the NRSRO or any NRSRO Representative.

(b)	You agree promptly to advise each relevant Furnishing Entity in writing of any misappropriation or unauthorized disclosure or use by any person of the Confidential Information which may come to your attention and to take all steps reasonably requested by such Furnishing Entity to limit, stop or otherwise remedy such misappropriation, or unauthorized disclosure or use.

(c)	You acknowledge and agree that the Furnishing Entities would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Confidentiality Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Furnishing Entity shall be entitled to specific performance and injunctive relief to prevent breaches of this Confidentiality Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which a Furnishing Entity may be entitled at law or in equity. It is further understood and agreed that no failure to or delay in exercising any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege.

6.	Term. Notwithstanding the termination or cancellation of this Confidentiality Agreement and regardless of whether the NRSRO has provided a credit rating on a Security, your obligations under this Confidentiality Agreement will survive indefinitely.

7.	Governing Law. This Confidentiality Agreement and any claim, controversy or dispute arising under the Confidentiality Agreement, the relationships of the parties and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

8.	Amendments. This Confidentiality Agreement may be modified or waived only by a separate writing by the NRSRO and each Furnishing Entity.

9.	Entire Agreement. This Confidentiality Agreement represents the entire agreement between you and the Furnishing Entities relating to the treatment of Confidential Information heretofore or hereafter reviewed or inspected by you. This agreement supersedes all other understandings and agreements between us relating to such matters; provided, however, that, if the terms of this Confidentiality Agreement conflict with another agreement relating to the Confidential Information that specifically states that the terms of such agreement shall supersede, modify or amend the terms of this Confidentiality Agreement, then to the extent the terms of this Confidentiality Agreement conflict with such agreement, the terms of such agreement shall control notwithstanding acceptance by you of the terms hereof by entry into this website.

10.	Contact Information. Notices for each Furnishing Entity under this Confidentiality Agreement, shall be directed as set forth below:

[__________________]

EXHIBIT AA-1

FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

lanie.kaye@db.com, and

cmbs.requests@db.com

Re:	Deutsche Mortgage & Asset Receiving Corporation, COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), and executed with respect to the above-referenced transaction. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

1.       The Transferor is the lawful owner of the right to receive the Excess Servicing Fees with respect to the Mortgage Loans and Companion Loans for which _________________ is the Master Servicer (the “Excess Servicing Fee Right”), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

2.       Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the “Securities Act”),

 AA-1-1

or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

Very truly yours,

By:
Name:
Title:

 AA-1-2

EXHIBIT AA-2

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

lainie.kaye@db.com, and

cmbs.requests@db.com

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: COMM 2018-HOME Asset Manager

Email: commercial.servicing@wellsfargo.com

Re:	Deutsche Mortgage & Asset Receiving Corporation, COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into and executed with respect to the above-referenced transaction. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as the Depositor and the Master Servicer, that:

1.       The Transferee is acquiring the right to receive Excess Servicing Fees with respect to the Mortgage Loans and Companion Loans as to which __________________ is the applicable Master Servicer (the “Excess Servicing Fee Right”) for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

 AA-2-1

2.       The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit AA-1 to the Pooling and Servicing Agreement, and (B) each of the Master Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit AA-2 to the Pooling and Servicing Agreement.

3.       The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.12 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

4.       Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (c) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (c) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

5.       The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and any payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans and the Companion Loans, and (e) all related matters that it has requested.

6.       The Transferee is (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (b) an “accredited investor” as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in

 AA-2-2

financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

7.       The Transferee agrees (i) to keep all information relating to the Trust, the Trust Fund and the parties to the Pooling and Servicing Agreement, and made available to it, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder’s auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons’ auditors, legal counsel and regulators.

8.       The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.12(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

Very truly yours,

By:
Name:
Title:

 AA-2-3

EXHIBIT BB

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than 120 days after the end of the calendar year, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor.
Transaction: Deutsche Mortgage & Asset Receiving Corporation, COMM 2018-HOME Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-HOME
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer as of December 31: [___________]
Controlling Class Representative: [__________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of [a Final] Asset Status Report.

b.	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which [a Final] Asset Status Report has been issued. The [Final] Asset Status Reports may not yet be fully implemented.

2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided the Major Decision Reporting Package or Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer [AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] and each Asset Status Report (after the occurrence and continuance of an Operating Advisor Consultation Event) and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV. Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	[As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.]

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

EXHIBIT CC

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO (410)715-2380 AND VIA EMAIL TO
cts.sec.notifications@wellsfargo.com AND [_____] AND VIA OVERNIGHT MAIL TO THE
ADDRESSES IMMEDIATELY BELOW**

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045

Attention: Corporate Trust Services – COMM 2018-HOME Mortgage Trust

with copies to:

ct.cmbs.bond.admin@wellsfargo.com, and

trustadministrationgroup@wellsfargo.com

Deutsche Mortgage & Asset Receiving Corporation,
as Depositor
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy via email to:

lainie.kaye@db.com, and

cmbs.requests@db.com

Re:	**Additional Form [10-D][10-K][8-K] Disclosure Required **

Ladies and Gentlemen:

In accordance with Section [10.06][10.07][10.09] of the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Pooling and Servicing Agreement”), entered into between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer ( in such capacity the “Special Servicer”), Wilmington Trust, National Association, as trustee, Wells Fargo, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, the undersigned, as                          , hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

 CC-1

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to                          , phone number:                          ; email address:                          .

[NAME OF PARTY], as [role]

By:
Name:
Title:

 CC-2

EXHIBIT DD

FORM OF POWER OF ATTORNEY BY TRUSTEE
FOR MASTER SERVICER

RECORDING REQUESTED BY:

{insert address}

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust, National Association, a national banking association, incorporated and existing under the laws of the United States, having its usual place of business at 1100 North Market Street, Wilmington, Delaware 19890 as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of June 1, 2018 (the “Agreement”) by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as Master Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, Park Bridge Lender Services LLC, as Operating Advisor and the Trustee hereby constitutes and appoints the Master Servicer, by and through the Master Servicer officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with the mortgage loans (the “Mortgage Loans”) serviced by the Master Servicer and all properties (the “Mortgaged Properties”) administered by the Master Servicer pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items 1 through 12 below with respect to the Mortgage Loans and Mortgaged Properties; provided however, that the documents described below may only be executed and delivered by such Attorneys-in-Fact if such documents are required or permitted under the Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.	The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and draw upon, replace, substitute, release or amend letters of credit standing as collateral securing the Mortgage Loans.

2.	The modification or re-recording of a Mortgage or deed of trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or deed of trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or deed of trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

3.	The subordination of the lien of a Mortgage or deed of trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

4.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.	The completion of loan assumption agreements.

6.	The full satisfaction/release of a Mortgage or deed of trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7.	The assignment of any Mortgage or deed of trust and the related Mortgage Note, in connection with the repurchase of the Mortgage Loans secured and evidenced thereby.

8.	The full assignment of a Mortgage or deed of trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

9.	The full enforcement of and preservation of the Trustee’s interests in the Mortgage Notes, Mortgages or deeds of trust, and in the proceeds thereof, by way of, including but not limited to, foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or the termination, cancellation or rescission of any such foreclosure, the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of deed in lieu of foreclosure;

f.	the filing, prosecution and defense of claims, and to appear on behalf of the Trustee, in bankruptcy cases affecting Mortgage Notes, Mortgages or deeds of trust;

g.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

h.	the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions; and

i.	the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, deed of trust or state law to expeditiously complete said transactions in paragraphs 9.a. through 9.h. above.

10.	With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.	The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

12.	The execution and delivery of the following:

a.	any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage, deed of trust or other security document in the related Mortgage File or the related Mortgaged Property and other related collateral;

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and

c.	any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset managers), documents exercising any or all of the rights, powers and privileges granted or provided to the holder of the Mortgage Loans under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure the Mortgage Loans and any other consents.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of the date set forth below.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Solely to the extent that the Master Servicer has the power to delegate its rights or obligations under the Agreement, the Master Servicer also has the power to delegate the authority given to it by Wilmington Trust, National Association, as Trustee, under this Limited Power of Attorney, for purposes of performing its obligations and duties by executing such additional powers of attorney in favor of its attorneys-in-fact as are necessary for such purpose. The Master Servicer’s attorneys-in-fact shall have no greater authority than that held by the Master Servicer.

Nothing contained herein shall: (i) limit in any manner any indemnification provided to the Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the Master Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Wilmington Trust, National Association except as specifically provided for herein. If the Master Servicer receives any notice of suit, litigation or proceeding in the name of Wilmington Trust, National Association, then the Master Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Master Servicer under the Agreement or to allow the Master Servicer to take any action with respect to Mortgages, deeds of trust or Mortgage Notes not authorized by the Agreement.

The Master Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of the negligent use, or negligent or willful misuse, of this Limited Power of Attorney by the Master Servicer. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Wilmington Trust, National Association, as Trustee for [_____________] has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Wilmington Trust, National Association,
as Trustee for [____________]

By:
Name:
Title:

Witness:

Witness:

State of Delaware}

County of ____}

On ________________________, before me, _________________________________Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Delaware that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Notary signature

EXHIBIT EE

FORM OF POWER OF ATTORNEY BY TRUSTEE
FOR SPECIAL SERVICER

RECORDING REQUESTED BY:

{insert address}

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust, National Association, a national banking association, incorporated and existing under the laws of the United States, having its usual place of business at 1100 North Market Street, Wilmington, Delaware 19890 as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of June 1, 2018 (the “Agreement”) by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as Master Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, Park Bridge Lender Services LLC, as Operating Advisor, and the Trustee hereby constitutes and appoints the Special Servicer, by and through the Special Servicer officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with the mortgage loans (the “Mortgage Loans”) serviced by the Special Servicer and all properties (“Mortgaged Properties”) administered by the Special Servicer pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items 1 through 12 below with respect to the Mortgage Loans and Mortgaged Properties; provided however, that the documents described below may only be executed and delivered by such Attorneys-in-Fact if such documents are required or permitted under the Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.	The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and draw upon, replace, substitute, release or amend letters of credit standing as collateral securing the Mortgage Loans.

2.	The modification or re-recording of a Mortgage or deed of trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or deed of trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or deed of trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

3.	The subordination of the lien of a Mortgage or deed of trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

4.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.	The completion of loan assumption agreements.

6.	The full satisfaction/release of a Mortgage or deed of trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7.	The assignment of any Mortgage or deed of trust and the related Mortgage Note, in connection with the repurchase of the Mortgage Loans secured and evidenced thereby.

8.	The full assignment of a Mortgage or deed of trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

9.	The full enforcement of and preservation of the Trustee’s interests in the Mortgage Notes, Mortgages or deeds of trust, and in the proceeds thereof, by way of, including but not limited to, foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or the termination, cancellation or rescission of any such foreclosure, the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of deed in lieu of foreclosure;

f.	the filing, prosecution and defense of claims, and to appear on behalf of the Trustee, in bankruptcy cases affecting Mortgage Notes, Mortgages or deeds of trust;

g.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

h.	the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions; and

i.	the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, deed of trust or state law to expeditiously complete said transactions in paragraphs 9.a. through 9.h. above.

j.	the creation of a wholly-owned entity of the Trust for purposes of holding foreclosed property.

10.	With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.	The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

12.	Execute and/or file such documents and take such other action as is proper and necessary to defend the Trustee, solely in its capacity as Trustee, in litigation and to resolve such litigation, provided that such resolution shall not include any admission of fault or wrongdoing by the Trustee or, without the Trustee’s consent, subject the Trustee to any form of injunctive relief.

13.	The execution and delivery of the following:

a.	any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage, deed of trust or other security document in the related Mortgage File or the related Mortgaged Property and other related collateral;

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and

c.	any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset managers), documents exercising any or all of the rights, powers and privileges granted or provided to the holder of the Mortgage Loans under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure the Mortgage Loans and any other consents.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of the date set forth below.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Solely to the extent that the Special Servicer has the power to delegate its rights or obligations under the Agreement, the Special Servicer also has the power to delegate the authority given to it by Wilmington Trust, National Association, as Trustee, under this Limited Power of Attorney, for purposes of performing its obligations and duties by executing such additional powers of attorney in favor of its attorneys-in-fact as are necessary for such purpose. The Special Servicer’s attorneys-in-fact shall have no greater authority than that held by the Special Servicer.

Nothing contained herein shall: (i) limit in any manner any indemnification provided to the Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the Special Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Wilmington Trust, National Association except as specifically provided for herein. If the Special Servicer receives any notice of suit, litigation or proceeding in the name of Wilmington Trust, National Association, then the Special Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Special Servicer under the Agreement or to allow the Special Servicer to take any action with respect to Mortgages, deeds of trust or Mortgage Notes not authorized by the Agreement.

The Special Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses,

damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of the negligent use, or negligent or willful misuse, of this Limited Power of Attorney by the Special Servicer. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Wilmington Trust, National Association, as Trustee for [_____________] has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Wilmington Trust, National Association,
as Trustee for [____________]

By:
Name:
Title:

Witness:

Witness:

State of Delaware}

County of ____}

On ________________________, before me, _________________________________Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Delaware that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Notary signature

EXHIBIT FF

FORM OF COMPANION LOAN NOTEHOLDER CERTIFICATION

[Date]

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: COMM 2018-HOME Asset Manager

Email: commercial.servicing@wellsfargo.com

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – COMM 2018-HOME

with copies via email to:

ct.cmbs.bond.admin@wellsfargo.com, and

trustadministrationgroup@wellsfargo.com

Re:	COMM 2018-HOME Mortgage Trust – Companion Loan

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement (the “Agreement”), dated as of June 1, 2018, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, with respect to any Companion Loan (as defined in the Agreement), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is a Companion Loan Noteholder (as defined in the Agreement).

2.       The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or

 FF-1

banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Depositor, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner, in whole or in part.

The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

3.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations contained herein remain true and correct.

4.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor, the Underwriters, the Initial Purchasers and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[Companion Loan Noteholder]

By:
Title:
Company:
Phone:

 FF-2

EXHIBIT GG

[RESERVED]

 GG-1

EXHIBIT HH

[RESERVED]

 HH-1

EXHIBIT II

[RESERVED]

 II-1

EXHIBIT JJ

[RESERVED]

 JJ-1

EXHIBIT KK

[RESERVED]

 KK-1

EXHIBIT LL

FORM OF CERTIFICATE ADMINISTRATOR RECEIPT OF THE CLASS HRR CERTIFICATES

June 19, 2018

Deutsche Mortgage & Asset Receiving Corporation 60 Wall Street New York, New York 10005 Attention: Helaine M. Kaplan	German American Capital Corporation 60 Wall Street New York, New York 10005 Attention: Helaine M. Kaplan
PCSD PR Cap IV NR Reten Private Limited 280 Park Avenue, 9th Floor New York, New York 10017 Attention: Jesse Hom

Re:	COMM 2018-HOME, Commercial Mortgage Pass-Through Certificates, Series 2018-HOME

In accordance with Section 5.01(j) of the Pooling and Servicing Agreement, dated as of June 1, 2018 (the “Agreement”), the Certificate Administrator hereby acknowledges receipt of $21,573,000 of the Class HRR Certificates in the form of a Definitive Certificate (CUSIP No. 20048J AL4), which constitutes all of the Class HRR Certificates, as defined in the Agreement, for the benefit of PCSD PR Cap IV NR Reten Private Limited, the initial Third Party Purchaser. A copy of such Class HRR Certificate is attached as Exhibit A-5 to the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Administrator

By:
Name:

Title:

LL-1

SCHEDULE I

DIRECTING HOLDERS

Mortgage Loan	Directing Holder	Contact Information
TriBeCa House Mortgage Loan	Prima Mortgage Investment Trust, LLC	Prima Mortgage Investment Trust, LLC c/o Prima Capital Advisors LLC 2 Overhill Road, Suite 215 Scarsdale, New York 10583 Attention: Nilesh Patel Facsimile No.: (914) 725-9385
The Gateway Mortgage	Teachers Insurance and Annuity Association of America

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Director - Global Real Estate/Fixed Income

TIAA Authorization # AAA-7955

TIAA Investment ID # 0008559

with a copy to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Associate General Counsel, Director Asset Management Law

TIAA Authorization # AAA-7955

TIAA Investment ID # 0008559

Sch. I-1

SCHEDULE II

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as “Relevant Servicing Criteria” (with each Servicing Function Participant deemed to be responsible for the items applicable to the functions it is performing and for which the party that retained such Servicing Function Participant is responsible):

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Cert. Admin. Master Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Cert. Admin. Master Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Master Servicer Special Servicer
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Master Servicer Special Servicer Certificate Administrator
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Master Servicer Special Servicer

Sch. II-1

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Cert. Admin.
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Trustee Master Servicer Special Servicer
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Cert. Admin. Master Servicer Special Servicer
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Cert. Admin. Master Servicer Special Servicer
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Cert. Admin. Master Servicer Special Servicer
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Cert. Admin. Master Servicer Special Servicer
Investor Remittances and Reporting

Sch. II-2

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Master Servicer.	Cert. Admin. Operating Adv. (excluding clauses (C) and (D) in the case of the Operating Adv.)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Cert. Admin.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Master Servicer’s investor records or Certificate Administrator’s investor records, or such other number of days specified in the transaction agreements.	Cert. Admin.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Cert. Admin.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Custodian Master Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Master Servicer Special Servicer

Sch. II-3

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Master Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Master Servicer
1122(d)(4)(v)	The Master Servicer’s records regarding the mortgage loans agree with the Master Servicer’s records with respect to an obligor’s unpaid principal balance.	Master Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Master Servicer Special Servicer
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer Operating Adv.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Master Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master Servicer

Sch. II-4

Relevant Servicing Criteria		Applicable Party(ies)
Reference	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Master Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

At all times that the Master Servicer and Special Servicer are the same entity, the Master Servicer and the Special Servicer may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

Sch. II-5

SCHEDULE III

[RESERVED]

Sch. III-1

SCHEDULE IV

ADDITIONAL FORM 10-D DISCLOSURE

For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.04 of the Pooling and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and the Other Depositor any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer (in its capacity as such), each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific written notice to the contrary from the Depositor, Other Depositor or Trust Loan Sellers. Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer (in its capacity as such), each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Offering Circular supplement relating to the Other Securitization. For this COMM 2018-HOME Pooling and Servicing Agreement and any Other Securitization, each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer (in its capacity as such), each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization.

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information: Only with respect to any information required by 1121 which is NOT included on the Distribution Date Statement

●     Each Master Servicer (only with respect to 1121(a)(12) as to non-Specially Serviced Loans)

●     Special Servicer (only with respect to 1121(a)(12) as to Specially Serviced Loans)

●     Depositor

●     Certificate Administrator

●     Each Mortgage Loan Seller (only with respect to 1121(c)(2))

Item 2: Legal Proceedings: Item 1117 of Regulation AB (to the extent	● Master Servicer (as to itself) ● Special Servicer (as to itself)

Sch. IV-1

material to Certificateholders)

●     Trustee (as to itself)

●     Certificate Administrator (as to itself)

●     Depositor (as to itself)

●     Any other Reporting Servicer (as to itself)

●     Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust

●     Each Mortgage Loan Seller

●     Originators under Item 1110 of Regulation AB (to be provided by the Depositor)

●     Party under Item 1100(d)(1) of Regulation AB (to be provided by the Depositor)

Item 3: Sale of Securities and Use of Proceeds	● Depositor
Item 4: Defaults Upon Senior Securities	● Certificate Administrator ● Trustee
Item 5: Submission of Matters to a Vote of Security Holders	● Certificate Administrator
Item 6: Significant Obligors of Pool Assets	● Master Servicer
Item 7: Change in Sponsor Interest in the Securities: Item 1124 of Regulation AB	● Each Mortgage Loan Seller
Item 8: Significant Enhancement Provider Information	● N/A
Item 9: Other Information (information required to be disclosed on Form 8-K that was not properly disclosed)	● Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 10: Exhibits	● Depositor (exhibits required by Item 601 of Regulation S-K, such as material agreements) ● Certificate Administrator (Monthly Statement to Certificateholders)

Sch. IV-2

SCHEDULE V

ADDITIONAL FORM 10-K DISCLOSURE

For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.05 of the Pooling and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and the Other Depositor any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer (in its capacity as such), each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific written notice to the contrary from the Depositor, the Other Depositor or Trust Loan Sellers. Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer (in its capacity as such), each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Offering Circular supplement relating to the Other Securitization. For this COMM 2018-HOME Pooling and Servicing Agreement and any Other Securitization, each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer (in its capacity as such), each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	● Depositor
Item 9B: Other Information (information required to be disclosed on Form 8-K that was not properly disclosed)	● Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 15: Exhibits, Financial Statement Schedules	● Certificate Administrator ● Depositor
Additional Item: Disclosure per Item 1112(b)(1) of Regulation AB	● Master Servicer
Additional Item: Disclosure per Items 1114(b)(2) and 1115(b) of Regulation AB	● N/A

Sch. V-1

Additional Item: Disclosure per Item 1117 of Regulation AB (to the extent material to Certificateholders)

●   Master Servicer (as to itself)

●   Special Servicer (as to itself)

●   Certificate Administrator (as to itself)

●   Trustee (as to itself)

●   Depositor (as to itself)

●   Operating Advisor (as to itself)

●   Any other Reporting Servicer (as to itself)

●   Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust

●   Each Mortgage Loan Seller

●   Originators under Item 1110 of Regulation AB (to be provided by the Depositor)

●   Party under Item 1100(d)(1) of Regulation AB (to be provided by the Depositor)

Additional Item: Disclosure per Item 1119 of Regulation AB

●   Master Servicer (as to itself) (to the extent material to Certificateholders and only as to affiliations under 1119(a) with the Trustee, Certificate Administrator, Special Servicer or a sub-servicer meeting any of the descriptions in Item 1108(a)(3))

●   Special Servicer (as to itself) (to the extent material to Certificateholders and only as to affiliations under 1119(a) with the Trustee, Certificate Administrator, Master Servicer or a sub-servicer meeting any of the descriptions in Item 1108(a)(3))

●   Certificate Administrator (as to itself) (to the extent material to Certificateholders)

●   Trustee (as to itself) (to the extent material to Certificateholders)

●   Depositor (as to itself)

●   Depositor (as to the Trust)

●   Each Mortgage Loan Seller

●   Operating Advisor (as to itself)

●   Originators under Item 1110 of Regulation AB (to be provided by the Depositor)

●   Party under Item 1100(d)(1) of Regulation AB (to be provided by the Depositor)

Sch. V-2

SCHEDULE VI

FORM 8-K DISCLOSURE INFORMATION

For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.06 of the Pooling and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and the Other Depositor the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has actual knowledge of such information (other than information as to itself). Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer (in its capacity as such), each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific written notice to the contrary from the Depositor, the Other Depositor or Trust Loan Sellers. Each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer (in its capacity as such), each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Offering Circular supplement relating to the Other Securitization. For this COMM 2018-HOME Pooling and Servicing Agreement and any Other Securitization, each of the Certificate Administrator, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer (in its capacity as such), each Other Exchange Act Reporting Party and the Other Depositor shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Offering Circular and the offering materials with respect to any related Other Securitization.

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the Offering Circular	● Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust (only as to the agreements such entity is a party to or entered into on behalf of the Trust)
Item 1.02- Termination of a Material Definitive	● Trustee/Certificate Administrator/Master

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Item on Form 8-K	Party Responsible

Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Servicer/Depositor/Special Servicer as to the Trust (only as to the agreements such entity is a party to or entered into on behalf of the Trust)
Item 1.03- Bankruptcy or Receivership	● Depositor ● Each Mortgage Loan Seller
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.	● Depositor ● Certificate Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.	● Certificate Administrator
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	● Depositor
Item 5.06 – Change in Shell Company Status	● Depositor
Item 5.07 – Submission of Matters to a Vote of Security Holders	● Depositor
Item 5.08 – Shareholder Director Nomination	● Depositor
Item 6.01- ABS Informational and Computational Material	● Depositor
Item 6.02- Change of Servicer or Trustee	● Master Servicer (as to itself or a servicer

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Item on Form 8-K	Party Responsible

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.	retained by it) ● Special Servicer (as to itself or a servicer retained by it) ● Certificate Administrator (as to itself or an entity retained by it) ● Trustee ● Depositor
Reg AB disclosure about any new servicer or master servicer is also required.	● Master Servicer or Special Servicer, as applicable
Reg AB disclosure about any new Trustee is also required.	● Trustee
Reg AB disclosure about any new Certificate Administrator is also required.	● Certificate Administrator
Item 6.03- Change in Credit Enhancement or Other External Support	N/A
Item 6.04- Failure to Make a Required Distribution	● Certificate Administrator
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final Offering Circular, provide updated Reg AB disclosure about the actual asset pool.

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	● Depositor
Item 7.01- Regulation FD Disclosure	● Depositor
Item 8.01 – Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	● Depositor
Item 9.01 – Financial Statements and Exhibits	● Responsible party for reporting/disclosing the financial statement or exhibit

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SCHEDULE VII

INITIAL COMPANION LOAN NOTEHOLDERS

Companion Loan	Initial Noteholders	Address
TriBeCa House Mortgage Loan	Deutsche Bank AG, New York Branch (Note A-6 Holder and Note A-7) Holder	Deutsche Bank AG, New York Branch 60 Wall Street New York, New York 10005 Attention: Lainie Kaye Email: lainie.kaye@db.com; cmbs.requests@db.com

TriBeCa House Mortgage Loan	Prima Mortgage Investment Trust, LLC (Note B-1 Holder)	Prima Mortgage Investment Trust, LLC c/o Prima Capital Advisors LLC 2 Overhill Road, Suite 215 Scarsdale, New York 10583 Attention: Nilesh Patel Facsimile No.: (914) 725-9385

TriBeCa House Mortgage Loan	New York State Teachers’ Retirement System (Note B-2 Holder)	New York State Teachers’ Retirement System c/o Prima Capital Advisors LLC 2 Overhill Road, Suite 215 Scarsdale, New York 10583 Attention: Nilesh Patel Facsimile No.: (914) 725-9385

The Gateway Mortgage Loan	Deutsche Bank AG, New York Branch (Note A-1-A2 Holder, Note A-1-A3 Holder, Note A-1-A4 Holder, Note A-1-A5 Holder, Note A-1-A6 Holder and Note A-1-B Holder)	Deutsche Bank AG, New York Branch 60 Wall Street New York, New York 10005 Attention: Lainie Kaye Email: lainie.kaye@db.com; cmbs.requests@db.com

The Gateway Mortgage Loan	Bank of America, N.A. (Note A-2-A Holder and Note A-2-B Holder)	Bank of America, N.A. NC1-027-15-01 214 North Tryon Street Charlotte, North Carolina 28255 Attention: Steven L. Wasser Email: steve.l.wasser@baml.com with a copy to:

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W. Todd Stillerman, Esq. Bank of America Corporation NC1-027-20-05 214 North Tryon Street, 20th Floor Charlotte, North Carolina 28255 Email: todd.stillerman@bankofamerica.com

The Gateway Mortgage Loan	Prima Mortgage Investment Trust, LLC (Note B-1-A Holder and Note B-2-A Holder)	Prima Mortgage Investment Trust, LLC c/o Prima Capital Advisors LLC 2 Overhill Road, Suite 215 Scarsdale, New York 10583 Attention: Nilesh Patel Facsimile No.: (914) 725-9385

The Gateway Mortgage Loan	New York State Teachers’ Retirement System (Note B-1-B Holder and Note B-2-B Holder)	New York State Teachers’ Retirement System c/o Prima Capital Advisors LLC 2 Overhill Road, Suite 215 Scarsdale, New York 10583 Attention: Nilesh Patel Facsimile No.: (914) 725-9385

The Gateway Mortgage Loan	Teachers Insurance and Annuity Association of America (Note C-1 Holder and Note C-2 Holder)

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Director - Global Real Estate/Fixed Income

TIAA Authorization # AAA-7955

TIAA Investment ID # 0008559

with a copy to:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Associate General Counsel, Director Asset Management Law

TIAA Authorization # AAA-7955

TIAA Investment ID # 0008559

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SCHEDULE VIII

CONTACT INFORMATION FOR THE OTHER 17G-5 INFORMATION PROVIDER

Other 17g-5 Information Provider	Transaction	Contact Information
Wells Fargo Bank, National Association	BANK 2018-BNK11	17g5informationprovider@wellsfargo.com, specifically with a subject reference of “BANK 2018-BNK11” and an identification of the type of information being provided in the body of the e mail
Wells Fargo Bank, National Association	BANK 2018-BNK12	17g5informationprovider@wellsfargo.com, specifically with a subject reference of “BANK 2018-BNK12” and an identification of the type of information being provided in the body of the e mail

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SCHEDULE IX

MORTGAGE LOANS WITH “PERFORMANCE”, “EARN-OUT” OR “HOLDBACK” ESCROWS OR RESERVES EXCEEDING 10% OF THE STATED PRINCIPAL BALANCE OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE

None.

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